EXHIBIT 10.10

EXECUTION VERSION
ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of February 5, 2016 (the “Escrow Date”), by Manitowoc Foodservice, Inc., a Delaware corporation (the “Borrower”), Enodis Holdings Limited, a corporation organized under the laws of the United Kingdom (the “UK Borrower” and together with the Borrower, the “Borrowers”), the Persons that have agreed to become Lenders (the “Lenders”) under the Credit Agreement (as defined below), JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders under the Credit Agreement (in such capacity, the “Administrative Agent”), and JPMorgan Chase Bank, N.A., in its capacity as escrow agent hereunder (in such capacity, the “Escrow Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement to be dated as of the Funding Date thereunder, among the Borrowers, the Lenders and Issuing Banks from time to time party thereto and the Administrative Agent (the “Credit Agreement”) attached hereto as Exhibit A.
WHEREAS the parties hereto wish to deliver certain signature pages to the Escrow Agent to be held in escrow by the Escrow Agent and released as provided herein;
NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.    Appointment. The parties hereto hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment on the terms and conditions set forth herein.
2.    Delivery and Release of Documents. The parties hereto are delivering to the Escrow Agent executed signature pages to the Credit Agreement (collectively, the “Escrowed Documents”). Subject only to receipt of a written notice (which may be in the form of an e-mail or other electronic transmission) from the Borrower requesting the release and delivery of such signature pages and stating that the Borrower expects the Funding Date to occur on the date of such request (the “Release Notice”), each party hereto irrevocably authorizes and directs the Escrow Agent to release and deliver the Escrowed Documents on the date of such request, and agrees that the Credit Agreement will become effective upon such release and delivery (it being understood that the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit under the Credit Agreement will remain subject to the satisfaction on such date of the conditions set forth in Sections 4.01 and 4.02 of the Credit Agreement); provided, that the foregoing shall not prohibit any Term Lender from executing any such documentation as such Term Lender shall determine to be necessary in connection with funding the Term B Loan into escrow to the extent required by the ultimate paragraph of Section 4.01 of the Credit Agreement. If the Release Notice shall not have been delivered by 5:00 p.m., New York City time, on July 1, 2016 or if the Borrower otherwise notifies the Administrative Agent in writing that it will not deliver the Release Notice (either such event, an “Escrow Termination Event”), each party hereto that shall have delivered any

Escrowed Documents shall automatically be deemed to have withdrawn its authorization and direction to the Escrow Agent to release and deliver such Escrowed Documents.
3.    Fees.
(a)    The Borrowers hereby agree to pay to the Administrative Agent, for the ratable benefit of each Lender with a Revolving Commitment (a “Revolving Lender”), commencing on the date that is 61 days after the Escrow Date and ending on the earlier to occur of (x) the Funding Date and (y) the date on which an Escrow Termination Event shall have occurred (such earlier date, the “Ticking Fee Payment Date”), a ticking fee which shall accrue on the average daily unused amount of the Revolving Commitment of such Revolving Lender at a rate of 0.50% per annum.
(b)    The fees payable under this Section 3 shall be paid on the Ticking Fee Payment Date in immediately available funds and shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All fees paid under this Section 3 shall not be refundable under any circumstances. For purposes hereof, each Lender will be deemed to have a Revolving Commitment in the amount set forth opposite such Lender’s name on Schedule 2.01 to the Credit Agreement.
4.    Escrow Agent. In order to induce the Escrow Agent to act under this Agreement, the other parties hereto agree that:
(a)    The duties and obligations of the Escrow Agent hereunder are those expressly set forth herein and no others. The Escrow Agent shall not incur any liability to any party hereto except as a result of a breach of its obligations expressly set forth herein, and then only to the extent such breach results primarily from its own willful misconduct or gross negligence.
(b)    The Escrow Agent shall not have any responsibility for the genuineness, validity or effectiveness of any document presented to or deposited with it pursuant to this Agreement.
(c)    To the extent permitted by applicable law, no party hereto shall assert, and each hereby waives, any claim against the Escrow Agent, on any theory of liability, for special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of, this Agreement or the transactions provided for herein.
5.    Indemnification. The Borrowers agree to indemnify the Escrow Agent, its Affiliates and the officers, directors, employees, agents and advisors of such persons (collectively, the “Indemnified Parties”) for, and to hold the Indemnified Parties harmless against, any loss or liability, or any related expense (including, without limitation, the fees and disbursements of counsel) incurred by or asserted against any Indemnified Party in connection with this Agreement and the carrying out by the Escrow Agent of its duties hereunder except, in the case of any Indemnified Party, to the extent that such losses, liabilities or expenses result from the gross negligence or willful misconduct of such Indemnified Party.

6.    Notice. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or an Electronic System, as provided in the Credit Agreement; provided that the Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it.
7.    Miscellaneous. The provisions of this Agreement may be waived, altered, amended, modified or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and each of the parties hereto. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party hereto without the prior consent of each other party. This Agreement shall be governed by and construed under the laws of the State of New York. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, any of the transactions contemplated hereby or the performance of services hereunder. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE OF SERVICES HEREUNDER. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or other electronic transmission, and each such facsimile or other electronic transmission will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces and will be binding upon such party. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.
MANITOWOC FOODSERVICE, INC.,

By: /s/ Maurice D. Jones
Name:    Maurice D. Jones
Title:    Senior Vice President, General
Counsel, and Secretary

ENODIS HOLDINGS LIMITED

By /s/ Adrian Gray
Name: Adrian Gray
Title: Director

JPMORGAN CHASE BANK, N.A., as a Revolving Lender, a Term Lender and as Administrative Agent

By: /s/ Richard Barritt
Name: Richard Barritt
Title: Vice President

JPMORGAN CHASE BANK, N.A., as Escrow Agent,

By: /s/ Richard Barritt
Name: Richard Barritt
Title: Vice President

GOLDMAN SACHS BANK USA, as a Revolving Lender

By: /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

HSBC BANK USA, N.A., as a Revolving Lender

By: /s/ Christina M. Love
Name: Christina M. Love
Title: Relationship Manager

CITIBANK, N.A., as a Revolving Lender

By: /s/ Monique Renta
Name: Monique Renta
Title: Director and Vice President

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Revolving Lender

By: /s/ James Purky
Name: James Purky
Title: Vice President

By: /s/ Peter Duncan
Name: Peter Duncan
Title: Managing Director

BMO HARRIS BANK N.A., as a Revolving Lender

By: /s/ Ronald J. Carey
Name: Ronald J. Carey
Title: Senior Vice President

EXHIBIT A

CREDIT AGREEMENT
(ATTACHED)

$1,200,000,000
CREDIT AGREEMENT
dated as of [__], 2016
among
MANITOWOC FOODSERVICE, INC.
The Subsidiary Borrowers Party Hereto
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
GOLDMAN SACHS BANK USA,
as Syndication Agent
HSBC BANK USA, N.A.,
CITIBANK, N.A. and
COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC,
GOLDMAN SACHS BANK USA,
HSBC SECURITIES (USA) INC. and
CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Page
ARTICLE I Definitions    1

SECTION 1.01.Defined Terms	1

SECTION 1.02.	Classification of Loans and Borrowings 39

SECTION 1.03.	Terms Generally 39

SECTION 1.04.	Accounting Terms; GAAP 39

SECTION 1.05.	Foreign Currency Calculations 39

SECTION 1.06.	Limited Condition Transactions 40

SECTION 1.07.	Redenomination of Certain Foreign Currencies 41

ARTICLE II The Credits    41

SECTION 2.01.	Commitments 41

SECTION 2.02.	Loans and Borrowings 42

SECTION 2.03.	Requests for Borrowings 43

SECTION 2.04.	Swingline Loans 44

SECTION 2.05.	Letters of Credit 45

SECTION 2.06.	Funding of Borrowings 50

SECTION 2.07.	Interest Elections 50

SECTION 2.08.	Termination and Reduction of Commitments; Increase of Commitments 52

SECTION 2.09.	Repayment of Loans; Evidence of Debt 54

SECTION 2.10.	Amortization of Term B Loans 56

SECTION 2.11.	Prepayment of Loans 55

SECTION 2.12.	Fees 58

SECTION 2.13.	Interest 59

SECTION 2.14.	Alternate Rate of Interest 60

SECTION 2.15.	Increased Costs 60

SECTION 2.16.	Break Funding Payments 62

SECTION 2.17.	Taxes 62

SECTION 2.18.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs 71

SECTION 2.19.	Mitigation Obligations; Replacement of Lenders 73

SECTION 2.20.	Subsidiary Borrowers 74

SECTION 2.21.	Defaulting Lenders 75

ARTICLE III Representations and Warranties    77

SECTION 3.01.	Organization; Powers 77

SECTION 3.02.	Authorization; Enforceability 77

i

SECTION 3.03.	Governmental Approvals; No Conflicts 77

SECTION 3.04.	Financial Condition; No Material Adverse Change 78

SECTION 3.05.	Properties 78

SECTION 3.06.	Litigation and Environmental Matters 78

SECTION 3.07.	Compliance with Laws and Agreements 79

SECTION 3.08.	Investment Company Status 79

SECTION 3.09.	Taxes 79

SECTION 3.10.	ERISA; Foreign Pension Plans 79

SECTION 3.11.	Disclosure 80

SECTION 3.12.	The Security Documents 81

SECTION 3.13.	Subsidiaries 81

SECTION 3.14.	Indebtedness 82

SECTION 3.15.	Insurance 82

SECTION 3.16.	Regulation U 82

SECTION 3.17.	Solvency 82

SECTION 3.18.	Anti-Corruption Laws and Sanctions 82

SECTION 3.19.	Centre of Main Interest 83

SECTION 3.20.	Registration 83

SECTION 3.21.	Preferred Creditors 83

ARTICLE IV Conditions    83

SECTION 4.01.	Funding Date 83

SECTION 4.02.	Each Credit Event 87

ARTICLE V Affirmative Covenants    88

SECTION 5.01.	Financial Statements and Other Information 88

SECTION 5.02.	Notices of Material Events 90

SECTION 5.03.	Existence; Conduct of Business 91

SECTION 5.04.	Payment of Obligations 91

SECTION 5.05.	Maintenance of Properties; Insurance 91

SECTION 5.06.	Books and Records; Inspection Rights 91

SECTION 5.07.	Compliance with Laws and Material Contractual Obligations 92

SECTION 5.08.	Use of Proceeds and Letters of Credit 92

SECTION 5.09.	Compliance with Environmental Laws 93

SECTION 5.10.	Further Assurances; etc 93

SECTION 5.11.	Ownership of Subsidiaries; etc 94

SECTION 5.12.	Margin Regulations 95

SECTION 5.13.	Additional Guarantors and Collateral 95

SECTION 5.14.	Maintenance of Ratings 96

SECTION 5.15.	Pensions 96

SECTION 5.16.	Centre of Main Interests 97

SECTION 5.17.	Designation of Restricted Subsidiaries 97

SECTION 5.18.	Post-Closing Obligations 98

ARTICLE VI Negative Covenants    98

SECTION 6.01.	Indebtedness 98

SECTION 6.02.	Liens 101

SECTION 6.03.	Merger, Purchase or Sale of Assets, Change in Business 106

SECTION 6.04.	Restricted Payments 106

SECTION 6.05.	Advances, Investments and Loans 108

SECTION 6.06.	Transactions with Affiliates 111

SECTION 6.07.	Use of Proceeds 112

SECTION 6.08.	Limitations on Payments and Prepayments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc 112

SECTION 6.09.	Restrictive Agreements 113

SECTION 6.10.	End of Fiscal Years; Fiscal Quarters 114

SECTION 6.11.	Limitation on Issuance of Equity Interests 114

SECTION 6.12.	Limitation on Creation of Subsidiaries 114

SECTION 6.13.	[Reserved] 115

SECTION 6.14.	Swap Agreements 115

SECTION 6.15.	UK Borrower 115

SECTION 6.16.	Financial Covenants 115

ARTICLE VII Events of Default    116
ARTICLE VIII The Administrative Agent    119

SECTION 8.01.	The Administrative Agent 119

SECTION 8.02.	Administrative Agent as UK Security Trustee 122

ARTICLE IX Miscellaneous    123

SECTION 9.01.	Notices 123

SECTION 9.02.	Waivers; Amendments 124

SECTION 9.03.	Expenses; Indemnity; Damage Waiver 126

SECTION 9.04.	Successors and Assigns 128

SECTION 9.05.	Survival 132

SECTION 9.06.	Counterparts; Integration; Effectiveness 133

SECTION 9.07.	Severability 133

SECTION 9.08.	Right of Set-off 133

SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process 134

SECTION 9.10.	WAIVER OF JURY TRIAL 134

SECTION 9.11.	Headings 135

SECTION 9.12.	Confidentiality 135

SECTION 9.13.	Interest Rate Limitation 136

SECTION 9.14.	USA PATRIOT Act; KYC 136

SECTION 9.15.	Conversion of Currencies 137

SECTION 9.16.	Administration Agent, Syndication Agent, Documentation Agents and Arrangers 138

SECTION 9.17.	Release of Liens and Guarantees 138

ARTICLE X Collection Action Mechanism    139

SECTION 10.01.	Implementation of CAM 139

SCHEDULES:

Schedule 1.01	Pricing Schedule
Schedule 1.02	Existing Intercompany Notes
Schedule 2.01	Commitments
Schedule 2.06	Existing Letters of Credit
Schedule 3.01	Good Standing
Schedule 3.05	Real Property
Schedule 3.10	ERISA
Schedule 3.13	Subsidiaries
Schedule 3.15	Insurance
Schedule 5.18	Mortgaged Real Property
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.05	Existing Investments
Schedule 6.09	Existing Restrictions

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Designation Letter
Exhibit C	Form of Intercompany Note
Exhibit D	Form of Termination Letter
Exhibit E	Forms of U.S. Tax Compliance Certificates
Exhibit F	Form of Perfection Certificate
Exhibit G	Form of Parent Guaranty
Exhibit H	Form of Subsidiary Guaranty
Exhibit I	Form of UK Security Agreement
Exhibit J	Form of US Pledge Agreement
Exhibit K	Form of US Security Agreement

v

CREDIT AGREEMENT dated as of [______], 2016, among MANITOWOC FOODSERVICE, INC., the SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
R E C I T A L S
WHEREAS, the Borrowers have requested that the Lenders provide (i) Revolving Commitments hereunder in an initial aggregate principal amount of $225,000,000 (the “Revolving Facility”) and (ii) Term B Commitments hereunder in an initial aggregate principal amount of $975,000,000 (the “Term B Facility”); and
WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed to enter into this Agreement in order to set forth the terms and conditions under which the Lenders will, from time to time, provide the Commitments and make loans and extend other financial accommodations thereunder to or for the benefit of the Borrowers.
NOW, THEREFORE, in consideration of the premises and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquired Entity or Business” means either (a) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Borrower or (b) 100% of the Equity Interests of any such Person, which Person shall, as a result of such stock acquisition, become a Wholly-Owned Subsidiary of the Borrower (or shall be merged with and into the Borrower or a Subsidiary Guarantor, with the Borrower or such Subsidiary Guarantor being the surviving Person).
“Additional Security Documents” means security documents executed by a Credit Party pursuant to Section 2.20(a), Section 5.10 or Section 5.13.
“Adjusted Benchmark Rate” means, with respect to any Eurocurrency Borrowing (or, as applicable, for purposes of determining the Alternate Base Rate with respect to any ABR Borrowing) for any Interest Period, an interest rate per annum equal to (a) the Benchmark Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that, with respect to any

Eurocurrency Borrowing denominated in a Foreign Currency, the Adjusted Benchmark Rate shall mean the Benchmark Rate.
“Administrative Agent” means, collectively, JPMorgan, in its capacity as administrative agent for the Lenders hereunder, and, solely with respect to Loans denominated in a Foreign Currency, J. P. Morgan Europe Limited, in its capacity as administrative agent with respect to such Loans.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Advance” means any Loan or any Letter of Credit.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (b) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Borrower or any Subsidiary thereof.
“Agreement” means this Credit Agreement as the same may be amended, restated, amended and restated, modified or supplemented from time to time.
“Agreement Currency” has the meaning provided in Section 9.15(b).
“All-in Yield” means for any Indebtedness the yield of such Indebtedness on any date of determination, whether in the form of interest rate, margin, commitment or ticking fees, original issue discount, upfront fees, index floors or otherwise, in each case payable generally to lenders; provided that original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity, and shall not include arrangement fees, structuring fees and other fees not paid to the applicable lenders generally.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the FRBNY Rate in effect on such day plus ½ of 1% and (c) the Adjusted Benchmark Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, the Adjusted Benchmark Rate for any day shall be based on the Benchmark Rate for loans in Dollars at approximately 11:00 a.m. London time on such day, subject to any applicable interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the FRBNY Rate or the Adjusted Benchmark Rate shall be effective from and including the effective date of such change in the Prime Rate, the FRBNY Rate or the Adjusted Benchmark Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Borrower” means, with respect to any Loan or other amount owing hereunder or any matter pertaining to such Loan or other amount, whichever of the Borrowers is the primary obligor on such Loan or other amount and, with respect to any Letter of Credit, whichever of the Borrowers is the account party with respect thereto.
“Applicable Creditor” has the meaning provided in Section 9.15(b).
“Applicable Lending Installation” has the meaning provided in Section 2.02(e).
“Applicable Prepayment Percentage” means (a) in the case of a prepayment required by Section 2.11(d), a percentage equal to (i) 50% at any time when the Consolidated Total Leverage Ratio is greater than 4.50:1.00, (ii) 25% at any time when the Consolidated Total Leverage Ratio is less than or equal to 4.50:1.00 but greater than 4.00:1.00 and (iii) 0% at any other time and (b) in the case of any other Prepayment Event, 100%.
“Applicable Rate” means, for any day, (a) with respect to any ABR Loan or Eurocurrency Loan (other than the Term B Loan), or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth in Schedule 1.01 under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, as the case may be, based upon the Consolidated Total Leverage Ratio and (b) with respect to the Term B Loan, (i) 4.75% per annum with respect to Eurocurrency Loans and (ii) 3.75% per annum with respect to ABR Loans.
“Applicable Revolver Percentage” means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Revolver Percentages shall be determined based upon the Revolving Credit Exposure of the Lenders.
“Approved Fund” has the meaning provided in Section 9.04(b).
“Arrangers” means J.P. Morgan Securities LLC, GSB, HSBC Securities (USA) Inc. and Citigroup Global Markets Inc., each in their capacity as joint lead arrangers of this credit facility.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Available Amount” means, as of any date of determination, an amount not less than zero, determined on a cumulative basis equal to, without duplication:
(a)    $25,000,000, plus

(b)    50.0% of Consolidated Net Income for the period commencing on the Funding Date and ending on the applicable date of determination, plus
(c)    the cumulative amount of net cash proceeds received by the Borrower (other than from a Restricted Subsidiary) from the sale of Equity Interests of the Borrower after the Funding Date and on or prior to the applicable date of determination (including upon exercise of warrants or options), minus
(d)    Declined Proceeds, minus
(e)    any amount of the Available Amount used to make Investments pursuant to Section 6.05(p) after the Funding Date and prior to the applicable date of determination, minus
(f)    any amount of the Available Amount used to make Restricted Payments pursuant to Section 6.04(f) after the Funding Date and prior to the applicable date of determination, minus
(g)    any amount of the Available Amount used to make payments in respect of Indebtedness pursuant to Section 6.08(b)(vi) after the Funding Date and prior to the date of determination.
“Availability Period” means with respect to Revolving Loans, the period from and including the Funding Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Benchmark Rate” means, with respect to (a) any Eurocurrency Borrowing for any applicable currency (other than Canadian Dollars) and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) (in each case, the “LIBO Screen Rate”)) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or on the date of utilization for Loans denominated in Pounds Sterling), (b) any Eurocurrency Borrowing denominated in Canadian Dollars (other than with respect to any Swingline Foreign Currency Loan denominated in Canadian Dollars) and for any applicable Interest Period, the CDOR Rate and (c) with respect to any Swingline Foreign Currency Loan denominated in Canadian Dollars, the CABROVE Rate; provided that if the LIBO Screen Rate or the CDOR Rate, as applicable, shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate or the CDOR Rate, as applicable, shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency then the Benchmark Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the foregoing, in no event shall the Benchmark Rate with respect to the Term B Loan at any time be less than 1.00% per annum.
“Board” means the Board of Governors of the Federal Reserve System of the United States.
“Borrower” means Manitowoc Foodservice, Inc., a Delaware corporation.
“Borrowers” means the Borrower and each Subsidiary Borrower.
“Borrowing” means (a) Revolving Loans of the same Type and the same currency, made, converted or continued on the same date to the same Applicable Borrower and, in the case of Eurocurrency Loans (or Revolving Foreign Currency Loans), as to which a single Interest Period is in effect, (b) Term B Loans of the same Type made, converted or continued on the same date to the same Applicable Borrower or (c) a Swingline Loan.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude (a) if such Eurocurrency Loan is denominated in Dollars, any day on which banks are not open for dealings in Dollar deposits in the London interbank market and (b) if such Eurocurrency Loan is denominated in a Foreign Currency, any day on which commercial banks and the London foreign exchange market do not settle payments in the principal financial center where such Foreign Currency is cleared and settled as reasonably determined by the Administrative Agent and (c) if such Eurocurrency Loan is denominated in Euros, which is not a Target Day.
“CABROVE Rate” means The Bank of Canada Overnight Lending Rate which is available on or about 10:15 am Toronto time.
“CAM” means the mechanism for the allocation and exchange of interests in the Loans and collections thereunder established under Article X.

“CAM Exchange” means the exchange of the Lenders’ interests provided for in Section 10.1.
“CAM Exchange Date” means the first date after the Funding Date on which there shall occur any event described in paragraph (h) or (i) of Article VII with respect to any of the Borrowers.
“CAM Percentage” means, as to each Lender, a fraction, of which (a) the numerator shall be the aggregate Designated Obligations owed to such Lender immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Designated Obligations owed to all the Lenders immediately prior to the CAM Exchange Date. For purposes of computing each Lender’s CAM Percentage, (a) all Designated Obligations which shall be denominated in a Foreign Currency shall be translated into Dollars at the Exchange Rate in effect on the CAM Exchange Date and (b) each Lender shall be deemed to hold its Applicable Revolver Percentage of all outstanding Swingline Loans, Revolving Foreign Currency Loans and LC Disbursements.
“Canadian Dollar” means the lawful currency of Canada.
“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP, but in no event shall Capital Expenditures include operating leases.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the recorded capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(c)    investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)    money market funds that comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and are rated AAA by S&P and Aaa by Moody’s.
“CDOR Rate” means, with respect to any Eurocurrency Borrowing in Canadian Dollars and for any applicable Interest Period, the average rate for bankers acceptances as administered by the Investment Industry Regulatory Organization of Canada (or any other Person that takes over the administration of that rate) with a tenor equal to the relevant period displayed on CDOR01 page of the Reuters Monitor Service (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen or service that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) at or about 10:15 a.m. (Toronto, Ontario time) on the Quotation Day for such Interest Period.
“Change in Control” means an event or a series of events by which:
(a)    the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Funding Date) of Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower,
(b)    occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated,
(c)    the acquisition of direct or indirect Control of the Borrower by any Person or group, or
(d)    a “Change of Control” (or similar term) as defined in the Senior Note Documents.
“Change in Law” means the occurrence, after the Escrow Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive

(whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Class” means, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term B Loans or Swingline Loans.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all property with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all US Pledge Agreement Collateral, all US Security Agreement Collateral, all UK Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 2.05(j).
“Collateral Agent” means the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents, including as collateral agent under the US Security Agreement and the US Pledge Agreement, as UK Security Trustee under the UK Security Agreement and in a similar capacity under other Security Documents.
“Commitment” means either a Revolving Commitment or a Term B Commitment.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Consolidated Capital Expenditures” means, for any Person, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all Capital Lease Obligations but excluding any capitalized interest with respect thereto) by such Person and its subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of such Person.
“Consolidated Current Assets” means, with respect to any Person as at any date of determination, the total assets of such Person and its consolidated subsidiaries which should properly be classified as current assets on a consolidated balance sheet of such Person and its consolidated subsidiaries in accordance with GAAP.
“Consolidated Current Liabilities” means, with respect to any Person as at any date of determination, the total liabilities of such Person and its consolidated subsidiaries which should properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of such Person and its consolidated subsidiaries in accordance with GAAP.
“Consolidated Domestic Net Assets” means, at any time, the amount, without duplication, of the net book value of the consolidated assets of the Borrower and its Restricted Subsidiaries that are Domestic Subsidiaries.
“Consolidated EBIT” means, for any period, Consolidated Net Income from continuing operations for such period before deducting therefrom Consolidated Interest Expense for such period (to the extent deducted in arriving at Consolidated Net Income for such period) and provision for taxes based on income (including foreign withholding taxes imposed on interest or dividend payments and state single business, unitary or similar taxes imposed on net income) that were included in arriving at Consolidated Net Income for such period and without giving effect, without duplication, to (a) any extraordinary gains, extraordinary losses or other extraordinary non-cash charges or benefits, (b) any gains or charges arising out of prepayments of the Senior Notes, (c) any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, (d) fees, expenses and charges incurred or recorded in connection with the Transactions, (e) non-recurring cash charges permitted by this Agreement in connection with any restructuring, recapitalization, Investment, Permitted Acquisition or incurrence of Indebtedness (other than in connection with the Transactions); provided that the cash portion of such charges added back pursuant to this clause (e) shall not exceed $15,000,000 during any period of twelve consecutive months, (f) the implied interest component of any Permitted Securitization, (g) any non-cash charges attributable to the expensing of the grant of stock, stock options or other equity-based awards, (h) any non-cash charges attributable to asset impairments, write-offs and write-downs associated with any restructuring or the sale or discontinuance of assets, products, or business lines (other than those representing the accrual or reserve for a future cash expense), (i) any non-cash charges attributable to long-term incentive plan changes and employee benefit and pension plan changes, (j) restructuring and severance adjustments incurred or recorded during the period from January 1, 2016 through March 31, 2016 in an aggregate amount not to exceed $20,000,000, (k) any net Cost Savings incurred or recorded after the Funding Date (but not to exceed $15,000,000 in the aggregate for the period from the Funding Date through the first anniversary thereof) and projected by the Borrower to result from actions taken during such period that (i) are reasonably expected to be realized within twelve (12) months of the applicable action as set forth in reasonable detail on a certificate of a Senior Officer delivered to the Administrative Agent, (ii) are calculated on a basis consistent with GAAP and are, in each case, reasonably identifiable, factually supportable, and expected to have a continuing impact on the operations of the Borrower and its Restricted Subsidiaries and (iii) are either (x) permitted as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act or (y) represent, when aggregated with any amounts added back pursuant to clause (e) above, less than 10.0% of Consolidated EBITDA for such period (determined (1) prior to giving effect to any adjustment pursuant to clauses (e) or (k) above and (2) net of the amount of actual benefits realized from such actions during such period from such actions) and (l) non-recurring non-cash charges or expenses (less, even if it results in a negative number, non-cash gains or income) deducted (or included) in the determination of Consolidated Net Income for the relevant period and for which no cash outlay (or cash receipt) is foreseeable prior to the Term B Maturity Date or, if later, the final scheduled installment in respect of the Term B Loans; provided that, with respect to clause (l), if notwithstanding such foreseeability any such amount is paid in cash in a subsequent period, such amount shall be deducted from Consolidated Net Income to arrive at Consolidated EBIT in such subsequent period; provided that Consolidated EBIT shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Borrower or any Restricted Subsidiary, other than dispositions in the ordinary course of business.
“Consolidated EBITDA” means, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization and depreciation that was deducted in arriving at Consolidated Net Income for such period; it being understood that in determining the Consolidated Senior Secured Leverage Ratio and the Consolidated Total Leverage Ratio only, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to (i) any Acquired Entity or Business acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by the Borrower or any of its Restricted Subsidiaries during such period and (ii) any Restricted Subsidiary or business disposed of during such period by the Borrower or any of its Restricted Subsidiaries.
Notwithstanding anything herein to the contrary, Consolidated EBITDA shall be deemed to be $38,100,000 for the fiscal quarter ended on March 31, 2015, $68,600,000 for the fiscal quarter ended on June 30, 2015, $75,600,000 for the fiscal quarter ended on September 30, 2015 and $75,700,000 for the fiscal quarter ended on December 31, 2015.
“Consolidated Indebtedness” means, at any time, an amount equal to (a) the sum of (without duplication) (i) the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Restricted Subsidiaries as would be required to be reflected on the liability side of a balance sheet of such Person at such time in accordance with GAAP as determined on a consolidated basis, (ii) all Indebtedness of the Borrower and its Restricted Subsidiaries of the type described in clauses (b) and (g) of the definition of Indebtedness contained herein, (iii) the aggregate amount of all Receivables Indebtedness of the Borrower and its Restricted Subsidiaries or any SPC outstanding at such time and (iv) all Guarantees by the Borrower and its Restricted Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i), (ii) and (iii) of this definition (including, without limitation, all Indebtedness of the Borrower and its Restricted Subsidiaries described in Section 6.01(m)), minus (b) the Offsetting Cash Amount.
“Consolidated Interest Coverage Ratio” means, (i) as of the last day of the fiscal quarter ended March 31, 2016, the ratio of (A) Consolidated EBITDA for such fiscal quarter to (B) Consolidated Interest Expense for such fiscal quarter, (ii) as of the last day of the period of two consecutive fiscal quarters ended June 30, 2016 to (B) Consolidated Interest Expense for such period, (iii) as of the last day of the three fiscal quarter period ended September 30, 2016, the ratio of (A) Consolidated EBITDA for such period of three consecutive fiscal quarters to (B) Consolidated Interest Expense for such period and (iv) as of the last day of any period of four consecutive fiscal quarters ending on or after December 31, 2016, the ratio of (A) Consolidated EBITDA for the period of four consecutive fiscal quarters then ended, to (B) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, for any period, the total consolidated cash interest expense of the Borrower and its Restricted Subsidiaries for such period (calculated without regard to any limitations on the payment thereof, but net of any interest income of the Borrower and its Restricted Subsidiaries for such period) plus, without duplication, that portion of Capital Lease Obligations of the Borrower and its Restricted Subsidiaries representing the interest factor for such period; provided that “Consolidated Interest Expense” shall be deemed to include any discount and/or interest component in respect of any sale of accounts receivable or related rights by the Borrower or a Restricted Subsidiary regardless of whether such discount or interest would constitute interest under GAAP, in each case, on a consolidated basis.
“Consolidated Net Income” means, for any period, the net income (or loss) from continuing operations of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that in determining Consolidated Net Income, (a) the net income of any other Person (other than the Borrower) which is not a Restricted Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Restricted Subsidiary thereof during such period, (b) the net income of any Restricted Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Restricted Subsidiary and (c) for any period, any interest income of the Borrower and its Restricted Subsidiaries for such period shall be excluded.
“Consolidated Senior Indebtedness” means, at any time, the amount of all Consolidated Indebtedness at such time, less the aggregate principal amount of all such Indebtedness outstanding at such time which is subordinated to the Obligations on customary market subordination terms reasonably satisfactory to the Administrative Agent.
“Consolidated Senior Secured Indebtedness” means, at any time, the amount of all Consolidated Senior Indebtedness at such time, less the aggregate principal amount of all such Indebtedness outstanding at such time which is not secured (with Indebtedness of the kind described in clause (j) of Indebtedness being deemed secured).
“Consolidated Senior Secured Leverage Ratio” means, at any time, the ratio of (a) Consolidated Senior Secured Indebtedness at such time to (b) Consolidated EBITDA for the four fiscal quarters of the Borrower then most recently ended.
“Consolidated Total Leverage Ratio” means, at any time, the ratio of (a) Consolidated Indebtedness at such time to (b) Consolidated EBITDA for the four fiscal quarters of the Borrower then most recently ended.
“Consolidated Total Net Assets” means, at any time, the amount, without duplication, of the net book value of the consolidated assets of the Borrower and its Restricted Subsidiaries.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under Section 38 or Section 47 of the Pensions Act 2004 of (U.K.).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Cost Savings” means cost savings in connection with cost saving initiatives, including, without limitation, consolidation initiatives and related severance costs, inventory optimization programs, closure or consolidation of facilities, reduction in force initiatives, product line terminations or discontinuations, and other similar customer related initiatives.
“Credit Documents” means this Agreement (including schedules and exhibits hereto) and, after the execution and delivery thereof pursuant to the terms of this Agreement, each promissory note, the Subsidiary Guaranty, the Parent Guaranty, each Security Document, the Escrow Agreement, the Term B Proceeds Escrow Agreement, any Incremental Term B Loan Amendment, any letter of credit applications and any agreements between the Borrower and the Issuing Bank regarding the Issuing Bank’s Letter of Credit Fronting Sublimit or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit.
“Credit Party” means the Borrower, each Subsidiary Guarantor and each Subsidiary Borrower.
“Customer Financing” means third party financing provided to customers of the Borrower or any of its Restricted Subsidiaries to finance such customers’ purchase of equipment and related products and services from the Borrower or a Restricted Subsidiary thereof.
“Declined Proceeds” has the meaning provided in Section 2.11(e).
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Specified Party in writing, or has made a public statement to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any), to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, the Issuing Bank or the Swingline Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent, the Issuing Bank or the Swingline Lender (as applicable) of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.
“Designated Obligations” means all Obligations of the Credit Parties in respect of accrued and unpaid (a) principal of and interest on the Loans, (b) unreimbursed L/C Disbursements and interest thereon and (c) fees pursuant to Section 2.12, whether or not the same shall at the time of any determination be due and payable under the terms of the Credit Documents.
“Designation Letter” means a letter in substantially the form of Exhibit B hereto.
“Disregarded Entity” means an entity that, pursuant to Treas. Reg. § 301.7701-2(c)(2), is disregarded for U.S. federal income Tax purposes as an entity separate from its owner.
“Documentation Agents” means HSBC Bank USA, N.A., Citibank, N.A. and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, each in their capacity as co-documentation agents of this credit facility.
“Dollars” or “$” means the lawful currency of the United States.
“Dollar Equivalent” means, on any date of determination (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of such Section.
“Domestic Credit Party” means a Credit Party which is not a Foreign Subsidiary.
“Domestic Subsidiary” means, as to any Person, each Subsidiary of such Person that is incorporated under the laws of the United States, any State thereof or the District of Columbia.
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.
“Enodis Holdings” means Enodis Holdings Limited, a corporation organized under the laws of the United Kingdom.
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived), (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or

Multiemployer Plan or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Escrow Agreement” means the escrow agreement among the Borrowers, JPMorgan, in its capacities as a prospective Lender and Administrative Agent hereunder and the escrow agent thereunder and the other prospective Lenders with Revolving Commitments listed on Schedule 2.01 as of the Funding Date, pursuant to which the executed signature pages to the Agreement shall be delivered into escrow.
“Escrow Date” means the effective date of the Escrow Agreement, which date is February 5, 2016.
“Euro” or “€” means the single lawful currency of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as amended from time to time and as referred to in the EMU Legislation.
“Eurocurrency” means when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Adjusted Benchmark Rate.
“European Commission” means the institution responsible for regulating competition in Europe.
“Event of Default” has the meaning provided in Article VII.
“Excess Availability” means, as of any time the same is to be determined, the amount (if any) by which (a) the aggregate Revolving Commitment as then in effect, exceeds (b) the aggregate Revolving Credit Exposure then outstanding.
“Excess Cash Flow” means, without duplication, for the Borrower and its Restricted Subsidiaries for any period for which such amount is being determined:
(a)    Consolidated Net Income of the Borrower and its Restricted Subsidiaries adjusted to exclude any amount of gain that both (i) is included in Consolidated Net Income and (ii) results in Net Proceeds actually applied to the prepayment of the Loans pursuant to Section 2.11(c), plus
(b)    the amount of depreciation, amortization of intangibles, deferred taxes and other non-cash expenses (other than any deductions which (or should) represent the accrual of a reserve for the payment of cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) which, pursuant to GAAP, were deducted in determining such Consolidated Net Income of the Borrower and its Restricted Subsidiaries, plus
(c)    the amount by which working capital for such period decreased (i.e., the decrease in Consolidated Current Assets (excluding cash, Cash Equivalents and Foreign Cash

Equivalents) of the Borrower and its Restricted Subsidiaries minus Consolidated Current Liabilities (excluding (i) changes in current liabilities for borrowed money and (ii) cash, Cash Equivalents or Foreign Cash Equivalents which are Net Proceeds required to be applied to the prepayment of the Loans pursuant to Section 2.11(c)) of the Borrower and its Restricted Subsidiaries from the beginning to the end of such period), minus
(d)    the amount by which working capital for such period increased (i.e., the increase in Consolidated Current Assets (excluding cash, Cash Equivalents and Foreign Cash Equivalents) of the Borrower and its Restricted Subsidiaries minus Consolidated Current Liabilities (excluding (i) changes in current liabilities for borrowed money and (ii) cash, Cash Equivalents or Foreign Cash Equivalents which are Net Proceeds required to be applied to the prepayment of the Loans pursuant to Section 2.11(c)) of the Borrower and its Restricted Subsidiaries from the beginning to the end of such period), minus
(e)    the amount of Consolidated Capital Expenditures of the Borrower and its Restricted Subsidiaries that are paid other than from the proceeds of Borrowings in such period, minus
(f)    scheduled repayments of principal under the Term B Loans pursuant to Section 2.10 made during such period.
For purposes of the foregoing and without duplication, Consolidated Net Income will exclude (x) all losses on the sale of capital assets or losses which are out of the ordinary course of business and (y) all write-downs of capital assets.
“Exchange Rate” means on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate at which such currency may be exchanged into Dollars at the time of determination on such day on the Reuters Currency pages, if available, for such currency. In the event that such rate does not appear on any Reuters Currency pages, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Exchange Rate Date” means, if on such date any outstanding Loan (other than a Term B Loan) is (or any Loan that has been requested at such time would be) denominated in a currency other than Dollars, each of:
(a)    the last Business Day of each calendar month,

(a)    if an Event of Default has occurred and is continuing, any Business Day designated as an Exchange Rate Date by the Administrative Agent in its sole discretion, and
(b)    each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of (i) a Borrowing Request or an Interest Election Request with respect to any Revolving Borrowing or (ii) each request for the making, issuance, amendment, renewal or extension of any Letter of Credit or Swingline Loan.
“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to any payment made by any Credit Party under any Credit Document, any of the following Taxes imposed on or with respect to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Non U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any U.S. Federal withholding Taxes resulting from any law in effect on the date such Non U.S. Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Non U.S. Lender’s failure to comply with Section 2.17(f), except to the extent that such Non U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.17(a), and (c) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of January 3, 2014, among Manitowoc, the subsidiary borrowers party thereto, the financial institutions party thereto as lenders and JPMorgan in its capacity as administrative agent thereunder, as the same has been amended or otherwise modified prior to the Funding Date.
“Existing Letters of Credit” means such letters of credit as may be outstanding under the Existing Credit Agreement on the Funding Date that are listed on Schedule 2.06 and are designated on such date as “Existing Letters of Credit” hereunder by the Borrower with the consent of the Administrative Agent and the issuer thereof.

“External Subsidiary” means a Wholly-Owned Subsidiary of the Borrower which is not a Credit Party.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the FRBNY based on such day’s federal funds transactions by depository institutions (as determined in such manner as the New York Fed shall set forth on its public website from time to time) and published on the next succeeding Business Day by the FRBNY as the federal funds effective rate.
“FIN 46 Subsidiary” means any variable interest entity which qualifies as a subsidiary of the Borrower only by virtue of being required by FASB Staff Position No. FIN 46(R)-6 – Determining the Variability to be Considered in Applying FASB Interpretation No. 46(R) or any related subsequent accounting standard to be consolidated with the Borrower for financial accounting purposes.
“Financial Officer” means the chief financial officer, vice president of finance, principal accounting officer, treasurer, assistant treasurer, or controller of the Borrower.
“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under Section 43 of the Pensions Act 2004 (U.K.).
“Foreign Cash Equivalents” means certificates of deposit or bankers’ acceptances of any bank organized under the laws of Canada or any country that is a member of the European Economic Community, whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition.
“Foreign Credit Party” means a Credit Party which is a Foreign Subsidiary.
“Foreign Currency” means (a) with respect to any Revolving Loan, Canadian Dollars, Euros, Sterling, and any other currency acceptable to the Administrative Agent and each of the Revolving Lenders that is freely available, freely transferable and freely convertible into Dollars and in which dealings in deposits are carried on in the London interbank market, (b) with respect to any Letter of Credit, Canadian Dollars, Euros, Sterling, and any other acceptable to the Administrative Agent that is freely available, freely transferable and freely convertible into Dollars, and agreed to by the Issuing Bank issuing such Letter of Credit and (c) with respect to any Swingline Foreign Currency Loan, Canadian Dollars, Euros, Sterling, and any other currency acceptable to the Administrative Agent that is freely available, freely transferable and freely convertible into Dollars, and agreed to by the Swingline Lender.
“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination or severance of employment, and which plan is not subject to ERISA or the Code.
“Foreign Subsidiary” means, as to any Person, each subsidiary of such Person which is not a Domestic Subsidiary. For the avoidance of doubt, MTW County Limited shall for all purposes hereof be considered a Foreign Subsidiary.
“FRBNY” means the Federal Reserve Bank of New York.
“FRBNY Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided that if both such rates are not so published for any day that is a Business Day, the term “FRBNY Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Funding Date” means the date on which the conditions precedent specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02) on which the Term B Loans are advanced (or, to the extent earlier funded into the Term B Proceeds Escrow Account, released) and Revolving Loans may be advanced and/or Letters of Credit may be issued hereunder, which shall not be later than July 1, 2016.
“Funding Date Dividend” means the one-time dividend on the Funding Date made to Manitowoc in connection with the Separation, the proceeds of which shall be used immediately upon receipt solely to repay, in part, Indebtedness owing under the Existing Credit Agreement and certain senior notes previously issued by Manitowoc.
“GAAP” means generally accepted accounting principles in the United States of America.
“GSB” means Goldman Sachs Bank USA.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any property constituting direct or indirect security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor or to advance or supply funds for the foregoing so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guarantee issued to support such Indebtedness or obligation or (e) otherwise to assure or hold harmless the owner of such Indebtedness or other obligation against loss in respect thereof; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or any guarantee by the Borrowers or any Subsidiary Guarantor of the obligations of any Restricted Subsidiary in respect of intra-day overdrafts incurred by such Restricted Subsidiary in accordance with customary practices and in the ordinary course of business of such Restricted Subsidiary. The amount of any Guarantee made by any guarantor shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee, unless (in the case of a primary obligation that is not Indebtedness) such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guarantor’s maximum reasonably anticipated contingent liability in respect thereof as determined by the Borrower in good faith.
“HMRC” means Her Majesty’s Revenue and Customs.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“HMRC DT Treaty Passport scheme” means the Board of H.M. Revenue and Customs Double Taxation Treaty Passport scheme.
“Incremental Term B Loan” means a Term B Loan made by a Lender to the Borrower pursuant to Sections 2.08(d) and (e).
“Incremental Term B Loan Amendment” has the meaning assigned to it in Section 2.08(e).
“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).
“Impacted Interest Period” has the meaning assigned to it in the definition of “Benchmark Rate.”
“Indebtedness” means, as to any Person, without duplication, (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (b) the maximum amount available to be drawn under all letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (c) all indebtedness of the types described in clause (a), (b), (d), (e), (f), (g), (h) or (i) of this definition secured by any Lien (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by any Lien) on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall not be deemed to exceed an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (d) the aggregate amount of all Capital Lease Obligations of such Person, (e) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (f) all Guarantees by such Person, (g) all obligations under any Swap Agreement or under any similar type of agreement, (h) all indebtedness of such Person evidenced by bonds, debentures, notes or similar interests, (i) all indebtedness of such Person under conditional sale or other title retention agreements relating to property acquired by such Person and (j) all Receivables Indebtedness. Notwithstanding the foregoing, Indebtedness shall not include intra-day overdrafts or trade payables, deferred compensation obligations, customer advances and other accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) Other Taxes.
“Information Memorandum” means, collectively, the Confidential Information Memoranda relating to the Borrower and the Transactions to be prepared and distributed to prospective Lenders prior to the Escrow Date in connection with the syndication of the Loans.
“Insolvency Regulation” means the Council Regulation (EC) No.1346/2000 29 May 2000 on insolvency proceedings.
“Intercompany Loan” has the meaning provided in Section 6.05(i).
“Intercompany Note” means each of the existing intercompany notes listed on Schedule 1.02 and each promissory note issued on or after the Funding Date, in the form of Exhibit C, evidencing Intercompany Loans.
“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; and (b) as to any Swingline Foreign Currency Loan, the period commencing on the date of such Loan and ending on the day that is designated in the notice delivered pursuant to Section 2.04 with respect to such Swingline Foreign Currency Loan, which shall not be later than thirty days thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the applicable Screen Rate determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error)) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate (for the longest period for which the applicable Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.
“Investment” has the meaning assigned to such term in Section 6.05.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means each of JPMorgan and HSBC Bank USA, N.A., and such additional Lenders as may be designated as such by the Borrower with the consent of the Administrative Agent and which agree to act in such capacity, each as the issuer of Letters of Credit hereunder, and their respective successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. With respect to any Letter of Credit, “Issuing

Bank” shall mean the issuer thereof and each reference herein to the “Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.
“JPMorgan” means JPMorgan Chase Bank, N.A., a national banking association, and solely with respect to Loans denominated in a Foreign Currency, J.P. Morgan Europe Limited, relative to such Loans, and their respective successors.
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Revolver Percentage of the total LC Exposure at such time.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is directly or indirectly, a subsidiary.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto (a) pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, (b) in connection with an increase of Commitments pursuant to and accordance with Section 2.08 and the other terms hereof. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Letter of Credit” means any letter of credit (or any bank guarantee) issued pursuant to this Agreement, including the Existing Letters of Credit.
“Letter of Credit Fronting Sublimit” means, for each Issuing Bank, the amount set forth on Schedule 2.01 of this Agreement opposite its name thereon under the heading “Letter of Credit Fronting Sublimit” or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Fronting Sublimit in the Register maintained by the Administrative Agent.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Condition Transaction” shall have the meaning assigned to such term in Section 1.06.
“Liquidity” means the sum of (a) the aggregate stated balance sheet amount of cash, Cash Equivalents and Foreign Cash Equivalents of the Borrower and its Wholly-Owned Domestic

Subsidiaries that are Restricted Subsidiaries (excluding any portion thereof which is subject to a Lien in favor of a Person other than the Collateral Agent or is otherwise restricted) plus (b) Excess Availability.
“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Local Time” means (a) with respect to a Loan or Borrowing denominated in Dollars, New York City time and (b) with respect to a Loan or Borrowing denominated in any Foreign Currency, London time.
“Manitowoc” means The Manitowoc Company, Inc., a Wisconsin corporation.
“Margin Stock” shall have the meaning provided in Regulation U.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition, of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower or of the Credit Parties taken as a whole to perform any of their repayment or other material obligations under the Credit Documents or (c) the rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Documents.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting rights or netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Subsidiary” means a Restricted Subsidiary of the Borrower (a) which has or acquires assets constituting more than the greater of (i) 1.00% of the consolidated assets of the Borrower and its consolidated subsidiaries and (ii) $20,000,000 or (b) which generated more than 5.00% of Consolidated Net Income over the four fiscal quarter period most recently ended prior to the time of computation; it being understood that in calculating Consolidated Net Income for the purposes of this definition, Consolidated Net Income shall be calculated on a Pro Forma Basis to give effect to (1) any Acquired Entity or Business acquired during or after such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by the Borrower or any of its Restricted Subsidiaries during or after such period and (2) any Restricted Subsidiary or business disposed of during or after such period by the Borrower or any of its Restricted Subsidiaries.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Mortgages” means, individually and collectively, one or more mortgages, leasehold mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower or

Subsidiary Guarantor thereof in favor of the Collateral Agent, for the benefit of the Secured Creditors (including, without limitation, those delivered pursuant to Section 5.18), as the same may be amended, restated, amended and restated, modified or supplemented from time to time.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any reasonable interest payments), but only as and when received, (ii) in the case of a casualty, cash insurance proceeds, and (iii) in the case of a condemnation or similar event, cash condemnation awards and similar payments received in connection therewith, minus (b) the sum of (i) all fees and expenses (including commissions and legal, accounting and other professional and transactional fees) paid by the Borrowers and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments that are permitted hereunder and are made by the Borrowers and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrowers and the Restricted Subsidiaries, and the amount of any reserves established by the Borrowers and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event (as determined reasonably and in good faith by their respective Financial Officers), provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by Borrower at such time of Net Proceeds in the amount of such reduction.
“Non-U.S. Lender” means (a) a Lender that is neither a Disregarded Entity nor a U.S. Person, and (b) a Lender that is a Disregarded Entity and that is treated for U.S. federal income Tax purposes as having as its sole member a Person that is not a U.S. Person.
“Obligations” means all liabilities and obligations, whether actual or contingent, of any Credit Party to the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender, any Lender or any indemnified party hereunder or under any other Credit Document, in each case arising under any Credit Document; provided, however, that the definition of “Obligations” shall not create any guarantee by any Subsidiary Guarantor of (or grant of security interest by any Subsidiary Guarantor to support, as applicable) any Excluded Swap Obligations of such Subsidiary Guarantor for purposes of determining any obligations of any Subsidiary Guarantor.
“Offsetting Cash Amount” means the aggregate stated balance sheet amount of cash, Cash Equivalents and Foreign Cash Equivalents of the Borrower, its Wholly-Owned Domestic Subsidiaries that are Restricted Subsidiaries and its Wholly-Owned Subsidiaries that are incorporated under the laws of the United Kingdom or Canada, in each case, that are Restricted Subsidiaries (and in each case excluding any portion thereof which is subject to a Lien in favor of a Person other than the Collateral Agent or is otherwise restricted), but shall not exceed $100,000,000; provided, however, in no event shall the Offsetting Cash Amount attributable to Wholly-Owned Subsidiaries that are incorporated under the laws of the United Kingdom or Canada, in each case, that are Restricted Subsidiaries exceed the aggregate outstanding principal amount of Borrowings by the UK Borrower.
“OID” shall have the meaning provided in Section 2.08(e).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Credit Document, or sold or assigned an interest in any Credit Document).
“Other Taxes” means any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.19(b)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the FRBNY as set forth on its public website from time to time) and published on the next succeeding Business Day by the FRBNY as an overnight bank funding rate (from and after such date as the New York Fed shall commence to publish such composite rate).
“Parent Guaranty” means that certain guaranty to be dated as of the Funding Date made by the Borrower in favor of the Secured Creditors, substantially in the form of Exhibit G hereto, as the same may be amended, restated, amended and restated, modified or supplemented from time to time.
“Participant” has the meaning provided in Section 9.04(c).
“Participant Register” has the meaning provided in Section 9.04(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate in the form of Exhibit F or any other form approved by the Administrative Agent.
“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004 (U.K.).

“Permitted Acquisition” means the acquisition by the Borrower or a Wholly-Owned Subsidiary thereof that is a Restricted Subsidiary of an Acquired Entity or Business (including by way of merger of such Acquired Entity or Business with and into the Borrower (so long as the Borrower is the surviving corporation) or a Wholly-Owned Subsidiary thereof that is a Restricted Subsidiary (so long as the survivor of such merger is a Wholly-Owned Subsidiary that is a Restricted Subsidiary)); provided that, in each case, (a) the consideration paid or to be paid by the Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Revolving Loans or Swingline Loans), the issuance or incurrence of Indebtedness otherwise permitted by Section 6.01, the issuance of common stock of the Borrower or Qualified Preferred Stock of the Borrower in each case to the extent no Default or Event of Default exists pursuant to clause (m) of Article VII or would result therefrom and the assumption/acquisition of any Indebtedness (calculated at face value) which is permitted to remain outstanding in accordance with the requirements of Section 6.01, (b) in the case of the acquisition of 100% of the Equity Interests of any Person (including by way of merger), such Person shall own no Equity Interests of any other Person (excluding de minimis amounts) unless either (i) such Person owns 100% of the Equity Interests of such other Person or (ii) (x) such Person and its Wholly-Owned Subsidiaries own at least 80% of the consolidated assets of such other Person and its Subsidiaries and (y) any non-Wholly-Owned Subsidiary of such Person was a non-Wholly-Owned Subsidiary prior to the date of such Permitted Acquisition of such Person, (c) the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a business permitted by Section 6.03(b) and (d) all applicable requirements of Sections 6.03 and 6.05(m) applicable to Permitted Acquisitions are satisfied.
“Permitted Liens” has the meaning provided in Section 6.02.
“Permitted Securitization” means any receivables financing program providing for the sale of accounts receivable and related rights by the Borrower or its Restricted Subsidiaries to an SPC for cash in transactions purporting to be sales (and treated as sales for GAAP purposes), which SPC shall finance the purchase of such assets by the sale, transfer, conveyance, lien or pledge of such assets to one or more limited purpose financing companies, special purpose entities and/or other financial institutions, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.
“Permitted Transactions” means transactions entered into to facilitate corporate restructurings or lawful tax planning, in either event, otherwise permitted by this Agreement, which transactions are comprised of either (a) loans, capital contributions, or other transfers (in each case consisting exclusively of book entries, cash (by wire or otherwise) or intercompany obligations and not any other type of asset) by Credit Parties to External Subsidiaries but only if the amount of such transfers is returned to a Domestic Credit Party (if the initial Credit Party transferor was a Domestic Credit Party) or to any Credit Party (if the initial Credit Party transferor was a Foreign Credit Party) in the same form as made (i.e., a cash capital contribution shall be returned in cash) promptly, but in no event later than the Business Day next following the date of the initial transfer or (b) loans, capital contributions, or other transfers (in each case consisting exclusively of book entries, cash (by wire or otherwise) or intercompany obligations and not any other type of asset) by External Subsidiaries to Credit Parties but only if the amount of such transfers is returned to an External Subsidiary in the same form as made (i.e., a cash capital contribution shall be returned in cash)

promptly, but in no event later than the Business Day next following the date of the initial transfer; provided, however, that (A) if any of the foregoing transactions shall involve transfers of funds from the Borrower or a Subsidiary to the Borrower or any other Subsidiary, such transfers shall be accomplished by (i) book entries on the accounts of the Borrower or such Subsidiary maintained with the Administrative Agent or (ii) wire transfers to accounts of the Borrower or such Subsidiary maintained with the Administrative Agent or its Affiliates; (B) such transactions shall not be detrimental to the interests of the Lenders and shall occur at a time when no Default shall have occurred and be continuing; and (C) the Borrower has given the Administrative Agent at least 10 days (or such lesser number of days as the Administrative Agent may agree) prior written notice of its intent to engage in or cause such transactions, accompanied by a reasonably detailed description of same.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Prepayment Event” means:
(a)    any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction (other than such a transaction, the purpose of which is to finance the asset sold) and by way of merger or consolidation in which neither the Borrower nor any Restricted Subsidiary is the surviving entity) of any property or asset of any Borrower or any Restricted Subsidiary, other than (i) sales and/or rentals of inventory in the ordinary course of business, (ii) sales of Cash Equivalents and Foreign Cash Equivalents in the ordinary course of business, (iii) sales of accounts receivable to the extent permitted by Section 6.03(a)(vii) or (xiv), (iv) dispositions to the Borrower or any Restricted Subsidiary and (v) dispositions resulting in aggregate Net Proceeds not exceeding $25,000,000 for all such transactions during any fiscal year of Borrower;
(a)    any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of, any Borrower or any Restricted Subsidiary resulting in Net Proceeds equal to or greater than $10,000,000; or
(b)    the incurrence by any Borrower or any Restricted Subsidiary of any Indebtedness for borrowed money, other than Indebtedness permitted under Section 6.01.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park

Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Pro Forma Basis” means, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (a) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant calculation period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant calculation period, (b) the permanent repayment of any Indebtedness (other than revolving Indebtedness) after the first day of the relevant calculation period as if such Indebtedness had been retired or redeemed on the first day of the relevant calculation period and (c) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the relevant calculation period and on or prior to the date of the respective Permitted Acquisition then being effected, as the case may be, with the following rules to apply in connection therewith:
(i)    all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued after the first day of the relevant calculation period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective calculation period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness) permanently retired or redeemed after the first day of the relevant calculation period shall be deemed to have been retired or redeemed on the first day of the respective calculation period and remain retired through the date of determination;
(ii)    all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and
(iii)    in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition consummated during the periods described above, with such Consolidated EBITDA to be determined as if such Permitted Acquisition was consummated on the first day of the relevant calculation period, taking into account factually supportable and identifiable cost savings and expenses or which would otherwise be permitted to be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective calculation period.

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.
“Qualified Preferred Stock” means any preferred stock of the Borrower so long as the terms of any such preferred stock (a) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision, (b) do not require the cash payment of dividends or distributions, (c) do not contain any covenants, (d) do not grant the holders thereof any voting rights except for (i) voting rights required to be granted to such holders under applicable law and (ii) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Borrower, or liquidations involving the Borrower and (e) are otherwise reasonably satisfactory to the Administrative Agent.
“Quotation Day” means, with respect to any Eurocurrency Borrowing or Swingline Foreign Currency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.
“Real Property” of any Person means all the right, title and interest of such Person in and to land, improvements and fixtures.
“Receivables Indebtedness” means, at any time, the aggregate amount of outstanding obligations incurred by the Borrower and its Restricted Subsidiaries (including any SPC) in connection with a Permitted Securitization that would be characterized as principal if such Permitted Securitization in its entirety were structured as a secured lending transaction rather than a purchase (regardless, in either case, of whether any liability of the Borrower or any Restricted Subsidiary thereof in respect of related accounts receivable would be required to be reflected on a balance sheet of such Person in accordance with generally accepted accounting principles).
“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.
“Register” has the meaning provided in Section 9.04(b)(iv).
“Regulation T” means Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof.
“Regulation U” means Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof.
“Regulation X” means Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” means the active or passive disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.
“Relevant Date” has the meaning assigned to it in Section 2.17(s).
“Repricing Event” means (i) any prepayment, repayment or replacement of the Term B Loans, in whole or in part, with the proceeds of indebtedness (or commitments in respect of Indebtedness) with an All-in Yield less than the All-in Yield applicable to such portion of the Term B Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with GAAP) and (ii) any amendment with respect to the Term B Loans which reduces the All-in Yield applicable to the Term B Loans, but in each case excluding any repayment, replacement or amendment occurring in connection with a Change of Control or an Acquisition or other Investment not permitted under this Agreement.
“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, unused Revolving Commitments, unused Term B Commitments and outstanding Term B Loans representing at least 50.1% of the sum of the total Revolving Credit Exposures, unused Revolving Commitments, unused Term B Commitments and outstanding Term B Loans at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, its Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans; provided further that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Borrower, or any Affiliate of the Borrower shall be disregarded.
“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing at least 50.1% of the sum of the total Revolving Credit Exposures and Unused Revolving Commitments at such time; provided that for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, its Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans; provided further that for the purpose of determining the Required Revolving Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Borrower, or any Affiliate of the Borrower shall be disregarded.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.
“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.
“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders’ Revolving Commitments is $225,000,000.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure at such time.
“Revolving Facility” has the meaning provided in the Recitals hereto.
“Revolving Lender” means a Lender holding a Revolving Commitment.
“Revolving Loan” means a loan made pursuant to Section 2.01(a).
“Revolving Foreign Currency Loan” means a Revolving Loan denominated in a Foreign Currency.
“Revolving Maturity Date” means the fifth anniversary of the Funding Date.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“Sale-Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“Screen Rate” means each of the LIBOR Screen Rate and the CDOR Rate.
“Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.
“Security Documents” means and includes each of the US Security Agreement, the US Pledge Agreement, the UK Security Agreement, the Mortgages, after the execution and delivery thereof, each Additional Security Document and each other document or instrument pursuant to which security is granted to the Collateral Agent for the benefit of any of the Secured Creditors pursuant hereto.
“Senior Note Documents” means the Senior Note Indenture and all other documents executed and delivered with respect to the Senior Notes or Senior Note Indenture, in each case, as in effect on the Funding Date and as the same may be amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof.
“Senior Note Indenture” means the Indenture, dated as of [____], 2016, among the Borrower and the other parties thereto, as in effect on the Funding Date and as the same may be amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof.
“Senior Notes” means the Borrower’s senior notes due 2024 issued pursuant to the Senior Note Indenture, as in effect on the Funding Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
“Senior Officer” means the chief executive officer, chief financial officer or treasurer of the Borrower.
“Separation” has the meaning provided in the definition of “Spin Transaction”.
“Separation Obligations” means indemnification obligations of the Borrower and/or its Restricted Subsidiaries in favor of Manitowoc and/or its subsidiaries in connection with the Spin Transaction.
“SPC” means a special purpose, bankruptcy-remote Person formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable and related rights in connection with and pursuant to a Permitted Securitization.

“Specified Indebtedness” means the Senior Notes and any Indebtedness permitted by Section 6.01 (other than the Obligations and refinancings thereof) that is not secured on a first priority basis.
“Specified Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender.
“Spin Transaction” the internal legal reorganization of Manitowoc separating its cranes and foodservice businesses into two independent, publicly-traded companies (the “Separation”) to consist of (i) the Borrower, which will be the spun-off entity that will own and operate Manitowoc’s foodservice business, and (ii) Manitowoc, which will own and operate the other business, it being understood and agreed that the spin-off transaction related to the foregoing shall be as described in the Form 10 filed by the Manitowoc with the United States Securities and Exchange Commission on September 1, 2015, as amended by Amendment 1 thereto filed October 6, 2015 and Amendment 2 thereto filed November 9, 2015 (as amended by the foregoing and pursuant to any other filings made by Manitowoc with the United States Securities and Exchange Commission prior to the Escrow Date to the extent such amendments are acceptable to the Administrative Agent), the “Form 10”) and in accordance with the separation agreement described therein.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted Benchmark Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” or “£” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower other than a FIN 46 Subsidiary.
“Subsidiary Borrower” means UK Borrower and each Wholly-Owned Foreign Subsidiary (excluding any Unrestricted Subsidiary) designated as such by the Borrower pursuant to Section 2.20.
“Subsidiary Guarantor” means each Subsidiary of the Borrower which is a party to the Subsidiary Guaranty.
“Subsidiary Guaranty” means the Subsidiary Guaranty to be dated as of the Funding Date made by the Subsidiaries party thereto in favor of the Secured Creditors, substantially in the form of Exhibit H hereto, as the same may be amended, restated, amended and restated, modified or supplemented from time to time. The Subsidiary Guarantors party to the Subsidiary Guaranty as of the Funding Date are so designated on Schedule 3.13 hereto.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swingline Dollar Loan” means a Swingline Loan denominated in Dollars.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Revolver Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Lenders in such Swingline Loans).
“Swingline Foreign Currency Loan” means a Swingline Loan denominated in a Foreign Currency.
“Swingline Lender” means JPMorgan, in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a loan made pursuant to Section 2.04.
“Syndication Agent” means GSB in its capacity as syndication agent of this credit facility.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes interlinked national real time gross settlement systems and the European Central Bank’s payment mechanism and which began operations on 4 January 1999.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.
“Target Day” means:
(a)    until such time as TARGET is permanently closed down and ceases operations any day on which both TARGET and TARGET2 are; and
(b)    following such time as TARGET is permanently closed down and ceased operations, any day on which TARGET2 is, open for the settlement of payments in Euro.
“Tax Sharing Agreements” means all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority (including any interest, penalties or additions to tax).
“Term B Borrowing” means a Borrowing comprised of Term B Loans or Incremental Term B Loans, as applicable.
“Term B Commitment” means, with respect to each Lender, the commitment of such Lender to make Term B Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of such Lender’s Term B Loans. The amount of each Lender’s Term B Commitment is set forth on Schedule 2.01 or set forth in an Incremental Term B Loan Amendment, as applicable. The initial aggregate amount of the Lenders’ Term B Commitment is $975,000,000.
“Term B Escrow Date” means, to the extent that the Term B Loan is funded into the Term B Proceeds Escrow Account, the funding date thereof.
“Term B Proceeds Escrow Account” means the escrow account contemplated by the Term B Proceeds Escrow Agreement.
“Term B Proceeds Escrow Agreement” means an escrow and control agreement in form and substance satisfactory to the Administrative Agent among the Borrowers and JPMorgan, in its capacities as Administrative Agent hereunder and the escrow agent thereunder, pursuant to which the proceeds of the Term B Loan shall be held in escrow in the event that the Funding Date has not occurred prior to March 7, 2016.
“Term B Facility” has the meaning provided in the Recitals hereto.

“Term B Loan” means, with respect to each Lender, such Lender’s pro-rata portion of the Term B Borrowings made by the Lenders pursuant to Sections 2.01(b) and 2.08(d) and, with respect to all Lenders, the aggregate of all such pro-rata portions.
“Term B Maturity Date” means the seventh anniversary of the Funding Date.
“Termination Letter” means a letter in substantially the form of Exhibit D hereto.
“Total Revolving Credit Exposure” means, the sum of the outstanding principal amount of all Lenders’ Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.
“Transaction Documents” means the Credit Documents and the documents and agreements entered into in connection with the consummation of the Spin Transaction.
“Transactions” means the execution, delivery and performance by the Credit Parties of the Credit Documents, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the other transactions contemplated by the Credit Documents (including without limitation the granting of Liens to secure the Obligations), and the consummation of the Spin Transaction.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Benchmark Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.
“UK Borrower” means Enodis Holdings and any other Borrower (i) that is organized or formed under the laws of the United Kingdom or (ii) payments from which under this Agreement or any other Credit Document are subject to withholding Taxes imposed by the laws of the United Kingdom.
“UK Security Agreement” means the Security Agreement to be dated as of the Funding Date made by Manitowoc FSG UK Limited, Manitowoc Foodservice UK Holding Limited and the UK Borrower, in favor of the UK Security Trustee for the benefit of the Secured Creditors, substantially in the form of Exhibit I hereto, as the same may be amended, restated, amended and restated, modified or supplemented from time to time.
“UK Security Agreement Collateral” means all “Security Assets” as defined in the UK Security Agreement.
“UK Security Trustee” means the Administrative Agent acting as trustee pursuant to the UK Security Agreement.

“United States” means the United States of America.
“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated by the Board of Directors of the Borrower as an Unrestricted Subsidiary pursuant to and in accordance with Section 5.17 subsequent to the Funding Date.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“US Pledge Agreement” means the Pledge Agreement to be dated as of the Funding Date made by certain of the Credit Parties in favor of the Collateral Agent for the benefit of the Secured Creditors, substantially in the form of Exhibit J hereto, as the same may be amended, restated, amended and restated, modified or supplemented from time to time.
“US Pledge Agreement Collateral” means all “Collateral” as defined in the US Pledge Agreement.
“US Security Agreement” means the Security Agreement to be dated as of the Funding Date made by the Credit Parties in favor of the Collateral Agent for the benefit of the Secured Creditors, substantially in the form of Exhibit K hereto, as the same may be amended, restated, amended and restated, modified or supplemented from time to time.
“US Security Agreement Collateral” means all “Collateral” as defined in the US Security Agreement.
“U.S. Tax Certificate” has the meaning provided in Section 2.17(f)(ii)(D)(2).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness, at any date, the quotient obtained by dividing:
(i)    the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment, by
(ii)    the sum of all such payments.
“Wholly-Owned Domestic Subsidiary” means each Domestic Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.
“Wholly-Owned Foreign Subsidiary” means each Foreign Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.
“Wholly-Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose Equity Interests is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary with respect to preceding clauses (a) and (b), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Credit Party and the Administrative Agent.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Escrow Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein.
SECTION 1.05.    Foreign Currency Calculations. (a) For purposes of determining the Dollar Equivalent of any Advance denominated in a Foreign Currency or any related amount, the Administrative Agent shall determine the Exchange Rate as of the applicable Exchange Rate Date with respect to each Foreign Currency in which any requested or outstanding Advance is denominated and shall apply such Exchange Rates to determine such amount (in each case after giving effect to any Advance to be made or repaid on or prior to the applicable date for such calculation).
(b)    For purposes of any determination under Article VI or Article VII, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the currency exchange rates in effect on the date of such determination; provided that no Default shall arise as a result of any limitation set forth in Dollars in Section 6.01 or 6.02 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times Indebtedness or Liens were initially consummated in reliance on the exceptions under such Sections. For purposes of any determination under Section 6.03 or 6.05, the amount of each investment, asset disposition or other applicable transaction denominated in a currency other than Dollars shall be translated into Dollars at the currency exchange rate in effect on the date such investment, disposition or other transaction is consummated. Such currency exchange rates shall be determined in good faith by the Borrower.
SECTION 1.06.    Limited Condition Transactions. Notwithstanding anything to the contrary in this Agreement, to the extent that the terms of this Agreement require (a) compliance with any financial ratio or test and/or the amount of Consolidated EBITDA or Consolidated Total Net Assets or (b) the absence of a Default or Event of Default (or any type of default or event of default) in each case as a condition to the consummation of any transaction in connection with any Permitted Acquisition or similar Investment whose consummation is not conditioned on the availability of, or on obtaining, third party financing (including the assumption or incurrence of Indebtedness in connection therewith, including without limitation, Indebtedness incurred pursuant to Section 2.08(d)) (any such action, a “Limited Condition Transaction”), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower (a “LCT Election”), in the case of any Limited Condition Transaction, at the time of (or on the basis of the financial statements for the most recently ended fiscal quarter at the time of) either (x) the execution of the definitive agreement with respect to such Permitted Acquisition or Investment or (y) the consummation of such Permitted Acquisition or Investment (such applicable date, the “LCT Test Date”), in each case, after giving effect to the relevant Limited Condition Transaction on a Pro Forma Basis. If the Borrower has made a LCT Election for any Limited Condition Transaction, then in connection with any subsequent determination of compliance with any financial ratio or test and/or the amount of Consolidated EBITDA or Consolidated Total Net Assets with respect to the incurrence of Indebtedness or Liens on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, compliance with any such financial ratio or test and/or the amount of Consolidated EBITDA or Consolidated Total Net Assets shall be tested by calculating the availability under such financial ratio or test and/or the amount of Consolidated EBITDA or Consolidated Total Net Assets, as applicable, on a Pro Forma Basis assuming such Limited Condition Transaction and any other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and the use of proceeds thereof).
SECTION 1.07.    Redenomination of Certain Foreign Currencies. (a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Escrow Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of any Borrower for any amount due under this Agreement and (ii) without increasing any Commitment of any Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Escrow Date shall, immediately upon such adoption, be replaced by references to such minimum amounts (or integral multiples thereof) as shall be specified herein with respect to Borrowings denominated in Euros.
(c)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro or any other Foreign Currency.
ARTICLE II

The Credits
SECTION 2.01.    Commitments. (a) Subject to the terms and conditions set forth herein, each Lender with a Revolving Commitment severally agrees to make revolving Loans denominated in Dollars and Foreign Currencies to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment, (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments, (iii) the Dollar Equivalent of the aggregate amount of all Revolving Loans, Letters of Credit and Swingline Loans

denominated in a Foreign Currency exceeding $100,000,000 or (iv) the Dollar Equivalent of the aggregate amount of all Revolving Loans and Letters of Credit made to or issued for the account of Subsidiary Borrowers exceeding $100,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.
(b)    Subject to the terms and conditions set forth herein, each Lender with a Term B Commitment agrees to make a Term B Loan denominated entirely in Dollars to the Borrower on the Funding Date (or, to the extent earlier funded into the Term B Proceeds Escrow Account, on such earlier date) in an aggregate principal amount that will not result in (i) such Lender’s Term B Loan exceeding such Lender’s Term B Commitment or (ii) the sum of the Term B Loans exceeding the total Term B Commitments. No amount of the Term B Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.
SECTION 2.02.    Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Commitments. Each Term B Loan shall be made as part of a Borrowing consisting of Term B Loans made by the Lenders ratably in accordance with their respective Term B Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.14, (i) each Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith and (ii) each Revolving Borrowing denominated in a Foreign Currency shall be comprised entirely of Eurocurrency Loans. Each Swingline Dollar Loan shall be an ABR Loan and each Swingline Foreign Currency Loan shall bear interest at such rate agreed to between the Borrower and the Swingline Lender. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000 (or in the case of a Swingline Loan denominated in Euros not less than $1,000,000). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 8 Eurocurrency Revolving Borrowings outstanding.

(d)    Notwithstanding any other provision of this Agreement, (i) the Borrower may not select a Eurocurrency Borrowing for the Term B Borrowing on the Funding Date (or, to the extent earlier funded into the Term B Proceeds Escrow Account, on such earlier date), and (ii) the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Term B Maturity Date or Revolving Maturity Date, as applicable.
(e)    Notwithstanding any other provision of this Agreement, each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign office, branch or Affiliate of such Lender (an “Applicable Lending Installation”) to make such Loan that has been designated by such Lender to the Administrative Agent. All terms of this Agreement shall apply to any such Applicable Lending Installation of such Lender and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Applicable Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower, designate replacement or additional Applicable Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.
SECTION 2.03.    Requests for Borrowings. To request a Borrowing (other than a Swingline Loan), the Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Eurocurrency Borrowing denominated in a currency other than Dollars, not later than 12:00 noon, New York City time, four Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be in a form approved by the Administrative Agent and signed by the Borrower. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the identity of the Applicable Borrower;
(ii)    the aggregate amount of the requested Borrowing;
(iii)    the Class of such Borrowing;
(iv)    the currency (which may be Dollars or, if applicable, a Foreign Currency) in which such Borrowing is to be denominated;
(v)    the date of such Borrowing, which shall be a Business Day;
(vi)    in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(vii)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by clause (a) of the definition of the term “Interest Period”; and
(viii)    the location and number of the Applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.
If no election as to the Type of such Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing, unless such Borrowing is denominated in a Foreign Currency, in which case such Borrowing shall be a Eurocurrency Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to, with respect to an aggregate $10,000,000 portion of the Swingline Loans, and may, in its sole discretion, with respect to any amount in excess of such $10,000,000 aggregate portion of the Swingline Loans, make Swingline Loans in Dollars or in a Foreign Currency to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the Dollar Equivalent of the aggregate principal amount of outstanding Swingline Loans exceeding $40,000,000, (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments, (iii) the Dollar Equivalent of the aggregate amount of all Revolving Loans, Letters of Credit and Swingline Loans denominated in a Foreign Currency exceeding $100,000,000 or (iv) the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
(b)    To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request in writing, not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan in the case of Swingline Loans denominated in Dollars and not later than 10:00 a.m., Local Time on the day of any other proposed Swingline Loan. Each such notice shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day), (ii) whether such Swingline Loan is to be denominated in Dollars or in a Foreign Currency, (iii) the amount of the requested Swingline Loan, and (iv) in the case of a Swingline Borrowing denominated in a Foreign Currency, the Interest Period requested to be applicable thereto, which shall be a period contemplated by clause (b) of the definition of the term “Interest Period.” The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender and the Borrower shall agree upon the interest rate applicable to any Swingline Foreign Currency Loan, provided that if such agreement cannot be reached prior to 1:00 p.m., Local Time, on the day of such Swingline Foreign Currency Loan then such Swingline Foreign Currency Loan shall not be made. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of (x) a Swingline Loan made to finance the reimbursement of an LC

Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank or (y) a Swingline Foreign Currency Loan, to such deposit account as the Borrower shall identify to the Swingline Lender) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan.
(c)    The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate, and such amount of Swingline Loans, if denominated in Foreign Currency, shall be converted to Dollars and shall bear interest at the Alternate Base Rate (or such lower rate to which the Borrower and Swingline Lender may agree). Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Revolver Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Revolver Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Event of Default is continuing.
SECTION 2.05.    Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance by an Issuing Bank of Letters of Credit in Dollars or in a Foreign Currency for its own account or that of a Subsidiary Borrower, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Applicable Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying which of the Borrowers shall be the account party with respect thereto, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $20,000,000, (ii) no Lender’s Revolving Credit Exposure shall exceed its Revolving Commitment, (iii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments, (iv) the Dollar Equivalent of the aggregate amount of all Revolving Loans, Letters of Credit and Swingline Loans denominated in a Foreign Currency shall not exceed $100,000,000, (v) the Dollar Equivalent of the amount of all LC Exposure with respect to Letters of Credit issued for the account of Subsidiary Borrowers shall not exceed $7,500,000 and (vi) the Dollar Equivalent of the aggregate LC Exposure associated with the Letters of Credit issued by the applicable Issuing Bank shall not exceed such Issuing Bank’s Letter of Credit Fronting Sublimit (as set forth on Schedule 2.01) without the consent of such Issuing Bank. The Borrower may, at any time and from time to time, reduce the Letter of Credit Fronting Sublimit of any Issuing Bank with the consent of the applicable Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Fronting Sublimit of any Issuing Bank if, after giving effect to such reduction, the conditions set forth in clauses (i) through (vi) above shall not be satisfied.
(c)    Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date (or for up to two years thereafter if cash collateralized in a manner reasonably satisfactory to the Issuing Bank in accordance with Section 2.05(j)).
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Revolver Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Revolver Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Applicable Borrower fails to make such payment when due, such amount, if denominated in Foreign Currency, shall be converted to Dollars and shall bear interest as provided in Section 2.05(h) and the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Applicable Borrower in respect thereof and such Lender’s Applicable Revolver Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Revolver Percentage of the payment then due from the Applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the

Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Applicable Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Applicable Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Applicable Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Applicable Borrower to the extent permitted by applicable law) suffered by the Applicable Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Applicable Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. If (i) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50.1% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Issuing Bank and the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII or (ii) any Letter of Credit shall have an expiration date after the Revolving Maturity Date, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Issuing Bank and the Lenders, an amount in cash equal to 105% of the face amount of such Letter of Credit on the date five Business Days prior to the Revolving Maturity Date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50.1% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
(k)    Existing Letters of Credit. On the Funding Date each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder on such date and governed in all respects by the terms and conditions of this Agreement (including without limitation Section 2.05(d)).
SECTION 2.06.    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the Applicable Borrower or, in the case of Subsidiary Borrowers or Loans denominated in a Foreign Currency, in another account, in each case as designated by the Borrower in the applicable Borrowing Request and acceptable to the Administrative Agent; in accordance with Section 2.03(viii) and this Section 2.06, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Applicable

Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (x) the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of a Borrowing denominated in Dollars) or (y) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (in the case of a Borrowing denominated in a Foreign Currency) or (ii) in the case of the Applicable Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.07.    Interest Elections. (a) Each Revolving Borrowing and Term B Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type, in the case of Borrowings denominated in Dollars, or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Foreign Currency Borrowings or Swingline Dollar Borrowings, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type and denominated in the Foreign Currency resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower (and, with respect to UK Borrower, any written request shall be irrevocable and in a form approved by the Administrative Agent and signed by UK Borrower).
(c)    Each written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is denominated in a Foreign Currency, in which case such Borrowing shall be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration commencing on the last day of such Interest Period). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, and (iii) unless repaid, each Eurocurrency Borrowing denominated in a Foreign Currency shall be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration.
SECTION 2.08.    Termination and Reduction of Commitments; Increase of Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date. Unless previously terminated, the Term B Commitment shall terminate on the making of the Term B Loans on the Funding Date (or, to the extent earlier funded into the Term B Proceeds Escrow Account, on such earlier date).
(b)    The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Total Revolving Credit Exposures would exceed the total Revolving Commitments.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.
(d)    Subject to clause (e) below, the Borrower may elect, at its option, on up to five (5) occasions after the Funding Date, to increase the Revolving Commitments and/or the Term B Commitments, in each case in minimum amounts of $10,000,000 and in integral multiples of $5,000,000 in excess thereof, so long as, after giving effect thereto, the aggregate amount of such increases does not exceed (i) the sum of (a) $225,000,000 and (b) the aggregate principal amount of any voluntary prepayments of the Term B Loans and/or any Incremental Term B Loans; provided, that the relevant prepayment is not funded with long-term Indebtedness, plus (ii) an additional amount, so long as, after giving effect to the incurrence of any such additional amount, the Consolidated Senior Secured Leverage Ratio calculated on a Pro Forma Basis is no greater than 3.75 to 1.00; provided, that for the purposes of calculating such Consolidated Senior Secured Leverage Ratio, (x) any such increase to the Revolving Commitments shall be assumed to be fully drawn and shall be included in the numerator of such ratio and (y) the proceeds of any such increase to the Revolving Commitments or the Term B Commitments shall not be netted from Indebtedness. Any such election shall be made upon at least three (3) Business Days’ prior written notice to the Administrative Agent, which notice shall (A) specify (x) the amount of any such increase and (y) whether such increase is in the Revolving Commitments, the Term B Commitments or a combination of any thereof, (B) if any Indebtedness under the Senior Note Documents is then outstanding, certify that incurrence by the Borrower of Indebtedness under this Agreement in the full amount of the proposed increased Commitments (and the securing thereof by the Collateral) is permitted by the Senior Note Documents, (C) be delivered at a time when no Default has occurred and is continuing (subject to Section 1.06, solely in connection with any increase of the Term B Commitments, the proceeds of which are being used to finance a Limited Condition Transaction), and (D) specify the effective date of any Revolving Commitments or Term B Commitments and the effective date of any incremental Term B Loans to be made pursuant thereto. The Borrower may, after giving such notice, offer the increase (which may be declined by any Lender in its sole discretion) in the Commitments on either a ratable basis to the Lenders or on a non pro-rata basis to one or more Lenders and/or to other Lenders or entities reasonably acceptable to the Administrative Agent. No increase in the total Commitments shall become effective until the existing or new Lenders extending such incremental Commitment amount and the Borrower shall have delivered to the Administrative Agent a document in form and substance reasonably satisfactory to the Administrative Agent pursuant to which (i) any such existing Lender agrees to the amount of its Commitment increase, (ii) any such new Lender agrees to its Commitment amount and agrees to assume and accept the obligations and rights of a Lender hereunder, (iii) the Borrower accepts such incremental Commitments, (iv) the effective date of any increase in the Commitments is specified, (v) any terms specific to any incremental Term B Loans (and consistent with Section 2.08(e)) are specified, and

(vi) the Borrower certifies that on such date the conditions for a new Loan set forth in Section 4.02 are satisfied; provided, that notwithstanding anything to the contrary set forth in Section 4.02, in connection with any increase of the Term B Commitments, the proceeds of which are being used to finance a Limited Condition Transaction, any such increase shall be subject to Section 1.06 and the Lenders providing such increase shall be permitted to waive or limit (or not require the satisfaction of) in full or in part any of the conditions set forth in Section 4.02(a) (other than the accuracy of customary “specified representations”). Upon the effectiveness of any increase in the Revolving Commitments pursuant hereto, (i) each Lender with a Revolving Commitment (new or existing) shall be deemed to have accepted an assignment from the existing Lenders with Revolving Commitments, and the existing Lenders with Revolving Commitments shall be deemed to have made an assignment to each new or existing Lender with Revolving Commitments accepting a new or increased Revolving Commitment, of an interest in each then outstanding Revolving Loan (in each case, on the terms and conditions set forth in the Assignment and Assumption) and (ii) the Swingline Exposure and LC Exposure of the existing and new Lenders with Revolving Commitments shall be automatically adjusted such that, after giving effect to such assignments and adjustments, all Revolving Credit Exposure hereunder is held ratably by the Lenders with Revolving Commitments in proportion to their respective Revolving Commitments. Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and shall not be subject to the assignment fee set forth in Section 9.04(b)(ii)(C). The Borrower shall make any payments under Section 2.16 resulting from such assignments. In the event of an increase in the Term B Commitments pursuant to this Section, each Lender accepting a portion of such increased Term B Commitments shall, on the effective date of the increase in such Term B Commitments, make a loan to the Borrower in the amount of its portion of such increase. Any such increase of the Revolving Commitments or Term B Commitments shall be subject to receipt by the Administrative Agent from the Borrower of such supplemental opinions, resolutions, certificates and other documents as the Administrative Agent may reasonably request. From and after the making of an incremental Term B Loan or Revolving Loan pursuant to this Section, such Loan shall be deemed a “Term B Loan” or “Revolving Loan”, as applicable, hereunder for all purposes hereof, and shall be subject to the same terms and conditions as each other Term B Loan or Revolving Loan made pursuant to this Agreement (except as otherwise permitted by this Agreement).
(e)    Any incremental Term B Loan made pursuant to clause (d) above (i) shall rank pari passu in right of payment and of security with the Term B Loans made on the Funding Date (or, to the extent earlier funded into the Term B Proceeds Escrow Account, on such earlier date), (ii) shall not mature earlier than the Term B Maturity Date or have a weighted average life (if applicable) which is shorter than the then remaining average life of the Term B Loans, and (iii) shall otherwise be on terms and pursuant to documentation to be determined by the Borrower and the Persons willing to provide such Incremental Facility (such documentation referred to herein as, an “Incremental Term B Loan Amendment”), provided that (A) such terms and documentation shall not contain amortization schedules more favorable to the Lenders providing such loans or commitments, than those set forth in this Agreement and (B) if the Applicable Rate (which term for purposes of this Section 2.08(e) shall include any original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by any Credit Party to the lenders under the Term B Loan or the incremental Term B Loan, as applicable, in the primary syndication thereof (with OID being equated to interest based on assumed four-year life to maturity)) relating to any incremental Term B Loans exceeds the Applicable Rate relating to the Term B Loans immediately prior to the effectiveness of the applicable incremental amendment by more than 0.50%, the Applicable Rate relating to the Term B Loans shall be increased to the extent necessary so that the Applicable Rate for the incremental Term B Loans is not more than 0.50% higher than the Applicable Rate for the Term B Loans.
SECTION 2.09.    Repayment of Loans; Evidence of Debt. (a) Each Applicable Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each of its Revolving Loans on the Revolving Maturity Date and (ii) to the Administrative Agent for the account of each applicable Lender the unpaid principal amount of the Term B Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of (x) the Revolving Maturity Date and (y) a date that is no more than seven (7) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(f)    In the event and on such occasion that the aggregate Revolving Credit Exposure of the Lenders exceeds the aggregate Revolving Commitments of the Lenders, the Borrower immediately shall prepay the Loans in the amount of such excess.
(g)    The Administrative Agent will determine the aggregate LC Exposure and the Dollar Equivalent of each Loan (other than Term B Loans) on each Exchange Rate Date. If at any time the sum of such amounts exceeds 105% of the aggregate Revolving Commitments of the Lenders, the Borrower shall (or shall cause one or more Subsidiary Borrowers to) immediately prepay the Loans (other than Term B Loans) in the amount of such excess. To the extent that, after the prepayment of all Loans (other than Term B Loans) an excess of the sum of such amounts over the aggregate Revolving Commitments still exists, the Borrower shall (or shall cause one or more Subsidiary Borrowers to) promptly cash collateralize the Letters of Credit in the manner described in Section 2.05(j) in an amount sufficient to eliminate such excess.
SECTION 2.10.    Amortization of Term B Loans. (a) Subject to adjustment pursuant to paragraph (b) of this Section, the Borrower shall repay Term B Borrowings on the last Business Day of each calendar quarter beginning with the fiscal quarter ending June 30, 2016 in an aggregate amount equal to 0.25% of the initial aggregate principal amount of the Term B Loan (and in addition, to the extent that any Incremental Term B Loans shall be made pursuant to Section 2.08(d), in the additional agreed amortization amount for such incremental Term B Loans based on the initial aggregate principal amount of such incremental Term B Loans on the last Business Day of each calendar quarter from and including the calendar quarter immediately succeeding the calendar quarter in which such incremental Term B Loans are made as set forth in the applicable Term B Loan Amendment). The Borrower shall pay the entire remaining unpaid principal amount of the Term B Loan on the Term B Maturity Date (or in the case of any Incremental Term B Loan, on such other maturity date applicable thereto as set forth in the applicable Incremental Term B Loan Amendment).
(b)    Any optional prepayment of a Term B Borrowing shall be applied as directed by the Borrower. Any mandatory prepayment of a Term B Borrowing shall be applied (i) first, in direct order of maturity to the scheduled repayments of the Term B Borrowings occurring in the twelve months following the date of such prepayment and (ii) second, ratably to the remaining scheduled repayments of such Term B Borrowings.
SECTION 2.11.    Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section and, in the case of prepayments of the Term B Loan, subject to compliance with Section 2.12(c).
(b)    The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time (or in the case of a Swingline Foreign Currency

Loan, 12:00 noon, London time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. Prepayments shall be applied first, to any ABR Borrowings comprising all or a part of the Class being prepaid and second, if (or once) no ABR Borrowings of such Class remain outstanding, to outstanding Eurocurrency Borrowings of such Class with the shortest Interest Periods remaining.
(c)    In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Prepayment Event following the Funding Date, the Borrower shall (subject to the following sentence, including the provisos thereto), within ten Business Days after such Net Proceeds are received, prepay Term B Borrowings in the manner set forth in Section 2.10(b). The prepayments required pursuant to this Section 2.11(c) shall be made in each case in an aggregate amount equal to the Applicable Prepayment Percentage of the amount of such Net Proceeds, provided that in the case of any such event described in clause (a) or (b) of the definition of the term “Prepayment Event,” if any Borrower or any Restricted Subsidiary applies (or commits to apply) the Net Proceeds from such event (or a portion thereof) within twelve months after receipt of such Net Proceeds and at a time when no Event of Default has occurred and is continuing to pay all or a portion of the purchase price in connection with a Permitted Acquisition or to acquire, restore, replace, rebuild, develop, maintain or upgrade real property, equipment or other tangible assets useful or to be used in the business of the Borrower and the Restricted Subsidiaries, provided that, in each case, the Borrower has delivered to the Administrative Agent within ten days after such Net Proceeds are received a certificate of its Financial Officer stating its intention to do so and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except (x) to the extent of any such Net Proceeds therefrom that have not been so applied (or committed to be so applied) by the end of such twelve-month period, (or if committed to be so applied within such twelve-month period, have not been so applied within 18 months after receipt), or (y) if an Event of Default shall thereafter occur and such Net Proceeds have not yet been so applied or committed to be so applied, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied (or committed to be so applied) prior to the expiration of such period or the occurrence of such Event of Default. The Borrower shall provide to the Administrative Agent any such evidence reasonably requested by the Administrative Agent with respect to any commitment of any Borrower or any Restricted Subsidiary to apply Net Proceeds in accordance with this Section 2.11(c).

(d)    Following the end of each fiscal year of Borrower (commencing with the fiscal year ending December 31, 2016), the Borrower shall prepay the Term B Borrowings in an aggregate amount equal to (i) Excess Cash Flow for such fiscal year multiplied by the Applicable Prepayment Percentage, less (ii) the amount of optional prepayments of principal under the Term B Loans made during such fiscal year, less (iii) the amount of any optional or mandatory payments of the Senior Notes, in each case, except to the extent such prepayments are financed with the proceeds of long-term Indebtedness. Each prepayment pursuant to this paragraph shall be made before the date that is ten Business Days after the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 95 days after the end of such fiscal year).
(e)    Notwithstanding the foregoing, any Lender holding a Term B Loan may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery or facsimile) at least one Business Day (or such shorter period as may be established by the Administrative Agent) prior to the required prepayment date, to decline all or any portion of any prepayment of its Term B Loan pursuant to this Section 2.11 (other than an optional prepayment pursuant to paragraph (a) of this Section or a prepayment pursuant to clause (c) of the definition of “Prepayment Event,” which may not be declined), in which case the aggregate amount of the payment that would have been applied to prepay Loans but was so declined may be retained by the Borrower and shall constitute “Declined Proceeds”.
(f)    Prior to any optional prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (b) of this Section.
SECTION 2.12.    Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily difference between the Revolving Commitment of such Lender and the Revolving Credit Exposure (excluding Swingline Exposure) of such Lender during the period from and including the Funding Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the applicable Commitments terminate, commencing on the first such date to occur after the Funding Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Funding Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure

(excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Funding Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Funding Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    In the event that, on or prior to the twelve month anniversary of the Term B Escrow Date, the Borrower (i) makes any prepayment of Term B Loans in connection with any Repricing Event or (ii) effects any amendment of this Agreement resulting in a Repricing Event, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (x) a prepayment premium of 1.00% of the principal amount of the Term B Loans being prepaid in connection with such Repricing Event and (y) in the case of clause (ii), an amount equal to 1.00% of the aggregate amount of the Term B Loans outstanding immediately prior to such amendment.
(d)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
(e)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to such Person) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
SECTION 2.13.    Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted Benchmark Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Each Swingline Dollar Loan shall bear interest at a rate agreed to between the Administrative Agent and the Borrower. Each Swingline Foreign Currency Loan shall bear interest as determined in Section 2.04.
(d)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any of the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(e)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, upon the final maturity thereof and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)    All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling shall be computed on the basis of a year of 365 days, (ii) interest on Borrowings denominated in any other Foreign Currency for which it is required by applicable law or customary to compute interest on the basis of a year of 365 days or, if required by applicable law or customary, 366 days in a leap year, shall be computed on such basis, and (iii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Benchmark Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:
(A)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Adjusted Benchmark Rate for such Interest Period; or
(B)    the Administrative Agent is advised by the Required Lenders that the Adjusted Benchmark Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing denominated in such currency shall be ineffective and (ii) such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto (A) if such Borrowing is denominated in Dollars, an ABR Borrowing or (B) if such Borrowing is denominated in a Foreign Currency, as a Borrowing bearing interest at such rate as the Administrative Agent determines adequately reflects the costs to the Lenders of making or maintaining such Borrowing, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in such currency, such Borrowing shall be made as an ABR Borrowing (if such Borrowing is requested to be made in Dollars) or shall be made as a Borrowing bearing interest at such rate as the Administrative Agent determines adequately reflects the costs to the Lender of making or maintaining such Borrowing.
SECTION 2.15.    Increased Costs. (a) If any Change in Law by a Governmental Authority having regulatory jurisdiction over the relevant Recipient shall:
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (including the U.K. bank levy as set out in the Finance Act 2011) (except any such reserve requirement reflected in the Adjusted Benchmark Rate) or the Issuing Bank; or
(ii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein; or
(iii)    subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes and (B) Other Connection Taxes on gross or net income, profits or revenue (including value-added or similar Taxes));
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.16.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Benchmark Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.17.    Taxes. (a) Withholding of Taxes; Gross-Up. Each payment by or on account of any Credit Party under any Credit Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Credit Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.
(b)    Payment of Other Taxes by Borrower. Each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Evidence of Payments. Except as provided in Section 2.17(l) below, as soon as practicable after any payment of Indemnified Taxes by any Credit Party to a Governmental Authority, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Borrower. Except and to the extent that Section 2.17(i) does not require an increased payment for a UK Tax Deduction to a Recipient, the Credit Parties shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are withheld or deducted on payments to, or paid or payable by, such Recipient in connection with any Credit Document (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within 10 days after the Recipient delivers to any Credit Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so) attributable to such Lender (including Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register) that are paid or payable by the Administrative Agent in connection with any Credit Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(e) shall be paid within

10 days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by any Borrower or the Administrative Agent as will enable any Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Except as provided in Section 2.17(n) below, and notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A) through (F) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of such Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly upon request from the Borrower or the Administrative Agent (other than in the case of inaccuracy, in which case, immediately upon such Lender becoming aware of the inaccuracy) notify such Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.
(ii)    Without limiting the generality of the foregoing, if any Borrower is a U.S. Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:
(A)    in the case of a Lender that is other than a Non-U.S. Lender, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Credit Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and

(2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(C)    in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with the conduct of a trade or business in the United States by such Lender (or, in the event that such Lender is a Disregarded Entity, by the owner of such Lender), IRS Form W-8ECI;
(D)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN-E or IRS Form W-8BEN and (2) a certificate substantially in the form of Exhibit E (a “U.S. Tax Compliance Certificate”) to the effect that such Lender (or, in the event that such Lender is a Disregarded Entity, the owner of such Lender) is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;
(E)    in the case of a Non-U.S. Lender (or, in the event that the Non-U.S. Lender is a Disregarded Entity, the owner of such Non-U.S. Lender) that (for U.S. federal income Tax purposes) is not the beneficial owner of payments made under a Credit Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or
(F)    any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable any Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.
(iii)    If a payment made to a Lender under any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f)(iii) (but, for the avoidance of doubt, not for the purposes of the definition of “Excluded Taxes”), “FATCA” shall include any amendments made to FATCA after the Escrow Date, whether or not such amendments are included in the definition set forth in Article I.
(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)    Each of the Borrowers that is either resident in the United Kingdom for United Kingdom tax purpose or that otherwise makes payments under this Agreement that have a United Kingdom source (in each case, a “UK Borrower”) must make all payments hereunder without any deduction or withholding for or on account of United Kingdom Taxes (“UK Tax Deduction”), unless a UK Tax Deduction is required by law. If such a UK Tax Deduction is required by law, the amount of the payment due from the UK Borrower in question will be increased by an amount which (after making all UK Tax Deductions) leaves an amount equal to the payment which would have been due had no UK Tax Deduction been required.
(i)    A UK Borrower is not required to make an increased payment under paragraph (a) or (h) above for a UK Tax Deduction if on the date on which the payment falls due:
(i)    the payment could have been made to the relevant Lender without a UK Tax Deduction if it was, or had not ceased to be, a Qualifying Lender, but on that date that Lender is not, or has ceased to be, a Qualifying Lender in respect of that UK Borrower;
(ii)    if the relevant Lender is a Treaty Lender and the UK Borrower making the payment is able to demonstrate that the UK Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph 2.17(f) above; or

(iii)    (A) the relevant Lender is a Qualifying Lender solely under sub-paragraphs (ii) and (iii) of the definition of UK Lender; and (B) an officer of HM Revenue & Customs has given (and not revoked a direction) (a “Direction”) under section 931 of the Income Tax Act 2007 (as that provision has effect on the date on which the relevant Lender became a party to this Agreement) which relates to that payment and that Lender has received from that UK Borrower a certified copy of that Direction; and (C) the payment could have been made to the Lender without any Tax Deduction in the absence of that Direction; or
(iv)    the relevant Lender is a Qualifying Lender solely under sub-paragraphs (ii) and (iii) of the definition of UK Lender and it has not, other than by reason of any change after the date of this Agreement in (or in the interpretation, administration or application of) any law, or any published practice or concession of any relevant taxing authority, given a Tax Confirmation to the Borrowers.
(j)    Paragraph (i)(i) above will not apply if the relevant Lender has ceased to be a Qualifying Lender in respect of that UK Borrower by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or treaty or any published practice or concession of any relevant taxing authority.
(k)    If a UK Borrower is required to make a UK Tax Deduction, that UK Borrower must make the minimum UK Tax Deduction allowed by law and must make any payment required in connection with that UK Tax Deduction within the time allowed by law.
(l)    Within 30 days of making either a UK Tax Deduction or a payment required in connection with a UK Tax Deduction, the UK Borrower making that UK Tax Deduction or payment must deliver to the Administrative Agent a statement under section 975 of the United Kingdom Income Tax Act 2009 or other evidence satisfactory to that Lender (acting reasonably) that the UK Tax Deduction has been made or (as applicable) the appropriate payment has been paid to HMRC.
(m)    If a Lender is a UK Lender then it shall confirm to the Borrowers that it is a UK Lender by entering into this Agreement. Where applicable, entering into this Agreement shall also be considered to be a Tax Confirmation by a UK Lender to the Borrowers. UK Lender must promptly notify the Borrower if it ceases to be a UK Lender.
(n)    HMRC Authorization.
(i)    Subject to paragraph (ii) below, a Treaty Lender and each UK Borrower which makes a payment to which that Treaty Lender is entitled shall co-operate in promptly completing any procedural formalities necessary for that UK Borrower to obtain authorization from HMRC to make that payment without UK Tax Deduction.
(ii)    Nothing in this Section 2.17 shall require a Treaty Lender receiving payments hereunder or under any other Credit Document from a UK Borrower, to:

(A)	register under the HMRC DT Treaty Passport scheme; or

(B)	apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(C)	file any forms or documentation pursuant to Section 2.17(f) relating to exemption from tax imposed by the United Kingdom on interest, if it has:

(1)	included an indication that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (o) or (s) below; or

(2)	notified the Borrower or Administrative Agent of its scheme reference number and its jurisdiction of tax residence pursuant to paragraph (q) or (s) below, and the UK Borrower making that payment has not complied with its obligations under paragraphs (p), (r) or (t) below.
(o)    A Treaty Lender which becomes a party to this Agreement on the date on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall make an indication to that effect (for the benefit of the Administrative Agent and without any liability to the Borrowers) by providing its scheme reference number and its jurisdiction of residence to the Administrative Agent or the Borrower on or before the date of this Agreement.
(p)    Where a Treaty Lender provides the indication described in paragraph (o) above:
(i)    each Borrower and initial Subsidiary Borrower shall, to the extent that Lender is making a Commitment available to that UK Borrower file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of the date of this Agreement and shall promptly provide the Lender with a copy of that filing; and
(ii)    each Subsidiary Borrower that becomes a UK Borrower after the date of this Agreement, shall to the extent that Lender is making a Commitment available to that UK Borrower, file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of such UK Borrower becoming a party to this Agreement and shall promptly provide the Lender with a copy of that filing.
(q)    A Treaty Lender which has not provided the indication referred to in paragraph (o) above but which holds a passport under the HMRC DT Treaty Passport scheme and subsequently wishes that scheme to apply to this Agreement shall notify the Borrower or the Administrative Agent (for the benefit of the Administrative Agent and without liability to the Borrowers) of its scheme number and its jurisdiction of tax residence.

(r)    Where a Lender notifies the Borrower or the Administrative Agent of its scheme reference number and its jurisdiction of tax residence pursuant to paragraph (q) above:
(i)    each UK Borrower which is a Subsidiary Borrower at the date on which that notice becomes effective in accordance with Section 9.01 shall, to the extent that that Lender is a Lender under Commitments made available to that UK Borrower, file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of that date and shall promptly provide the Lender with a copy of that filing; and
(ii)    each Subsidiary Borrower which becomes a UK Borrower after the date on which such notice becomes effective in accordance with Section 9.01, shall to the extent that Lender is making a Loan available to that UK Borrower, file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of such Borrower becoming a party to this Agreement and shall promptly provide the Lender with a copy of that filing.
(s)    A Lender that becomes a party to this Agreement after the date of this Agreement (the “Relevant Date”) and is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes for that scheme to apply to this Agreement shall include an indication to that effect (for the benefit of the Administrative Agent and without liability to the Borrowers) in the documents which it executes by including its scheme reference number and its jurisdiction of tax residence.
(t)    Where a Lender includes the indication described in paragraph (s):
(i)    each UK Borrower which is a Subsidiary Borrower as at the Relevant Date shall, to the extent that Lender becomes a Lender under Commitments made available to that UK Borrower, file a duly completed form DTTP2 with HMRC within 30 days of that Relevant Date and shall promptly provide the Lender with a copy of that filing; and
(ii)    each Subsidiary Borrower that becomes a UK Borrower after the Relevant Date, shall to the extent that Lender is making a Commitment available to that UK Borrower, file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of such Borrower becoming a party to this Agreement and shall promptly provide the Lender with a copy of that filing.
(u)    If a Lender has not:
(i)    included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (o) or (s) above; or
(ii)    notified the Borrower or Administrative Agent of its scheme reference number and its jurisdiction of tax residence pursuant to paragraph (q) above,

the Borrowers shall not file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan.
(v)    Lender Status Confirmation. Each Lender which becomes a party to this Agreement after the date of this Agreement shall indicate, in the Assignment and Assumption which it executes on becoming a party which of the following categories it falls in:
(i)    not a Qualifying Lender;
(ii)    a Qualifying Lender (other than a Treaty Lender); or
(iii)    a Treaty Lender.
If such a Lender fails to indicate its status in accordance with this Section 2.17(v) then such Lender shall be treated for the purposes of this Agreement (including by each Borrower) as if it is not a Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the Borrower). For the avoidance of doubt, the Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this Section 2.17(v).
(w)    For the purposes of this Section 2.17:
“Qualifying Lender” means a Lender which is:
(i)    a UK Lender; or
(ii)    a Treaty Lender;
“Tax Confirmation” means a confirmation by a UK Lender that the person beneficially entitled to interest payable to that UK Lender in respect of a Loan is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 19 of the United Kingdom Corporation Tax Act 2009) of that company.

“Treaty Lender” means, in respect of a UK Borrower, a Lender which:
(i)    is treated as resident of a Treaty State for the purposes of a double taxation agreement with the United Kingdom;

(ii)    does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and
(iii)    meets all other conditions in the relevant double taxation agreement for full exemption from tax imposed by the United Kingdom on interest, except that for this purpose it shall be assumed that the following are satisfied:

(A)
any condition which relates (expressly or by implication) to there being a special relationship between the UK Borrower and a Lender or between both of them and another person, or to the amounts or terms of any Loan or the Credit Documents, or to any other matter that is outside the exclusive control of that Lender; and

(B)    any necessary procedural formalities.
“Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.
“UK Lender” means a Lender which is:
(iv)    within the charge to United Kingdom corporation tax in respect of, and beneficially entitled to, a payment of interest on a Loan made by a person that was a bank for the purposes of section 879 of the United Kingdom Income Tax Act 2007 at the time the Loan was made;
(v)    a company resident in the United Kingdom for United Kingdom tax purposes; or
(vi)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and is required to bring into account interest paid to it under this Agreement in computing its chargeable profits (for the purposes of section 19 of the United Kingdom Corporation Tax Act 2009).
(x)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under any Credit Document.
(y)    Issuing Bank. For purposes of Section 2.17(e) and (f), the term “Lender” includes any Issuing Bank.
SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each of the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under

Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made as follows: (i) for payments made to the Administrative Agent, at its offices at 270 Park Avenue, New York, New York; (ii) for payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein; and (iii) payments made pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of (i) principal or interest in respect of any Loan shall be made in the currency in which such Loan is denominated, (ii) reimbursement obligations shall be made in the currency in which the Letter of Credit in respect of which such reimbursement obligation exists is denominated or (iii) any other amount due hereunder or under another Credit Document shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of (i) any obligations due and payable to such Lender hereunder or under the other Credit Documents at such time in excess of its ratable share (according to the proportion of (A) the amount of such obligations due and payable to such Lender at such time to (B) the aggregate amount of obligations due and payable to all Lenders hereunder and under the other Credit Documents at such time) of payments on account of obligations due and payable to all Lenders hereunder and under the other Credit Documents at such time obtained by all the Lenders at such time or (ii) any obligations owing (but not due and payable) to such Lender hereunder and under the other Credit Documents at such time in excess of its ratable share (according to the proportion of (A) the amount of such obligations owing (but not due and payable) to such Lender at such time to (B) the aggregate amount of obligations owing (but not due and payable) to all Lenders hereunder and under the other Credit Documents at such time) of payments on account of obligations owing (but not due and payable) to all Lenders hereunder and under the other Credit Documents at such time obtained by all the Lenders at such time, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Term B Loans, Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders, as applicable, or make such other adjustments as shall be equitable, to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any of the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each of the Borrowers consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Applicable Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Applicable Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Applicable Borrower will not make such payment, the Administrative Agent may assume that the Applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, (i) at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (in the case of an amount denominated in Dollars) and (ii) the rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount (in the case of an amount denominated in a Foreign Currency).
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19.    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The applicable Credit Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.15, or if any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the applicable Credit Party may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Credit Party shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lenders), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or such Credit Party (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Credit Party to require such assignment and delegation cease to apply.
(c)    If, in connection with any proposed amendment, modification or waiver pursuant to Section 9.02 (a “Proposed Change”) requiring the consent of all or all affected Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (c) being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request and at its sole cost and expense, the Administrative Agent, or a Person or Persons reasonably acceptable to the Administrative Agent, shall have the right with the Administrative Agent’s consent (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent or such Person, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest, fees and other amounts with respect thereto through the date of the sale, such purchase and sale to be consummated at par pursuant to an Assignment and Assumption (with the Borrower or the assignee paying any applicable assignment fee). Any such required sale and assignment shall be treated as a prepayment for purposes of Section 2.16 and the Borrower shall be liable for any amounts payable thereunder as a result of such sale and assignment.
SECTION 2.20.    Subsidiary Borrowers.
(a)    The Borrower may, at any time or from time to time, designate one or more Wholly-Owned Foreign Subsidiaries of the Borrower as a “Subsidiary Borrower” hereunder by furnishing to the Administrative Agent and the Lenders at least five Business Days before such designation is to take effect a Designation Letter in duplicate, duly completed and executed by the Borrower and such Wholly-Owned Foreign Subsidiary, together with (i) the items described in paragraphs (c) and (d) of Section 4.01 relating to such Subsidiary Borrower in form and substance satisfactory to the Administrative Agent, (ii) such security agreements and similar documents as the Administrative Agent shall reasonably request to accomplish the pledge by such Subsidiary Borrower of substantially all of its assets (other than Real Property) and such immaterial assets as may be agreed upon between the Administrative Agent and the Borrower) to secure the obligations of such Subsidiary Borrower hereunder and under the Designation Letter, and (iii) such other documents and information (including information relating to “know your customer” rules and regulations) as the Administrative Agent shall reasonably request. Upon any such designation of a Wholly-Owned Foreign Subsidiary and the consent of each of the Lenders with a Revolving Commitment, which will not be unreasonably withheld, such Subsidiary shall be a Subsidiary Borrower hereunder (with the related rights and obligations) and shall be entitled to request Revolving Loans.
(b)    So long as all Loans made to any Subsidiary Borrower and any related obligations have been paid in full, the Borrower may terminate the status of such Subsidiary Borrower as a Subsidiary Borrower hereunder by furnishing to the Administrative Agent a Termination Letter in duplicate, duly completed and executed by the Borrower and such Subsidiary. Any Termination Letter furnished hereunder shall be effective upon receipt by the Administrative Agent, which shall promptly notify the Lenders. Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Subsidiary Borrower shall not terminate (i) any obligation of such Subsidiary Borrower that remains unpaid at the time of such delivery or (ii) the obligations of the Borrower under the Parent Guaranty with respect to any such unpaid obligations.
(c)    The UK Borrower as the initial Subsidiary Borrower, hereby agrees to be bound by the provisions of the second sentence of the third paragraph of the attached form of Designation Letter as if the same were fully set forth herein.
SECTION 2.21.    Defaulting Lenders.
Notwithstanding any provision of this Agreement to the contrary, if any Lender with a Revolving Commitment or Revolving Credit Exposure becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    fees shall cease to accrue on the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12;
(b)    the Revolving Commitments, LC Exposure and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or Required Revolving Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02), provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;
(c)    if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then, so long as no Event of Default has occurred and is continuing:
(i)    all or any part of such Swingline Exposure or LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Revolver Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;
(iii)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Revolver Percentages; or
(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and
(d)    so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless, in each case, such person is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event with respect to a Parent of any Lender shall occur following the Funding Date and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless, in each case, the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Revolver Percentage. The Borrower shall make any payments under Section 2.16 to any assignor resulting from such assignments.
ARTICLE III

Representations and Warranties
The Borrower represents and warrants as follows to each Lender and the Administrative Agent as of the Funding Date and thereafter on each date as required by Section 4.02 that:
SECTION 3.01.    Organization; Powers. Except as set forth on Schedule 3.01, each of the Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except, with respect to Restricted Subsidiaries that are not Subsidiary Guarantors, where the failure to be in good standing under the laws of their respective jurisdiction of incorporation could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect), has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02.    Authorization; Enforceability. The Transactions are within the Credit Parties’ corporate or limited liability company or other organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder or similar action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under (i) the Senior Note Documents or (ii) any other indenture, agreement or other instrument binding upon the Borrower or any of its Restricted Subsidiaries or its assets, other than (in the case of such other indentures, agreements or instruments referred to in clause (ii)) such violations or defaults which could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, other than Permitted Liens.
SECTION 3.04.    Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders Manitowoc’s consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2014, reported on by Pricewaterhouse Coopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Manitowoc and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP. The Borrower has heretofore furnished to the Lenders the unaudited pro forma combined financial statements of the Borrower as of and for the fiscal year ended December 31, 2014 and the nine months ended September 30, 2015 (the “Combined Financial Statements”). Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Restricted Subsidiaries as of such date and for such period in accordance with GAAP.
(b)    Since September 30, 2015 (determined by reference to the Combined Financial Statements for and as of the nine months ended September 30, 2015), there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole.

SECTION 3.05.    Properties. (a) Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and free and clear of all Liens, other than Permitted Liens. All Real Property having a fair market value in excess of $5,000,000 owned by the Borrower or any of the Subsidiary Guarantors as of the Funding Date is set forth on Schedule 3.05. Schedule 3.05 also sets forth (i) the locations of all leased Real Property of the Borrower or any Subsidiary Guarantor where equipment and/or inventory having a fair market value in excess of $1,000,000 in the aggregate (as determined at any time during the immediately preceding four fiscal quarters) is held as of the Funding Date, and (ii) the locations where such equipment and/or inventory is held pursuant to bailment arrangements as of the Funding Date.
(b)    Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.    Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Credit Documents or the Transactions.
(b)    Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(c)    This Section 3.06 and Section 3.04(b) contain the Borrower’s sole and exclusive representations with respect to Environmental Laws.
SECTION 3.07.    Compliance with Laws and Agreements. Each of the Borrower and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08.    Investment Company Status. Neither the Borrower nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.    Taxes. Each of the Borrower and its Subsidiaries (or, solely with respect to any period prior to the consummation of the Spin Transaction, Manitowoc and its Subsidiaries) has timely filed or caused to be filed all Tax returns and reports required to have been filed (including the filing of extensions in respect thereof) and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary (or, solely with respect to any period prior to the consummation of the Spin Transaction, Manitowoc or such Subsidiaries), as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    ERISA; Foreign Pension Plans. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 3.10, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements prior to the Funding Date reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements prior to the Funding Date reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans.
(b)    Each Foreign Pension Plan has been maintained in substantial compliance with its terms and in substantial compliance with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. Except as set forth on Schedule 3.10, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower’s most recently ended fiscal year prior to the Funding Date on the basis of actuarial assumptions, each of which is reasonable, did not exceed by more than $25,000,000 the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.
(c)    Other than in relation to the Grove Europe Pension Scheme and the Berisford (1948) Pension Scheme, no UK Borrower is or has at any time been: (A) an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (U.K.)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993 (U.K.)); or (B) “connected” with or an “associate” (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (U.K.)) of such an employer. No UK Borrower has been issued a Financial Support Direction or Contribution Notice in respect of any pension scheme. To the Borrower’s knowledge, (i) there are no grounds to expect that the Pensions Regulator would have the power to issue a Financial Support Direction or a Contribution Notice to Enodis Holdings and its Subsidiaries as a result of the consummation of the Transactions or, if the Pensions Regulator had such a power, it would not be reasonable for it to exercise such a power, in each case with respect to any of the UK defined benefit pension schemes operated by or maintained for the benefit of Enodis Holdings and its Subsidiaries; and (ii) there is no requirement (and no requirement will arise) to notify, or, in consequence of clause (i) above, the Borrower does not consider it necessary to seek any clearance from, the Pensions Regulator as a result of the consummation of the Transactions. Under the terms of the UK defined benefit pension schemes operated by or maintained for the benefit of Enodis Holdings and its Subsidiaries, the pension trustees do not have the power to unilaterally wind up those schemes or to unilaterally increase the contributions required to be made by Enodis Holdings and its Subsidiaries.
SECTION 3.11.    Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains or will contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
SECTION 3.12.    The Security Documents. (a) The provisions of the Security Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the US Security Agreement Collateral and UK Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, will have, (i) upon its taking all actions required of it under the UCC, a fully perfected security interest in all right, title and interest in all of the US Security Agreement Collateral described therein (to the extent that such security interest can be perfected by filing a UCC financing statement or, to the extent required by the US Security Agreement, by taking possession of (or taking certain other actions with respect to) the respective US Security Agreement Collateral), subject to no other Liens other than Permitted Liens and (ii) when all filings in appropriate form are filed and recorded in the appropriate offices, a fully perfected security interest in all right, title and interest in all of the UK Security Agreement Collateral described therein (to the extent that such security interest can be perfected by filing appropriate forms or, to the extent required by the UK Security Agreement, by taking possession of (or taking certain other actions with respect to) the respective UK Security Agreement Collateral), subject to no other Liens other than Permitted Liens. In addition, the recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective forms attached to the US Security Agreement, in each case in the United States Patent and Trademark Office, together with UCC filings made pursuant to the US Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the US Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the US Security Agreement with the United States Copyright Office, together with UCC filings made pursuant to the US Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the US Security Agreement.
(b)    The security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors, under the US Pledge Agreement constitute perfected security interests in the US Pledge Agreement Collateral described in the US Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the US Pledge Agreement Collateral under the US Pledge Agreement other than with respect to that portion of the US Pledge Agreement Collateral constituting a “general intangible” under the UCC.
SECTION 3.13.    Subsidiaries. (a) As of the Funding Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 3.13. Schedule 3.13 correctly sets forth, as of the Funding Date, (i) the percentage ownership (direct or indirect) of the Borrower in each class of Equity Interests of its Subsidiaries and also identifies the direct owner thereof, and (ii) the jurisdiction of organization of each such Subsidiary. Each Subsidiary which was, as of the Funding Date, a Material Subsidiary is identified as such on Schedule 3.13.
(b)    To the actual knowledge of a Senior Officer of the Borrower, there is no Tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding imposed by any Governmental Authority in or of the jurisdiction in which a Subsidiary Borrower is organized and existing (or otherwise resident for tax purposes) either (i) on or by virtue of the execution or delivery of the applicable Credit Documents or (ii) on any payment to be made by such Subsidiary Borrower pursuant to any Loan made to such Subsidiary Borrower, except as has been disclosed in writing to the Administrative Agent.
SECTION 3.14.    Indebtedness. Schedule 6.01 sets forth a true and complete list of all Indebtedness (including Guarantees (other than Guarantees otherwise permitted under Section 6.01)) of the Borrower and its Restricted Subsidiaries which is to remain outstanding after giving effect to the Transactions (excluding the Loans and the Letters of Credit), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Restricted Subsidiaries which directly or indirectly guarantees such debt.
SECTION 3.15.    Insurance. Schedule 3.15 sets forth a true and complete listing of all insurance maintained by the Borrower and its Restricted Subsidiaries as of the Funding Date, with the amounts insured (and any deductibles) set forth therein.
SECTION 3.16.    Regulation U. Margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) constitutes less than 25% of the value of those assets of the Borrower and its Restricted Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder. Neither the making of any Loan or issuance of any Letters of Credit hereunder nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

SECTION 3.17.    Solvency. On the Funding Date, after giving effect to the consummation of the Transactions and the payment of all fees, costs and expenses payable by the Borrower with respect thereto, (a) on a going concern basis the fair market value of the assets of the Borrower and its Restricted Subsidiaries, on a consolidated basis, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and its Restricted Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay their debts and other liabilities, subordinated, contingent or otherwise, as such debts or other liabilities become absolute and matured in the ordinary course, (c) the Borrower and its Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured in the ordinary course, and (d) the Borrower and its Restricted Subsidiaries, on a consolidated basis, do not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Funding Date. The amount of contingent liabilities at any time shall be computed as the amount that can reasonably be expected to become an actual and matured liability.
SECTION 3.18.    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects, and are not engaged in any activity that would reasonably be expected to result in any such Subsidiary Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.
SECTION 3.19.    Centre of Main Interest. For the purposes of the Insolvency Regulation, each of UK Borrower’s centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) is situated in its jurisdiction of incorporation and none of them have an “establishment” (as that term is used in Article 2(h) of the Insolvency Regulation) in any other jurisdiction.
SECTION 3.20.    Registration. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of any Credit Documents to which the UK Borrower or any Credit Party is a party that such documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such UK Borrower or such other Credit Party is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of such documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until such document or any other document is sought to be enforced (ii) registration of particulars of the UK Security Agreement at Companies House in England and Wales

in accordance with Part 25 (Company Charges) of the Companies Act 2006 (UK) or any regulations relating to the registration of charges made under, or applying the provisions of, the Companies Act 2006 (UK) and payment of associated fees and (iii) any charge or tax as has been timely paid.
SECTION 3.21.    Preferred Creditors. Each UK Borrower’s payment obligations under the UK Security Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
ARTICLE IV

Conditions
SECTION 4.01.    Funding Date. This Agreement shall become effective upon, and only upon, the satisfaction of each of the following conditions precedent and the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each Credit Party and each financial institution identified on Schedule 2.01 either (i) a counterpart hereof signed on behalf of such Credit Party or financial institution (and to each other Credit Document to which it is a party, including, without limitation, the Collateral Agreement and such other Credit Documents as the Administrative Agent or its counsel may have reasonably requested) or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement or such other Credit Document) that such party has signed a counterpart of each document referenced in the foregoing clause (i) to which it is a party.
(b)    The Administrative Agent shall have received documents and certificates relating to the authorization of this Agreement and the transactions contemplated hereby by the Borrowers and each Subsidiary Guarantor in form and substance satisfactory to the Administrative Agent.
(c)    The Administrative Agent shall have received an executed legal opinion (addressed to the Administrative Agent and the Lenders) from (i) Foley & Lardner LLP, U.S. counsel for the Credit Parties, and (ii) Bond Dickinson LLP, UK counsel for Manitowoc FSG UK Limited and the UK Borrower, in each case in form and substance satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.
(d)    The Administrative Agent shall have received documents and certificates relating to the organization, existence and good standing of each Borrower and each Subsidiary Guarantor and the authorization of the Transactions in form and substance satisfactory to the Administrative Agent and its counsel.

(e)    The Borrower shall have caused to be delivered to the Administrative Agent insurance certificates or binders naming the Collateral Agent, on behalf of the Secured Creditors, as loss payee for any property insurance policies and additional insured for any general, excess or umbrella, automobile, marine or other similar liability policies, in form and substance acceptable to the Administrative Agent.
(f)    The Administrative Agent shall have received a certificate, dated the Funding Date and signed by a Senior Officer of the Borrower, (i) confirming compliance as of such date with the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02, (ii) certifying as to the occurrence of the Spin Transaction (or certify that it shall occur substantially concurrently with the transactions contemplated hereby) and (iii) certifying that attached thereto is a true, correct and complete copy of the material Senior Note Documents.
(g)    A completed Perfection Certificate, dated the Funding Date and signed by a Senior Officer of the Borrower.
(h)    Receipt by the Administrative Agent of updated Schedules 3.01, 3.05, 3.10, 3.13, 3.15, 6.01, 6.02 and 6.05 to replace the corresponding Schedules attached hereto as of the Escrow Date in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, provided that the Lenders agree that such updated schedules shall be deemed to be satisfactory if such updated Schedules (i) do not differ from the corresponding Schedules attached hereto as of the Escrow Date in a manner that is material and adverse to the Lenders or (ii) are otherwise satisfactory to the Required Lenders (and any references to any such Schedules in this Credit Agreement shall thereafter refer to such Schedules as the same may have been updated pursuant to this Section 4.01(h).
(i)    The Lenders, the Administrative Agent and the Arrangers shall have received all fees and other amounts due and payable on or prior to the Funding Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(j)    The Administrative Agent shall have received evidence satisfactory to it that the Spin Transaction has occurred (or shall occur substantially concurrently with the transactions contemplated hereby).
(k)    To the extent that the Term B Loan is to be funded into the Term B Proceeds Escrow Agreement in accordance with the ultimate paragraph of this Section 4.01, the Arrangers shall have received an amendment to the Existing Credit Agreement permitting the transactions contemplated hereby in form and substance acceptable to the Arrangers.
(l)    All principal, interest, fees and other amounts owing under the Existing Credit Agreement (other than contingent obligations in respect of letters of credit continuing under separate credit facilities of Manitowoc or the Existing Letters of Credit continuing hereunder) and under the Borrowers’ and Manitowoc’s existing senior notes shall have been (or shall substantially contemporaneously herewith be) repaid in full, all commitments thereunder shall have been terminated, and the Administrative Agent shall have received payoff or paydown documentation and guarantees and Liens releases (as applicable) with respect to the Borrower, Manitowoc and their Subsidiaries, in each case, in form and substance acceptable to the Administrative Agent.
(m)    The Escrow Date shall have occurred.
(n)    The Administrative Agent shall have received evidence satisfactory to it that the Borrower or a Restricted Subsidiary (or a SPV) has entered into a Permitted Securitization with Wells Fargo Bank, N.A. evidencing Receivables Indebtedness in an amount of $110,000,000 pursuant to documentation (including, without limitation, an intercreditor agreement between the Administrative Agent and Wells Fargo Bank, N.A.) acceptable to the Arrangers.
(o)    The Administrative Agent shall have received evidence satisfactory to it that all conditions precedent to the issuance by the Borrower of the Senior Notes shall have been satisfied, and the Borrower shall have received (or shall contemporaneously herewith receive) proceeds thereof in an amount of $425,000,000, which proceeds shall be held in escrow and on the Funding Date be contemporaneously applied in a manner, and pursuant to documentation, acceptable to the Arrangers.
(p)    The Administrative Agent shall have received evidence satisfactory to it that all conditions precedent to the issuance by Manitowoc of its Senior Secured Notes due 2024 shall have been satisfied, and Manitowoc shall have received (or shall contemporaneously herewith receive) proceeds thereof in an amount of $250,000,000, which proceeds shall be held in escrow and on the Funding Date be substantially contemporaneously applied in a manner, and pursuant to documentation, acceptable to the Arrangers.
(q)    The Administrative Agent shall have received evidence satisfactory to it that all conditions precedent to the closing of Manitowoc’s senior secured revolving credit facility agented by Wells Fargo Bank, National Association, and certain other financial institutions shall have been satisfied.
(r)    All governmental and third party approvals necessary or, in the reasonable discretion of the Administrative Agent, advisable in connection with the financing contemplated hereby and the continuing operations of the Borrower and their Restricted Subsidiaries shall have been obtained and be in full force and effect.
(s)    The Administrative Agent, in its capacity as Collateral Agent, shall have confirmed that it has Liens creating a first priority security interest in the Collateral, subject to Permitted Liens.
(t)    The Lenders shall have received satisfactory financial projections of the Borrowers for fiscal years 2015 through 2020.
(u)    The Borrowers shall have delivered a solvency certificate in form and substance satisfactory to the Administrative Agent.

(v)    The Borrower shall have delivered a Borrowing Request to the Administrative Agent for all Borrowings to be made on the Funding Date.
(w)    The Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the PATRIOT Act.
(x)    The Borrowers shall have provided such other corporate and other certificates, opinions, documents, instruments and agreements as the Lenders may reasonably request.
The first date upon which all of the foregoing conditions shall have been satisfied is referred to as the “Funding Date”. The Administrative Agent shall notify the Borrower and the Lenders promptly of the occurrence of the Funding Date and such notice shall be conclusive and binding on all parties hereto. In the event the Funding Date has not occurred on or before July 1, 2016, this Agreement shall not become operative and shall be of no force or effect ((it being understood and agreed that to the extent the Funding Date does not occur on or prior to July 1, 2016, this Agreement and the Commitments of the Lenders (to the extent not already terminated) shall automatically terminate without any further action by the Borrower, the Administrative Agent or any other Person). Without limiting the generality of the provisions of Section 8.01, (i) for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Funding Date specifying its objection thereto.
To extent that the Funding Date has not occurred prior to March 7, 2016 and the Term B Commitments have not theretofore been terminated pursuant to the terms thereof, the Borrowers and the Lenders agree that it is the intent of the parties hereto that the Term B Loan shall be, on March 7, 2016, issued to a to-be-determined Wholly-Owned Subsidiary of the Borrower and funded into the Term B Proceeds Escrow Account and held in accordance with the terms of the Term B Proceeds Escrow Agreement. It is a condition of such funding that the deposit of such proceeds shall be accompanied by an additional amount provided by the Borrower sufficient to insure repayment in an amount equal to 100% of the aggregate principal amount of the Term B Loan, plus accrued and unpaid interest thereon to, but not including, the date that is five Business Days after July 1, 2016 and that the Borrower and/or applicable Subsidiary thereof will grant to the Administrative Agent for its benefit and the benefit of the Term Lenders, a first-priority lien on and security interest in the Term B Proceeds Escrow Account and all deposits and investment property therein. To facilitate the foregoing, the Borrower agrees to deliver to the Arrangers such of the deliveries described in this Section 4.01 and other documentation as the Arrangers shall reasonably request, including without limitation, some or all of the deliveries described in clauses (a), (b), (c), (d), (f), (i) (but solely with respect to original issue discount payable in connection with the Term B Loans), (k), (v), (w) and (x), whether with respect to the Borrower or the applicable Subsidiary thereof. The obligation of the Term Lenders to fund the Term B Loan in accordance with this paragraph shall be subject to the satisfaction of the conditions set forth in the preceding two sentences by March 7, 2016, and the Term B Commitments shall terminate unless funded on such date. The Term B Proceeds Escrow Agreement shall condition the release of the proceeds of the Term B Loans to the Borrowers upon the satisfaction of all of the conditions contained in this Section 4.01 and in Section 4.02 below. Upon the occurrence of certain events, including the failure of the Funding Date to have occurred prior to July 1, 2016, the Term B Proceeds Escrow Agreement shall provide that the proceeds held in the Term B Proceeds Escrow Account shall be applied to repay the Term B Loans in full (less the amount of any original issue discount taken at close). The Lenders agree that the Administrative Agent, acting without further consent from any party hereto, shall be permitted to make such amendments to this Agreement as the Arrangers deem appropriate in order to effectuate the transactions described in this paragraph. It is acknowledged and agreed that the provisions of this paragraph reflect the agreement of the Borrowers and the Lenders notwithstanding any other provision to the contrary contained in any other provision of this Agreement or any other Credit Document.
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
(a)    The representations and warranties of each Credit Party set forth in the Credit Documents shall be true and correct in all material respects (except that any representation or warranty which is already qualified as to materiality or by reference to Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing (other than representations and warranties that relate solely to an earlier date) or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
(c)    The requested extension of credit (and the securing thereof by the Collateral) is permitted by the Senior Note Documents.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.
ARTICLE V

Affirmative Covenants
From the Funding Date until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender, including their Public-Siders:
(a)    within 90 days after the end of each fiscal year of the Borrower, its audited consolidated (and solely to the extent that, during such year, the Borrower had any Unrestricted Subsidiaries, unaudited consolidating financial statements of the Restricted Subsidiaries, taken as a whole) balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated (and solely to the extent that, during such quarter, the Borrower had any Unrestricted Subsidiaries, consolidating balance sheet and income statement of the Restricted Subsidiaries, taken as a whole) balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (x) of the amount of [“Permitted Indebtedness”] (as described in [___] of the definition thereof in the Senior Note Indenture) then outstanding and then permitted to be incurred by the terms of the Senior Note Indenture and (y) demonstrating compliance with Section 6.16, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate (iv) if the assets, liabilities or results of operations of any FIN 46 Subsidiary are reflected in such financial statements, attaching such additional information, all certified by a Financial Officer of the Borrower and in form and detail satisfactory to the Administrative Agent, as may be necessary to permit computation of all amounts relevant to the determination of the Borrower’s compliance with this Agreement (taking into account the fact that FIN 46 Subsidiaries and their respective assets, liabilities and results of operations are excluded from all computations made on a consolidated basis for the Borrower and its Restricted Subsidiaries hereunder) and (v) providing a schedule of all Unrestricted Subsidiaries as of the date of such certificate and, if there are any Unrestricted Subsidiaries, setting forth financial information in detail reasonably satisfactory to the Administrative Agent for the applicable period for such Unrestricted Subsidiaries;
(d)    concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);
(e)    promptly after the same become publicly available, copies of all periodic reports (including reports on Form 8-K), proxy statements and other financial materials filed by the Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
(f)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request;
(g)    no later than 60 days following the first day of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income, sources and uses of cash and balance sheets) for the Borrower and its Restricted Subsidiaries on a consolidated basis prepared by the Borrower for each of the four fiscal quarters of such fiscal year prepared in detail, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based;
(h)    promptly after the delivery thereof, copies of all financial information, proxy materials and reports which the Borrower or any of its Restricted Subsidiaries shall deliver to holders (or any trustee, agent or representative therefor) of any of its other Material Indebtedness in each case pursuant to the terms of the documentation governing such Material Indebtedness;
(i)    upon the request of the Administrative Agent or the Required Lenders, within 30 days after the end of each fiscal month of the Borrower (other than a fiscal month ending as of the end of a fiscal quarter of the Borrower), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and
(j)    the Borrower represents and warrants that it, its controlling Person and any Restricted Subsidiary, in each case, if any, either (i) has no registered or publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby (x) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.01(a)(i) and (ii) above, along with the Credit Documents, available to Public-Siders and (y) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrower has no outstanding publicly traded securities, including 144A securities.
Any financial statement or other material required to be delivered pursuant to this Section 5.01 shall be deemed to have been furnished to the Lenders on the date that an electronic copy of such financial statement or other material is provided to the Administrative Agent or is available to the Lenders on the website of the Securities and Exchange Commission at http://www.sec.gov; provided that the Borrower will furnish paper copies of such financial statements and other materials to any Lender that requests, by notice to the Borrower, that the Borrower do so, until the Borrower receives notice from such Lender to cease delivering such paper copies.
SECTION 5.02.    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender written notice of the following promptly upon an officer of the Borrower obtaining knowledge thereof:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000; and
(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    Existence; Conduct of Business. The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any sale of assets, merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.04.    Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.05.    Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (c) cause all insurance policies or certificates, as requested by the Administrative Agent, to be endorsed to the benefit of the Administrative Agent (including, without limitation, by naming the Administrative Agent as loss payee and/or additional insured). If the Borrower or any of its Material Subsidiaries shall fail to maintain insurance in accordance with this Section 5.05, or if the Borrower or any of its Material Subsidiaries shall fail to so endorse and deliver all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.
SECTION 5.06.    Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
SECTION 5.07.    Compliance with Laws and Material Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, and (b) all material contractual obligations, except in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.08.    Use of Proceeds and Letters of Credit.
(a)    The proceeds of the Revolving Loans provided on the Funding Date shall be used to (i) refinance existing Indebtedness of Manitowoc and is Subsidiaries (including, without limitation, Indebtedness under the Existing Credit Agreement) in an amount not to exceed

$50,000,000 and (ii) fund fees and expenses associated with the Separation and the refinancing of existing Indebtedness described in clause (i). The proceeds of any Revolving Loans provided after the Funding Date (including pursuant to Section 2.08(d)) will be used for general corporate purposes of the Borrower and its Restricted Subsidiaries, including to refinance existing Indebtedness of the Borrower and its Subsidiaries and to pay related fees and expenses. Letters of Credit will be issued only to support the ordinary course of business operations of the Borrower and its Restricted Subsidiaries.
(b)    The proceeds of the Term B Loans shall be used for general corporate purposes of the Borrower and its Restricted Subsidiaries and to finance a portion of the Funding Date Dividend. The proceeds of Incremental Term B Loans shall be used for general corporate purposes and as set forth in the applicable Incremental Term B Loan Amendment.
(c)    No part of the proceeds of any Loan will be used, whether directly or indirectly, to purchase or carry Margin Stock or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation in the United States or in an European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.09.    Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and as required in connection with the normal operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries and which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) (i)  After the receipt by the Administrative Agent or any Lender of any notice of material non-compliance with any Environmental Law by the Borrower or any of its Subsidiaries or with respect to any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries, (ii) at any time that the Borrower or any of its Subsidiaries are not in compliance with Section 5.09(a) or (iii) in the event that the Administrative Agent or the Lenders have exercised any of the remedies pursuant to Article VII, the Borrower will (in each case) provide, at the sole expense of the Borrower and at the request of the Administrative Agent, an environmental site assessment report concerning such Real Property (or, in the case of clause (iii) above, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries), prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Borrower.
SECTION 5.10.    Further Assurances; etc. (a) The Borrower will, and will cause each of its Restricted Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or use commercially reasonable efforts to deliver to the Collateral Agent from time to time such schedules, confirmatory assignments, financing statements, transfer endorsements, certificates, reports, landlord waivers, flood zone determinations, flood insurance and related borrower notices, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require and as are generally consistent with the terms of this Agreement and the Security Documents and are necessary to effectuate the intent of said agreements.
(b)    The Borrower agrees that each action required by clause (a) of this Section 5.10 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders (or, if the Borrower is diligently pursuing such action, such longer period of time as the Administrative Agent may reasonably specify); provided that in no event will the Borrower or any of its Restricted Subsidiaries be required to take any action, other than using its commercially reasonable best efforts, to obtain consents from third parties with respect to its compliance with this Section 5.10.
(c)    If, following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, the Borrower does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent (which evidence may be in the form of an opinion of counsel), with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the US Pledge Agreement that (i) a pledge of 65% or more of the total combined voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote and (ii) the entering into by such Foreign

Subsidiary of a guarantee in substantially the form of the Subsidiary Guaranty, in any such case could reasonably be expected to cause (I) any undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent for Federal income tax purposes or (II) other Federal income tax consequences to the Credit Parties having an adverse financial consequence to any Credit Party in any material respect, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary’s outstanding Equity Interests not theretofore pledged pursuant to the US Pledge Agreement shall be promptly pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the US Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above such Foreign Subsidiary shall promptly execute and deliver the Subsidiary Guaranty (or another guarantee in substantially similar form, if needed), guaranteeing the obligations of the Borrower under the Credit Documents and under any Swap Agreement entered into with a Secured Creditor, in each case to the extent that the entering into of the US Pledge Agreement or Subsidiary Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 5.10(c) to be in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, (i) the Administrative Agent shall not take a security interest in those assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax, title insurance or similar items) is excessive in relation to the benefit to the Lenders of the security afforded thereby and (ii) no Foreign Subsidiary shall be required to guarantee the Obligations or provide collateral therefor to the extent such guarantee or collateral could reasonably be expected to result in personal liability to its directors or is otherwise prohibited by applicable law.
SECTION 5.11.    Ownership of Subsidiaries; etc. Except as otherwise permitted by Section 6.05(c) or (m) or pursuant to a Permitted Acquisition consummated in accordance with the terms of this Agreement, the Borrower will directly or indirectly own 100% of the Equity Interests of each of its Subsidiaries (other than, in the case of Foreign Subsidiaries, director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).
SECTION 5.12.    Margin Regulations. The Borrower will take all actions so that at all times the fair market value of all Margin Stock owned by the Borrower and its Subsidiaries (other than Equity Interests of the Borrower held in treasury) shall not exceed $2,500,000. So long as the covenant contained in the immediately preceding sentence is complied with, all Margin Stock at any time owned by the Borrower and its Subsidiaries will not constitute Collateral and no security interest shall be granted therein pursuant to any Credit Document. Without excusing any violation of the first sentence of this Section 5.12, if at any time the fair market value of all Margin Stock owned by the Borrower and its Subsidiaries (other than Equity Interests of the Borrower held in treasury) exceeds $2,500,000, then (a) all Margin Stock owned by the Credit Parties (other than Equity Interests of the Borrower held in treasury) shall be pledged, and delivered for pledge, pursuant to the US Pledge Agreement and (b) the Borrower will execute and deliver to the Lenders appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with Regulations T, U and X. If at any time any Margin Stock is required to be pledged as a result of the provisions of the immediately preceding sentence, repayments of outstanding obligations hereunder shall be required, and subsequent makings of Loans and issuances of Letters of Credit shall be permitted, only in compliance with the applicable provisions of Regulations T, U and X.
SECTION 5.13.    Additional Guarantors and Collateral. (a) Effective upon any Domestic Subsidiary (other than an Unrestricted Subsidiary or SPC) which was not a Material Subsidiary on the Funding Date (either because it was not a Subsidiary on the Funding Date or because it did not on the Funding Date meet the other criteria of a Material Subsidiary) becoming a Material Subsidiary, the Borrower shall cause such Domestic Subsidiary within ten Business Days to (i) execute and deliver to the Administrative Agent for the benefit of the Secured Creditors a joinder to the Subsidiary Guaranty and (ii) pledge to the Administrative Agent for the benefit of the Secured Creditors a first priority security interest in (A) all personal property owned by such Person pursuant to a security or pledge agreement substantially similar to the US Security Agreement or, as applicable US Pledge Agreement (or pursuant to a joinder agreement to the US Security Agreement or US Pledge Agreement in form satisfactory to the Administrative Agent) and (B) all real property (including leasehold interests) having a fair market value in excess of $5,000,000 owned by such Person pursuant to a Mortgage in form satisfactory to the Administrative Agent (and in connection therewith deliver the related items referred to in Section 5.18). The Borrower shall promptly notify the Administrative Agent at any time at which any Domestic Subsidiary becomes a Material Subsidiary.
(b)    The Borrower agrees to take all steps reasonably necessary to ensure that at all times (i) the aggregate assets of all Domestic Subsidiaries of the Borrower that are not Subsidiary Guarantors which have pledged their assets to secure the Obligations (any such Subsidiary, a “Non-Subject Domestic Subsidiary”) does not exceed ten percent (10%) of the Consolidated Domestic Net Assets of the Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries, and (ii) the Consolidated Net Income generated by Non-Subject Domestic Subsidiaries does not exceed ten percent (10%) of the Consolidated Net Income of the Borrower and its Domestic Subsidiaries that are Restricted Subsidiaries.
(c)    The Borrower agrees that it will (i) identify to the Administrative Agent by written notice each Foreign Subsidiary that is a Material Subsidiary of the Borrower (and is not an Unrestricted Subsidiary) which may (x) become a guarantor of some or all of the Obligations, (y) have 65% or more of its Equity Interests pledged to secure some or all of the Obligations or (z) pledge its assets to secure some or all of the Obligations (each of the foregoing being “Credit Support”), in each case (A) without having an adverse tax or other financial consequence to the Borrower or any of its Restricted Subsidiaries, in each case, in any material respect, (B) solely to the extent any of the foregoing actions could not reasonably be expected to result in personal liability to the directors of such Foreign Subsidiary and (C) solely to the extent any of the foregoing actions are not otherwise prohibited by applicable law (any of the actions described in clauses (x) – (z) above which do not have any of the consequences described in clauses (A) – (C) above being “Permitted Credit Support”), and (ii) take all steps reasonably necessary to ensure that at all times (x) the aggregate assets of all Subsidiaries of the Borrower that are not Subsidiary Guarantors which have pledged some or all of their assets to secure the Obligations (any such Subsidiary, a “Non-

Subject Subsidiary”) does not exceed twenty percent (20%) of the Consolidated Total Net Assets of the Borrower and its Subsidiaries that are Restricted Subsidiaries, and (y) the Consolidated Net Income generated by Non-Subject Subsidiaries does not exceed twenty percent (20%) of the Consolidate Net Income of the Borrower and its Subsidiaries that are Restricted Subsidiaries; provided, that if on any date the Borrower is not in compliance with the foregoing clause (ii), then the Borrower shall have sixty (60) days from such date (or such longer period agreed to in writing by the Administrative Agent in its sole discretion), to ensure compliance therewith. Notwithstanding the foregoing, in no event shall the Borrower be required to deliver any guarantees or security from a Foreign Subsidiary to the extent that such guarantees or security would not constitute Permitted Credit Support, and no Lien shall be taken pursuant to this Section 5.13(c) in any assets as to which the Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax, title insurance or similar items) is excessive in relation to the benefit to the Lenders of the security afforded thereby, or with respect to Foreign Subsidiaries, in real estate.
SECTION 5.14.    Maintenance of Ratings. The Borrower will use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s and (ii) a public rating (but not any specific rating) in respect of the Term B Facility from each of S&P and Moody’s.
SECTION 5.15.    Pensions.
(a)    Each UK Borrower shall ensure that all pension schemes operated by or maintained for its benefit and/or any of its employees are fully funded based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 (U.K.) and that no action or omission is taken by any UK Borrower in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including the termination or commencement of winding-up proceedings of any such pension scheme or a UK Borrower ceasing to employ any member of such a pension scheme).
(b)    Each UK Borrower shall ensure that it is not an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (U.K.)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 (U.K.)) or “connected” with or an “associate” of (as those terms are defined in sections 38 or 43 of the Pensions Act 2004 (U.K.)) such an employer.
(c)    Each UK Borrower shall deliver to the Administrative Agent: (i) at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the UK Borrower); and (ii) at any other time if the Administrative Agent reasonably believes that any relevant statutory or auditing requirements are not being complied with, actuarial reports in relation to all pension schemes mentioned in clause (a) above.
(d)    Each UK Borrower shall promptly notify the Administrative Agent (i) of any material change in the rate of contributions to any pension scheme mentioned in clause (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise); (ii) of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any UK Borrower; and (iii) if it or any Credit Party receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.
SECTION 5.16.    Centre of Main Interests. Each UK Borrower shall maintain its centre of main interests in its jurisdiction of incorporation for the purposes of the Insolvency Regulation.
SECTION 5.17.    Designation of Restricted Subsidiaries. The Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary upon written notice to the Administrative Agent; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) immediately after giving effect to such designation, the Borrower shall be in compliance on a Pro Forma Basis with the financial covenants set forth in Section 6.16, and, as a condition precedent to the effectiveness of any such designation, the Borrower shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating compliance with such financial covenants, (c) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (d) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any Specified Indebtedness and (e) at all times the aggregate Consolidated EBITDA of the Borrower and its Restricted Subsidiaries shall equal at least 90% of the Consolidated EBITDA of the Borrower and its Subsidiaries (if the Borrower is at any time in violation of this clause (e) it shall immediately designate an Unrestricted Subsidiary or Unrestricted Subsidiaries, as applicable, as Restricted Subsidiaries to the extent necessary so that after giving effect to such designation(s) the Borrower is in compliance with this clause (e)); provided, further, that it is understood and agreed, that no Borrower or Subsidiary Guarantor may be designated as an Unrestricted Subsidiary unless it is not required to be a Subsidiary Guarantor pursuant to the terms hereof. The designation of any Subsidiary as an Unrestricted Subsidiary after the Funding Date shall constitute (i) an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Restricted Subsidiaries’ (as applicable) Investments therein and (B) the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.
SECTION 5.18.    Post-Closing Obligations. No later than 60 days following the Funding Date (or such later date as agreed to by the Administrative Agent in its sole discretion), the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, the following with respect to the Real Property locations listed on Schedule 5.18 hereto: (i) a duly executed Mortgage providing for a first priority perfected Lien, in favor of the Administrative Agent, (ii) a current ALTA/ASCM survey of such real property, in form and substance reasonably satisfactory to Administrative Agent, (iii) an ALTA Loan Title Insurance Policy, issued by an insurer reasonably acceptable to the Administrative Agent, insuring the Administrative Agent’s first priority Lien on such real property and containing such endorsements as the Administrative Agent may reasonably require, (iv) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above, (v) life of loan flood zone determinations with respect to such real property in form and substance reasonably satisfactory to Administrative Agent, (vi) a flood insurance policy concerning such real property, if required by the Flood Disaster Protection Act of 1973, (vii) a zoning report from a nationally recognized zoning report provider in form and substance reasonably satisfactory to Administrative Agent, (viii) a local counsel opinion as to the enforceability of the Mortgage, and such others matters as may be reasonably requested by Administrative Agent, in form and substances reasonably satisfactory to Administrative Agent, and (ix) such other certificates, documents and information with respect to such property as are reasonably requested by the Administrative Agent, each in form and substance reasonably satisfactory to the Administrative Agent.
ARTICLE VI

Negative Covenants
From the Funding Date until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated, in each case, without any pending draws, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01.    Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(a)    Indebtedness created under the Credit Documents;
(b)    Indebtedness existing on the Escrow Date and after giving effect to the Spin Transaction and set forth in Schedule 6.01, and any subsequently incurred Indebtedness under lines of credit to any Foreign Subsidiaries which were in effect on the Escrow Date, as reduced by any permanent repayments of principal thereof, and extensions, renewals and replacements of any such Indebtedness to the extent that such extensions, renewals and replacements do not increase the principal amount or facility amount, as applicable, outstanding at the time of any such extension, renewal or replacement);
c)    intercompany Indebtedness among the Borrower and its Restricted Subsidiaries to the extent permitted by Sections 6.05(i) and (j) and Indebtedness of Foreign Credit Parties in respect of intercompany notes payable described in subsection (y) of Section 6.04;
(d)    Indebtedness of the Borrower or any of its Restricted Subsidiaries under Swap Agreements entered into in the ordinary course of business with respect to other Indebtedness permitted under this Section 6.01, with respect to commodity hedging arrangements or with respect to currency hedging arrangements so long as, in each case, the entering into of such Swap Agreements are bona fide hedging activities and are not for speculative purposes;
(e)    Indebtedness of the Borrower and its Restricted Subsidiaries evidenced by Capital Lease Obligations and purchase money Indebtedness described in Section 6.02(j);

(f)    Indebtedness of a Restricted Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capital Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (ii) and (iii) the aggregate principal amount of all Indebtedness permitted by this clause (f) to be outstanding at any time shall not exceed $50,000,000;
(g)    Indebtedness in respect of bid, payments, performance, advance payment or surety bonds entered into in the ordinary course of business and consistent with past practices;
(h)    to the extent that same constitutes Indebtedness, obligations in respect of earn-out arrangements permitted pursuant to a Permitted Acquisition;
(i)    Indebtedness of Foreign Subsidiaries that are Restricted Subsidiaries of the Borrower from Persons other than the Borrower or any of its Restricted Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Subsidiary’s working capital and other general corporate purposes and other Indebtedness of any such Foreign Subsidiary; provided that the aggregate principal amount of all such Indebtedness outstanding at any time for all such Foreign Subsidiaries (excluding Indebtedness existing on the Escrow Date and set forth on Schedule 6.01, subsequently incurred Indebtedness of any Foreign Subsidiaries that are Restricted Subsidiaries which was in effect on the Escrow Date, and refinancings thereof by the applicable Restricted Subsidiary or another Restricted Subsidiary in the same country to the extent that such refinancings do not increase the amount of the applicable Indebtedness nor provide security not applicable to such scheduled or subsequently incurred Indebtedness, except to the extent secured and/or guaranteed by the Security Documents and/or the other applicable Credit Documents) shall not $60,000,000 in the aggregate at any time outstanding;
(j)    Receivables Indebtedness; provided that the Borrower shall at no time permit the aggregate outstanding amount of Receivables Indebtedness to exceed $125,000,000;
(k)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so long as such Indebtedness is extinguished within four Business Days of the incurrence thereof;
(l)    Indebtedness of the Borrower or any of its Restricted Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with the acquisition or disposition of assets permitted by this Agreement so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person (other than the Borrower or a Restricted Subsidiary to the extent permitted by Section 6.01(n));
(m)    unsecured guarantees by the Borrower and its Restricted Subsidiaries in respect of Customer Financing;

(n)    Indebtedness consisting of guarantees (v) by the Borrower or its Restricted Subsidiaries of the pension obligations of Enodis Holdings or its Restricted Subsidiaries, (w) by the Domestic Credit Parties of each other’s Indebtedness and lease and other contractual obligations permitted under this Agreement, (x) by the Foreign Credit Parties of each other’s and each Domestic Credit Party’s Indebtedness and lease and other contractual obligations permitted under this Agreement, (y) by External Subsidiaries of each other’s and each Credit Party’s Indebtedness and lease and other contractual obligations permitted under this Agreement or (z) by any Credit Party of any Indebtedness and lease and other contractual obligations permitted under this Agreement of any External Subsidiary (or by any Domestic Credit Party of any Indebtedness and lease and other contractual obligations permitted under this Agreement of any Foreign Credit Party) so long as the amount of such Guarantee under this clause (z), when aggregated with (1) the aggregate outstanding principal amount of Intercompany Loans which are restricted in amount by the proviso to Section 6.05(i) and (2) the aggregate amount of contributions, capitalizations and debt forgiveness which are restricted in amount by the proviso to Section 6.05(j) and which have theretofore been made and not repaid do not at any time exceed the Dollar Equivalent of the greater of (x) $100,000,000 and (y) 5% of Consolidated Total Net Assets, determined at the time of the incurrence of such Indebtedness;
(o)    [reserved];
(p)    unsecured Indebtedness created under the Senior Notes Documents;
(q)    additional unsecured Indebtedness incurred by the Borrower and the Subsidiary Guarantors (other than Indebtedness of the type described in Section 6.01(n)(z)); provided that (i) no Default exists at the time of its incurrence or would result therefrom and (ii) such Indebtedness shall have a Weighted Average Life to Maturity which is at least six months after the latest scheduled Loan maturity date under this Agreement and shall be on terms not materially more onerous to the Borrower than the terms of the Senior Note Documents;
(r)    so long as no Default then exists or would result therefrom, additional unsecured Indebtedness incurred by the Borrower for the purpose of (i) refinancing any portion of the Obligations or (ii) refinancing other senior Indebtedness permitted hereunder; provided, however, that such refinancing Indebtedness pursuant to this clause (ii) has a Weighted Average Life to Maturity at the time such refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refinanced, is in a principal amount not in excess of the principal amount of Indebtedness being refinanced and is on terms not materially more onerous to the Borrower than the terms of the Indebtedness being refinanced;
(s)    the Separation Obligations; and
(t)    Indebtedness incurred in consummating the Permitted Transactions.
For the avoidance of doubt, a permitted refinancing pursuant to Section 6.01(r) in respect of Indebtedness incurred pursuant to a Dollar-denominated basket shall not increase capacity to incur Indebtedness under such Dollar-denominated basket, and such Dollar-denominated basket shall be deemed to continue to be utilized by the amount of such permitted refinancing unless and until the Indebtedness incurred to effect such permitted refinancing is no longer outstanding.
SECTION 6.02.    Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of the Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or sell any property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Restricted Subsidiaries), or assign any right to receive income or authorize the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 6.02 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):
(a)    inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;
(b)    Liens in respect of property or assets of the Borrower or any of its Restricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower’s or such Restricted Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Restricted Subsidiary or (y) which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles and which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;
(c)    Liens (other than Liens imposed under ERISA) (i) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and (ii) Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business and statutory obligations, surety bonds, performance bonds and other obligations of a like nature (other than appeal bonds) incurred in the ordinary course of business;
(d)    easements, rights-of-way, restrictions, encroachments, municipal and zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Restricted Subsidiaries;
(e)    Liens arising out of the existence of judgments or awards in respect of which the Borrower or any of its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all cash

(including, for this purpose, the amount of all letters of credit) and the fair market value of all other property pledged or deposited to obtain a subsisting stay of execution pending such appeal does not exceed $10,000,000 at any time outstanding;
provided that Liens described in clauses (a) through (e) of this Section 6.02 shall not include Liens securing Indebtedness;
(f)    Liens in existence on the Escrow Date which are listed, and the property subject thereto described, in Schedule 6.02, plus renewals, replacements and extensions of such Liens to the extent set forth in Schedule 6.02; provided that (i) such Liens secure no more than the aggregate principal amount of Indebtedness, if any, secured by such Liens on the Escrow Date and (ii) such Liens do not encumber any additional assets or properties of the Borrower or any of its Restricted Subsidiaries other than those encumbered on the Escrow Date;
(g)    Liens created pursuant to the Security Documents;
(h)    licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Restricted Subsidiaries;
(i)    Liens on assets of the Borrower or any of its Restricted Subsidiaries subject to Capital Lease Obligations to the extent such Capital Lease Obligations are permitted by Section 6.01(e); provided that (i) such Liens only serve to secure the payment of Indebtedness arising under such Capital Lease Obligation and (ii) the Lien encumbering the asset giving rise to the Capital Lease Obligation does not encumber any other asset of the Borrower or any Restricted Subsidiary of the Borrower (other than proceeds of the asset giving rise to such Capital Lease Obligation);
(j)    Liens on fixed or capital assets acquired after the Funding Date and used in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries and created at the time of the acquisition thereof by the Borrower or such Restricted Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided that (i) the Indebtedness secured by such Liens is permitted by Section 6.01(e) and (ii) in all events, any Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Restricted Subsidiary (other than proceeds of such equipment or machinery);
(k)    Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;
(l)    statutory and common law landlords’ liens under leases to which the Borrower or any of its Restricted Subsidiaries is a party;
(m)    Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary of the Borrower in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition; provided that (i) any

Indebtedness that is secured by such Liens is permitted to exist under Section 6.01(f), (ii) such Liens are not created in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Restricted Subsidiaries and (iii) such Liens secure no more than the aggregate principal amount of the Indebtedness, if any, secured by such Liens on the date of the Permitted Acquisition;
(n)    Liens on assets of Foreign Subsidiaries that are not Credit Parties and that secure Indebtedness permitted to be incurred by such Foreign Subsidiaries pursuant to Section 6.01;
(o)    Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(p)    Liens granted by Restricted Subsidiaries of the Borrower that are not Credit Parties in favor of the Borrower or any Subsidiary Guarantor;
(q)    Liens upon assets of an SPC granted in connection with a Permitted Securitization (including customary backup Liens granted by the transferor in accounts receivable and related rights transferred to an SPC);
(r)    customary Liens in favor of banking institutions encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business;
(s)    rights of customers (or institutions providing financing to such customers) with respect to inventory which arise from deposits and progress payments made in the ordinary course of business;
(t)    [Intentionally Omitted];
(u)    Liens created by the transfer of title to work in progress to customers in return for progress payments; and
(v)    other Liens incidental to the conduct of the business of the Borrower or any of its Restricted Subsidiaries that do not encumber any Collateral (other than on a junior and subordinated basis) and do not secure outstanding obligations in the aggregate in excess of $25,000,000 at any time outstanding for all such Liens.
SECTION 6.03.    Merger, Purchase or Sale of Assets, Change in Business. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (whether now owned or hereafter acquired), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

(i)    capital expenditures by the Borrower or any of its Restricted Subsidiaries shall be permitted;
(ii)    each of the Borrower and its Restricted Subsidiaries may make sales and/or rentals of inventory in the ordinary course of business;
(iii)    each of the Borrower and its Restricted Subsidiaries may sell or otherwise transfer obsolete, uneconomic or worn-out equipment, materials or other assets in the ordinary course of business;
(iv)    Investments may be made to the extent permitted by Section 6.05;
(v)    the Borrower and its Restricted Subsidiaries may sell assets (other than the Equity Interests of any Wholly-Owned Subsidiary unless all of the Equity Interests are sold in accordance with this clause (v)) so long as (A) no Default or Event of Default then exists or would result therefrom, (B) each such sale is in an arm’s-length transaction and the Borrower or the respective Restricted Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Restricted Subsidiary, as the case may be), (C) the total consideration received by the Borrower or such Restricted Subsidiary is at least 70% cash and is paid at the time of the closing of such sale and (D) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (v) shall not exceed the greater of (1) $100,000,000 and (2) 5% of Consolidated Total Net Assets, determined at the time of such sale, in any fiscal year of the Borrower;
(vi)    each of the Borrower and its Restricted Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capital Lease Obligation except to the extent permitted by Section 6.01(e));
(vii)    [Intentionally Omitted];
(viii)    each of the Borrower and its Restricted Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Restricted Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent’s security interest in the asset or property subject thereto;
(ix)    the Borrower may transfer assets to any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor (or which substantially contemporaneously with such transfer becomes a Subsidiary Guarantor) and any Restricted Subsidiary of the Borrower may transfer assets to the Borrower or to any Wholly-Owned Domestic Subsidiary of the Borrower which is a Subsidiary Guarantor (or which substantially contemporaneously with such transfer becomes a Subsidiary Guarantor), in each case so long as the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);
(x)    any Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower so long as (I) in the case of any such merger, dissolution or liquidation involving the Borrower, the Borrower is the surviving corporation of any such merger, dissolution or liquidation, (II) in the case of any such merger, dissolution or liquidation involving a Restricted Subsidiary and an Unrestricted Subsidiary, the Restricted Subsidiary is the surviving Person of any such merger, dissolution or liquidation, (III) in all other cases, a Wholly-Owned Domestic Subsidiary is the surviving corporation of any such merger, dissolution or liquidation, (IV) in all cases, the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of such Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and (IV) the Borrower has complied with Section 5.13, if applicable;
(xi)    any Foreign Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Wholly-Owned Subsidiary of the Borrower so long as (I) the Wholly-Owned Subsidiary of the Borrower is the survivor of such merger, dissolution or liquidation and, if either party is a Subsidiary Borrower, a Subsidiary Borrower is the survivor of such merger dissolution or liquidation, (II) in the case of any such merger, dissolution or liquidation involving a Restricted Subsidiary and an Unrestricted Subsidiary, the Restricted Subsidiary is the surviving Person of any such merger, dissolution or liquidation, (III) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the equity interests of such Foreign Subsidiary or Wholly-Owned Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and (III) any guaranty made in favor of the Administrative Agent for the benefit of the Secured Creditors by such Foreign Subsidiary or Wholly-Owned Subsidiary shall remain in full force and effect;
(xii)    Permitted Acquisitions may be made to the extent permitted by Section 6.05(m);
(xiii)    subject to Section 6.01(j) and so long as no Default or Event of Default then exists or would result therefrom, each of the Borrower and its Restricted Subsidiaries may from time to time (I) sell accounts receivable (and rights ancillary thereto) pursuant to, and in accordance with the terms of, a Permitted Securitization and (II) repurchase accounts receivable theretofore sold pursuant to a Permitted Securitization in the ordinary course of business;
(xiv)    the Borrower may enter into one or more Sale-Leaseback Transactions;

(xv)    Restricted Payments may be made as, and to the extent, permitted by Section 6.04; and
(xvi)    the Borrower may transfer assets to any Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary) of the Borrower, and any Wholly-Owned Subsidiary of the Borrower may transfer assets to the Borrower or to any other Wholly-Owned Subsidiary (other than an Unrestricted Subsidiary), in connection with the Permitted Transactions.
(b)    The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the Escrow Date and businesses reasonably related thereto.
SECTION 6.04.    Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
(a)    the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock,
(b)    Restricted Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests,
(c)    the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for directors, management or employees of the Borrower and its Restricted Subsidiaries,
(d)    the Borrower may make the Funding Date Dividend on the Funding Date in an amount not to exceed $1,388,000,000 or such greater amount so long as (i) such greater amount is acceptable to the Administrative Agent in its reasonable discretion and (ii) the need for such greater amount is demonstrated by a certificate of a Senior Officer of the Borrower setting forth the applicable calculations in reasonable detail (such calculations to be consistent with those used to calculate the Funding Date Dividend as of the Escrow Date);
(e)    so long as no Default has occurred and is continuing or would result therefrom, the Borrower may declare and make Restricted Payments in an aggregate amount not to exceed $10,000,000 in any fiscal year in respect of dividends on the Borrower’s common stock;
(f)    so long as no Default has occurred and is continuing as of the date such dividend is declared or would result therefrom, the Borrower may make additional Restricted Payments in an amount not to exceed the Available Amount; provided that at the time of and immediately after giving effect to any such Restricted Payment referred to in this clause (f), after giving effect to such Restricted Payment and any related transaction on a Pro Forma Basis the Total Leverage Ratio shall not exceed 4.00 to 1.00 (calculated as of the last day of the fiscal quarter of the Borrower then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a));
(g)    the Borrower may make additional Restricted Payments; provided that at the time of and immediately after giving effect to any such Restricted Payment referred to in this clause (g), (i) no Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect to such Restricted Payment and any related transaction on a Pro Forma Basis the Total Leverage Ratio shall not exceed 3.50 to 1.00 (calculated as of the last day of the fiscal quarter of the Borrower then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a)); and
(h)    so long as no Default has occurred and is continuing or would result therefrom, the Borrower may declare and make additional Restricted Payments in an aggregate amount not to exceed $30,000,000 during the term of this Agreement.
Notwithstanding clause (b) of this Section 6.04, other than in connection with the Permitted Transactions, a Foreign Credit Party may not pay any dividend to an External Subsidiary unless (x) such dividend is substantially contemporaneously therewith directly or indirectly remitted as a dividend or distribution to a Domestic Credit Party, (y) such dividend is in the form of an intercompany note payable of such Foreign Credit Party which is subordinated on terms satisfactory to the Administrative Agent to the obligations of such Foreign Credit Party under the Credit Documents (a “Dividend Note”) or (z) at the time such dividend is paid no Default has occurred and is continuing and, after giving effect to such dividend, the “Outflow Amount” (as defined below) does not exceed $35,000,000. For purposes hereof, “Outflow Amount” means an amount equal to (1) the aggregate amount of (A) all dividends paid by Foreign Credit Parties to External Subsidiaries after the Funding Date other than as permitted by subsection (x) or (y) of the preceding sentence plus (B) all amounts (including principal, interest and other amounts) paid by Foreign Credit Parties to non-Credit Parties after the Funding Date in respect of Dividend Notes (other than such amounts substantially contemporaneously therewith directly or indirectly remitted as a dividend or distribution to a Domestic Credit Party) minus (2) the amount of all cash capital contributions received by such paying Foreign Credit Parties from External Subsidiaries after the Escrow Date. Payments (including principal, interest and other amounts) on account of Dividend Notes shall only be made if a dividend in the amount of such payment could then be made pursuant to subsection (z) of the second sentence of this Section 6.04; provided that the foregoing restriction shall not apply to such payments to the extent they are either made to a Credit Party or are substantially contemporaneously therewith directly or indirectly remitted as a dividend or a distribution to a Domestic Credit Party.
SECTION 6.05.    Advances, Investments and Loans. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, purchase or acquire (including pursuant to any merger with any Person not a Wholly-Owned Subsidiary prior to such merger) any stock, obligations or securities (including any option, warrant or other right to acquire any of the foregoing) of, or any other interest in, or make any capital contribution to, any Person, or lend money or make advances to any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except that the following shall be permitted:
(a)    the Borrower and its Domestic Subsidiaries may acquire and hold cash and Cash Equivalents and Foreign Subsidiaries of the Borrower may acquire and hold cash, Cash Equivalents and Foreign Cash Equivalents;
(b)    the Borrower and its Restricted Subsidiaries may hold the Investments held by them on the Escrow Date and described on Schedule 6.05, provided that any additional Investments made with respect thereto shall be permitted only if independently permitted under the other provisions of this Section 6.05;
(c)    the Borrower and its Restricted Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(d)    the Borrower and its Restricted Subsidiaries may make loans and advances to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances);
(e)    the Borrower may acquire and hold obligations of one or more officers, directors or other employees of the Borrower or any of its Restricted Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of Equity Interests of the Borrower so long as no cash is paid by the Borrower or any of its Restricted Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;
(f)    the Borrower and its Restricted Subsidiaries may enter into Swap Agreements to the extent permitted by Section 6.01(d);
(g)    the Borrower and its Restricted Subsidiaries may acquire and hold promissory notes and other non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 6.03(a)(iii) and (v);
(h)    the Borrower and its Restricted Subsidiaries may acquire and hold accounts receivables owing to any of them (i) if created or acquired in the ordinary course of business of the Borrower or such Restricted Subsidiary or (ii) as contemplated by Section 6.03(a)(xiii)(II);
(i)    the Borrower and its Wholly-Owned Subsidiaries may make intercompany loans and advances between and among one another (collectively, “Intercompany Loans”); provided that (I) at no time shall the sum of (A) the aggregate outstanding principal amount of all Intercompany Loans (excluding Intercompany Loans outstanding on the Escrow Date and set forth on Schedule 1.02 and Intercompany Loans permitted by Section 6.05(n)) made pursuant to this clause (i) by Credit Parties to External Subsidiaries or by Domestic Credit Parties to Foreign Credit Parties, plus

(B) the aggregate amount of contributions, capitalizations and forgivenesses (excluding any contributions, capitalizations and forgivenesses permitted by Section 6.05(n)) theretofore made by Credit Parties to (or in respect of) External Subsidiaries and by Domestic Credit Parties to (or in respect of) Foreign Credit Parties, in each case pursuant to Section 6.05(j) (net of cash equity returns), plus (C) the outstanding amount of Guarantees issued pursuant to Section 6.01(n)(z) exceed the Dollar Equivalent of the greater of (x) $100,000,000 and (y) 5% of Consolidated Total Net Assets, determined at the time of incurrence of such Intercompany Loan (determined without regard to any write-downs or write-offs of such Intercompany Loans), (II) no Intercompany Loans may be made by a Credit Party to an External Subsidiary or by a Domestic Credit Party to a Foreign Credit Party at a time that an Event of Default exists and is continuing, (III) any such Intercompany Loan made by a Credit Party shall be evidenced by an Intercompany Note which shall be pledged to the Collateral Agent to the extent required pursuant to the US Pledge Agreement, and (IV) each Intercompany Loan made to any Credit Party by an External Subsidiary shall include (or, if not evidenced by an Intercompany Note, the books and records of the respective parties shall note that such Intercompany Loan shall be subject to) the subordination provisions attached as Annex A to the form of Intercompany Note;
(j)    the Borrower and its Wholly-Owned Subsidiaries may make cash or non-cash capital contributions (including the fair market value of non-cash distributions as determined by Borrower in its reasonable direction) to their respective Wholly-Owned Subsidiaries, and may capitalize or forgive any Indebtedness owed to them by a Wholly-Owned Foreign Subsidiary or a Wholly-Owned Domestic Subsidiary and outstanding under clause (i) of this Section 6.05; provided that (I) at no time shall the sum of (A) the aggregate amount of such contributions, capitalizations and forgiveness (excluding any contributions, capitalizations and forgivenesses permitted by Section 6.05(n)) made by Credit Parties to External Subsidiaries or by Domestic Credit Parties to Foreign Credit Parties (net of cash equity returns), plus (B) the aggregate outstanding principal amount of Intercompany Loans (excluding Intercompany Loans outstanding on the Escrow Date and set forth on Schedule 1.02 and Intercompany Loans permitted by 6.05(n)) made by Credit Parties to External Subsidiaries and by Domestic Credit Parties to Foreign Credit Parties, in each case pursuant to Section 6.05(i) (determined without regard to any write-downs or write-offs thereof), plus (C) the outstanding amount of Guarantees issued pursuant to Section 6.01(n)(z), exceed the Dollar Equivalent of the greater of (x) $100,000,000 and (y) 5% of Consolidated Total Net Assets, determined at the time of incurrence of such contribution, capitalization or forgiveness, (II) Credit Parties may only make capital contributions to, and capitalize or forgive any Indebtedness owed to them by, a Wholly-Owned Foreign Subsidiary pursuant to this clause (j) to the extent (A) required to comply with any thin capitalization rules applicable to such Wholly-Owned Foreign Subsidiary or (B) that the making of Intercompany Loans to such Wholly-Owned Foreign Subsidiary would have adverse tax consequences to the Credit Party making the same, and (III) no such contributions, capitalizations or forgivenesses may be made by a Credit Party to an External Subsidiary or by a Domestic Credit Party to a Foreign Credit Party at any time that an Event of Default exists and is continuing;
(k)    the Borrower and its Restricted Subsidiaries may make transfers of assets among the Borrower and its Restricted Subsidiaries as permitted by Sections 6.03(a)(ix), (x), (xi) and (xvi);

(l)    so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Restricted Subsidiaries may make Investments not otherwise permitted by clauses (a) through (k) above or clause (m), (o), (p) or (q) below of this Section 6.05 in an aggregate amount not to exceed $100,000,000 (taking the fair market value (as determined in good faith by the Borrower) of property other than cash) at any time outstanding (determined without regard to any write-downs or write-offs thereof);
(m)    subject to the provisions of this Section 6.05(m) and the requirements contained in the definition of Permitted Acquisition, the Borrower and its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as: (i) no Default or Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) at any time when the Consolidated Senior Secured Leverage Ratio is greater than or equal to 3.75 to 1.00 (both immediately before and immediately after giving effect to such investment) the aggregate amount of cash consideration for any investment made pursuant to this Section 6.05(m) while this clause (ii) is applicable, when added to the aggregate amount of such cash consideration for all other investments made pursuant to this Section 6.05(m) while this clause (ii) is applicable in the same calendar year as the calendar year in which such investment occurs shall not exceed $75,000,000 of cash consideration, (iii) if the proposed Permitted Acquisition is for aggregate consideration of $75,000,000 or more, the Borrower shall have given to the Administrative Agent at least 5 Business Days’ prior written notice of such proposed Permitted Acquisition (or such shorter period of time as may be reasonably acceptable to the Administrative Agent), which notice shall be executed by a Financial Officer of the Borrower and shall describe in reasonable detail the principal terms and conditions of such Permitted Acquisition; (iv) both before and after giving effect to the Permitted Acquisition, the Borrower is in compliance with Section 6.01(q); (v) at the time of any such Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of Equity Interests of any Person, Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall have been pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the US Pledge Agreement and such Person, if a Domestic Subsidiary which is a Material Subsidiary, shall have executed and delivered to the Administrative Agent a joinder to the Subsidiary Guaranty; and (vi) giving effect to such Permitted Acquisition, the Borrower is in compliance with Section 6.16, on a Pro Forma Basis;
(n)    the Borrower and its Restricted Subsidiaries may consummate the Permitted Transactions (subject, in the case of Intercompany Loans with respect to the Permitted Transactions, to the requirements of clause (II) of Section 6.05(i));
(o)    Investments in connection with the Spin Transaction;
(p)    other Investments in an amount not to exceed the Available Amount; provided that, at the time each such Investment is made no Default shall have occurred and be continuing or would result therefrom; and
(q)    the Borrower and its Restricted Subsidiaries may make other Investments; provided that at the time of and immediately after giving effect to any such Investment referred to in this clause (q), (i) no Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect to such Investment and any related transaction on a Pro Forma Basis the Total Leverage Ratio shall not exceed 3.50 to 1.00 (calculated as of the last day of the fiscal quarter of the Borrower then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a)).
SECTION 6.06.    Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Restricted Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Restricted Subsidiary as would reasonably be obtained by the Borrower or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:
(a)    Restricted Payments may be made to the extent permitted by Section 6.04;
(b)    loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 6.01, 6.03 and 6.05;
(c)    customary fees may be paid to non-officer directors of the Borrower and its Restricted Subsidiaries;
(d)    the Borrower and its Restricted Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, severance arrangements, and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Restricted Subsidiaries in the ordinary course of business;
(e)    Restricted Subsidiaries of the Borrower may pay management fees, licensing fees and similar fees to (i) the Borrower or any Subsidiary Guarantor or (ii) any other Restricted Subsidiary so long as such fees are no greater than would result from an arm’s-length transaction;
(f)    the Spin Transaction and any agreements entered into pursuant thereto;
(g)    pledges of equity interests of Unrestricted Subsidiaries to secure Indebtedness of such Unrestricted Subsidiaries; and
(h)    the Borrower and its Wholly-Owned Subsidiaries may otherwise engage in transactions exclusively between or among themselves so long as such transactions are otherwise permitted under this Agreement.
SECTION 6.07.    Use of Proceeds. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 6.08.    Limitations on Payments and Prepayments of Certain Indebtedness; Modifications of Certain Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to:
(a)    make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Indebtedness (other than the Obligations) unless no Default has occurred and is continuing;
(b)    make (or give any notice in respect of) any payment or prepayment on or redemption or acquisition for value of, or any payment, prepayment or redemption as a result of any asset sale, change of control or similar event of (including in each case, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Specified Indebtedness, except:
(i)    payments of regularly scheduled interest and principal payments as and when due in respect of any Specified Indebtedness, other than payments in respect of any subordinated Indebtedness prohibited by the subordination provisions thereof;
(ii)    refinancings of Specified Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01(r);
(iii)    payments of or in respect of Specified Indebtedness solely by issuance of the common stock of the Borrower;
(iv)    payments made by a Restricted Subsidiary that is not a Credit Party of or in respect of Specified Indebtedness incurred by any such Restricted Subsidiary;
(v)    payments of or in respect of Specified Indebtedness so long as at the time of and immediately after giving effect to any such payment referred to in this clause (i), (x) no Default shall have occurred and be continuing or would result therefrom and (y) after giving effect to such payment and any related transaction on a Pro Forma Basis the Senior Secured Leverage Ratio shall not exceed 3.25 to 1.00 (calculated as of the last day of the fiscal quarter of the Borrower then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a)); and
(vi)    other payments of or in respect of Specified Indebtedness so long that at the time of and immediately after giving effect thereto, (1) no Default or Even of Default shall have occurred and be continuing or would result therefrom, (2) the amount of such payment shall not exceed the Available Amount as of the date thereof, and (3) after giving effect to such payment and any related transaction on a Pro Forma Basis the Senior Secured Leverage Ratio shall not exceed 3.50 to 1.00 (calculated as of the last day of the fiscal quarter of the Borrower then most recently ended for which financial statements have been delivered pursuant to Section 5.01(a));
(c)    amend or modify, or permit the amendment or modification of any documents pursuant to which Indebtedness subordinated to any of the Obligations was incurred or by which it is governed; or
(d)    amend, modify or change any Permitted Securitization documentation, any Tax Sharing Agreement or its certificate or articles of incorporation, certificate of formation, limited liability company agreement or by‑laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its Equity Interests (including any shareholders’ agreement), or enter into any new Permitted Securitization documentation, Tax Sharing Agreement or agreement with respect to its Equity Interests, unless such new agreement or amendment, modification, change or other action contemplated by this clause (d) could not reasonably be expected to be adverse to the interests of the Lenders in any material respect.
SECTION 6.09.    Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or the other Credit Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the Escrow Date identified on Schedule 6.09 (but shall apply to any extension, renewal, amendment or modification which expands the scope of, any such restriction or condition), (iii) the foregoing shall not apply to any restrictions or conditions contained in any Senior Note Documents issued subsequent to the Funding Date; provided that any Senior Note Documents issued subsequent to the Funding Date pursuant to Section 6.01(r)(i) shall be on terms not materially more onerous to the Borrower than the terms of the Senior Notes Documents, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
SECTION 6.10.    End of Fiscal Years; Fiscal Quarters. The Borrower will cause (i) each of its fiscal years to end on December 31 of each year and (ii) its fiscal quarters to end on March 31, June 30, September 30 and December 31, respectively, of each year.

SECTION 6.11.    Limitation on Issuance of Equity Interests. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, issue (i) any preferred stock or other preferred equity interests other than Qualified Preferred Stock of the Borrower or (ii) any redeemable common stock or other redeemable common equity interests other than common stock or other redeemable common equity interests that is redeemable at the sole option of the Borrower or such Restricted Subsidiary, as the case may be.
(b)    The Borrower will not permit any of its Restricted Subsidiaries to issue any Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) for transfers and replacements of then outstanding shares of Equity Interests, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower and its Restricted Subsidiaries in any class of the Equity Interests of such Restricted Subsidiary, (iii) in the case of Foreign Subsidiaries, to qualify directors to the extent required by applicable law and for other nominal share issuances to Persons other than the Borrower and its Restricted Subsidiaries to the extent required under applicable law or (iv) for issuances by newly created or acquired Restricted Subsidiaries in accordance with the terms of this Agreement.
SECTION 6.12.    Limitation on Creation of Subsidiaries. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, establish, create or acquire after the Funding Date any Subsidiary; provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to (A) establish, create and, to the extent permitted by this Agreement, acquire Wholly-Owned Subsidiaries so long as (i) the equity interests of each such new Wholly-Owned Subsidiary is pledged pursuant to, and to the extent required by, the US Pledge Agreement, (ii) if required by Section 5.13, each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 5.10, each such new Wholly-Owned Foreign Subsidiary) executes a counterpart of the Subsidiary Guaranty, the US Pledge Agreement and the US Security Agreement, and (iii) each such new Wholly-Owned Domestic Subsidiary (and, to the extent required by Section 5.10, each such new Wholly-Owned Foreign Subsidiary), to the extent requested by the Administrative Agent or the Required Lenders, takes all actions required pursuant to Section 5.10 and (B) establish, create and acquire non-Wholly-Owned Subsidiaries in each case to the extent permitted by Section 6.05(l) and the definition of Permitted Acquisition so long as the equity interest of each such non-Wholly-Owned Subsidiary is pledged pursuant to, and to the extent required by, the US Pledge Agreement. In addition, each such new Wholly-Owned Subsidiary which is required to become a Credit Party shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Article IV as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Escrow Date.
SECTION 6.13.    [Reserved].
SECTION 6.14.    Swap Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Restricted Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed or floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary.
SECTION 6.15.    UK Borrower. The Borrower shall not permit the UK Borrower to engage in any activities other than those not materially different from those engaged in on the Escrow Date and acting as a holding company for shares of Enodis Group Limited and other Subsidiaries of the Borrower and, in any event, shall not permit the UK Borrower to incur Indebtedness other than Indebtedness permitted to be incurred pursuant to Section 6.01.
SECTION 6.16.    Financial Covenants. Without the written consent of the Required Revolving Lenders:
(a)    Maximum Consolidated Total Leverage Ratio. The Borrower will not permit the Consolidated Total Leverage Ratio for any fiscal quarter of the Borrower set forth below to be greater than or equal to the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Ratio
March 31, 2016 June 30, 2016 September 30, 2016 December 31, 2016	6.25:1.00 6.25:1.00 6.00:1.00 5.75:1.00
March 31, 2017 June 30, 2017 September 30, 2017 December 31, 2017	5.50:1.00 5.25:1.00 5.00:1.00 4.75:1.00
March 31, 2018 June 30, 2018 September 30, 2018 and each fiscal quarter thereafter	4.50:1.00 4.25:1.00 4.00:1.00
(b)    Minimum Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any fiscal quarter of the Borrower set forth below to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Ratio
March 31, 2016 June 30, 2016 September 30, 2016 December 31, 2016	2.00:1.00 2.00:1.00 2.25:1.00 2.25:1.00
March 31, 2017 June 30, 2017 September 30, 2017 December 30, 2017 and each fiscal quarter thereafter	2.50:1.00 2.50:1.00 2.75:1.00 3.00:1.00
ARTICLE VII

Events of Default
If any of the following events (“Events of Default”) shall occur after the Funding Date:
(a)    any of the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any of the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence) or 5.08, or in Article VI; provided that a Default or an Event of Default that results from a failure of the Borrower to comply with Section 6.16 shall not constitute a Default for purposes of the Term B Facility unless and until the date upon which the Required Revolving Lenders have actually terminated all Revolving Commitments and declared any Revolving Loans to be immediately due and payable in accordance with this Agreement;

(e)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), or any other Credit Document, and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f)    the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any of the Borrowers or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Borrowers or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    any of the Borrowers or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any of the Borrowers or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    any of the Borrowers or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against any of the Borrowers, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any of the Borrowers or any Material Subsidiary to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $25,000,000;
(m)    a Change in Control shall occur;
(n)    (i) any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors, the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall deny or disaffirm such Credit Party’s obligations under any Security Document or the Liens granted thereunder, or (ii) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or
(o)    except as otherwise provided in Section 6.03(a)(x) or (xi), (i) the Subsidiary Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting for or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor’s obligations under the Subsidiary Guaranty or (ii) any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty; or
(p)    (i) the Parent Guaranty or any provision thereof shall cease to be in full force or effect or the Borrower or any Person acting for or on behalf of the Borrower shall deny or disaffirm the Borrower’s obligations under the Parent Guaranty or (ii) the Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Parent Guaranty;
then, and in every such event (other than an event with respect to any of the Borrowers described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and (iii) require cash collateral for the LC Exposure in accordance with Section 2.05(j); and in case of any event with respect to any of the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
Notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are pursuant to noncompliance with Section 6.16 (which has not become an Event of Default with respect to the Term B Loans pursuant to clause (d) above), such Events of Default shall not constitute an Event of Default for purposes of any Term B Loan (or any other facility hereunder other than the Revolving Commitment) and the Lenders and the Administrative Agent shall only take the actions set forth in this Article VII at the request of the Required Revolving Lenders (as opposed to Required Lenders) and only with respect to the Revolving Commitments and the extensions of credit thereunder.
ARTICLE VIII

The Administrative Agent
SECTION 8.01.    The Administrative Agent.
(a)    Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
(b)    The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
(c)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative

Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(d)    The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(e)    The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
(f)    Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
(g)    Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
(h)    The Administrative Agent shall be permitted from time to time to designate one of its Affiliates to perform the duties to be performed by the Administrative Agent hereunder with respect to Loans and Borrowings denominated in Foreign Currencies. The provisions of this Article VIII shall apply to any such Affiliate mutatis mutandis. All provisions of this Article VIII relating to the Administrative Agent shall be equally applicable to the Collateral Agent mutatis mutandis.
Without limiting the foregoing, if any Collateral or any Subsidiary is sold in a transaction permitted hereunder (excluding sales to the Borrower or a Subsidiary thereof other than sales comprising part of a Permitted Securitization made to a Subsidiary which is an SPC), (a) such Collateral and the assets of such Subsidiary shall be sold free and clear of the Liens created by the Security Documents and (b) in the case of such a sale of a Subsidiary Guarantor, such Subsidiary Guarantor and its subsidiaries shall be released from the Subsidiary Guaranty and, in each case, the Administrative Agent, the Collateral Agent and the UK Security Trustee shall be authorized to take any actions deemed appropriate in order to effect the foregoing. Each of the Administrative Agent, the Collateral Agent and the UK Security Trustee shall also be authorized, on behalf of the Lenders, to (i) enter into such amendments of the Security Documents and to enter into such agreements (including intercreditor agreements but excluding any releases of Collateral not otherwise authorized hereby) as, in either case, it deems necessary or appropriate in connection with a Permitted Securitization and (ii) execute releases of Collateral being transferred from the Borrower or a Subsidiary to the Borrower or a Subsidiary in a transaction permitted hereby and in connection with which such Collateral is substantially contemporaneously repledged (with the same priority as the released pledge or security interest) to the Administrative Agent, the Collateral Agent  or  the UK Security Trustee, as applicable, for the benefit of the Secured Creditors. Additionally, in connection with the granting of Liens of the type described in clauses (i), (j), (m) or (s) of Section 6.02 by the Borrower or any of its Subsidiaries, each of the Administrative Agent, the Collateral Agent and the UK Security Trustee is authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, the execution of appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens.
(i)    The Administrative Agent shall, where a Lender has made a confirmation in accordance with Section 2.17(s) by providing notification to the Administrative Agent, use commercially reasonable efforts to send to the Borrowers a copy of such notification in sufficient time to enable the Borrowers to comply with their obligations under Sections 2.17(r) and (t).
SECTION 8.02.    Administrative Agent as UK Security Trustee.
(a)    In this Agreement, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of the Administrative Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of, the Administrative Agent (or any other Person acting in such capacity) in its capacity as the UK Security Trustee to the extent that the rights, deliveries, indemnities or other obligations relate to the UK Security Agreements or the security thereby created. Any obligations of the Administrative Agent (or any other Person acting in such capacity) in this Agreement shall be obligations of the Administrative Agent in its capacity as UK Security Trustee to the extent that the obligations relate to the UK Security Agreement or the security thereby created. Additionally, in its capacity as UK Security Trustee, the Administrative Agent (or any Person acting in such capacity) shall have all the rights, remedies, and benefits in favor of the Administrative Agent contained in the provisions of the whole of this Article VIII and, subject always to the provisions of the UK Security Agreement, (i) all the powers of an absolute owner of the security constituted by the US Pledge Agreement governed by English law and (ii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the UK Security Agreements and/or any of the Credit Documents.
(b)    Each Lender and the Administrative Agent hereby appoint the UK Security Trustee to act as its trustee under and in relation to the UK Security Agreement and to hold the assets subject to the security thereby created as trustee for the Administrative Agent and Lenders on the trusts and other terms contained in the UK Security Agreement and the Administrative Agent and each Lender hereby irrevocably authorize the UK Security Trustee to exercise such rights, remedies, powers and discretions as are specifically delegated to the UK Security Trustee by the terms of the UK Security Agreement together with all such rights, remedies, powers and discretions as are reasonably incidental thereto.
(c)    Any reference in this Agreement to Liens stated to be in favor of the Administrative Agent shall be construed so as to include a reference to Liens granted in favor of the UK Security Trustee.
(d)    The Lenders agree that at any time that the UK Security Trustee shall be a Person other than the Administrative Agent, such other Person shall have the rights, remedies, benefits and powers granted to the Administrative Agent in its capacity as the UK Security Trustee in this Agreement.

(e)    Nothing in this Section 8.02 shall require the UK Security Trustee to act as a trustee at common law or to be holding any property on trust, in any jurisdiction outside the United States or the United Kingdom which may not operate under principles of trust or where such trust would not be recognized or its effects would not be enforceable.
ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)    if to the Borrower or any Subsidiary Borrower, to it at Manitowoc Foodservice, Inc., 2227 Welbilt Boulevard, New Port Richey, Florida 34655, Attention of John Stewart, Senior Vice President and Chief Financial Officer (Telecopy No. 727-569-1208), with a copy to Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attn: Heidi Furlong (Telecopy No. 414-297-4900);
(ii)    (i)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan Operations, 10 South Dearborn, Floor L2, Chicago, Illinois 60603-2003, Attention of Nida Mischke (Telecopy No. 888-303-9732; email: jpm.agency.servicing.1@jpmchase.com), and, in the case of any Loan denominated in a Foreign Currency, to the J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, E14 5JP, Attn: Loans Agency (Email: loan_and_agency_london@jpmorgan.com, Telecopy No. 44 207 777 2360);
(iii)    if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., Letter of Credit Group, 10 South Dearborn, Floor L2, Chicago, IL 60603-2003, Attention of Sudeep Kalakkar (Telecopy No. 312-732-2729; Telephone No. 855-609-9959; Email: Chicago.lc.agency.activity.team@jpmchase.com);
(iv)    if to the Swingline Lender, c/o the Administrative Agent at the address set forth in clause (ii) above; and
(v)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in clause (b) below, shall be effective as provided in said clause (b).

(b)    Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
(d)    Electronic Systems.
(i)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
(ii)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Credit Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower or any other Credit Party pursuant to any Credit Document or the transactions contemplated therein which is distributed by the

Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.
SECTION 9.02.    Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Subject to Section 9.02(c) below and the last paragraph of Section 4.01, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:
(i)    increase the Commitment of any Lender without the written consent of such Lender,
(ii)    reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii)    postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, postpone the scheduled date of expiration of any Commitment or extend the stated expiration date of any Letter of Credit beyond the Revolving Maturity Date (except as expressly permitted by Section 2.05(c)), without the written consent of each Lender affected thereby,
(iv)    change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or change Section 2.08(c) in a manner which would alter the pro-rata sharing of Commitment reductions without the written consent of each Lender adversely affected thereby,
(v)    change any of the provisions of this Section or the definition of “Required Lenders”, “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or, with respect to the definition of “Required Revolving Lenders,” each Lender having Revolving Credit Exposure or unused Revolving Commitments),
(vi)    release all or substantially all of the Collateral, release the Borrower from the Parent Guaranty or release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, except (x) in connection with the sale of a Subsidiary Guarantor permitted under this Agreement, (y) as permitted by Section 9.17 or (z) if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with the terms hereof, without the written consent of each Lender,
(vii)    except as permitted by the terms hereof on the date hereof, change the currency of any Loan or the currency in which any Commitment is required to be funded without the written consent of each Lender affected thereby,
(viii)    alter the amount or the application of any prepayment required by Section 2.11 without the consent of Lenders holding at least 50.1% of the Term B Loans and/or Term B Commitments, as applicable, affected thereby,
(ix)    expressly change or waive any condition precedent in Section 4.02 to any Revolving Borrowing, including, without limitation, the related defined terms therein to the extent applicable to such section, without the written consent of the Required Revolving Lenders; provided, that, the amendments, waivers or modifications described in this clause (ix) shall not require the consent of any Lenders other than the Required Revolving Lenders, or
(x)    amend, waive or otherwise modify any financial covenant set forth in Section 6.16 and any definition related thereto (as any such definition is used therein) or waive any Default or Event of Default resulting from a failure to perform or observe the financial covenants set forth in Section 6.16 (including any related Default or Event of Default under Section 5.01) without the written consent of the Required Revolving Lenders; provided, that, the amendments, waivers or modifications described in this clause (x) shall not require the consent of any Lenders other than the Required Revolving Lenders;
provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be. Notwithstanding the foregoing (but subject to the foregoing proviso), (x) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Credit Document shall be required of, in the case of any amendment, waiver or other modification referred to above in this Section 9.02(b), any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Credit Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification and (y)

no amendment, waiver or consent shall be made to modify Section 6.16 or any definition related thereto (as any such definition is used for purposes of Section 6.16), accelerate the Revolving Facility upon a breach of Section 6.16 or waive any Default resulting from a failure to perform or observe the requirements of Section 6.16 without the written consent of the Revolving Required Lenders; provided, however, that the amendments, waivers and consents described in this clause (y) shall not require the consent of any Lenders other than the Revolving Required Lenders.
(c)    If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Credit Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Documentation Agents, the Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement, the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Borrower shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank, the Syndication Agent, each Documentation Agent, each Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or any of its Subsidiaries or their respective equityholders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section (and without limiting its obligation to do so), each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s ratable share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought by reference to the aggregate outstanding Term B Loans and unused Term B Commitments (or, if such Term B Commitments have terminated, aggregate outstanding Term B Loans) and Revolving Commitments (or, if such Revolving Commitments have terminated, aggregate Revolving Credit Exposure)) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.
(d)    To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)    All amounts due under this Section shall be payable not later than ten Business Days after written demand therefor.
SECTION 9.04.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including J. P. Morgan Europe Limited and any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including J. P. Morgan Europe Limited and any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Borrower, provided that no consent of the Borrower shall be required for an assignment (x) to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee or (y) of all or any portion of the Term B Loan provided on the Funding Date in connection with the primary syndication thereof, provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof;
(B)    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment and (y) all or any portion of a Term B Loan to a Lender, an Affiliate of a Lender or an Approved Fund;
(C)    each Issuing Bank; provided that no consent of any Issuing Bank shall be required for an assignment of all or any portion of a Term B Loan; and
(D)    each Swingline Lender; provided that no consent of any Swingline Lender shall be required for an assignment of all or any portion of a Term B Loan.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of a Term B Loan, $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and he parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, except that no fee shall be required in the event of an assignment by a Lender to an Affiliate of such Lender; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates, the Credit Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Borrower or any of its Affiliates; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).

Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (i) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (ii) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive; provided, however, that such participation shall be entitled to receive a greater payment than its participating Lender would have been entitled to receive to the extent such entitlement to receive such greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation and the Borrower was provided with notice of the participation and consented thereto, such consent not to be unreasonably withheld. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Credit Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.    Counterparts; Integration; Effectiveness.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent or any Arranger and (ii) the reductions of the Letter of Credit Fronting Sublimit of the applicable Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. The Borrower agrees to comply with its obligations under such letter agreements. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any of the Borrowers against any of and all the obligations of such Person now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrowers or their respective properties in the courts of any jurisdiction.
(c)    Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)    Each Subsidiary Borrower hereby irrevocably and unconditionally designates and appoints the Borrower, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. The Borrower hereby irrevocably and unconditionally accepts such appointment.
SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 9.04(d) or (iii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any of the Borrowers and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the Escrow Date, such information is or was clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
THE BORROWER AGREES TO IDENTIFY IN WRITING WHETHER ANY DOCUMENT OR INFORMATION DELIVERED OR MADE AVAILABLE TO THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE SYNDICATION AGENT, ANY DOCUMENTATION AGENT, ANY ARRANGER OR ANY LENDER CONTAINS NON-PUBLIC INFORMATION.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS AFFILIATES, THE PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES) AND ITS SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 9.13.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14.    USA PATRIOT Act; KYC.

(a)    Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Money Laundering Regulations 2007 (U.K.), Proceeds of Crime Act 2002 (U.K.) and Terrorism Act 2000 (U.K.).
(b)    If (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of a UK Borrower after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Administrative Agent or any Lender (or, in the case of clause (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each UK Borrower shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause (iii) above, on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in clause (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Credit Documents.
(c)    Each Lender shall promptly upon the request of the supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Credit Documents.
SECTION 9.15.    Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 9.16.    Administrative Agent, Syndication Agent, Documentation Agents and Arrangers. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Borrowers acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Documentation Agents, the Syndication Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Documentation Agents, the Syndication Agent, the Lenders and the Arrangers, on the other hand, (B) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Syndication Agent, Documentation Agent and Arranger appointed with respect to this Agreement shall, in their capacities as such, have no duties or responsibilities under this Agreement or any other Credit Document, (B) each of the Administrative Agent, the Documentation Agents, the Syndication Agent, the Lenders and the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates or any other Person and (C) none of the Administrative Agent, the Documentation Agents, the Syndication Agent, the Lenders and the Arrangers has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Documentation Agents, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and none of the Administrative Agent, the Documentation Agents, the Syndication Agent, the Lenders and the Arrangers has any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Documentation Agents, the Syndication Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
SECTION 9.17.    Release of Liens and Guarantees. A Subsidiary Guarantor shall automatically be released from its obligations under the Credit Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Guarantor shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Credit Party (other than to the Borrower or any other Credit Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Collateral Documents shall be automatically released. In connection with any termination or release pursuant to this Section 9.17, the Administrative Agent shall execute and deliver to any Credit Party, at such Credit Party’s expense, all documents that such Credit Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
ARTICLE X

Collection Action Mechanism
SECTION 10.01.    Implementation of CAM. (a) On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated in accordance with Article VII, (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Tranche (as defined below) in which it shall participate as of such date, such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the Tranches and (iii) simultaneously with the deemed exchange of interests pursuant to clause (ii) above, the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent, determined using the Exchange Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder. Each Lender, each person acquiring a participation from any Lender as contemplated by Section 9.04 and each of the Borrowers hereby consents and agrees to the CAM Exchange. Each of the Borrowers and the Lenders agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any of the Borrowers to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange. For purposes hereof, “Tranche” means a category of Commitments and extensions of credits thereunder. For purposes of such definition, each of the following comprises a separate Tranche: (i) the Letters of Credit issued for the account of, and the Swingline Loans and Revolving Loans made to, the Borrower, (ii) the Letters of Credit issued for the account of, and the Revolving Loans made to, each Subsidiary Borrower and (iii) the Term B Loan.

(b)    As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Credit Document in respect of the Designated Obligations shall (notwithstanding any provision therein to the contrary) be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by Section 10.01(c)).
(c)    In the event that, on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an Issuing Bank that is not reimbursed by the Applicable Borrower, then (i) each Lender which, immediately prior to the CAM Exchange Date, had a Revolving Commitment or Revolving Credit Exposure (a “Revolving Lender”) shall, in accordance with Section 2.05(d), promptly purchase from the applicable Issuing Bank a participation in such L/C Disbursement in the amount of such Revolving Lender’s Applicable Revolver Percentage (determined without giving effect to the CAM Exchange) of such L/C Disbursement, (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such disbursement and the making of such L/C Disbursement and the purchase of participations therein by the applicable Revolving Lenders and the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the Tranches (and the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent of such amount in accordance with the first sentence of Section 10.01(a)), and (iii) in the event distributions shall have been made in accordance with Section 10.01(b), the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each such disbursement and L/C Disbursement been outstanding on the CAM Exchange Date. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
MANITOWOC FOODSERVICE, INC.

By
Name:
Title:

[Signature Page to Credit Agreement]

ENODIS HOLDINGS LIMITED

By
Name:
Title:

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender, Issuing Bank and Administrative Agent

By
Name:
Title:

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By
Name:
Title:

[Signature Page to Credit Agreement]

HSBC BANK USA, N.A., as a Lender and Issuing Bank

By
Name:
Title:

[Signature Page to Credit Agreement]

CITIBANK, N.A., as a Lender

By
Name:
Title:

[Signature Page to Credit Agreement]

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender

By
Name:
Title:

[Signature Page to Credit Agreement]

BMO Harris Bank N.A., as a Lender

By
Name:
Title:

[Signature Page to Credit Agreement]

Schedule 1.01
PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status
Eurocurrency Spread	1.50%	1.75%	2.00%	2.25%	2.50%	2.75%
ABR Spread	0.50%	0.75%	1.00%	1.25%	1.50%	1.75%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	LEVEL V STATUS	Level VI Status
Commitment Fee Rate	0.25%	0.30%	0.35%	0.40%	0.45%	0.50%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to the Credit Agreement.
“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Consolidated Total Leverage Ratio is less than 2.50 to 1.00.
“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Consolidated Total Leverage Ratio is less than 3.25 to 1.00.
“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Consolidated Total Leverage Ratio is less than 4.00 to 1.00.
“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Consolidated Total Leverage Ratio is less than 4.75 to 1.00.
“Level V Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Consolidated Total Leverage Ratio is less than 5.50 to 1.00.
“Level VI Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status, as applicable.
Subject to the third and fourth sentences of this paragraph, the Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five (5) days after such Financials are so delivered. From and after the Funding Date until adjusted pursuant to the first sentence of this paragraph following delivery of Financials for the fiscal quarter ending June 30, 2016, Level VI Status shall be deemed to exist.

Schedule 1.02
EXISTING INTERCOMPANY NOTES

Lender Entity	Borrower Entity	Start Date	Maturity Date	Currency of Loan	Amount in currency of Loan
Manitowoc FSG International Holdings, Inc.	MTW County Limited	11/7/08	11/6/18	USD	$560,724,185

Lender Entity	Borrower Entity	Lender Amount
Enodis Corporation	Enodis Group Ltd.	$4,286,592
Enodis Germany	Convotherm Germany Manufacturing	$6,573,896
Convotherm Germany Manufacturing	Enodis Holdings Ltd Group	$1,827,265
Enodis Holdings Limited	MTW County Ltd	$6,904,734
JH Raymer (Cocoa) Ltd	Enodis Holdings Ltd Group	$252,588
Enodis Nederland BV	Enodis Holdings Ltd Group	$205,502
Enodis Holdings Limited	Boek-en Offsettdrukkerj	$55,630
Enodis Holdings Inc	Enodis Holdings Limited	$25,204
Garland Commercial Ranges Ltd	Manitowoc Foodservice (Luxembourg) Sarl	$12,232,505
Fabristeel Singapore	Enodis Holdings Ltd	$19,742,341
Enodis Holdings Ltd	Manitowoc Beverage Systems Ltd.	$11,648,293
Convotherm Germany	MTW FSG UK	$1,801,865
Enodis Holdings Limited	Subsidiaries party to the Cash Pool Intercompany Note	Revolving Amounts
Manitowoc (China) Foodservice Co., Ltd.	Enodis Holdings Ltd.	$22,677,800
Manitowoc FSG U.S. Holding, LLC	Garland Commercial Ranges Ltd	$9,000,000
Enodis Investments Ltd.	Enodis Holdings Ltd.	$183,077,758
Enodis Strand	Enodis Holdings Ltd.	$143,063,963
Enodis Property Developments Ltd.	Enodis Holdings Ltd.	$36,139,116
Enodis Group Limited	Enodis Holdings Ltd.	$7,823,577
Berisford Holdings	Enodis Holdings Ltd.	$22,895,908

Schedule 2.01
COMMITMENTS

Lender	Revolving Commitment	Term B Commitment	Total Commitment
JPMorgan Chase Bank, N.A.	$51,500,000	$975,000,000	$1,026,500,000
Goldman Sachs Bank USA	$41,500,000	$0	$41,500,000
HSBC Bank USA, N.A.	$40,000,000	$0	$40,000,000
Citibank, N.A.	$32,000,000	$0	$32,000,000
Coöperatieve Rabobank U.A., New York Branch	$35,000,000	$0	$35,000,000
BMO Harris Bank N.A.	$25,000,000	$0	$25,000,000
Total	$225,000,000	$975,000,000	$1,200,000,000

LETTER OF CREDIT FRONTING SUBLIMITS

Issuing Bank	Letter of Credit Fronting Sublimit
JPMorgan Chase Bank, N.A.	$10,000,000
HSBC Bank USA, N.A.	$10,000,000
Total	$20,000,000

SCHEDULE 2.06
EXISTING LETTERS OF CREDIT

Issuing Bank	LC No.	L/C Available Amount	Expiry Date	Beneficiary
JPMorgan Chase Bank, N.A.	CPCS-687163	$254,747.56	April 17, 2016	National Westminster Bank PLC
JPMorgan Chase Bank, N.A.	CPCS-687178	$379,519.00	September 25, 2016	National Westminster Bank PLC
JPMorgan Chase Bank, N.A.	CPCS-731732	$80,000.00	January 31, 2017	JPMorgan Chase Bank, N.A.
JPMorgan Chase Bank, N.A.	CPCS-736889	$30,000.00	December 1, 2016	County of Los Angeles Fire

SCHEDULE 3.01
GOOD STANDING
None.

SCHEDULE 3.05
REAL PROPERTY

All real property having a fair market value in excess of $5,000,000 owned by the Borrower or any of the Subsidiary Guarantors:
Manitowoc FSG Operations, LLC
(f/k/a Manitowoc FSG Operations, Inc.)
2100 Future Drive
Sellersburg, IN  47172
Owner:  Manitowoc FSG Operations, LLC
Manitowoc FSG Operations, LLC
(f/k/a Manitowoc FSG Operations, Inc. and Manitowoc Beverage Equipment, Inc.)
2110 S. 26th Street
Manitowoc, WI 54220
Owner: Manitowoc FSG Operations, LLC

Manitowoc FSG Operations, LLC
(f/k/a Manitowoc FSG Operations, Inc. and Manitowoc Beverage Equipment, Inc.)
2915 Tennessee Ave North
Parsons, TN 38363
Owner: Manitowoc FSG Operations, LLC

The Delfield Company
980 S. Isabella Road
Mt. Pleasant, MI 48858
Owner: The Delfield Company LLC

Frymaster L.L.C. – Shreve Park Plant
5489 Campus Drive
Shreveport, LA 71129
Owner: Frymaster L.L.C.

Cleveland Range, LLC
1333 East 179th Street
Cleveland, OH 44110
Owner: Cleveland Range, LLC

Locations of all leased Real Property of Borrower or any Subsidiary Guarantor where equipment and/or inventory having a fair market value in excess of $1,000,000 in the aggregate (as determined at any time during the immediately preceding four fiscal quarters) is held:

Location	Lessor
The Delfield Company 1312 N. Mission Mt. Pleasant, MI 48858	Fabiano Properties Inc. 1885 Bevanda Ct Bay City, MI 48706
The Delfield Company 1111 Hope Street Covington, TN 38019	Anderson & Anderson LLC 202 N. Court Street Florence, AL 35630
Cleveland Range, Plant 3 1250 Reames Road Baltimore, MD 21220	Estherwar, LLC 100 Glenmore Court Bel Air, MD 21014
Manitowoc FSG Operations, LLC 18901 Euclid Drive Cleveland, OH 44110	Cleveland Commerce One, LLC 18901 Euclid Drive Cleveland, OH 44110
Neovia Logistics Services, LLC Warehouse for Kitchen Care 600 Patrol Road, Suite 100 Jeffersonville, IN 47130 Manitowoc Foodservice U.S. Holdings, Inc.	Neovia Logistics Services, LLC Suite 1400 2001 Butterfield Road Downers Grove, Il 60515

Locations where equipment and/or inventory having a fair market value in excess of $1,000,000 in the aggregate is held pursuant to bailment arrangements:

Neovia Logistics Services, LLC
Warehouse for Kitchen Care
600 Patrol Road, Suite 100
Jeffersonville, IN 47130
Manitowoc Foodservice U.S. Holdings, Inc.

SCHEDULE 3.10
ERISA

The funded status will increase or decrease in the future due to changes in plan assumptions including the discount rate and the assumed investment return on Plan assets.

As of 12/31/15
FOODSERVICE	Fair Market Value of Plan Assets (USD)	Present Value of Accumulated Benefit Obligations (USD)	(Under)/Over Funded Status (USD)
Plans
US Qualified Pension
Manitowoc Foodservice Pension	34,112,144	55,606,591	(21,494,447)

US SERP
Kysor SERP	-	4,283,934	(4,283,934)
Kysor Supplemental	-	1,219,889	(1,219,889)
Lanzani Pension Arrangement	-	1,335,893	(1,335,893)
Subtotal US SERP	-	6,839,716	(6,839,716)

Non-US Pension
Germany Convotherm	-	75,932	(75,932)
Germany Enodis Holding GmbH	-	1,564,782	(1,564,782)
Germany Enodis	-	443,897	(443,897)
UK Berisford	147,889,881	168,290,039	(20,400,158)

Subtotal Non-US Pension	147,889,881	170,374,650	(22,484,769)

Consolidated Total	182,002,025	232,820,957	(50,818,932)

•	The balance due on the withdrawal liability that resulted from the closing of the Fort Wayne plant in 2011/2012 is $14,218,607.18.

SCHEDULE 3.13
SUBSIDIARIES

The Credit Parties own, directly or indirectly, 100% of the capital stock or other equity of each of the following entities, except as otherwise noted. Entities marked with an asterisk are Material Subsidiaries as of the Funding Date. The Subsidiary Guarantors are italicized.

Subsidiaries of Manitowoc Foodservice, Inc.
Manitowoc Foodservice Holding, Inc.                        (WI)
MTW Foodservice Escrow Corp.                        (DE)
Manitowoc FSG U.S. Holding, LLC *                        (DE)
Manitowoc Cayman Islands Funding Ltd. *                    (Cayman Islands)

Subsidiary of Manitowoc Foodservice Holding, Inc.
Manitowoc Foodservice Germany Holding GmbH                (Germany)

Subsidiary of Manitowoc Foodservice Germany Holding GmbH
Manitowoc Deutschland GmbH *                        (Germany)

Subsidiary of Manitowoc Deutschland GmbH
Convotherm Elecktrogerate GmbH                        (Germany)

Subsidiary of Convotherm Elecktrogerate GmbH
Convotherm India Private Limited (99% CEGmbh & 1% MDGmbH)        (India)

Subsidiaries of Manitowoc FSG U.S. Holding, LLC
Manitowoc Equipment Works, Inc.                        (NV)
Manitowoc Foodservice Companies, LLC *                    (WI)
Manitowoc FSG Mexico, SRL de C.V. (99%) *                    (Mexico)
Manitowoc FSG Operations, LLC *                        (NV)
Manitowoc FP, Inc. *                                (NV)

Subsidiaries of Manitowoc Foodservice Companies, LLC
Welbilt Manufacturing (Thailand) Ltd.
(51% MFCllc, 49% Enodis Nederlands, 1 share MFAPL)            (Thailand)
Enodis Holdings, Inc. *                                (Delaware)

Subsidiaries of Manitowoc FSG Operations, LLC
Manitowoc TJ SRL de C.V. (99%)                        (Mexico)
McCann’s Engineering & Manufacturing Co., LLC *                (CA)
Manitowoc Foodservice (Luxembourg) S.à.r.l.                    (Luxembourg)

Subsidiary of Manitowoc Foodservice (Luxembourg) S.à.r.l.
Manitowoc FSG Holding, LLC                            (DE)

Subsidiary of Manitowoc FSG Holding, LLC
Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V. (99%)        (Mexico)
Subsidiaries of Manitowoc FP, Inc. (NV)
Inducs AG                                    (Switzerland)
Manitowoc FSG International Holdings, Inc.                    (NV)

Subsidiaries of Manitowoc FSG International Holdings, Inc.
Manitowoc Foodservice M.E. FZE                        (UAE)
Manitowoc FSG UK Limited                            (UK)
MTW County Limited (UK) MTW County (Domestication) LLC *            (DE)
Manitowoc Foodservice Asia Pacific Private Limited *                (Singapore)

Subsidiary of Manitowoc FSG UK Limited
Enodis Nederland B.V.                                (Netherlands)

Subsidiary of Enodis Nederlands B.V. (Netherlands)
Manitowoc Foodservice Iberia SAU *                        (Spain)

Subsidiary of MTW County Limited (UK)
Manitowoc Foodservice UK Holding Limited                    (UK)

Subsidiary of Manitowoc Foodservice UK Holding Limited
Enodis Holdings Ltd. *
(69.9% MTW County Ltd. UK & US, 30.1% MTW FSG UK)            (UK)

Subsidiary of Enodis Holdings Ltd. (UK)
Enodis Group Ltd. *                                (UK)

Subsidiaries of Enodis Group Ltd. (UK)
Manston Limited (BVI)                                (UK)
Berisford Holdings Limited *                            (UK)
Enodis Industrial Holdings Limited *                        (UK)
Enodis Investments Ltd.                                (UK)
Beleggingsmaatsch appli Interrub B.V. *                        (Netherlands)
Merrychef Limited                                (UK)

Subsidiary of Berisford Holdings Limited (UK)
Enodis Property Group Ltd.                            (UK)

Subsidiary of Enodis Property Group Ltd (UK)
Enodis Property Development Ltd.                        (UK)

Subsidiaries of Enodis Industrial Holdings Limited (UK)
Enodis International Ltd. *                            (UK)
Glenluce Ltd.                                     (Isle of Man)

Subsidiary of Enodis Investments Ltd. (UK)
Enodis Foodservice Equipment (Shanghai) Co. Ltd.                (China)

Subsidiary of Beleggingsmaatsch appli Interrub B.V. (Netherlands)
Enodis Strand Ltd.                                (UK)

Subsidiary of Merrychef Limited (UK)
Manitowoc Beverage Systems Ltd. *                        (UK)

Subsidiaries of Manitowoc Beverage Systems Ltd. (UK)
TruPour Ltd.                                     (Ireland)
Manitowoc Foodservice UK Limited                        (UK)

Subsidiaries of Manitowoc Foodservice Asia Pacific Private Limited (Singapore)
Manitowoc Foodservice India Private Limited
99% MFAPPL & 1% MFSGIH                            (India)
Manitowoc (China) Foodservice Co. Ltd. *                    (China)

Subsidiary of Manitowoc (China) Foodservice Co. Ltd.
Shanghai Manitowoc International Trading Co. Ltd.                (China)

Subsidiaries of Enodis Holdings, Inc.
Enodis Oxford                                    (UK)
Enodis Regent    *                                (UK)

Subsidiaries of Enodis Regent (UK)
Enodis Hanover     *                                (UK)

Subsidiaries of Enodis Hanover (UK)
Berisford Property Development (USA) Ltd.                    (NY)
Enodis Corporation                                (DE)

Subsidiaries of Enodis Corporation
Welbilt Corporation *                                (DE)
Welbilt Holding Company                             (DE)
Appliance Scientific, Inc.                            (DE)

Subsidiaries of Welbilt Holding Company (DE)
Enodis Technology Center, Inc.                            (DE)
Enodis Group Holdings, US Inc *.                         (DE)

Subsidiaries of Enodis Group Holdings US, Inc.
Landis Holdings LLC                                (DE)
Frymaster L.L.C.*                                (LA)
Kysor Nevada Holding Corp.*                            (NV)
The Delfield Company LLC*                            (DE)
Cleveland Range, LLC*                                (DE)
Garland Commercial Industries LLC                        (DE)

Boek-en Offsetdrukkerij Kuyte B.V. *                        (Netherlands)

Subsidiaries of Kysor Nevada Holding Corp.
Kysor Holdings Inc.                                (DE)

Subsidiaries of Kysor Holdings Inc.
Kysor Industrial Corporation                            (MI)

Subsidiaries of Kysor Industrial Corporation (MI)
Charles Needham Industries Inc. *                         (TX)
Kysor Industrial Corporation *                            (NV)
Westran Corporation                                (MI)

Subsidiaries of Charles Needham Industries, Inc.
Kysor Business Trust *                                (DE)

Subsidiaries of Boek-en Offsetdrukkerij Kuyte, B.V.
H. Tieskens Beheer B.V                                (Netherlands)
Garland Commercial Ranges Ltd *                        (Canada)
H. Tieskens Exploitatie B.V                            (Netherlands)

Subsidiaries of Garland Commercial Ranges Ltd. (Canada)
Enodis Maple Leaf Ltd.    *                            (UK)
Cleveland Range Ltd.                                 (Canada)

Subsidiaries of Enodis Maple Leaf Ltd. (UK)
Fabristeel Private Limited *                            (Singapore)

Subsidiaries of Fabristeel Private Limited (Singapore)
Shanghai Fabristeel Foodservice Int. Trade Co. Ltd.                (China)
Fo Shan Manitowoc Foodservice Co. Ltd.                    (China)
Fabristeel (M) Sdn Bhd                                 (Malaysia)

SCHEDULE 3.15
INSURANCE

Coverage	Insurer	Effective Date/Term	Policy Number	Retention/Limits
Deductible WC (FSG)	Sentry	10-1-15/16	90-02268-01	$500,000 Per Occurrence Incl ALAE
Retro WC (FSG)	Sentry	10-1-15/16	90-02268-02	$500,000 Per Occurrence Incl ALAE
General Liability & Cold Products (FSG)	Sentry	10-1-15/16	90-02268-03	SIR $100,000/$750,000
Product Liability Hot (FSG)	Sentry	10-1-15/16	90-02268-051	SIR $250,000/$1,000,000
Auto Liability (FSG)	Sentry	10-1-15/16	90-02268-07	$250,000 per accident Incl ALAE/$2M
Foreign CGL – FSG	Insurance Company of the State of PA (AIG)	10-1-15/16	80-0274557	SIR/Deduct:$0 Per Occurrence Limits $2M Occ/$6M Aggr
Foreign Auto –FSG	Insurance Company of the State of PA (AIG)	10-1-15/16	80-0274558	$1,000 Deduct $2M Agg
Foreign Voluntary Compensation and EL - FSG	Insurance Company of the State of PA (AIG)	10-1-15/16	83-70303	EL: $2M, BI by Accident or Disease each Employe Excess Repatriation: $1M per Person
US Occurrence / Foreign Jurisdiction - FSG	Illinois National Insurance Co. (AIG)	10-1-15/16	1990590	Limits: $2,000,000
Umbrella Liability -Primary Foodservice	Westchester Fire Insurance	10-1-15/16	G2197903A010	SIR 10,000 Each Occurrence Limit: $25M
Excess Liability 1st Layer	Lexington-London	10-1-15/16	62785471	$25M xs $25M
Excess Liability 2nd Layer	Swiss Re	10-1-15/16	EXS 200040100	$25M xs $50M
Excess Liability 3rd Layer	XL Insurance America, Inc.	10-1-15/16	US00065929LI15A	$25M xs $75M
Primary D&O	Travelers Casualty and Surety Company of America	07-01-15/16	105635635	$15M
Excess D&O	U.S. Specialty Insurance Company	07-01-15/16	14-MGU-15-A34937	15M x15M
Excess D&O	QBE Insurance Corporation	07-01-15/16	QPL0050404	15M x30M
Excess D&O	Endurance American Insurance Company	07-01-15/16	DOX10005067301	15M x45M

Coverage	Insurer	Effective Date/Term	Policy Number	Retention/Limits
Excess D&O	Darwin National Assurance Company (Allied World)	07-01-15/16	0304-7543	15M x 60M
Side A D&O	National Union Fire Insurance Company of Pittsburgh, Pa.	07-01-15/16	01-381-68-05	15M xs75M
Side A D&O	Lloyd’s (Beazley Syndicates 2623 & 0623	07-01-15/16	28793P15	10M x 90M
Fiduciary	Travelers Casualty and Surety Company of America	07-01-15/16	105635012	10M
Excess Fiduciary	National Union Fire Insurance	07-01-15/16	81714692	10M x10M
Crime	Travelers Casualty and Surety Company of America	07-01-15/16	02-140-92-46	5M
Special Crime (K&R)	National Union Fire Ins Co of Pittsburgh (AIG)	07-01-13/16	21-566-816	Limits $5M each Loss
Aircraft Hull & Liability	National Union Fire Ins. Co of PA	6-23-15/16	GM001850905-14	$100,000,000
Property	Lexington	6-1-15/16	12944859	Limits: $ 650,000,000
Marine Cargo	Liberty	1-1-16/17	N01188512	Limits $20 M per

This insurance document is furnished to you as a matter of information for your convenience. It only summarizes the listed policy(ies) and is not intended to reflect all the terms and conditions or exclusions of such policy(ies). Moreover, the information contained in this document reflects coverage as of the effective date(s) of the policy(ies) and does not include subsequent changes. This document is not an insurance policy and does not amend, alter or extend the coverage afforded by the listed policy(ies). The insurance afforded by the listed policy(ies) is subject to all the terms, exclusions and conditions of such policy(ies)

SCHEDULE 5.18
MORTGAGED REAL PROPERTY
Manitowoc FSG Operations, LLC
(f/k/a Manitowoc FSG Operations, Inc.)
2100 Future Drive
Sellersburg, IN  47172
Owner:  Manitowoc FSG Operations, LLC
Manitowoc FSG Operations, LLC
(f/k/a Manitowoc FSG Operations, Inc. and Manitowoc Beverage Equipment, Inc.)
2110 S. 26th Street
Manitowoc, WI 54220
Owner: Manitowoc FSG Operations, LLC

Manitowoc FSG Operations, LLC
(f/k/a Manitowoc FSG Operations, Inc. and Manitowoc Beverage Equipment, Inc.)
2915 Tennessee Ave North
Parsons, TN 38363
Owner: Manitowoc FSG Operations, LLC

The Delfield Company
980 S. Isabella Road
Mt. Pleasant, MI 48858
Owner: The Delfield Company LLC

Frymaster L.L.C. – Shreve Park Plant
5489 Campus Drive
Shreveport, LA 71129
Owner: Frymaster L.L.C.

Cleveland Range, LLC
1333 East 179th Street
Cleveland, OH 44110
Owner: Cleveland Range, LLC

SCHEDULE 6.01
EXISTING INDEBTEDNESS

•
[$110,000,000 Fifth Amended and Restated Receivables Purchase Agreement dated as of December 15, 2014 among MANITOWOC FUNDING, LLC and MANITOWOC CAYMAN ISLAND FUNDING LTD., as sellers, THE MANITOWOC COMPANY, INC., GARLAND COMMERCIAL RANGES LIMITED, CONVOTHERM-ELEKTROGERÄTE GMBH, MANITOWOC DEUTSCHLAND GMBH, and MANITOWOC FOODSERVICE UK LIMITED, and the other persons from time to time party thereto, as servicers, and Wells Fargo Bank, N.A., as purchaser and agent.]

•
The Manitowoc Company, Inc. provided a parent guarantee on behalf of Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V. for $9,125,422 with counterparty being FINSA (developer who is building the manufacturing facility). Upon consummation of the Spin Transaction, this guarantee will be assigned to Manitowoc FSG US Holding, LLC.

•	Manitowoc Foodservice, Inc., has foreign credit lines as described below:

SCHEDULE 6.02
EXISTING LIENS

Debtor	Jurisdictions	Secured Party	File Number	Date Filed	Summary Collateral Description
Cleveland Range, LLC	Delaware: Secretary of State	Wells Fargo Bank N.A.	20153814372	8/31/2015	Accounts, related General Intangibles, other related assets and related proceeds.
Cleveland Range, LLC	Delaware: Secretary of State	Lenovo Financial Services	20130798794	2/28/2013	1 Symmetra PX 20KW 6 Battery Module for Symmetra PX
Cleveland Range, LLC	Delaware: Secretary of State	Banc of America Leasing & Capital, LLC	20124027167	10/18/2012	All Goods leased by Secured Party to Debtor.
Cleveland Range, LLC	Delaware: Secretary of State	Leaf Capital Funding, LLC and/or its assigns	20123888619	10/9/2012	4 Sharp MC5111N Copier Systems
Cleveland Range, LLC	Delaware: Secretary of State	Leaf Capital Funding, LLC and/or its assigns	20122638635	7/10/2012	3 Sharp MX Copiers.
Cleveland Range, LLC	Delaware: Secretary of State	Wells Fargo Bank N.A.	20122390252	6/20/2012	1 2007 Crown Work Assist Vehicle 1 2012 Crown Turret Stockpicker 1 2012 Crown Stockpicker,
Cleveland Range, LLC	Delaware: Secretary of State	Wells Fargo Bank, N.A.	20094098437 Continuation No. 20143612199 filed 9/10/14	12/22/2009	Accounts, related General Intangibles, other related assets and related proceeds.
Cleveland Range, LLC The Manitowoc Company, Inc.	Delaware: Secretary of State	Banc of America Leasing & Capital, LLC	20124047280	10/19/2012	PMSI on all goods, furniture, fixtures and equipment leased by Secured Party to Debtor.
Enodis Corporation	Delaware: Secretary of State	Isuzu Finance of America Inc.	20153596946	8/18/2015	1 2015 Izuzue NPR-HD ABC Van Body with Waltco C-20 2000# Tuckaway Liftgate

Debtor	Jurisdictions	Secured Party	File Number	Date Filed	Summary Collateral Description
Frymaster L.L.C.	Louisiana: Secretary of State	IBM Credit LLC	09-1275693	8/18/2015	Financing of taxes, 5462/EBU system X3650 M5 Xeon 8 Core 2.4GHz 18 GB 20MB Cache and all related software.
Frymaster L.L.C.	Louisiana: Secretary of State	Joseph T. Ryerson & Son, Inc.	09-1245086	8/15/2014	Consigned inventory.
Frymaster L.L.C.	Louisiana: Secretary of State	Pratt Recycling	37-198434	6/27/2014	VB-047 One 60” VerticalSelco Model V5-R Serial #59562633
Frymaster L.L.C.	Louisiana: Secretary of State	IBM Credit LLC	09-1224143	11/25/2013	6 pieces of IBM equipment and all related software.
Frymaster L.L.C.	Louisiana: Secretary of State	IBM Credit LLC	09-1204287	4/4/2013	8 pieces of IBM equipment and all related software.
Frymaster L.L.C.	Louisiana: Secretary of State	IBM Credit LLC	09-1143459	11/3/2010	9 pieces of IBM equipment and all related software.
Frymaster L.L.C.	Louisiana: Secretary of State	Wells Fargo Bank, N.A.	09-1121428 Continuation No. 09-1247659 filed 9/15/14	9/29/2009	Accounts, related General Intangibles, other related assets and related proceeds.
Frymaster L.L.C.	Louisiana: Secretary of State	De Lage Landen Financial Services, Inc.	17-1344699 Continuation No. 17-1404613 filed 7/7/14	9/28/2009	Salvaginni sheet metal fabrication equipment.
Frymaster L.L.C.	Louisiana: Secretary of State	Wells Fargo Bank, N.A.	09-1276659	9/1/2015	Accounts, related General Intangibles, other related assets and related proceeds.
Kysor Industrial Corporation	Michigan: Department of State	De Lage Landen Financial Services, Inc.	2009139055-1 Continuation No. 2014095449-4 filed 6/30/14	9/28/2009	Salvaginni sheet metal fabrication equipment.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	Wells Fargo Bank, N.A.	2015024465-5	9/4/2015	Accounts, related General Intangibles, other related assets and related proceeds.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	CIT Bank, N.A.	2015009593-7	4/14/2015	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.

Debtor	Jurisdictions	Secured Party	File Number	Date Filed	Summary Collateral Description
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	FirstMerit Equipment Finance, Inc.	2014026159-6	10/9/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	FirstMerit Equipment Finance, Inc.	2014021142-6	8/18/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	Wells Fargo Bank, N.A.	2014020598-0	8/12/2014	2 forklifts, 2 batteries, 2 chargers.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	FirstMerit Equipment Finance, Inc.	2014019800-8	8/1/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	FirstMerit Equipment Finance, Inc.	2014016954-0	7/2/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	FirstMerit Equipment Finance, Inc.	2014016955-2	7/2/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	FirstMerit Equipment Finance, Inc.	2014003193-1	2/5/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	First Merit Equipment Finance, Inc.	2013033143-0	12/30/2013	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.

Debtor	Jurisdictions	Secured Party	File Number	Date Filed	Summary Collateral Description
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	De Lage Landen Financial Services, Inc.	2013021697-9	8/26/2013	1 Minolta 552 copier, 3 Minolta 223 copiers, 2 Minolta C224 copiers, 2 Minolta C35 Copiers, 4 Minolta 423 Copiers, 2 Minolta C364 copiers.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	Toyota Motor Credit Corporation	2013019262-4	7/30/2013	1 forklift, 1 battery, 1 charger.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	Toyota Motor Credit Corporation	2012027585-6	10/17/2012	3 forklifts, 3 batteries, 3 chargrers.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	Wells Fargo Bank, N.A.	2010000168-7 Continuation No. 2014023294-9 filed 9/10/14	1/4/2010	Accounts, related General Intangibles, other related assets and related proceeds.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	Wells Fargo Bank, N.A.	2007042808-8 Continuation No. 2012022082-5 filed 8/16/12 Continuation No. 2012026012-2 filed 9/28/12	12/31/2007	Accounts, related General Intangibles, other related assets and related proceeds.
Manitowoc FSG Operations, LLC	Nevada: Secretary of State	Wells Fargo Bank, N.A.	2006042199-3 Continuation No. 2011034278-2 filed 12/21/11	12/22/2006	Accounts, related General Intangibles, other related assets and related proceeds.
Manitowoc FSG U.S. Holding, LLC	Delaware: Secretary of State	IBM Credit LLC	20153630554	8/20/2015	Certain equipment and related software.
Manitowoc FSG U.S. Holding, LLC	Delaware: Secretary of State	IBM Credit LLC	20153630612	8/20/2015	Certain equipment and related software.
Manitowoc FSG U.S. Holding, LLC	Delaware: Secretary of State	IBM Credit LLC	20153631198	8/20/2015	Certain equipment and related software.
Manitowoc FSG U.S. Holding, LLC	Delaware: Secretary of State	IBM Credit LLC	20153554507	8/17/2015	Certain equipment and related software.
Manitowoc FSG U.S. Holding, LLC	Delaware: Secretary of State	IBM Credit LLC	20153554531	8/17/2015	Certain equipment and related software.
Manitowoc FSG U.S. Holding, LLC	Delaware: Secretary of State	IBM Credit LLC	20151823318	4/28/2015	7 pieces of IBM equipment and all related software.

Debtor	Jurisdictions	Secured Party	File Number	Date Filed	Summary Collateral Description
Manitowoc Funding, LLC	Nevada: Secretary of State	Wells Fargo Bank, N.A.	2006042197-9 Continuation No. 2011026124-7 filed 9/30/11	12/22/2006	Accounts, related General Intangibles, other related assets and related proceeds.
The Delfield Company LLC	Delaware: Secretary of State	Wells Fargo Bank, N.A.	20153813952	8/31/2015	Accounts, related General Intangibles, other related assets and related proceeds.
The Delfield Company LLC	Delaware: Secretary of State	Airgas USA, LLC	20151496925	4/8/2015	10 MIL903701 Miller Maxstar Tig Welders.
The Delfield Company LLC	Delaware: Secretary of State	Airgas USA, LLC	20151496966	4/8/2015	5 Miller SWX Dual-Arm Add-on Package
The Delfield Company LLC	Delaware: Secretary of State	FirstMerit Equipment Finance, Inc.	20144077186	10/9/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
The Delfield Company LLC	Delaware: Secretary of State	FirstMerit Equipment Finance, Inc.	20143384948	8/22/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
The Delfield Company LLC	Delaware: Secretary of State	FirstMerit Equipment Finance, Inc.	20142891075	7/21/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
The Delfield Company LLC	Delaware: Secretary of State	FirstMerit Equipment Finance, Inc.	20142624815	7/2/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
The Delfield Company LLC	Delaware: Secretary of State	Wells Fargo Bank, N.A.	20094098593 Continuation No. 20143612116 filed 9/10/14	12/22/2009	Accounts, related General Intangibles, other related assets and related proceeds.

Debtor	Jurisdictions	Secured Party	File Number	Date Filed	Summary Collateral Description
Manitowoc FSG Operations, LLC	Wisconsin: Department of Financial Institutions	CIT Bank, N.A.	150004168827	4/3/2015	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
Manitowoc FSG Operations, LLC, The Delfield Company LLC	Wisconsin: Department of Financial Institutions	FirstMerit Equipment Finance, Inc.	140013209520	10/9/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
Manitowoc FSG Operations, LLC, The Delfield Company LLC	Wisconsin: Department of Financial Institutions	FirstMerit Equipment Finance, Inc.	140010817320	8/18/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
Manitowoc FSG Operations, LLC, The Delfield Company LLC	Wisconsin: Department of Financial Institutions	FirstMerit Equipment Finance, Inc.	140010089321	8/1/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
Manitowoc FSG Operations, LLC, The Delfield Company LLC	Wisconsin: Department of Financial Institutions	FirstMerit Equipment Finance, Inc.	140008771528	7/2/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.
Manitowoc FSG Operations, LLC, The Delfield Company LLC	Wisconsin: Department of Financial Institutions	FirstMerit Equipment Finance, Inc.	140008771831	7/2/2014	All Goods, furniture, fixtures, equipment, and other personal property leased by Secured Party to Debtor.

SCHEDULE 6.05
EXISTING INVESTMENTS

•	Existing Investments in Subsidiaries and Joint Ventures are set forth on Schedule 3.13 hereof.

SCHEDULE 6.09
EXISTING RESTRICTIONS

•	[Indenture, dated as of March [__], 2016, between Manitowoc Foodservice, Inc. (as successor to MTW Foodservice Escrow Corp.), and Wells Fargo Bank, National Association, as trustee.]

•
[$110,000,000 Fifth Amended and Restated Receivables Purchase Agreement dated as of December 15, 2014 among MANITOWOC FUNDING, LLC and MANITOWOC CAYMAN ISLAND FUNDING LTD., as sellers, THE MANITOWOC COMPANY, INC., GARLAND COMMERCIAL RANGES LIMITED, CONVOTHERM-ELEKTROGERÄTE GMBH, MANITOWOC DEUTSCHLAND GMBH, and MANITOWOC FOODSERVICE UK LIMITED, and the other persons from time to time party thereto, as servicers, and Wells Fargo Bank, N.A., as purchaser and agent.]

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrower: Manitowoc Foodservice, Inc.

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    The $[________] Credit Agreement dated as of [_____], 2016 among Manitowoc Foodservice, Inc., the Subsidiary Borrowers party thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage of Commitment/Loans Assigned
	$	$	%
		$	%
		$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
[Signature Pages Follow]

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and] Accepted:
JPMORGAN CHASE BANK, N.A., as
Administrative Agent
By
Title:
[Consented to:]
[NAME OF RELEVANT PARTY]
By
Title:

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

EXHIBIT B
FORM OF DESIGNATION LETTER
___________________, ______
JPMorgan Chase Bank, N.A.,
as Administrative Agent for the Lenders
to the Credit Agreement referred to below,
and the Lenders
10 South Dearborn, Floor 07
Chicago, Illinois 60603-2003
Attention: MTW Foodservice Account Manager
Ladies and Gentlemen:
We refer to the Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of [_____], 2016 among Manitowoc Foodservice, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Designation Letter have the meanings ascribed thereto in the Credit Agreement.
The Borrower hereby designates [_____________] (the “Designated Subsidiary”), a Wholly-Owned Subsidiary of the Company and a [corporation duly incorporated under the laws of [_______]], as a “Subsidiary Borrower” in accordance with Section 2.20 of the Credit Agreement until such designation is terminated in accordance with Section 2.20 of the Credit Agreement and sets forth on Schedule 1 hereto the contact information about such Designated Subsidiary specified on such schedule.
The Designated Subsidiary hereby accepts the above designation and hereby expressly and unconditionally accepts the obligations of a Subsidiary Borrower under the Credit Agreement and agrees and confirms that, upon your execution and return to the Borrower of the enclosed copy of this letter, the Designated Subsidiary shall be a Subsidiary Borrower for purposes of the Credit Agreement and agrees to be bound by and perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement as a Subsidiary Borrower. The Designated Subsidiary hereby authorizes and empowers the Borrower to act as its representative and attorney-in-fact for the purposes of signing documents and giving and receiving notices (including borrowing requests and interest elections under the Credit Agreement) and other communications in connection with the Credit Agreement and the transactions contemplated thereby and for the purposes of modifying or amending any provision of the Credit Agreement and further agrees that the Administrative Agent and each Lender may conclusively rely on the foregoing authorization.
The Borrower hereby represents and warrants to the Administrative Agent and each Lender that, before and after giving effect to this Designation Letter, (i) the representations and warranties set forth in Article III of the Credit Agreement are true and correct on the date hereof as if made on and as of the date hereof, and (ii) no Default has occurred and is continuing. The Designated Subsidiary represents and warrants that, in so far as they relate to such Designated Subsidiary, each of the representations and warranties set forth in Article III of the Credit Agreement is true and correct on the date hereof as if made on and as of the date hereof. This Designation Letter shall be governed by, and construed in accordance with, the internal laws (without regard to the conflict of laws provisions) of the State of New York. Without limiting any other provisions hereof, the Designated Subsidiary hereby submits to jurisdiction and makes the waivers and otherwise in all aspects agrees to the terms of Sections 9.09(b), (c) and (d) of the Credit Agreement as if fully set forth herein.
The Designated Subsidiary hereby irrevocably and unconditionally designates and appoints the Borrower, as its authorized agent, to accept and acknowledge on its behalf, service of any and all process which may be served in any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 9.09(b) of the Credit Agreement. The Borrower hereby irrevocably and unconditionally accepts such appointment.
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DESIGNATION LETTER, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS DESIGNATION LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Very truly yours,

MANITOWOC FOODSERVICE, INC.

By: _____________________________

Name: ______________________
Title: _______________________
[NAME OF DESIGNATED SUBSIDIARY]

By: ______________________________

Name: _____________________
Title: ______________________

Schedule 1
1.    Registered address:
2.    Contact Person:
Telephone number
Facsimile number
Email address of contact person
3.    Internet address, if any
4.    Federal employer identification number, if any

EXHIBIT C
FORM OF INTERCOMPANY NOTE
[Date]
FOR VALUE RECEIVED, [NAME OF PAYOR] (the “Payor”) hereby promises to pay on demand to ______________ or its assigns (the “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.
The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.
Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.
This Note evidences certain permitted intercompany indebtedness referred to in the Credit Agreement, dated as of [_____], 2016 (as amended, modified, amended and restated, restated and/or supplemented from time to time, the “Credit Agreement”), among The Manitowoc Company, Inc., the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and is subject to the terms thereof[, and shall be pledged by the Payee pursuant to the US Pledge Agreement (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the Pledgee pursuant to and as defined in the US Pledge Agreement, as in effect from time to time, may exercise all rights provided therein with respect to this Note].
[This Note, and all of the Payor’s obligations hereunder, shall be subordinate and junior to all Senior Indebtedness (as defined in Section 1.07 of Annex A hereto) on the terms and conditions set forth in Annex A hereto, which Annex A is incorporated herein by reference and made a part hereof as if set forth herein in its entirety.]
The Payee is hereby authorized to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.
All payments under this Note shall be made without offset, counterclaim or deduction of any kind.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[NAME OF PAYOR]

By:___________________________
Name:
Title:
Pay to
___________________________

[NAME OF PAYEE]

By:_________________________

Name:

Title:

SUBORDINATION PROVISIONS
Section 1.01. Subordination of Liabilities. [Name of Payor] (the “Company”), for itself, and its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the ‘‘Note’’) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.
Section 1.02. Company Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof shall first be paid in full in cash, before any payment or distribution (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.
(b)    The Company may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement referred to below or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such default or event of default exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Subordinated Indebtedness.
(c)    In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, the Company shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give the holder of the Note prompt written notice of any event which would prevent payments under Section 1.02(a) or (b) hereof.
Section 1.03. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the

Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):
(a)    the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;
(a)    any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid (after giving effect to the relative priorities of such Senior Indebtedness), after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and
(b)    in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.
Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).
Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing an the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely or the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.
Section 1.05. Obligation of the Company Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Company and the holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and other creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to all of the restrictions set forth in this Annex A and the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.
Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.
Section 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations (i) of the Company under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, amended and restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”), dated as of [_____], 2016, among Manitowoc Foodservice, Inc., the Subsidiary Borrowers party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and each other Credit Document (as defined in the Credit Agreement) to which the Company is a party [, including the Subsidiary Guaranty (as defined in the Credit Agreement)], and any renewal, extension, restatement, refinancing or refunding of any thereof, (ii) of the Company under, or in respect of, any Swap Agreement (as defined in the Credit Agreement) [, including any guaranty thereof under the Subsidiary Guaranty], and (iii) of the Company under the Senior Notes and the ____________ (each as defined in the Credit Agreement) or any other Senior Note Document (as defined in the Credit Agreement). As used herein, the term “Obligation” shall mean all principal, interest, premium, reimbursement obligations, penalties, fees, expenses, indemnities and other liabilities and obligations (including any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any indebtedness (including interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the documentation with respect thereto, whether or not such interest is an allowed claim against the debtor in any such proceeding).

EXHIBIT D
FORM OF TERMINATION LETTER
___________________, ______
JPMorgan Chase Bank, N.A.,
as Administrative Agent for the Lenders
to the Credit Agreement referred to below
10 South Dearborn, Floor 07
Chicago, Illinois 60603-2003
Attention: MTW Foodservice Account Manager
Ladies and Gentlemen:
We refer to the Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of [_______], 2016 among Manitowoc Foodservice, Inc. (the “Borrower”), the Subsidiary Borrowers party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Termination Letter have the meanings ascribed thereto in the Credit Agreement.
The Borrower hereby terminates the status as a Subsidiary Borrower of _________________, a corporation incorporated under the laws of _______________ (the “Designated Subsidiary”), in accordance with Section 2.20 of the Credit Agreement, effective as of the date of receipt of this notice by the Administrative Agent. The undersigned hereby represent and warrant that all Loans made to the Designated Subsidiary and all related interest have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Termination Letter shall not terminate (a) any Obligation of such Designated Subsidiary that remains unpaid on the date hereof (including, without limitation, any Obligation arising hereafter in respect of the Designated Subsidiary under Sections 2.15, 2.16 or 2.17 of the Credit Agreement) or (b) the obligations of the Borrower under the Parent Guaranty with respect to any such unpaid Obligations.
Very truly yours,

MANITOWOC FOODSERVICE, INC.

By:
Name:
Title:

[SUBSIDIARY BORROWER]

By:
Name:
Title:

EXHIBIT E-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of [_____], 2016 among Manitowoc Foodservice, Inc. (the “Borrower”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Applicable Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Applicable Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Applicable Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________
    Name:
    Title:
Date: ________ __, 20__

EXHIBIT E-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of [_____], 2016 among Manitowoc Foodservice, Inc. (the “Borrower”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Applicable Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Applicable Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Applicable Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________
    Name:
Title:

Date: ________ __, 20__

EXHIBIT E-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of [_____], 2016 among Manitowoc Foodservice, Inc. (the “Borrower”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF LENDER]
By:______________________________________

    Name:

    Title:
Date: ________ __, 20__

EXHIBIT E-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit Agreement (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) dated as of [_____], 2016 among Manitowoc Foodservice, Inc. (the “Borrower”), the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (I) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________
    Name:
    Title:
Date: ________ __, 20__

EXHIBIT F
FORM OF PERFECTION CERTIFICATE

PERFECTION CERTIFICATE
[__________], 2016
The undersigned, an authorized officer of the companies listed on Schedule 1 (each, a "Company" and collectively, the Companies), hereby certifies as follows on behalf of each of the Company:
1.    Names. (a) The exact name of the Company as that name appears on its Certificate of Incorporation, Certificate of Limited Partnership or Limited Liability Company Certificate, as applicable, is as follows:

Source:    UCC §503(a)(i)
(b)    The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:
Source:    UCC §9-507
(c)    The following is the Company’s federal employer identification number:
(d)    The following is the Company's corporation identification number or other applicable formation identification number.
Source: UCC §9-516(b)(5)

2.    Current Locations. (a) The chief executive office and principal mailing address of the Company is:
Source:    UCC §§9-516(b)(5), 9-301
(b)    The following are all other locations in the United States of America in which the Company maintains any books or records relating to any of the Collateral consisting of accounts, contract rights, chattel paper, general intangibles or mobile goods:
Source:    UCC §§9-516(b)(5), 9-301
(c)    The following are all other places of business of the Company in the United States of America:

Source:    UCC §9-301, 9-501
(d)    The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment having a fair market value in excess of $1,000,000 in the aggregate is located:

Source:    UCC §9-301, 9-501
(e)    The following is a list of (i) all real property having a fair market value in excess of $5,000,000 owned by the Companies and (ii) all leased real property where equipment and/or inventory having a fair market value in excess of $1,000,000 in the aggregate (as determined at any time during the immediately preceding four fiscal quarters) is held by the Companies :

(f)    The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, or warehousemen, which have possession or are intended to have possession of any of the Collateral consisting of inventory or equipment having a fair market value in excess of $1,000,000 in the aggregate held pursuant to bailment arrangements:

Source:	UCC §§9-301 and 9-312; see also UCC §§2-326(3), 9-306, 9-330 and 9-505
3.    Intellectual Property. The following is a complete list of all patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of the Company:
UNITED STATES:
a.    Patents

b.    Copyrights

c.    Trademarks, Trade Name
and Service Marks

FOREIGN:
a.    Patents

b.    Copyrights

c.    Trademarks, Trade Name
and Service Marks

4.     Investment Property:  Instruments. The following is a complete list of all stock, bonds, debentures, notes, commodity contracts and other securities owned by the Company (provide name of issuer, a description of security and value) and all securities accounts and commodity accounts owned by the Company (provide name of intermediary and value):
5.     Motor Vehicles. The following is a complete list of all motor vehicles owned by the Company (describe each vehicle by make, model, and year and indicate for each the state in which registered and the state in which based) with fair market value in excess of $30,000:

6.     Vessels. The following is a complete list of all vessels of the Company which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction:
7.     Other Titled Collateral. The following is a complete list of all aircraft and all other inventory, equipment and other goods of the Company which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction with a fair market value in excess of $30,000 (provide description of covered goods and indicate registration system and jurisdiction):
8.     Deposit Accounts. The following is a complete list of all Deposit accounts maintained by the Company (provide name and address of depository bank, type of account and account number):
9.    Commercial Tort Claims. The following is a complete list of claims arising in tort with respect to which the Company is claimant and which arose in the course of the Company's business; together with case file numbers or other identification of such claim:
Source:     UCC §§9-102(a)(13), 9-108, 9-504
10.     Unusual Transactions. All of the Collateral has been originated by the Company in the ordinary course of the Company’s business or consists of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind, except for the following Collateral which was obtained outside the ordinary course of business, including, but not limited to, transactions involving bulk transfers:
Source:    UCC §§1-201(9)
11.    Timber. The following are all of the locations in the United States of America in which the Company possesses any timber to be cut:

Source:    UCC §9-301(3)(B) and Official Comment 5(c) to 9-301.
12.    Extracted Collateral. The following are all of the locations in the United States of America in which the Company possesses any wellhead or minehead used in the extraction of minerals:

Source:    UCC §9-301(4) and Official Comment 5(d) to 9-301.

13.     Farm Products. The following are all of the locations in the United States of America in which the Company possesses any farm products as defined in UCC §9-102(34):

Source:    UCC §9-302.
    14.    Authorization.     The undersigned hereby irrevocably authorizes JPMorgan Chase Bank, N.A., as administrative agent (the "Secured Party") at any time (including, without limitation, any time prior to the execution of the Pledge and Security Agreement) and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto and hereby ratifies its authorization for the Secured Party to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.
MANITOWOC FOODSERVICE, INC.
APPLIANCE SCIENTIFIC, INC.
BERISFORD PROPERTY DEVELOPMENT (USA) LTD.
CHARLES NEEDHAM INDUSTRIES INC.
CLEVELAND RANGE, LLC
THE DELFIELD COMPANY LLC
ENODIS TECHNOLOGY CENTER, INC.
FRYMASTER L.L.C.
GARLAND COMMERCIAL INDUSTRIES LLC
KYSOR BUSINESS TRUST
KYSOR HOLDINGS, INC.
KYSOR INDUSTRIAL CORPORATION
KYSOR INDUSTRIAL CORPORATION
KYSOR NEVADA HOLDING CORP.
LANDIS HOLDINGS LLC
MANITOWOC EQUIPMENT WORKS, INC.
MANITOWOC FOODSERVICE COMPANIES, LLC
MANITOWOC FOODSERVICE HOLDING, INC.
MANITOWOC FP, INC.
MANITOWOC FSG HOLDING, LLC
MANITOWOC FSG INTERNATIONAL HOLDINGS, INC.
ENODIS CORPORATION
ENODIS GROUP HOLDINGS US, INC.
ENODIS HOLDINGS, INC.
MANITOWOC FSG OPERATIONS, LLC.
MANITOWOC FSG U.S. HOLDING, LLC
WELBILT CORPORATION
WELBILT HOLDING COMPANY
WESTRAN CORPORATION
MCCANN’S ENGINEERING & MANUFACTURING CO., LLC
MTW COUNTY LIMITED

By:
Name: [__]
Title: [__]

EXHIBIT G
FORM OF PARENT GUARANTY
PARENT GUARANTY
PARENT GUARANTY dated as of February [__], 2016 (as same may be amended, supplemented, or otherwise modified, restated or amended and restated from time to time, this “Guaranty”) made by Manitowoc Foodservice, Inc., a Delaware corporation (the “Guarantor”), in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement referred to below for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and their Affiliates and each other Secured Creditor to the extent provided below.
WITNESSETH:
WHEREAS, the Guarantor, the Subsidiary Borrowers party thereto, the Administrative Agent and certain other financial institutions are contemporaneously herewith entering into a credit agreement dated as of the date hereof (as same may be amended, supplemented, or otherwise modified, restated or amended and restated from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Guarantor and the Subsidiary Borrowers. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them by the Credit Agreement;
WHEREAS, the Guarantor may from time to time designate one or more additional Subsidiary Borrowers who shall be entitled to make borrowings as permitted by the Credit Agreement;
WHEREAS, it is a condition precedent to the extension of credit by the Lenders under the Credit Agreement that the Guarantor executes and delivers this Guaranty whereby the Guarantor shall guarantee the payment when due of all Liabilities (as defined below); and
WHEREAS, in order to (a) induce the Lenders and the Administrative Agent to enter into the Credit Agreement and extend credit thereunder and (b) induce the Lenders and their Affiliates to enter into one or more Swap Agreements, Bank Product Agreements (as defined in the US Security Agreement) and/or Designated Foreign Facility Agreements (as defined in the US Security Agreement) permitted by the Credit Agreement (such agreements, as from time to time amended, supplemented, otherwise modified, restated or amended and restated being the “Covered Agreements”), the Guarantor is willing to guarantee the obligations of the Subsidiary Borrowers and each other Subsidiary of the Borrower (together, the “Subsidiary Borrowers”) under the Credit Agreement, any promissory note, the other Credit Documents and the Covered Agreements (all of the foregoing agreements or arrangements being the “Facilities” and any writing evidencing, supporting or securing a Facility, including but not limited to this Guaranty, as such writing may be amended, supplemented or otherwise modified from time to time, being a “Facility Document”).

NOW THEREFORE, in order to induce the Guaranteed Parties (as defined below) to enter into or extend or continue credit or give financial accommodation under the Facilities, the Guarantor agrees as follows:
Guaranty of Payment. The Guarantor unconditionally and irrevocably guarantees to each of the Administrative Agent, the Collateral Agent, the Lenders, each of their Affiliates party to a Covered Agreement and each other Secured Creditor (individually, a “Guaranteed Party”, and collectively, the “Guaranteed Parties”) the punctual payment of all sums now owing or which may in the future be owing by the Subsidiary Borrowers under the Facility Documents, when the same are due and payable, whether on demand, at stated maturity, by acceleration or otherwise, and whether for principal, interest, fees, expenses, indemnification or otherwise (all of the foregoing sums being the “Liabilities”). Upon failure by any Subsidiary Borrower to pay punctually any Liability, the Guarantor agrees that it shall forthwith on demand pay to the Administrative Agent for the benefit of the Guaranteed Parties (or in the case of amounts owing under a Covered Agreement, to the applicable Guaranteed Party) the amount not so paid at the place and in the manner specified in the applicable Facility Document. The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Facility Documents. This Guaranty is a guarantee of payment and not of collection only. The Guaranteed Parties shall not be required to exhaust any right or remedy or take any action against the Subsidiary Borrowers or any other person or entity or any Collateral. The Guarantor agrees that, as between the Guarantor and the Guaranteed Parties, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards any of the Subsidiary Borrowers and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Guarantor for the purposes of this Guaranty.
Guaranty Absolute. The Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Facility Documents. The liability of the Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any Collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liability; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Facility Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, any of the Subsidiary Borrowers or the Guarantor.

Section 1.Guaranty Irrevocable. This Guaranty is a continuing guarantee of the payment of all Liabilities now or hereafter existing under the Facility Documents and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Facility Documents are no longer in effect.
Section 2.Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Guaranteed Party on the insolvency, bankruptcy or reorganization of any of the Subsidiary Borrowers or otherwise, all as though the payment had not been made.
Section 3.Subrogation. The Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Facility Documents are no longer in effect. If any amount is paid to the Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust by the Guarantor for the benefit of the Guaranteed Parties and shall be promptly paid to the Administrative Agent for the benefit of the Guaranteed Parties (or in the case of amounts owing under a Covered Agreement, to the applicable Guaranteed Party) to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms hereof and of the Facility Documents. If the Guarantor makes payment to the Guaranteed Parties of all or any part of the Liabilities and all the Liabilities are paid in full and the Facility Documents are no longer in effect, the applicable Guaranteed Party shall, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Liabilities resulting from the payment.
Section 4.Subordination. Without limiting the Guaranteed Parties’ rights under any other agreement, any liabilities owed by any of the Subsidiary Borrowers to the Guarantor in connection with any extension of credit or financial accommodation by the Guarantor to or for the account of such Subsidiary Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of such Subsidiary Borrower to the Guarantor, if the Administrative Agent so requests, shall be collected, enforced and received by the Guarantor as trustee for the Guaranteed Parties and shall be paid over to the Administrative Agent for the benefit of the Guaranteed Parties (or in the case of amounts owing under a Covered Agreement, to the applicable Guaranteed Party) on account of the Liabilities but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.
Section 5.Payments Generally. All payments by the Guarantor hereunder shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the applicable Facility Document; provided, however, that (if the Payment Currency is other than Dollars) the Guarantor may, at its option (or, if for any reason whatsoever the Guarantor is unable to effect payments in the foregoing manner, the Guarantor shall be obligated to) pay to the applicable Guaranteed Party at its principal office the equivalent amount in Dollars computed in the same manner as, and the Guarantor shall indemnify the applicable Guaranteed Party to the same extent as set forth in, Section 9.15 of the Credit Agreement.
Section 6.Certain Taxes. The provisions of Sections 2.17(a), (b) and (c) of the Credit Agreement, including related definitions, are incorporated herein mutatis mutandis with respect to Taxes associated with payments to be made by the Guarantor hereunder.
Section 7.Representations and Warranties. The Guarantor represents and warrants that: (a) the execution, delivery and performance of this Guaranty by the Guarantor (i) are within the Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder or similar action on the part of the Guarantor; (ii) do not violate any agreement, instrument, law, regulation or order applicable to the Guarantor, other than, in the case of agreements and instruments, for such violations or defaults which could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (iii) do not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind other than such as have been obtained and which are in full force and effect as of the date hereof; (b) this Guaranty has been duly executed and delivered by the Guarantor and is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting creditors’ rights generally; and (c) in executing and delivering this Guaranty, the Guarantor has (i) without reliance on any Guaranteed Party or any information received from any Guaranteed Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Subsidiary Borrower, the Subsidiary Borrower’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Subsidiary Borrowers or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Subsidiary Borrowers on a continuing basis information concerning the Subsidiary Borrowers; (iii) has full and complete access to the Facility Documents and any other documents executed in connection with the Facility Documents; and (iv) not relied and will not rely upon any representations or warranties of any Guaranteed Party not embodied herein or any acts heretofore or hereafter taken by any Guaranteed Party (including but not limited to any review by any Guaranteed Party of the affairs of the Subsidiary Borrowers).
Section 8.Limitation on Obligations. (%2) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantor or any Guaranteed Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the Guarantor’s “Maximum Liability”). This Section 10 with respect to the Maximum Liability of the Guarantor is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 10 with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.
(a)    The Guarantor agrees that the Liabilities may at any time and from time to time exceed the Maximum Liability of the Guarantor without impairing this Guaranty or affecting the rights and remedies of the Guaranteed Parties hereunder. Nothing in this Section 10 shall be construed to increase the Guarantor’s obligations hereunder beyond its Maximum Liability.
Section 9.Application of Payments. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Liabilities in the following order unless a court of competent jurisdiction shall otherwise direct:
(a)    FIRST, to payment of all costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Liabilities;
(b)    SECOND, in the order provided in Section 7.4 of the US Security Agreement;
(c)    THIRD, to payment of the principal of the Liabilities and the net early termination payments and any other obligations under Covered Agreements then due and unpaid from the Subsidiary Borrowers to any of the Guaranteed Parties, pro rata among the Guaranteed Parties in accordance with the amount of such principal and such net early termination payments and other obligations under Covered Agreements then due and unpaid owing to each of them; and
(d)    FOURTH, to payment of any Liabilities (other than those listed above) pro rata among those parties to whom such Liabilities are due in accordance with the amounts owing to each of them.

Section 10.Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.
Section 11.Setoff. The Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Guaranteed Parties may otherwise have, each Guaranteed Party shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Guarantor at any of such Guaranteed Party’s offices, in Dollars or in any other currency, against any amount payable by the Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to the Guarantor), in which case it shall promptly notify the Guarantor thereof; provided that the Guaranteed Parties’ failure to give such notice shall not affect the validity thereof.
Section 12.Formalities. The Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.
Section 13.Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.
Section 14.Expenses. The Guarantor shall reimburse the Guaranteed Parties on demand for all reasonable costs, expenses and charges (including without limitation reasonable fees and charges of external legal counsel and reasonable costs allocated by internal legal counsel) incurred by such Guaranteed Parties in connection with the enforcement of this Guaranty. The obligations of the Guarantor under this Section shall survive the termination of this Guaranty.
Section 15.Assignment. This Guaranty shall be binding on, and shall inure to the benefit of, the Guarantor, each Guaranteed Party and their respective successors and assigns; provided that the Guarantor may not assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and without requiring any further consent of any Lender. Without limiting the generality of the foregoing, each Guaranteed Party may assign, sell participations in or otherwise transfer its rights under the Facility Documents in accordance with the terms thereof to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Guaranteed Parties in this Guaranty or otherwise.
Section 16.Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.
Section 17.Governing Law, Etc. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE GUARANTOR CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED

STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF. SERVICE OF PROCESS BY A GUARANTEED PARTY IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON THE GUARANTOR IF SENT TO THE GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED IN SECTION 21 BELOW OR AS OTHERWISE SPECIFIED BY THE GUARANTOR FROM TIME TO TIME. THE GUARANTOR WAIVES ANY RIGHT THE GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM (OTHER THAN A COMPULSORY COUNTERCLAIM) RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
Section 18.Integration; Effectiveness. This Guaranty alone sets forth the entire understanding of the Guarantor and the Guaranteed Parties relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by the Guarantor to the Administrative Agent. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.
Section 19.Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement.
[signature pages follow]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its authorized officer as of the date first above written.
MANITOWOC FOODSERVICE, INC.

By: _______________________________
Name:
Title:

EXHIBIT H
FORM OF SUBSIDIARY GUARANTY
SUBSIDIARY GUARANTY
SUBSIDIARY GUARANTY dated as of February [__], 2016 (as same may be amended, supplemented, restated or amended and restated or otherwise modified from time to time, this “Guaranty”) made by each of the Persons that is a signatory hereto (individually a “Guarantor” and collectively, the “Guarantors”) in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) under the Credit Agreement referred to below for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and their Affiliates and each other Secured Creditor to the extent provided below.

WITNESSETH:
WHEREAS, Manitowoc Foodservice, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Borrowers party thereto, the Administrative Agent and certain other financial institutions are contemporaneously herewith entering into a credit agreement dated as of the date hereof (as same may be amended, supplemented, restated or amended and restated or otherwise modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower and Subsidiary Borrowers. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them by the Credit Agreement;

WHEREAS, it is a condition precedent to the extension of credit by the Lenders under the Credit Agreement that each of the Guarantors execute and deliver this Guaranty whereby each of the Guarantors shall guarantee the payment when due of all Liabilities (as defined below); and

WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Guarantors (each of which is a Subsidiary of the Borrower), and in order to (a) induce the Lenders and the Administrative Agent to enter into the Credit Agreement and extend credit thereunder and (b) induce the Lenders and their Affiliates to enter into one or more Swap Agreements, Bank Product Agreements (as defined in the US Security Agreement) and/or Designated Foreign Facility Agreements (as defined in the US Security Agreement) permitted by the Credit Agreement (such agreements, as from time to time amended, supplemented or otherwise modified, restated or amended and restated being the “Covered Agreements”) and because each Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Guarantors is willing to guarantee the obligations of the Borrower, each Subsidiary Borrower and each other Subsidiary of the Borrower (together, the “Borrowers”) under the Credit Agreement, any promissory note, the other Credit Documents and the Covered Agreements (all of the foregoing agreements or arrangements being the “Facilities” and any writing evidencing, supporting or securing a Facility, including but not limited to this Guaranty, as such writing may be amended, supplemented or otherwise modified from time to time, being a “Facility Document”).

NOW THEREFORE, in order to induce the Guaranteed Parties (as defined below) to enter into or extend or continue credit or give financial accommodation under the Facilities, each Guarantor agrees as follows:

Section 1.     Guaranty of Payment. Each Guarantor unconditionally and irrevocably guarantees to each of the Administrative Agent, the Collateral Agent, the Lenders, each of their Affiliates party to a Covered Agreement, and each other Secured Creditor (individually, a “Guaranteed Party”, and collectively, the “Guaranteed Parties”) the full and punctual payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Guarantor at the rate provided for in the applicable Facility Document, whether or not a claim for post-petition interest is allowed in any such proceeding)) of each of the Borrowers to the Guaranteed Parties, whether now owing or which may in the future may be owing (all of the foregoing being the “Liabilities”). Upon failure by any of the Borrowers to pay punctually any of the Liabilities, each of the Guarantors agrees that it shall forthwith pay to the Administrative Agent for the benefit of the applicable Guaranteed Parties (or in the case of amounts owing under a Covered Agreement, to the applicable Guaranteed Party) the amount not so paid at the place and in the manner specified in the applicable Facility Document. This Guaranty is a guarantee of payment and not of collection only. The Guaranteed Parties shall not be required to exhaust any right or remedy or take any action against the Borrowers or any other person or entity or any Collateral. Each Guarantor agrees that, as between such Guarantor and the Guaranteed Parties, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards any of the Borrowers and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by such Guarantor for the purposes of this Guaranty. All liabilities of the Guarantors hereunder shall be the joint and several liabilities of each Guarantor. Notwithstanding anything contained herein, the Liabilities guaranteed by Enodis Holdings Limited and Manitowoc FSG UK Limited shall exclude all liabilities as to which the Borrower or any Domestic Subsidiary of the Borrower is the primary obligor.
Section 2.     Guaranty Absolute. Each Guarantor guarantees that the Liabilities shall be paid strictly in accordance with the terms of the Facility Documents. The liability of a Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Facility Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of any Facility Document or Liability, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any Collateral, for all or any of the Facility Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Facility Document or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of any Facility Document or Liability; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Facility Documents or the transactions contemplated thereby which might otherwise constitute a legal or equitable defense available to, or discharge of, any of the Borrowers or a Guarantor.
Section 3.     Guaranty Irrevocable. This Guaranty is a continuing guarantee of the payment of all Liabilities now or hereafter existing under the Facility Documents and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Facility Documents are no longer in effect.
Section 4.     Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by the Guaranteed Party on the insolvency, bankruptcy or reorganization of any of the Borrowers or otherwise, all as though the payment had not been made.
Section 5.     Subrogation. No Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Facility Documents are no longer in effect. If any amount is paid to a Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust by such Guarantor for the benefit of the Guaranteed Parties and shall be promptly paid to the Administrative Agent for the benefit of the Guaranteed Parties (or in the case of amounts owing under a Covered Agreement, to the applicable Guaranteed Party) to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms hereof and of the Facility Documents. If a Guarantor makes payment to the Guaranteed Parties of all or any part of the Liabilities and all the Liabilities are paid in full and the Facility Documents are no longer in effect, the applicable Guaranteed Party shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Liabilities resulting from the payment.
Section 6.     Subordination. Without limiting the Guaranteed Parties’ rights under any other agreement, any liabilities owed by any of the Borrowers to a Guarantor in connection with any extension of credit or financial accommodation by a Guarantor to or for the account of such Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities, and such liabilities of such Borrower to such Guarantor, if the Administrative Agent so requests, shall be collected, enforced and received by such Guarantor as trustee for the Guaranteed Parties and shall be paid over to the Administrative Agent for the benefit of the Guaranteed Parties (or in the case of amounts owing under a Covered Agreement, to the applicable Guaranteed Party) on account of the Liabilities but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.
Section 7.     Payments Generally. All payments by a Guarantor hereunder shall be made in the manner, at the place and in the currency (the “Payment Currency”) required by the applicable Facility Document; provided, however, that (if the Payment Currency is other than Dollars) a Guarantor may, at its option (or, if for any reason whatsoever such Guarantor is unable to effect payments in the foregoing manner, such Guarantor shall be obligated to) pay to the applicable Guaranteed Party at its principal office the equivalent amount in Dollars computed in the same manner as, and such Guarantor shall indemnify the applicable Guaranteed Party to the same extent as set forth in, Section 9.15 of the Credit Agreement.
Section 8.     Certain Taxes. The provisions of Sections 2.17(a), (b) and (c) of the Credit Agreement, including related definitions, are incorporated herein mutatis mutandis with respect to Taxes associated with payments to be made by the Guarantors hereunder.
Section 9.     Representations and Warranties. Each Guarantor represents and warrants that: (a) the execution, delivery and performance of this Guaranty by such Guarantor (i) are within such Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or limited liability company and, if required, stockholder or similar action on the part of such Guarantor; (ii) do not violate any agreement, instrument, law, regulation or order applicable to such Guarantor, other than, in the case of agreements and instruments, for such violations or defaults which could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (iii) do not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind other than such as have been obtained and which are in full force and effect as of the date hereof; (b) this Guaranty has been duly executed and delivered by such Guarantor and is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting creditors’ rights generally; and (c) in executing and delivering this Guaranty, such Guarantor has (i) without reliance on any Guaranteed Party or any information received from any Guaranteed Party and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrowers, the Borrowers’ business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrowers or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from the Borrowers on a continuing basis information concerning the Borrowers; (iii) has full and complete access to the Facility Documents and any other documents executed in connection with the Facility Documents; and (iv) not relied and will not rely upon any representations or warranties of any Guaranteed Party not embodied herein or any acts heretofore or hereafter taken by any Guaranteed Party (including but not limited to any review by any Guaranteed Party of the affairs of the Borrowers).

Section 10.     Limitation on Obligations. (a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or any Guaranteed Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 10 with respect to the Maximum Liability of the Guarantors is intended solely to preserve the rights of the Guaranteed Parties hereunder to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 10 with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under applicable law.
(b)    Each of the Guarantors agrees that the Liabilities may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Guaranteed Parties hereunder. Nothing in this Section 10 shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.
(c)    In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantors, the aggregate amount of all monies received by all Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this Section 10 shall affect any Guarantor’s several liability for the entire amount of the Liabilities (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Liabilities. The provisions of this Section 10 are for the benefit of both the Guaranteed Parties and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
Section 11.     Application of Payments. All payments received by the Administrative Agent hereunder (shall unless a court of competent jurisdiction shall otherwise direct) be applied by the Administrative Agent first to payment of all costs and expenses of the Administrative Agent incurred in connection with the collection and enforcement of the Liabilities and then in the order set forth in Section 7.4 of the U.S. Security Agreement.
Section 12.     Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.
Section 13.     Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Guaranteed Parties may otherwise have, each Guaranteed Party shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Guarantor at any of such Guaranteed Party’s offices, in Dollars or in any other currency, against any amount payable by such Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided that the Guaranteed Parties’ failure to give such notice shall not affect the validity thereof.
Section 14.     Formalities. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.
Section 15.     Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by a Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.
Section 16.     Expenses. The Guarantors shall reimburse the Guaranteed Parties on demand for all reasonable costs, expenses and charges (including without limitation reasonable fees and charges of external legal counsel and reasonable costs allocated by internal legal counsel) incurred by such Guaranteed Parties in connection with the enforcement of this Guaranty. The obligations of each Guarantor under this Section shall survive the termination of this Guaranty.
Section 17.     Assignment. This Guaranty shall be binding on, and shall inure to the benefit of, each Guarantor, each Guaranteed Party and their respective successors and assigns; provided that a Guarantor may not assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and each Lender. Without limiting the generality of the foregoing: (a) the obligations of each Guarantor under this Guaranty shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if the Guarantor is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) each Guaranteed Party may assign, sell participations in or otherwise transfer its rights under the Facility Documents in accordance with the terms thereof to any other person or entity, and the other person or entity shall then become vested with all the rights granted to the Guaranteed Parties in this Guaranty or otherwise.
Section 18.     Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.
Section 19.     Governing Law, Etc. THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH GUARANTOR CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF. SERVICE OF PROCESS BY A GUARANTEED PARTY IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON A GUARANTOR IF SENT TO SUCH GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED IN SECTION 22 BELOW OR AS OTHERWISE SPECIFIED BY SUCH GUARANTOR FROM TIME TO TIME. EACH GUARANTOR WAIVES ANY RIGHT SUCH GUARANTOR MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM (OTHER THAN A COMPULSORY COUNTERCLAIM) RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT A GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.
Section 20.     Integration; Effectiveness. This Guaranty alone sets forth the entire understanding of each Guarantor and the Guaranteed Parties relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by each Guarantor to the Administrative Agent. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.

Section 21.     Additional Subsidiary Guarantors. Pursuant to Sections 5.10 and 5.13 of the Credit Agreement, certain Subsidiaries are from time to time required to enter into this Guaranty as a Guarantor. Upon execution and delivery after the date hereof by the Administrative Agent and a Subsidiary of a supplement in the form of Exhibit A hereto (or in such other form as may be satisfactory to the Administrative Agent), such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. Each Guarantor hereby consents to additional Subsidiaries becoming party hereto as Guarantors in such manner. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require any further consent of any Guarantor hereunder or the consent of any of the Borrowers or of any Guaranteed Party. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party hereto.
Section 22.Notices. All communications and notices hereunder shall be in writing and (other than to a Guarantor) given as provided in Section 9.01 of the Credit Agreement. Notices to the Guarantors shall be sent to them in care of Manitowoc Foodservice, Inc., Attn: John Stewart, Senior Vice President and Chief Financial Officer, 2227 Welbilt Boulevard, New Port Richey, Florida 34655, or at such other address as they may specify in a writing delivered to the Administrative Agent in the manner specified by such Section 9.01.
Section 23.Excluded Swap Obligations, Etc. (%3) Notwithstanding anything herein to the contrary (including the definition of “Liabilities”), the definition of “Liabilities” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.
(a)    Notwithstanding anything to the contrary in Section 11 hereof or Section 9.16 of the 7.4 of the US Security Agreement, amounts received from any Guarantor that is not a Qualified ECP Guarantor (as defined below) shall not be applied to any Excluded Swap Obligation of such Guarantor. For purposes hereof, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
(b)    Without limiting the provisions of Section 10 hereof, each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP

Guarantor under this paragraph shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Credit Agreement is no longer in effect. Each Qualified ECP Guarantor intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[signature pages follow]

IN WITNESS WHEREOF, each of the Guarantors has caused this Guaranty to be duly executed and delivered by its authorized officer as of the date first above written.

APPLIANCE SCIENTIFIC, INC.,
as Pledgor

By: _______________________________
Name:
Title:

BERISFORD PROPERTY DEVELOPMENT (USA) LTD.,
as Pledgor

By: _______________________________
Name:
Title:

CHARLES NEEDHAM INDUSTRIES INC.,
as Pledgor

By: _______________________________
Name:
Title:

CLEVELAND RANGE, LLC,
as Pledgor

By: _______________________________
Name:
Title:

THE DELFIELD COMPANY LLC,
as Pledgor

By: _______________________________
Name:
Title:

ENODIS TECHNOLOGY CENTER, INC.,
as Pledgor

By: _______________________________
Name:
Title:

FRYMASTER L.L.C.,
as Pledgor

By: _______________________________
Name:
Title:

GARLAND COMMERCIAL INDUSTRIES LLC,
as Pledgor

By: _______________________________
Name:
Title:

KYSOR BUSINESS TRUST,
as Pledgor

By: _______________________________
Name:
Title:

KYSOR HOLDINGS, INC.,
as Pledgor

By: _______________________________
Name:
Title:

KYSOR INDUSTRIAL CORPORATION,
a [Delaware] corporation, as Pledgor

By: _______________________________
Name:
Title:

KYSOR INDUSTRIAL CORPORATION,
a Nevada corporation, as Pledgor

By: _______________________________
Name:
Title:

KYSOR NEVADA HOLDING CORP.,
as Pledgor

By: _______________________________
Name:
Title:

LANDIS HOLDING LLC,
as Pledgor

By: _______________________________
Name:
Title:

MANITOWOC EQUIPMENT WORKS, INC.,
as Pledgor

By: _______________________________
Name:
Title:

MANITOWOC FOODSERVICE COMPANIES, LLC,
as Pledgor

By: _______________________________
Name:
Title:

MANITOWOC FOODSERVICE HOLDING, INC.,
as Pledgor

By: _______________________________
Name:
Title:

MANITOWOC FP, INC.,
as Pledgor

By: _______________________________
Name:
Title:

MANITOWOC FSG INTERNATIONAL HOLDINGS, INC.,
as Pledgor

By: _______________________________
Name:
Title:

ENODIS CORPORATION,
as Pledgor

By: _______________________________
Name:
Title:

ENODIS GROUP HOLDINGS US, INC.,
as Pledgor

By: _______________________________
Name:
Title:

ENODIS HOLDINGS, INC.,
as Pledgor

By: _______________________________
Name:
Title:

MANITOWOC FSG OPERATIONS, LLC,
as Pledgor

By: _______________________________
Name:
Title:

MANITOWOC FSG U.S. HOLDING, LLC,
as Pledgor

By: _______________________________
Name:
Title:

WELBILT CORPORATION,
as Pledgor

By: _______________________________
Name:
Title:

WELBILT HOLDING COMPANY,
as Pledgor

By: _______________________________
Name:
Title:

WESTRAN CORPORATION,
as Pledgor

By: _______________________________
Name:
Title:

MCCANN’S ENGINEERING & MANUFACTURING CO., LLC,
as Pledgor

By: _______________________________
Name:
Title:

MTW COUNTY (DOMESTICATION) LLC,
as Pledgor

By: _______________________________
Name:
Title:

ENODIS HOLDINGS LIMITED

By: _______________________________
Name:
Title:

MANITOWOC FSG UK LIMITED

By: _______________________________
Name:
Title:

EXHIBIT A
TO GUARANTY
SUPPLEMENT NO. __ dated as of _____ __, 20__ to the Subsidiary Guaranty dated as of February [__], 2015 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), by the Subsidiaries of Manitowoc Foodservice, Inc., a Delaware corporation (the “Borrower”), party thereto (individually, a “Guarantor”, and collectively, the “Guarantors”) for the benefit of the Guaranteed Parties.
Reference is made to the Credit Agreement dated as of February [__], 2016 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Subsidiary Borrowers, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty and the Credit Agreement.

The Guarantors have entered into the Guaranty in order to induce the Guaranteed Parties to extend credit and take other actions pursuant to the Facility Documents. Pursuant to Section 5.10 or 5.13 of the Credit Agreement, the undersigned Subsidiary is required to enter into the Guaranty as a Guarantor. Section 21 of the Guaranty provides that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce the Guaranteed Parties to extend and continue the extension of credit pursuant to the Credit Agreement and/or to enter into and perform under other Facility Documents.

Accordingly, the Administrative Agent and the New Guarantor agree as follows:

SECTION 1.    In accordance with Section 21 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms thereof and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof (with all references to “the Guaranty” in Section 9 of the Guaranty being deemed references to the Guaranty and this Supplement). Henceforth, each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference. [Notwithstanding anything contained herein or in the Guaranty, the Liabilities guaranteed by the New Guarantor pursuant hereto (and pursuant to the Guaranty) shall exclude all Liabilities as to which the Borrower is the primary obligor.]

SECTION 2.    This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.

SECTION 3.    Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 4.    THIS GUARANTY SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 5.    All communications and notices hereunder shall be in writing and (other than to the New Guarantor) given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[Name of New Guarantor]
By:
Name:
Title:
Address:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Name:
Title:

EXHIBIT I

FORM OF UK SECURITY AGREEMENT
SECURITY AGREEMENT

DATED [__] FEBRUARY 2016
BETWEEN
THE COMPANIES LISTED IN SCHEDULE 1
as the Original Chargors

and

JPMORGAN CHASE BANK, N.A.
as UK Security Trustee

CONTENTS
Clause    Page
1. Interpretation    1
2. Creation of Security    9
3. Representations - General    13
4. Restrictions on Dealings    13
5. Investments    14
6. Intellectual Property    19
7. Accounts    19
8. Relevant Contracts    20
9. Insurances    21
10. When Security Becomes Enforceable    21
11. Enforcement of Security    22
12. Receiver    23
13. Powers of Receiver    24
14. Application of Proceeds: Order of Priority    27
15. Expenses and Indemnity    27
16. Delegation    28
17. Further Assurances    29
18. Power of Attorney    29
19. Preservation of Security    29
20. Miscellaneous    32
21. Notices    35
22. Release    36
23. Counterparts    37

i

24. Enforcement    37
25. Governing Law    38
Schedule 1 Original Chargors    39
Schedule 2 Security Assets    40

Part 1 Shares	40

Part 2 Relevant Contracts	42

Part 3 Specific Intellectual Property Rights	43
Schedule 3 Forms of Letter for Security Accounts    45

Part 1 Notice to Account Bank	45

Part 2 Acknowledgment of Account Bank	47
Schedule 4 Form of Notice of Assignment/Form of Letter of Undertaking    48

Part 1 Form of Notice of Assignment	48

Part 2 Form of Letter of Undertaking	50
Schedule 5 Forms of Letter for Relevant Contracts    51

Part 1 Notice to Counterparty	51

Part 2 Acknowledgement of Counterparty	53
Schedule 6 Form of Deed of Accession    54
Signatories (to Deed of Accession)    53
Signatories (to Security Agreement)    54

ii

THIS DEED is dated [__] February 2016
BETWEEN:

(1)	THE COMPANIES listed in Schedule 1 as chargors (each an Original Chargor and together the Original Chargors); and

(2)	JPMORGAN CHASE BANK, N.A. as agent and trustee for the Secured Creditors referred to below (the UK Security Trustee).
BACKGROUND:

(A)	Each Chargor enters into this Deed in connection with the Credit Agreement (as defined below).

(B)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.
IT IS AGREED as follows:
1.    INTERPRETATION

1.1	Definitions
In this Deed:
Account Bank means each person with whom a Security Account is maintained.
Act means the Law of Property Act 1925.
Additional Chargor means a Credit Party which becomes a Chargor by executing a Deed of Accession.
Additional Secured Document means any Swap Agreement permitted by the Credit Agreement, any Bank Product Agreement, and any Designated Foreign Facility Agreement, in each case between one or more Credit Parties and one or more Lenders or Affiliates of Lenders.
Administrative Agent means JPMorgan Chase Bank, N.A. in its capacity as administrative agent under the Credit Agreement and its permitted successors and assigns.
Bank Product Agreements shall mean any agreement entered into from time to time with any Credit Party in connection with any of the Bank Products which Manitowoc Foodservice, Inc. identifies to the UK Security Trustee and the Administrative Agent in writing as an agreement intended to be secured by this Deed (which designation, once made, may be revoked only with the consent of the Lender or Lender Affiliate party thereto).

Bank Products shall mean the following bank services or facilities extended to any Credit Party: (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
Chargor means the Original Chargors and any Additional Chargor.
Credit Agreement means the credit agreement dated as of     [__] February 2016 between, amongst others, Manitowoc Foodservice, Inc., the Subsidiary Borrowers party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent and UK Security Trustee, and the other agents, arrangers and bookrunners party thereto.
Credit Documents has the meaning given to that term in the Credit Agreement.
Credit Party has the meaning given to that term in the Credit Agreement.
Deed of Accession means a deed substantially in the form of Schedule 6 (Form of Deed of Accession).
Designated Foreign Facility Agreement has the meaning given to that term in the US Security Agreement.
Discharge Date means the date on which the Administrative Agent is satisfied that all of the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full or have otherwise been addressed in a manner acceptable to the Administrative Agent.
Event of Default has the meaning given to that term in the Credit Agreement.
Foreign Entity means a member of the Group which is a Foreign Subsidiary of Manitowoc Foodservice, Inc.
Foreign Subsidiary has the meaning given to that term in the Credit Agreement.
Group means Manitowoc Foodservice, Inc. and its Subsidiaries.
Insurance in relation to any Chargor means any contract of insurance taken out by or on behalf of that Chargor or under which it has a right to claim.
Intellectual Property Rights means:

(a)	any know-how, show-how, patent, trade mark, service mark, design, business name, domain name, invention, trade secret, topographical or similar right or other data and information;

(b)	any copyright, database, software and all embodiments or fixations thereof and related documentation, registrations and franchises or other intellectual property right; or

(c)	any improvements and accessions to and books and records describing or used in connection with any of the foregoing or any interest (including by way of licence) in the above, in each case whether registered or not, and includes any related application.
Investments means in relation to any Chargor:

(a)	the Shares; and

(b)	all other shares, stocks, debentures, bonds, warrants, coupons and other securities and investments, which it purports to mortgage or charge under this Deed.
Issuing Bank has the meaning given to that term in the Credit Agreement.
Lenders has the meaning given to that term in the Credit Agreement.
Lien means, with respect to any asset:

(a)	any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge (fixed or floating), trust arrangements or security interest in or on such asset;

(b)
the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; or

(c)	in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
Obligors means each Chargor and each other Credit Party.
Party means a party to this Deed.
Receiver means an administrative receiver (if applicable), a receiver and manager or a receiver, in each case, appointed under this Deed.
Relevant Contract means in relation to the Original Chargors any agreement specified in Part 3 of Schedule 2 (Security Assets) opposite its name or in relation to any Additional Chargor in Part 3 of the schedule to any Deed of Accession by which it became party to this Deed, and in each case each other agreement or document supplementing or amending any of them.
Required Lenders has the meaning given to that term in the Credit Agreement.
Secured Creditors means:

(a)	the Lenders (and any Affiliate thereof);

(b)	the UK Security Trustee;

(c)	the Administrative Agent;

(d)	each Swingline Lender; and

(e)	each Issuing Bank.
Secured Liabilities means in relation to the Security over or in respect of all of the Security Assets, (i) all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor which is a Foreign Entity to any Secured Creditor under any Credit Document, and (ii) all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor or other person which is a Foreign Entity to any Secured Creditor under any Additional Secured Document, in each case, including liabilities and obligations accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
Security means any Lien created, evidenced or conferred by or pursuant to this Deed or any Deed of Accession.
Security Account means any account (other than a suspense account) used by any Chargor from time to time.
Security Assets means the assets of each Chargor that are subject of this Security.
Security Period means the period beginning on the date of this Deed and ending on the Discharge Date.
Shares means:

(a)
the shares in the capital of the Original Chargors’ directly owned Subsidiaries which are registered in the name of an Original Chargor or held by any nominee on its behalf, in each case, as specified in Part 1 of Schedule 2 (Security Assets); and

(b)
all other shares in the capital of a directly owned Subsidiary of a Chargor in respect of which share certificates are, or are required to be, delivered to the UK Security Trustee or its nominee pursuant to Clause 5.9 (Issue or acquisition of further Shares).

Swap Agreement means each “Swap Agreement” as defined in the Credit Agreement other than any such agreement which by its terms states that it is not intended to be secured by the Security Documents.
Swingline Lender has the meaning given to that term in the Credit Agreement.

UK Borrower means Enodis Holdings Limited (registered number 04330209) with its registered office at St Anns Wharf, 112 Quayside, Newcastle Upon Tyne NE1 3DX.
US Security Agreement has the meaning given to that term in the Credit Agreement.

1.2	Construction

(a)	Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)	The words include, includes and including shall be deemed to be followed by the phrase without limitation.

(c)
References to, or to any specified provision of, this Deed, any Credit Document or any Additional Secured Document, or any other document ancillary or relevant to any Credit Document or any Additional Secured Document shall be construed as references to this Deed, that Credit Document, that Additional Secured Document, that provision or that document as in force for the time being and as amended (which, as each Chargor specifically agrees and acknowledges in relation to the Credit Documents and Additional Secured Documents may include,:

(i)
any (however fundamental) variation, increase, addition, extension or reduction in any amount made available thereunder and/or any alteration and/or addition to the purposes for which any such amount, or increased or reduced amount, may be used, including for the purposes of acquisitions of any nature; increasing working capital, enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; or any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing;

(ii)	any facilities or commitments provided in substitution for or in addition to the facilities or commitments originally made available thereunder;

(iii)	any restructuring or rescheduling of the indebtedness incurred thereunder whether in isolation or in connection with any of the foregoing;

(iv)	any substitution of any existing borrower thereunder for any other borrower and/or any addition of any new borrower thereunder;

(v)	any increase to the margin, commitment commission, fees or other amounts payable thereunder; and
(vi)    any combination of any of the foregoing,

in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties and (where any consents are required to be obtained as a condition to such amendment being permitted) with the requisite consents.

(d)	The term:

(i)	certificated has the meaning given to it in the Uncertificated Securities Regulations 2001; and

(ii)	clearance system means a person whose business is or includes the provision of clearance services or security accounts or any nominee or depository for that person.

(e)	Any covenant of a Chargor under this Deed remains in force during the Security Period and is given for the benefit of each Secured Creditor.

(f)	Unless the context otherwise requires, a reference to a Security Asset includes:

(i)	any part of that Security Asset;

(ii)	the proceeds of sale of that Security Asset; and

(iii)	any present and future assets of that type.

(g)	In this Deed, unless the contrary intention appears, a reference to:

(i)	an amendment includes an amendment, extension, supplement, novation, reenactment, replacement, restatement or variation and amended will be construed accordingly;

(ii)	assets includes businesses, undertakings, securities, properties, revenues or rights of every description and whether present or future, actual or contingent;

(iii)	an authorisation includes an authorisation, consent, approval, resolution, permit, licence, exemption, filing, registration or notarisation;

(iv)
disposal means a sale, transfer, assignment, grant, lease, licence or other disposal, whether voluntary or involuntary and whether pursuant to a single transaction or a series of transactions, and dispose will be construed accordingly;

(v)
guarantee means any guarantee, bond, letter of credit, indemnity or similar assurance against financial loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person, where, in each case, that obligation is assumed in order to maintain or assist the ability of that person to meet all or any of its indebtedness (and includes any “Guarantee” as defined in the Credit Agreement);

(vi)	incorporation includes the formation or establishment of a partnership or any other person and incorporate and incorporated will be construed accordingly;

(vii)	indebtedness includes any obligation (whether incurred as principal or as surety and whether present or future, actual or contingent) for the payment or repayment of money;

(viii)
a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, fund, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

(ix)
a regulation includes any regulation, rule, order, official directive, request or guideline (in each case, whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(x)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xi)	a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Deed;

(xii)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees; and

(xiii)	words imparting the singular include the plural and vice versa.

(h)
Unless expressly provided to the contrary in this Deed, a person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of this Deed, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of this Deed.

(i)	An Event of Default is continuing if it has not been waived or remedied.

(j)	Unless the contrary intention appears:

(i)	a reference to a Party will not include that party if it has ceased to be a party under this Deed;

(ii)	if there is an inconsistency between this Deed and another Credit Document, this Deed will prevail;

(iii)
any obligation of an Obligor under this Deed which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be or is capable of becoming outstanding under the Credit Documents; and

(iv)
any obligation of an Obligor under this Deed includes an obligation on that Obligor not to contract or agree to do something or not to do something which would breach that first obligation unless such contract or agreement is conditional on the Discharge Date or on the approval of the Lenders or the Required Lenders (as required under the Credit Agreement).

(k)	The index to and headings in this Deed do not affect its interpretation.

(l)	This Deed is the UK Security Agreement for the purposes of the Credit Agreement.

1.3	Certificates
A certificate of the UK Security Trustee setting forth the amount of any Secured Liability due from any Obligor shall, in the absence of manifest error, be prima facie evidence of such amount against that Obligor.
2.    CREATION OF SECURITY

2.1	General

(m)	All this Security:

(i)	is created in favour of the UK Security Trustee;

(ii)
is continuing security for the payment, discharge and performance of all the relevant Secured Liabilities and will extend to the ultimate balance of all relevant sums payable by the Obligors under the Credit Documents regardless of any intermediate payment or discharge in whole or in part; and

(iii)	is made with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.

(n)	If any of the assets of a Chargor cannot be fully and effectively secured in the manner envisaged by this Deed without the consent of a third party:

(i)	that Chargor must notify the UK Security Trustee as soon as reasonably practicable;

(ii)
this Security will, until such consent is received (whereupon the same shall be secured in the manner envisaged by this Deed), secure all amounts which that Chargor may receive, or has received, in respect of that asset but exclude the asset itself; and

(iii)
that Chargor must, and each other Chargor must procure that each Chargor will, use all reasonable endeavours to obtain that consent as soon as reasonably practicable and, once obtained, will promptly provide a copy of that consent to the UK Security Trustee.

(o)	The UK Security Trustee holds the benefit of this Deed on trust for the Secured Creditors.

(p)
The fact that no or incomplete details of any Security Asset are inserted in Schedule 2 (Security Assets) or in the schedule to any Deed of Accession (if any) by which any Chargor became party to this Deed shall not affect the validity or enforceability of this Security.

2.2	Investments

(a)	Each Chargor charges:

(i)	by way of a first equitable mortgage and first fixed charge the Shares; and

(ii)
(to the extent that they are not the subject of a charge under sub-paragraph (i) above) by way of a first fixed charge its interest in all shares, stocks, debentures, bonds, warrants, coupons or other securities and investments in each case in respect of any person which is not a member of the Group and which are owned by it or held by any nominee on its behalf.

(b)	A reference in this Deed to any share, stock, debenture, bond, warrant, coupon or other security or investment includes:

(vii)	any dividend, interest or other distribution paid or payable;

(viii)	any right, money or property accruing or offered at any time by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise;

(ix)	any right against any clearance system; and

(x)	any right under any custodian or other agreement,
in relation to that share, stock, debenture, bond, warrant, coupon or other security or investment.

2.3	Insurances

(a)
Each Chargor assigns by way of security, subject to a proviso for re-assignment on redemption, all amounts payable to it under or in connection with each of its Insurances and all its rights in connection with those amounts.

(b)	To the extent that they are not effectively assigned under paragraph (a) above, each Chargor charges by way of first fixed charge all amounts and rights described in paragraph (a) above.

(c)
A reference in this Subclause to any amounts excludes all amounts received or receivable under or in connection with any third party liability Insurance and required to settle a liability of an Obligor to a third party.

2.4	Other contracts

(a)	Each Chargor assigns by way of security, subject to a proviso for re-assignment on redemption, all of its rights in respect of:

(i)	its Relevant Contracts;

(ii)	any letter of credit issued in its favour, and

(iii)	any bill of exchange or other negotiable instrument held by it.

(b)
To the extent that any such right, title and interest described in paragraph (a) above is not assignable or capable of assignment, the assignment thereof purported to be effected by paragraph (a) shall operate as an assignment of any and all damages, compensation, remuneration, profit, rent or income which such Chargor may derive therefrom or be awarded or entitled to in respect thereof.

(c)
To the extent that they do not fall within any other Subclause of this Clause and are not effectively assigned under paragraph (a) or (b) above, each Chargor charges by way of first fixed charge all of its rights and benefits under each agreement and document to which it is a party.

2.5	Intellectual property
Each Chargor charges by way of a first fixed charge all of its rights in respect of any Intellectual Property Rights; this includes any specified in Part 4 of Schedule 2 (Security Assets) opposite its name or in Part 4 of the schedule to any Deed of Accession by which it became party to this Deed.

2.6	Miscellaneous
Each Chargor charges by way of a first fixed charge:

(a)	any beneficial interest, claim or entitlement it has to any assets of any pension fund;

(b)	its goodwill;

(c)	the benefit of any authorisation (statutory or otherwise) held in connection with its business or the use of any Security Asset;

(d)	the right to recover and receive compensation which may be payable to it in respect of any authorisation referred to in paragraph (c) above; and

(e)	its uncalled capital.

2.7	Floating charge

(a)	Each Chargor charges by way of a first floating charge all its assets whatsoever and wheresoever not otherwise effectively mortgaged, charged or assigned under this Deed.

(b)
Except as provided below, the UK Security Trustee may by notice to a Chargor convert the floating charge created by that Chargor under this Deed into a fixed charge as regards any of that Chargor’s assets specified in that notice, if:

(i)	an Event of Default has occurred and is continuing; or

(ii)	the UK Security Trustee (acting reasonably) considers those assets to be in danger of being seized or sold under any form of distress, attachment, execution or other legal process.

(c)	The floating charge created under this Deed may not be converted into a fixed charge solely by reason of:

(i)	the obtaining of a moratorium; or

(ii)	anything done with a view to obtaining a moratorium,
under the Insolvency Act 2000.

(d)
The floating charge created under this Deed will (in addition to the circumstances in which the same will occur under general law) automatically and immediately (without notice) convert into a fixed charge over all of each Chargor’s assets:

(i)
if a Chargor (x) creates, or attempts to create, without the prior written consent of the UK Security Trustee, a Security or a trust in favour of another person over all or any part of the Security Assets; or (y) disposes, or attempts to dispose of, all or any part of the Security Assets (other than Security Assets that are only subject to the floating charge while it remains uncrystallised) and except, in each case, as expressly permitted under the Credit Agreement;

(ii)	if any person levies (or attempts to levy) any distress, attachment, execution or other process against all or any part of the Security Assets; or

(iii)	if an administrator is appointed or the UK Security Trustee receives notice of an intention to appoint an administrator; or

(iv)
on the convening of any meeting of the members of that Chargor to consider a resolution to wind that Chargor up (or not to wind that Chargor up) other than as part of a solvent reconstruction of that Chargor which is permitted under the Credit Agreement.

(e)	The floating charge created under this Deed is a qualifying floating charge for the purpose of paragraph 14 of Schedule B1 to the Insolvency Act 1986.

(f)
The giving by the UK Security Trustee of a notice pursuant to paragraph (b) above in relation to any class of any Chargor’s assets shall not be construed as a waiver or abandonment of the UK Security Trustee’s rights to give other similar notices in respect of any other class of assets or of any other of the rights of any of the Secured Creditors under this Deed or under any of the other Credit Documents.

3.    REPRESENTATIONS - GENERAL

3.1	Nature of security
Each Chargor represents and warrants to each Secured Creditor that:

(c)
the transfer of any Share on the creation, perfection or enforcement of this Security is not, and could not be, restricted or limited by or under the memorandum and articles of association or equivalent of the member of the Group concerned; and

(d)
the provisions of this Deed are effective to create in favour of the UK Security Trustee for the benefit of the Secured Creditors a legal, valid and enforceable Lien in all right, title and interest of each Chargor in the Security Assets.

3.2	Times for making representations

(a)	The representations and warranties set out in this Deed (including in this Clause) are made by the Original Chargors on the date of this Deed.

(b)
Each representation and warranty under this Deed will survive the execution of each of the Credit Documents and the Additional Secured Documents and the making of each utilisation under the Credit Agreement and is deemed to be repeated by:

(iii)	each Chargor which becomes party to this Deed by a Deed of Accession, on the date on which that Chargor becomes a Chargor; and

(iv)	each Chargor on each date during the Security Period on which the Chargor or any Borrower makes, or is deemed to make, any representations or warranties under the Credit Agreement.

(c)	When a representation and warranty is deemed to be repeated, it is deemed to be made by reference to the circumstances existing at the time of repetition.
4.    RESTRICTIONS ON DEALINGS

(d)	No Chargor may:

(iv)	create or allow to exist any Lien on any of its Security Assets; or

(v)
either in a single transaction or a series of transactions and whether related or not and whether voluntarily or involuntarily dispose of all or any part of its Security Assets or agree to do so (whether conditionally or not), except, in each case, as expressly permitted under the Credit Agreement.

(e)
If any Chargor creates or allows to exist any Lien in breach of the provisions of this Subclause then, to the extent possible under applicable law, all the obligations of that Chargor under each of the Credit Documents shall automatically and immediately be secured upon the same assets equally and rateably with the other obligations secured thereon.

5.    INVESTMENTS

5.1	Investments
Each Chargor represents and warrants to each Secured Creditor that:

(a)	the Investments are duly authorised, validly issued and fully paid and are not subject to any option to purchase or similar right;

(b)	it is the sole legal and beneficial owner of the Investments;

(c)	the Investments are free from any Lien other than under this Deed or as expressly permitted under the Credit Agreement; and

(d)	the Shares constitute all of the shares in the capital and each class of shares constituting the share capital of the relevant Chargor’s directly owned Subsidiaries which are not Shares.

5.2	Certificated Investments

(a)	As soon as possible and in any event within 5 Business Days after its acquisition of any Shares or on the date hereof in respect of any certificated Shares currently owned, each Chargor:

(i)
must deposit with the UK Security Trustee, or as the UK Security Trustee may direct, all bearer instruments, certificates and other documents of title or evidence of ownership in relation to any of those Shares;

(ii)
must execute and deliver to the UK Security Trustee all share transfers and other documents which may be requested by the UK Security Trustee in order to enable the UK Security Trustee or its nominees to be registered as the owner or otherwise obtain a legal title to any of those Shares in accordance with paragraph (iii) below;

(iii)
authorises the UK Security Trustee (at any time whilst an Event of Default has occurred and is continuing) to arrange for those Shares to be delivered to any nominee of the UK Security Trustee or to any purchaser or transferee (under the powers of realisation conferred by this Deed) or registered as the UK Security Trustee may feel appropriate to perfect the security over those Shares and to transfer or cause those Shares to be transferred to and registered in the name of any suitably qualified nominee(s) of the UK Security Trustee;

(iv)
must execute and sign all transfers, contract notes, powers of attorney and other documents (and, if an Event of Default has occurred and is continuing, promptly register any transfer in its register of members) which the UK Security Trustee may require for perfecting its title to any of those Shares or for vesting the same in itself or its nominee or in any purchaser or transferee (under the powers of realisation conferred by this Deed); and

(v)
without limiting the generality of paragraphs (i) to (iv) above, must deliver to the UK Security Trustee executed (and, if required to be stamped, pre-stamped) share transfers for all those Shares (other than any bearer shares) in favour of the UK Security Trustee and/or its nominee(s) as transferee or, if the UK Security Trustee so directs, with the transferee left blank and shall procure that all those share transfers are at the request of the UK Security Trustee, if an Event of Default has occurred and is continuing, immediately registered by the relevant company and that share certificates in the name of the UK Security Trustee and/or such nominee(s) in respect of all those Shares (other than any bearer shares) are forthwith delivered to the UK Security Trustee.

(b)	If an Event of Default has occurred and is continuing then in respect of certificated Investments other than the Shares, each Chargor:

(i)
must immediately deposit with the UK Security Trustee, or as the UK Security Trustee may direct, all bearer instruments, certificates and other documents of title or evidence of ownership in relation to any of those Investments;

(ii)
must promptly execute and deliver to the UK Security Trustee all share transfers and other documents which may be requested by the UK Security Trustee in order to enable the UK Security Trustee or its nominees to be registered as the owner or otherwise obtain a legal title to any of those Investments;

(iii)
authorises the UK Security Trustee to arrange for those Investments to be delivered to any nominee of the UK Security Trustee or to any purchaser or transferee (under the powers of realisation conferred by this Deed) or registered as the UK Security Trustee may feel appropriate to perfect the security over those Investments and to transfer or cause those Investments to be transferred to and registered in the name of any suitably qualified nominee(s) of the UK Security Trustee;

(iv)
must promptly execute and sign all transfers, contract notes, powers of attorney and other documents (and promptly register any transfer in its register of members) which the UK Security Trustee may require for perfecting its title to any of those Investments or for vesting the same in itself or its nominee or in any purchaser or transferee (under the powers of realisation conferred by this Deed); and

(v)
without limiting the generality of paragraphs (i) to (iv) above, must deliver to the UK Security Trustee executed (and, if required to be stamped, pre-stamped) share transfers for all those Investments (other than any bearer shares) in favour of the UK Security Trustee and/or its nominee(s) as transferee or, if the UK Security Trustee so directs, with the transferee left blank and shall procure that all those share transfers are at the request of the UK Security Trustee, immediately registered by the relevant company and that share certificates in the name of the UK Security Trustee and/or such nominee(s) in respect of all those Investments (other than any bearer shares) are forthwith delivered to the UK Security Trustee.

5.3	Changes to rights
No Chargor may (except to the extent permitted by this Deed or the Credit Agreement) take or allow the taking of any action on its behalf which may result in the rights attaching to any of its Investments being altered or further Shares being issued.

5.4	Calls

(a)	Each Chargor must pay all calls and other payments due and payable in respect of any of its Investments.

(b)
If a Chargor fails to pay any payment required under clause 5.4(a) within 14 days of such payment being due, the UK Security Trustee may pay those calls or other payments on behalf of that Chargor. That Chargor must following a request by the UK Security Trustee immediately reimburse the UK Security Trustee for any payment made by the UK Security Trustee under this Subclause and pending reimbursement that payment shall constitute part of the Secured Liabilities for which those Investments are Security.

5.5	Other obligations in respect of Investments

(a)	Each Chargor must comply with all material conditions and obligations assumed by it in respect of any of its Investments.

(b)	None of the Secured Creditors shall be required in any manner to:

(i)	perform or fulfil any obligation of a Chargor;

(ii)	make any payment;

(iii)	make any enquiry as to the nature or sufficiency of any payment received by it or a Chargor; or

(iv)	present or file any claim or take any other action to collect or enforce the payment of any amount, in respect of any Investment.

(c)
The Chargors agree not to amend the memorandum and articles of association or equivalent of the member of the Group concerned so as to limit or restrict the ability to transfer any Share on the creation, perfection or enforcement of this Security.

5.6	Voting rights and dividends

(a)	At any time whilst there is no Event of Default continuing, the Chargor may continue to exercise the voting rights, powers and other rights in respect of the Investments.

(b)	At any time whilst there is no Event of Default continuing, all dividends or other income or distributions paid or payable in relation to the Investments must be paid to the Chargor.

(c)
At any time whilst an Event of Default is continuing, the UK Security Trustee or its nominee shall be entitled to receive all dividends or other income or distributions paid or payable in relation to the Investments and exercise or refrain from exercising:

(i)	any voting rights; and

(ii)	any other powers or rights which may be exercised by the legal or beneficial owner of the Investments, any person who is the holder of the Investments or otherwise, in each case, in the name of the relevant Chargor, the registered holder or otherwise and without any further consent or authority on the part of that Chargor and irrespective of any direction given by that Chargor.

(d)
To the extent that the Investments remain registered in the name of the relevant Chargor, that Chargor irrevocably appoints the UK Security Trustee or its nominee as its proxy to exercise all voting rights in respect of those Investments at any time whilst an Event of Default is continuing.

(e)
The relevant Chargor must indemnify the UK Security Trustee on demand against any loss or liability incurred by the UK Security Trustee as a consequence of the UK Security Trustee acting in respect of the Investments on the direction of that Chargor.

5.7	Clearance systems

(a)	If an Event of Default has occurred and is continuing, each Chargor must, if so requested by the UK Security Trustee:

(v)	instruct any clearance system to transfer any Investment held by it for that Chargor or its nominee to an account of the UK Security Trustee or its nominee with that clearance system; and

(vi)	take whatever action the UK Security Trustee may request for the dematerialisation or rematerialisation of any Investments held in a clearance system.

(b)
Without prejudice to the rest of this Subclause the UK Security Trustee may, at the expense of the relevant Chargor, take whatever action is required for the dematerialisation or rematerialisation of the Investments as necessary.

5.8	Custodian arrangements
If an Event of Default has occurred and is continuing, each Chargor must:

(a)	promptly give notice to any custodian of any agreement with that custodian in respect of any Investment in a form the UK Security Trustee may require; and

(b)	use reasonable endeavours to ensure that the custodian acknowledges that notice in a form the UK Security Trustee may require.

5.9	Issue or acquisition of further Shares

(a)	No shares in a Chargor’s directly owned Subsidiaries may be acquired by or issued or allotted to any person other than that Chargor.

(b)
On the acquisition by, or issue or allotment to, a Chargor of any shares or further shares in the capital of a member of the Group, that Chargor must comply in all respects with Clause 5.2 (Certificated Investments).

5.10	Sub-division or consolidation of the Shares
No Chargor may sub-divide, consolidate or take any other action in respect of any Shares which may result in the Shares not representing all of the total share capital and each class of shares constituting the share capital of each member of the Group owned by any Chargor.
6.    INTELLECTUAL PROPERTY

6.1
Each Chargor represents to each Secured Creditor that as at the date of this Deed or, if later, the date it became a Party, all Intellectual Property Rights which are material to its business are identified in Part 4 of Schedule 2 (Security Assets) or in Part 5 of the schedule to any Deed of Accession by which it became party to this Deed.

6.2
Each Chargor must promptly, if requested to do so by the UK Security Trustee, sign or procure the signature of, and comply with the instructions of the UK Security Trustee in respect of, any document required to make entries on the United Kingdom Trade Marks Register or any other public register of Intellectual Property Rights which either record the existence of this Deed or the restrictions on disposal imposed by this Deed.

7.    ACCOUNTS

7.1	Book debts and receipts
Each Chargor must get in and realise its:

(a)	securities to the extent held by way of temporary investment;

(b)	book and other debts and other moneys owed to it; and

(c)	royalties, fees and income of any nature owed to it,
in the ordinary course of its business.

7.2	Withdrawals

(a)
Except with the prior consent of the UK Security Trustee or as provided below, no Chargor may withdraw any moneys (including interest) standing to the credit of any Security Account if (i) an Event of Default has occurred and is continuing; and (ii) the UK Security Trustee has prohibited such withdrawals.

(b)
Whilst this Security is enforceable in accordance with Clause 10.1 (Event of Default), the UK Security Trustee (or a Receiver) may (subject to the payment of any claims having priority to this Security) withdraw amounts standing to the credit of any Security Account or suspense account for application in accordance with Clause 14 (Application of Proceeds: Order of Priority).

7.3	Notices of charge
If an Event of Default has occurred and is continuing, each Chargor must at the request of the UK Security Trustee:

(a)	immediately give notice to each Account Bank substantially in the form of Part 1 of Schedule 3 (Forms of Letter for Security Accounts); and

(b)
use its reasonable endeavours to procure that, within 20 days of the date of such notice, each Account Bank acknowledges that notice substantially in the form of Part 2 of Schedule 3 (Forms of Letter for Security Accounts).

8.    RELEVANT CONTRACTS

8.1	Copies
Each Chargor must promptly upon request by the UK Security Trustee or any Receiver supply the UK Security Trustee and any Receiver with copies of each of its Relevant Contracts and any information and documentation relating to any such Relevant Contracts.

8.2	Rights
Whilst this Security is enforceable in accordance with Clause 10.1 (Event of Default), the UK Security Trustee may exercise (without any further consent or authority on the part of the relevant Chargor and irrespective of any direction given by any Chargor) any of a Chargor’s rights under its Relevant Contracts, but shall not, for the avoidance of doubt, be required to perform any of the Chargors’ obligations under such Relevant Contracts.

8.3	Notices of assignment
If an Event of Default has occurred and is continuing, each Chargor must at the request of the UK Security Trustee:

(a)	promptly serve a notice of assignment, substantially in the form of Part 1 of Schedule 5 (Forms of Letter for Relevant Contracts), on each of the other parties to each of its Relevant Contracts; and

(b)
use its reasonable endeavours to procure that within 20 days of the date of such notice of assignment each of those other parties acknowledges that notice, substantially in the form of Part 2 of Schedule 5 (Forms of Letter for Relevant Contracts).

9.    INSURANCES

9.1	Rights
Whilst this Security is enforceable in accordance with Clause 10.1 (Event of Default):

(a)
the UK Security Trustee may exercise (without any further consent or authority on the part of any Chargor and irrespective of any direction given by any Chargor) any of the rights of any Chargor in connection with any amounts payable to it under any of its Insurances;

(b)
each Chargor shall take such steps (at its own cost) as the UK Security Trustee may require to enforce those rights; this includes initiating and pursuing legal or arbitration proceedings in the name of that Chargor; and

(b)	each Chargor will hold any payments received by it under any of its Insurances on trust for the UK Security Trustee.

9.2	Notice
Subject to Subclause 20.5 (Notice of assignment), each Chargor must:

(a)
forthwith give notice of this Deed to each of the other parties to each of the Insurances by sending a notice substantially in the form of Part 1 of Schedule 4 (Form of Notice of Assignment/Form of Letter of Undertaking); and

(b)
use its reasonable endeavours to procure that, within 20 days of the date of this Deed or, if later, the date of entry into that Insurance, each such other party delivers a letter of undertaking to the UK Security Trustee in the form of Part 2 of Schedule 4 (Form of Notice of Assignment/Form of Letter of Undertaking).

10.    WHEN SECURITY BECOMES ENFORCEABLE

10.1	Event of Default
This Security will be immediately enforceable at any time when an Event of Default is continuing.

10.2	Discretion
At any time whilst this Security is enforceable in accordance with Clause 10.1 (Event of Default), the UK Security Trustee may in its absolute discretion enforce all or any part of this Security in any manner it sees fit or as the Required Lenders direct.
11.    ENFORCEMENT OF SECURITY

11.1	General

(e)
The power of sale and any other power conferred on a mortgagee by law (including under section 101 of the Act) as varied or amended by this Deed will be immediately exercisable at any time whilst this Security is enforceable.

(f)	For the purposes of all powers implied by law, the Secured Liabilities are deemed to have become due and payable on the date of this Deed.

(g)
Any restriction imposed by law on the power of sale (including under section 103 of the Act) or the right of a mortgagee to consolidate mortgages (including under section 93 of the Act) does not apply to this Security.

(h)
Any powers of leasing conferred on the UK Security Trustee by law are extended so as to authorise the UK Security Trustee to lease, make agreements for leases, accept surrenders of leases and grant options as the UK Security Trustee may think fit and without the need to comply with any restrictions conferred by law (including under section 99 or 100 of the Act).

11.2	No liability as mortgagee in possession
Neither the UK Security Trustee nor any Receiver will be liable, by reason of entering into possession of a Security Asset:

(f)	to account as mortgagee in possession or for any loss on realisation; or

(g)	for any default or omission for which a mortgagee in possession might be liable.

11.3	Privileges
Each Receiver and the UK Security Trustee is entitled to all the rights, powers, privileges and immunities conferred by law (including the Act) on mortgagees and receivers duly appointed under any law (including the Act), except that section 103 of the Act does not apply.

11.4	Protection of third parties
No person (including a purchaser) dealing with the UK Security Trustee or a Receiver or its or his agents will be concerned to enquire:

(b)	whether the Secured Liabilities have become payable;

(c)	whether any power which the UK Security Trustee or a Receiver is purporting to exercise has become exercisable or is being properly exercised;

(d)	whether any money remains due under the Credit Documents or the Additional Secured Documents; or

(e)	how any money paid to the UK Security Trustee or to that Receiver is to be applied.

11.5	Redemption of prior mortgages

(a)	At any time whilst this Security is enforceable, the UK Security Trustee may:

(vi)	redeem any prior Lien against any Security Asset; and/or

(vii)	procure the transfer of that Lien to itself; and/or

(viii)	settle and pass the accounts of the prior mortgagee, chargee or encumbrancer; any accounts so settled and passed will be, in the absence of manifest error, conclusive and binding on each Chargor.

(b)
Each Chargor must pay to the UK Security Trustee, immediately on demand, the costs and expenses incurred by the UK Security Trustee in connection with any such redemption and/or transfer, including the payment of any principal or interest.

11.6	Contingencies
If this Security is enforced at a time when no amount is due by an Obligor under the Credit Documents or the Additional Secured Documents, but at a time when such amounts may or will become due, the UK Security Trustee (or the Receiver) may pay the proceeds of any recoveries effected by it into such number of suspense accounts as it considers appropriate.
12. RECEIVER

12.1	Appointment of Receiver

(a)	Except as provided below, the UK Security Trustee may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if:

(i)	this Security is enforceable in accordance with Clause 10.1 (Event of Default); or

(ii)	a Chargor so requests the UK Security Trustee in writing at any time.

(b)	Any appointment under paragraph (a) above may be by deed, under seal or in writing under its hand.

(c)	Any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 109(1) of the Act) does not apply to this Deed.

(d)
The UK Security Trustee is not entitled to appoint a Receiver solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000 except with the leave of the court.

12.2	Removal

The UK Security Trustee may by writing under its hand (subject to any requirement for an order of the court in the case of an administrative receiver) remove any Receiver appointed by it and may, whenever this Security is enforceable in accordance with Clause 10.1 (Event of Default), appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

12.3	Remuneration
The UK Security Trustee may fix the remuneration of any Receiver appointed by it and any maximum rate imposed by any law (including under section 109(6) of the Act) will not apply.

12.4	Agent of each Chargor

(a)
A Receiver will be deemed to be the agent of the relevant Chargor for all purposes and accordingly will be deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The relevant Chargor is solely responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver.

(b)	No Secured Creditor will incur any liability (either to a Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

12.5	Relationship with UK Security Trustee
To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may whilst this Security is enforceable in accordance with Clause 10.1 (Event of Default) be exercised by the UK Security Trustee in relation to any Security Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver.
13.    13. POWERS OF RECEIVER

13.1	General

(a)
Every Receiver shall have and be entitled to exercise all of the rights, powers and discretions set out in this Clause in addition to those conferred on it by any law (including the Act and the Insolvency Act 1986).

(b)
If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

13.2	Possession
A Receiver may take immediate possession of, get in and collect any Security Asset.

13.3	Carry on business
A Receiver may carry on the business of any Chargor in any manner he thinks fit.

13.4	Employees

(a)
A Receiver may appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon such terms as to remuneration or otherwise as he thinks fit.

(b)	A Receiver may discharge any person appointed by any Chargor.

13.5	Borrow money
A Receiver may raise and borrow money either unsecured or on the security of any Security Asset either in priority to this Security or otherwise and generally on any terms and for whatever purpose which he thinks fit.

13.6	Sale of assets

(a)	A Receiver may sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks fit.

(b)
The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period which he thinks fit.

(c)	Fixtures may be severed and sold separately from the property containing them without the consent of the relevant Chargor.

13.7	Leases
A Receiver may let any Security Asset for any term and at any rent (with or without a premium) which he thinks fit and may accept a surrender of any lease or tenancy of any Security Asset on any terms which he thinks fit (including the payment of money to a lessee or tenant on a surrender).

13.8	Compromise
A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who is or claims to be a creditor of any Chargor or relating in any way to any Security Asset.

13.9	Legal actions

A Receiver may bring, prosecute, enforce, defend and abandon any action, suit or proceedings in relation to any Security Asset which he thinks fit.

13.10	Receipts
A Receiver may give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset.

13.11	Subsidiaries
A Receiver may form a Subsidiary of any Chargor and transfer to that Subsidiary any Security Asset.

13.12	Delegation
A Receiver may delegate his powers in accordance with this Deed.

13.13	Lending
A Receiver may lend money or advance credit to any customer of any Chargor.

13.14	Protection of assets
A Receiver may:

(a)	make and effect any repair or insurance and do any other act which any Chargor might do in the ordinary conduct of its business to protect or improve any Security Asset;

(b)	commence and/or complete any building operation; and

(c)	apply for and maintain any planning permission, building regulation approval or any other authorisation, in each case as he thinks fit.

13.14	Other powers
A Receiver may:

(a)
do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed or by law;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of that Security Asset; and

(c)	use the name of any Chargor for any of the above purposes.
14.    APPLICATION OF PROCEEDS: ORDER OF PRIORITY
Unless otherwise determined by the UK Security Trustee or a Receiver, any moneys received by the UK Security Trustee or any Receiver after this Security has become enforceable must be applied by the UK Security Trustee in the following order of priority:

(a)
first, in or towards the payment of or provision for all costs and expenses incurred by the UK Security Trustee or any Receiver under or in connection with this Deed and all remuneration due to any Receiver under or in connection with this Deed;

(b)
second, in payment to the Administrative Agent for application towards the balance of the Secured Liabilities in accordance with the terms of the US Security Agreement; provided that the moneys received in respect of the Security shall applied be within the discretion of the UK Security Trustee to ensure that such moneys do not repay any obligations owed by any Obligor or other person that is not a Foreign Entity; and

(c)	third, in payment of the surplus (if any) to the Credit Parties or as a court of competent jurisdiction may otherwise direct.
This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of any Secured Creditor to recover any shortfall from any Chargor.
15.    EXPENSES AND INDEMNITY

15.1	General
Each Chargor must:

(a)
pay immediately on demand by the UK Security Trustee or the Receiver all costs, charges and expenses (including legal fees) incurred in connection with this Deed by any Secured Creditor, Receiver, attorney, manager, agent or other person appointed by the UK Security Trustee under this Deed; and

(b)
keep each of those persons indemnified against any loss or liability incurred by it in connection with any litigation, arbitration or administrative proceedings concerning this Security; this includes any arising from any actual or alleged breach by any person of any law or regulation, whether relating to the environment or otherwise.

15.2	Currency Indemnity

(a)	Each Chargor must, as an independent obligation, indemnify each Secured Creditor against any loss or liability which that Secured Creditor incurs as a consequence of:

(i)	that Secured Creditor receiving an amount in respect of an Obligor’s liability under the Credit Documents or Additional Secured Documents; or

(ii)	that liability being converted into a claim, proof, judgment or order, in a currency other than the currency in which the amount is expressed to be payable under the relevant Credit Document or Additional Secured Document.

(b)
Unless otherwise required by law, each Chargor waives any right it may have in any jurisdiction to pay any amount under the Credit Documents or Additional Secured Documents in a currency other than that in which it is expressed to be payable.

6.    DELEGATION

16.1	Power of Attorney
The UK Security Trustee or any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed.

16.2	Terms
Any such delegation may be made upon any terms (including power to sub-delegate) which the UK Security Trustee or any Receiver may think fit.

16.3	Liability
Neither the UK Security Trustee nor any Receiver will be in any way liable or responsible to any Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.
17.    FURTHER ASSURANCES
Each Chargor must, at its own expense, take whatever action the UK Security Trustee or a Receiver may require for:

(a)	creating, perfecting or protecting any security intended to be created by or pursuant to this Deed;

(b)	facilitating the realisation of any Security Asset;

(c)
facilitating the exercise of any right, power or discretion exercisable by the UK Security Trustee or any Receiver or any of their respective delegates or sub-delegates in respect of any Security Asset; or

(d)	creating, perfecting, protecting, acknowledging or confirming security in favour of the UK Security Trustee (equivalent to the security intended to be created by this

Deed) over any assets of any Chargor located in any jurisdiction outside England and Wales.
This includes:

(i)	the re-execution of this Deed;

(ii)	the execution of any legal mortgage, charge, transfer, conveyance, assignment or assurance of any property, whether to the UK Security Trustee or to its nominee; or

(iii)	the giving of any notice, order or direction and the making of any filing or registration, which, in any such case, the UK Security Trustee may think expedient.
18.    POWER OF ATTORNEY
Each Chargor, by way of security, irrevocably and severally appoints the UK Security Trustee, each Receiver and each of their respective delegates and sub-delegates to be its attorney to take any action which that Chargor is obliged to take under this Deed and which that Chargor fails to take within 7 days of a written request from the UK Security Trustee, including under Clause 17 (Further Assurances). Each Chargor ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause.
19.    PRESERVATION OF SECURITY

19.1	Reinstatement

(a)
If any payment by an Obligor or any discharge given by a Secured Creditor (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(i)	the liability of each Obligor will continue as if the payment, discharge, avoidance or reduction had not occurred; and

(ii)	each Secured Creditor will be entitled to recover the value or amount of that security or payment from each Obligor as if the payment, discharge, avoidance or reduction had not occurred.

(b)	Each Secured Creditor may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

19.2	Waiver of defences

The obligations of each Chargor under this Deed will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Deed (whether or not known to it or any Secured Creditor). This includes:

(a)	any time or waiver granted to, or composition with, any person;

(b)	any release of any person under the terms of any composition or arrangement;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(f)	any amendment (however fundamental) of any of the Credit Documents or any of the Additional Secured Documents or any other document or security;

(g)
any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any of the Credit Documents or Additional Secured Documents or any other document or security or the failure by any member of the Group to enter into or be bound by any of the Credit Documents or Additional Secured Documents; or

(h)	any insolvency or similar proceedings.

19.3	Immediate recourse

(a)
Each Chargor waives any right it may have of first requiring any Secured Creditor (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person or file any proof or claim in any insolvency, administration, winding-up or liquidation proceedings relative to any other Obligor or any other person before claiming from that Chargor under this Deed.

(b)	This waiver applies irrespective of any law or any provision of any Credit Document or any Additional Secured Document to the contrary.

19.4	Appropriations
Until the Discharge Date, each Secured Creditor (or any trustee or agent on its behalf) may without affecting the liability of any Chargor under this Deed:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Creditor (or any trustee or agent on its behalf) against those amounts; or

(b)	apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

(c)	hold in an interest-bearing suspense account any moneys received from any Chargor or on account of that Chargor’s liability under this Deed.

19.5	Non-competition
Unless:

(a)	the Discharge Date occurs; or

(b)	the UK Security Trustee otherwise directs,
no Chargor will, after a claim has been made or by virtue of any payment or performance by it under this Deed:

(i)	be subrogated to any rights, security or moneys held, received or receivable by any Secured Creditor (or any trustee or agent on its behalf);

(ii)	be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Chargor’s liability under this Deed;

(iii)	claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Secured Creditor (or any trustee or agent on its behalf); or

(iv)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.
Each Chargor must hold in trust for and must immediately pay or transfer to the UK Security Trustee for the Secured Creditors any payment or distribution or benefit of security received by it contrary to this Subclause or in accordance with any directions given by the UK Security Trustee under this Subclause.

19.6	Additional security

(a)	This Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Secured Creditor.

(b)	No prior security held by any Secured Creditor (in its capacity as such or otherwise) over any Security Asset will merge into this Security.

19.7	Security held by Chargor
No Chargor will, without the prior written consent of the UK Security Trustee, hold any security from any other Obligor in respect of such Chargor’s liability hereunder. Each Chargor will hold any security held by it in breach of this provision on trust for the UK Security Trustee.
20.    MISCELLANEOUS

20.1	Covenant to pay
Each Chargor must pay or discharge the Secured Liabilities on the due date provided for in the Credit Documents or the Additional Secured Documents and in the manner provided for in the Credit Documents or the Additional Secured Documents.

20.2	Tacking
Each Secured Creditor must perform its obligations under the Credit Documents or Additional Secured Documents (including any obligation to make available further advances).

20.3	New Accounts

(a)	If any subsequent charge or other interest affects any Security Asset, any Secured Creditor may open a new account with any Obligor.

(b)
If a Secured Creditor does not open a new account, it will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that charge or other interest.

(c)	As from that time all payments made to that Secured Creditor will be credited or be treated as having been credited to the new account and will not operate to reduce any Secured Liability.

20.4	Time deposits
Without prejudice to any right of set-off any Secured Creditor may have under any Credit Document or Additional Secured Document or otherwise, if any time deposit matures on any account a Chargor has with any Secured Creditor within the Security Period when:

(a)	this Security is enforceable; and

(b)	no Secured Liability is due and payable,

that time deposit will automatically be renewed for any further maturity which that Secured Creditor in its absolute discretion considers appropriate unless such Secured Creditor otherwise agrees in writing.

20.5	Notice of assignment
This Deed constitutes notice in writing to each Chargor of any charge or assignment of a debt owed by that Chargor to any other member of the Group and contained in any other Security Document.

20.6	Perpetuities
The trusts constituted, evidenced and acknowledged in this Deed shall remain in full force and effect until the expiration of a period of 125 years from the date of this Deed and the Parties declare that the perpetuity period applicable to this Deed shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of 125 years from the date of this Deed.

20.7	Waivers and remedies cumulative
The rights of each Secured Creditor under the Credit Documents and the Additional Secured Documents:

(a)	may be exercised as often as necessary;

(b)	are cumulative and not exclusive of its rights under general law; and

(c)	may be waived only in writing and specifically.
Delay in exercising or non-exercise of any right is not a waiver of that right.

20.8	Successors and assigns
References in this Deed to the UK Security Trustee shall include the permitted successors and assigns of the UK Security Trustee (in accordance with section 8.01 (Administrative Agent) of the Credit Agreement and all covenants, promises and agreements by or on behalf of any Chargor that are contained in this Deed shall inure to the benefit of the UK Security Trustee’s permitted successors and assigns.

20.9	Right of Set-off
Each Secured Creditor is hereby authorised at any time and from time to time upon the occurrence and during the continuance of an Event of Default, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Creditor to or for the credit or the account of any Chargor against any of and all the obligations of such Chargor now or hereafter existing under this Deed held by such Secured Creditor, irrespective of whether or not such Secured Creditor shall have made any demand under this Deed and although such obligations may be unmatured. The rights of each Secured Creditor under this Clause are in addition to other rights and remedies (including other rights of set-off) which such Secured Creditor may have.

20.10	Severability
If a provision of this Deed is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this Deed; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other provision of this Deed.

20.11	Change of parties

(a)	No Chargor may assign, transfer, novate or dispose of its rights and/or obligations under this Deed without the prior written consent of the UK Security Trustee.

(b)
The UK Security Trustee may assign, transfer, novate or dispose of all or any part of its rights and/or obligations under this Deed and may disclose any information in its possession relating to any Chargor to any actual or potential assignee, transferee or participant.

20.12	Financial collateral
To the extent that the assets mortgaged or charged by this Deed constitute “financial collateral” and this Deed and the obligations of the Chargors hereunder constitute a “security financial collateral arrangement” (in each case for the purpose of and as defined in the Financial Collateral Arrangements (No.2) Regulations 2003 (SI 2003 No. 3226)) the UK Security Trustee shall have the right after this Security has become enforceable to appropriate all or any part of such financial collateral in or towards the satisfaction of the Secured Liabilities. For this purpose, the value of such financial collateral so appropriated shall be such amount as the UK Security Trustee reasonably determines having taken into account advice obtained by it from an independent investment or accountancy firm of national standing selected by it.
21.    NOTICES

21.1	Chargors

(a)	All communications under this Deed to or from a Chargor must be sent through the UK Borrower.

(b)	Each Chargor (other than the UK Borrower) irrevocably appoints the UK Borrower to act as its agent:

(v)	to give and receive all communications under this Deed;

(vi)	to supply all information concerning itself to any Secured Creditor; and

(vii)	to agree and sign all documents under or in connection with this Deed without further reference to the other Chargors.

(c)	Any communication given to the UK Borrower in connection with this Deed will be deemed to have been given also to the other Chargors.

(d)	The UK Security Trustee and each of the other Secured Creditors may assume that any communication made by the UK Borrower is made with the consent of each other Chargor.

21.2	Giving of notices

(a)
All notices or other communications under or in connection with this Deed shall be given in writing and, unless otherwise stated, may be made be given in person, by post or facsimile. Any such notice will be deemed to be given as follows:

(i)	if delivered in person, at the time of delivery;

(ii)	if by letter, when delivered; and

(iii)	if by facsimile, when received in legible form.
However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt, will only be deemed to be given on the next working day in that place.

(b)	A communication to the UK Security Trustee will only be effective on actual receipt by it.

21.3	Addresses for notices

(a)	The address and facsimile number of each of the Original Chargors is:
UK Borrower, Manitowoc FSG UK Limited and Manitowoc Foodservice UK Holding Limited
St Ann’s Wharf
112 Quayside
Newcastle upon Tyne
NE1 3DX

Fax: + 44 345 415 5266
Attention: Adrian Gray

or such other as either Original Chargor may notify to the UK Security Trustee by not less than five Business Days’ notice.

(b)
The address and facsimile number of the UK Security Trustee are those applying to the Administrative Agent under Section 9.01(a)(ii) (Notices) of the Credit Agreement, or such other as the UK Security Trustee may notify the UK Borrower by not less than five Business Days’ notice.

(c)	Where the UK Security Trustee nominates a particular department or officer to receive a notice, a notice will not be effective if it fails to specify that department or officer.

21.4	Language
Any notice given in connection with this Deed must be in English.
22.    RELEASE
At the end of the Security Period, the UK Security Trustee must, at the request and cost of the Chargors, take whatever action is reasonably necessary to release the Security Assets from this Security.
In the event that any part of the Security Assets are sold or otherwise disposed of in connection with a transaction permitted by the Credit Agreement or are otherwise released with the consent of the Required Lenders and the proceeds of such transaction or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, such Security Assets will be sold free and clear of the Liens created by this Deed and the UK Security Trustee, at the request and expense of the relevant Chargor, will duly and promptly assign, transfer and deliver to such Chargor (without recourse and without any representation or warranty) such of the Security Assets as are then being (or have been) so sold or released and as may be in the possession of the UK Security Trustee and have not been released pursuant to this Deed.
If the UK Security Trustee (on the basis of legal advice received by it for this purpose) considers that there is a material risk that an amount paid to a Secured Creditor in discharge of the Secured Liabilities could be avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.
23.    COUNTERPARTS
This Deed may be executed in any number of counterparts and all of those counterparts taken together shall be deemed to constitute one and the same instrument.

24.    ENFORCEMENT

24.1	Submission

(a)
For the benefit of the UK Security Trustee, each Chargor agrees that the courts of England and Wales have jurisdiction to settle any dispute including a dispute relating to any non-contractual obligation arising out of or in connection with this Deed and accordingly submits to the exclusive jurisdiction of the courts of England and Wales.

(b)
This Subclause is for the benefit of the Secured Creditors only. As a result, no Secured Creditor shall be prevented from taking proceedings relating to a dispute in any other courts with jurisdiction.

(c)	The Secured Creditors may take concurrent proceedings in any number of jurisdictions.

24.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Chargor other than the UK Borrower:

(i)
irrevocably appoints the UK Borrower as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed (and the UK Borrower by its execution of this Deed, accepts that appointment);

(ii)	agrees to maintain such an agent for service of process in England during the Security Period;

(iii)	agrees that failure by an agent for service of process to notify the relevant Chargor of the process will not invalidate the proceedings concerned;

(iv)	consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to the registered office of the UK Borrower from time to time; and

(v)
agrees that if the appointment of any person mentioned in this paragraph (a) ceases to be effective, such Chargor must immediately appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the UK Security Trustee is entitled to appoint such a person by notice to the relevant Chargor or the UK Borrower.

(b)
The UK Borrower hereby unconditionally and irrevocably accepts the appointment of it as an English process agent under this Deed and expressly agrees and consents to the provisions of this Clause and Clause 24 (Governing Law).

24.3	Forum convenience and enforcement abroad

Each Chargor:

(a)	waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Deed; and

(b)	agrees that a judgment or order of an English court in connection with this Deed is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.
25.    GOVERNING LAW
This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.
This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

SCHEDULE 1
ORIGINAL CHARGORS

	Name	Registered Number
1.	Enodis Holdings Limited	4330209
2.	Manitowoc FSG UK Limited	9836380
3.	Manitowoc Foodservice UK Holding Limited	9927373

SCHEDULE 2
SECURITY ASSETS
PART 1

SHARES

Name of Original Chargor	Name of company in which shares are held	Name of nominee (if any) by whom shares are held	Class of shares held	Number of shares held
Enodis Holdings Limited	Enodis Group Limited	N/A	Ordinary share of £1	1
Manitowoc FSG UK Limited	Enodis Holdings Limited	N/A	Ordinary shares of £0.001 each	301
Manitowoc Foodservice UK Holding Limited	Enodis Holdings Limited	N/A	Ordinary shares of £0.001 each	699

PART 2

RELEVANT CONTRACTS
This section is intentionally left blank.

PART 3

SPECIFIC INTELLECTUAL PROPERTY RIGHTS
Trademarks
This section is intentionally left blank
Patents
This section is intentionally left blank

SCHEDULE 3

FORMS OF LETTER FOR SECURITY ACCOUNTS
PART 1

NOTICE TO ACCOUNT BANK
To:    [Account Bank]
Copy:      JPMorgan Chase Bank, N.A.,
as UK Security Trustee
[10 South Dearborn, Floor 07
Chicago, Illinois 60603-2003
Attention of Cheryl Lyons
Telecopy No. 312-385-7103]
[Date]
Dear Sirs,
Security agreement dated [__] February 2016 between, amongst others,
Enodis Holdings Limited and JPMorgan Chase Bank, N.A. as UK Security Trustee
(the Security Agreement)
This letter constitutes notice to you that under the Security Agreement we have charged (by way of a first fixed charge) in favour of JPMorgan Chase Bank, N.A. as agent and trustee for the Secured Creditors referred to in the Security Agreement (the UK Security Trustee) as first priority chargee all of its rights in respect of any amount standing to the credit of any account maintained by us with you at any of your branches (the Security Accounts) and the debts represented by the Security Accounts.
We irrevocably instruct and authorise you to:

(a)	disclose to the UK Security Trustee any information relating to any Security Account requested from you by the UK Security Trustee;

(b)	comply with the terms of any written notice or instruction relating to any Security Account received by you from the UK Security Trustee;

(c)	hold all sums standing to the credit of any Security Account to the order of the UK Security Trustee;

(d)	pay or release any sum standing to the credit of any Security Account in accordance with the written instructions of the UK Security Trustee; and

(e)	pay all sums received by you for our account to the credit of the Security Account with you.
No amount may be withdrawn from any Security Account without the prior written consent of the UK Security Trustee.
We acknowledge that you may comply with the instructions in this letter without any further permission from us or any other Chargor and without any enquiry by you as to the justification for or validity of any request, notice or instruction.
The instructions in this letter may not be revoked or amended without the prior written consent of the UK Security Trustee.
This letter is governed by English law.
Please send to the UK Security Trustee at the address set forth above with a copy to ourselves the attached acknowledgement confirming your agreement to the matters set out therein.
Yours faithfully,

__________________________________________
(Authorised signatory)
For and on behalf of
[Chargor]

PART 2

ACKNOWLEDGMENT OF ACCOUNT BANK
To:    JPMorgan Chase Bank, N.A.,
as UK Security Trustee
[10 South Dearborn, Floor 07
Chicago, Illinois 60603-2003
Attention of Cheryl Lyons
Telecopy No. 312-385-7103]
Copy: [Chargor]
[Date]
Dear Sirs,
Security agreement dated [__] February 2016 between, amongst others,
Enodis Holdings Limited and JPMorgan Chase Bank, N.A. as UK Security Trustee
(the Security Agreement)
We confirm receipt from [ ] (the Chargor) of a notice dated [ ] of a charge upon the terms of the Security Agreement over all the rights of the Chargor to any amount standing to the credit of any of its accounts with us at any of our branches (the Security Accounts).
We confirm that:
(a)    we accept the instructions contained in the notice and agree to comply with the notice;
(b)    we have not received notice of the interest of any third party in any Security Account;

(c)	we have neither claimed nor exercised, nor will claim or exercise, any security interest, set-off, counter claim or other right in respect of any Security Account; and

(d)	we will pay all sums received by us for the account of the Chargor to a Security Account of the Chargor with us.
Nothing contained in any of our arrangements with you shall commit us to providing any facilities or making advances available to any of the Chargors.
This letter is governed by English law.
Yours faithfully,
(Authorised signatory)
___________________________________________

On behalf of [Account Bank]

SCHEDULE 4

FORM OF NOTICE OF ASSIGNMENT/FORM OF LETTER OF UNDERTAKING
PART 1

FORM OF NOTICE OF ASSIGNMENT
(for attachment by way of endorsement to the insurance policies)
To:    [Insurer]
Copy:    JPMorgan Chase Bank, N.A.,
as UK Security Trustee
[10 South Dearborn, Floor 07
Chicago, Illinois 60603-2003
Attention of Cheryl Lyons
Telecopy No. 312-385-7103]

[Date]
Dear Sirs,
Security agreement dated [__] February 2016 between, amongst others,
Enodis Holdings Limited and JPMorgan Chase Bank, N.A. as UK Security Trustee
(the Security Agreement)
This letter constitutes notice to you that under the Security Agreement, we have assigned in favour of JPMorgan Chase Bank, N.A. as agent and trustee for the Secured Creditors referred to in the Security Agreement (the UK Security Trustee) as first priority assignee all amounts payable to us under or in connection with any contract of insurance of whatever nature taken out with you by or on behalf of it or under which we have a right to claim (each an Insurance) and all its rights in connection with those amounts.
A reference in this letter to any amounts excludes all amounts received or receivable under or in connection with any third party liability Insurance and required to settle a liability of an Obligor to a third party.
We confirm that:

(a)	we will remain liable under [the] [each] Insurance to perform all the obligations assumed by us under [the] [that] Insurance; and

(b)	none of the UK Security Trustee, its agents, any receiver or any other person will at any time be under any obligation or liability to you under or in respect of [the] [any] Insurance.

We will also remain entitled to exercise all our rights, powers and discretions under [the] [each] Insurance and you should continue to give notices under [the] [each] Insurance to us, unless and until you receive notice from the UK Security Trustee to the contrary stating that an Event of Default (as that term is defined in the Security Agreement) has occurred and is continuing. In this event, all amounts payable to us under [the] [each] Insurance must be paid to the UK Security Trustee unless the UK Security Trustee otherwise agrees in writing and any of our rights in connection with those amounts will be exercisable by, and notices must be given to, the UK Security Trustee or as it directs.
Please note that we have agreed that we will not amend or waive any provision of or cancel or terminate [any of] the Insurance[s] without the prior consent of the UK Security Trustee.
The instructions in this letter may not be revoked or amended without the prior written consent of the UK Security Trustee.
Please note on the relevant contracts the UK Security Trustee’s interest as loss payee and the UK Security Trustee’s interest as first priority assignee of those amounts and rights and send to the UK Security Trustee at the address set forth above with a copy to ourselves the attached acknowledgement confirming your agreement to the above and such information relating to the Insurances as the UK Security Trustee may at any time request.
We acknowledge that you may comply with the instructions in this letter without any further permission from us or any other Chargor and without any enquiry by you as to the justification for or validity of any request, notice or instruction.
This letter is governed by English law.
Yours faithfully,

_____________________________________________________

For and on behalf of

[CHARGOR]

PART 2

FORM OF LETTER OF UNDERTAKING
To:    JPMorgan Chase Bank, N.A.,
as UK Security Trustee
[10 South Dearborn, Floor 07
Chicago, Illinois 60603-2003
Attention of Cheryl Lyons
Telecopy No. 312-385-7103]
Copy: [Chargor]
[Date]
Dear Sirs,
Security agreement dated [__] February 2016 between, amongst others,
Enodis Holdings Limited and JPMorgan Chase Bank, N.A. as UK Security Trustee
(the Security Agreement)
We confirm receipt from [ ] (the Chargor) of a notice dated [     ] of an assignment by the Chargor upon the terms of the Security Agreement of all amounts payable to it under or in connection with any contract of insurance of whatever nature taken out with us by or on behalf of it or under which it has a right to claim and all its rights in connection with those amounts.
A reference in this letter to any amounts excludes all amounts received or receivable under or in connection with any third party liability Insurance and required to settle a liability of an Obligor to a third party.
In consideration of the Chargor continuing their insurance arrangements with us we confirm that we:
1.    accept the instructions contained in the notice and agree to comply with the notice;

2.	have not received notice of the interest of any third party in those amounts and rights; and

3.	will not agree to amend or waive any provision of or cancel or terminate any of those contracts on request by any Chargor without your prior written consent.
This letter is governed by English law.
Yours faithfully,
_______________________________________

for and on behalf of [Insurer]

SCHEDULE 5

FORMS OF LETTER FOR RELEVANT CONTRACTS
PART 1

NOTICE TO COUNTERPARTY
To:    [Counterparty]
Copy:     JPMorgan Chase Bank, N.A.,
as UK Security Trustee
[10 South Dearborn, Floor 07
Chicago, Illinois 60603-2003
Attention of Cheryl Lyons
Telecopy No. 312-385-7103]
[Date]
Dear Sirs,
Security agreement dated [__] February 2016 between, amongst others,
Enodis Holdings Limited and JPMorgan Chase Bank, N.A. as UK Security Trustee
(the Security Agreement)
This letter constitutes notice to you that under the Security Agreement, [ ] (the Chargor) has assigned in favour of JPMorgan Chase Bank, N.A. as agent and trustee for the Secured Creditors referred to in the Security Agreement (the UK Security Trustee) as first priority assignee all its rights in respect of [insert details of Relevant Contract(s)] (the Relevant Contract[s]).
We confirm that:

(a)	we will remain liable under [the] [each] Relevant Contract to perform all the obligations assumed by us under [the] [that] Relevant Contract; and

(b)	none of the UK Security Trustee, its agents, any receiver or any other person will at any time be under any obligation or liability to you under or in respect of [the] [any] Relevant Contract.
All the rights, powers and discretions in relation to [the] [each] Relevant Contract will be exercisable by, and notices must be given to, the UK Security Trustee or as it directs.
Please note that the Chargor has agreed that it will not amend or waive any provision of or cancel or terminate [any of] the Relevant Contract[s] without the prior consent of the UK Security Trustee.
The instructions in this letter may not be revoked or amended without the prior written consent of the UK Security Trustee.

Please send to the UK Security Trustee at the address set forth above with a copy to ourselves the attached acknowledgement confirming your agreement to the above and such information relating to [the][those] Relevant Contract[s] as the UK Security Trustee may at any time request.
We acknowledge that you may comply with the instructions in this letter without any further permission from us or any other Chargor and without any enquiry by you as to the justification for or validity of any request, notice or instruction.
This letter is governed by English law.
Yours faithfully,

__________________________________________________
(Authorised signatory)
[CHARGOR]

PART 2

ACKNOWLEDGEMENT OF COUNTERPARTY
To:    JPMorgan Chase Bank, N.A.,
as UK Security Trustee
[10 South Dearborn, Floor 07
Chicago, Illinois 60603-2003
Attention of Cheryl Lyons
Telecopy No. 312-385-7103]
Copy:    [Chargor]
[Date]
Dear Sirs,
Security agreement dated [__] February 2016 between, amongst others,
Enodis Holdings Limited and JPMorgan Chase Bank, N.A. as UK Security Trustee
(the Security Agreement)
We confirm receipt from [ ] (the Chargor) of a notice dated [ ] of an assignment on the terms of the Security Agreement of all of its rights in respect of [insert details of the Relevant Contract(s)] (the Relevant Contract[s]).
We confirm that we:
1.    accept the instructions contained in the notice and agree to comply with the notice;

2.	have not received notice of the interest of any third party in [any of] the Relevant Contract[s];

3.	undertake to notify you of any breach by any Chargor of [the] [any of those] Relevant Contract[s] and to allow you or any of the other Secured Creditors to remedy that breach; and

4.	will not agree to amend or waive any provision of or cancel or terminate [the] [any of those] Relevant Contract[s] on request by the Chargor without your prior written consent.
This letter is governed by English law.
Yours faithfully,
___________________________________________
(Authorised signatory)
[Counterparty]

SCHEDULE 6

FORM OF DEED OF ACCESSION
THIS DEED is dated [ ]
BETWEEN:

(1)	[ ] (Registered number [ ]) with its registered office at [ ] (the Acceding Chargor);

(2)	Enodis Holdings Limited for itself and as agent for each of the other Chargors referred to in the Security Agreement referred to below (the UK Borrower); and

(3)	JPMORGAN CHASE BANK, N.A. as agent and trustee for the Secured Creditors referred to in the Security Agreement referred to below (the UK Security Trustee).
BACKGROUND:

(A)	The Acceding Chargor is a wholly-owned Subsidiary of Manitowoc Foodservice, Inc.

(B)
The UK Borrower has entered into a security agreement dated [__] February 2016 (as supplemented and amended by Deeds of Accession or otherwise from time to time, the Security Agreement) between the UK Borrower, the Chargors referred to in the Security Agreement and the UK Security Trustee.

(C)
The Acceding Chargor has at the request of the UK Borrower and in consideration of the Lenders, the Swingline Lenders and the Alternate Currency Lenders making or continuing to make facilities available to members of the Group and after giving due consideration to the terms and conditions of the Credit Documents and any Additional Secured Documents and the Security Agreement and satisfying itself that there are reasonable grounds for believing that the entry into this Deed by it will be of benefit to it, decided in good faith and for the purpose of carrying on its business to enter into this Deed and thereby become a Chargor under the Security Agreement.

(D)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.
IT IS AGREED as follows:

1.	Terms defined in the Security Agreement shall have the same meaning in this Deed unless given a different meaning in this Deed. This Deed is a Credit Document.

2.	(a) The Acceding Chargor hereby agrees to become a party to and to be bound by the terms of the Security Agreement as a Chargor with immediate effect and so that the

Security Agreement shall be read and construed for all purposes as if the Acceding Chargor had been an original party thereto in the capacity of Chargor (but so that the Liens created as a result of such accession shall be created on the date of this Deed). The Acceding Chargor hereby undertakes to be bound by all the covenants and agreements in the Security Agreement which are expressed to be binding on a Chargor.

(b)
In accordance with the foregoing, the Acceding Chargor now grants to the UK Security Trustee as agent and trustee for the Secured Creditors the Liens described in the Security Agreement as being granted, created or made by a Chargor thereunder, to the intent that its Liens shall be effective and binding upon it and its property and assets and shall not in any way be avoided, discharged or released or otherwise adversely affected by any ineffectiveness or invalidity of the Security Agreement or of any other party’s execution thereof or any other Deed of Accession, or by any avoidance, invalidity, discharge or release of any guarantee, assignment or charge contained in the Security Agreement or in any other Deed of Accession. The Security Agreement and this Deed shall be read as one to this extent and so that references in the Security Agreement to “this Deed” and similar phrases shall be deemed to include this Deed and all references in the Security Agreement to “Schedule 2” (or any part of it) shall be deemed to include a reference to the schedule to this Deed (or relevant part of it).

3.	The UK Borrower, for itself and as agent for each of the other Chargors under the Security Agreement, hereby agrees to all matters provided for herein.

4.	The UK Security Trustee holds the benefit of this Deed on trust for the Secured Creditors.

5.	Without limiting the generality of the other provisions of this Deed and the Security Agreement, the Acceding Chargor:

(a)
agrees that the Acceding Chargor’s estates and other interests in certain Investments for the purposes of Subclause 2.2 (Investments) of the Security Agreement, as such provisions apply in relation to the Acceding Chargor, are specified in Parts 1, 2 and 3 of the schedule to this Deed and are hereby mortgaged and charged as provided in such provisions and the other provisions of the Security Agreement so that those Investments specified in Part 1 of the schedule shall constitute Shares for the purposes of the Security Agreement, and those Investments specified in Part 2 of the schedule shall constitute Investments which are not Shares for the purposes of the Security Agreement;

(b)	assigns by way of security (subject to a proviso on redemption) all of its rights in respect of each of the agreements specified in Part 4 of the schedule to this Deed; and

(c)	agrees that the Acceding Chargor’s estates and other interests in certain specific intellectual property rights for the purposes of Subclause 2.5 (Intellectual property)

of the Security Agreement, as such provisions apply in relation to the Acceding Chargor, are specified in Part 5 of the schedule to this Deed and are hereby charged as provided in such provisions and the other provisions of the Security Agreement.
6.    This Deed is governed by English law.
This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

SCHEDULE
Part 1
SHARES

Name of company in which shares are held	Name of nominee (if any) by whom shares are held	Class of shares held	Number of shares held

[ ]	[ ]	[ ]	[ ]

[ ]	[ ]	[ ]	[ ]

Part 2
RELEVANT CONTRACTS
Description

Part 3
SPECIFIC INTELLECTUAL PROPERTY RIGHTS
Description

SIGNATORIES (TO DEED OF ACCESSION)
The Acceding Chargor

Executed and delivered as a deed by [ ] acting by in the presence of: Name: Address:	) ) ) ) ) ) ) ) )	________________________ Director ________________________ Witness

Enodis Holdings Limited

Executed and delivered as a deed by [ ] (for itself and] as agent for each of the other Chargors party to the Security Agreement referred to in this Deed) acting by in the presence of: Name: Address:	) ) ) ) ) ) ) ) ) ) ) )	________________________ Director ________________________ Witness
The UK Security Trustee
JPMORGAN CHASE BANK, N.A.
By:

SIGNATORIES (TO SECURITY AGREEMENT)

Original Chargors

Executed and delivered as a deed by ENODIS HOLDINGS LIMITED acting by In the presence of: Name: Address:	) ) ) ) ) ) ) ) ) ) ) )	________________________ Director ________________________ Witness

Executed and delivered as a deed by MANITOWOC FSG UK LIMITED acting by In the presence of: Name: Address:	) ) ) ) ) ) ) ) ) ) ) )	________________________ Director ________________________ Witness

Executed and delivered as a deed by MANITOWOC FOODSERVICE UK HOLDING LIMITED acting by In the presence of: Name: Address:	) ) ) ) ) ) ) ) ) ) ) )	________________________ Director ________________________ Witness

UK Security Trustee

JPMORGAN CHASE BANK, N.A.
acting by:

EXHIBIT J
FORM OF US PLEDGE AGREEMENT

PLEDGE AGREEMENT
PLEDGE AGREEMENT (as amended, modified, restated, amended and restated and/or supplemented from time to time, this “Agreement”), dated as of February [__], 2016, made by each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 25 hereof, the “Pledgors”) to JPMORGAN CHASE BANK, N.A., as collateral agent (together with any successor collateral agent, the “Collateral Agent” or the “Pledgee”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H:
WHEREAS, Manitowoc Foodservice, Inc. (the “Borrower”), the Subsidiary Borrowers party thereto (together with the Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (together with any successor Administrative Agent, the “Administrative Agent”), have entered into a Credit Agreement dated as of February [__], 2016 (as amended, modified, restated, amended and restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrowers as contemplated therein (the Lenders, the Issuing Bank, the Swingline Lender, the Administrative Agent and the Pledgee are herein called the “Lender Creditors”);
WHEREAS, one or more Pledgors may at any time and from time to time after the date hereof enter into, or guaranty the obligations of one or more other Pledgors or any of their respective Subsidiaries under, one or more Swap Agreements, Bank Product Agreements or Designated Foreign Facility Agreements with one or more Lender Creditors or any affiliate thereof (each such Lender Creditor or affiliate, even if the respective Lender Creditor subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender Creditor’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, are herein called the “Secured Creditors”);
WHEREAS, it is a condition precedent to the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrowers under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and
WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;
NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1.SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:
(a)    the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of such Pledgor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of each Pledgor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Subsidiary Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (a), except to the extent consisting of obligations, liabilities or indebtedness with respect to Swap Agreements, Bank Product Agreements or Designated Foreign Facility Agreements, being herein collectively called the “Credit Document Obligations”);
(b)    the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Other Creditors under, or with respect to (including, in the case of each Pledgor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the Subsidiary Guaranty), any Swap Agreement permitted by the Credit Agreement, Bank Product Agreement or Designated Foreign Facility Agreements, whether such Swap Agreement, Bank Product Agreement or Designated Foreign Facility Agreements, as applicable, is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (b) being herein collectively called the “Other Obligations”);
(c)    any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;
(d)    in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and
(e)    all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement under Section 11 of this Agreement; all such obligations, liabilities, sums and expenses set forth in clauses (a) through (e) of this Section 1 being herein collectively called the “Obligations,” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.
2.DEFINITIONS.
(a)    Reference to singular terms shall include the plural and vice versa.
(b)    The following capitalized terms used herein shall have the definitions specified below:
“Administrative Agent” has the meaning set forth in the Recitals hereto.
“Adverse Claim” has the meaning given such term in Section 8-102(a)(1) of the UCC.
“Agreement” has the meaning set forth in the first paragraph hereof.
“Bank Product Agreements” shall mean any agreement entered into from time to time with any Credit Party in connection with any of the Bank Products which the Borrower identifies to the Collateral Agent and the Administrative Agent in writing as an agreement intended to be secured by the US Security Agreement (which designation, once made, may be revoke only with the consent of the Lender or Lender Affiliate party thereto).
“Bank Products” shall mean the following bank services or facilities extended to any Credit Party: (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Borrower” has the meaning set forth in the Recitals hereto.
“Borrowers” has the meaning set forth in the Recitals hereto.
“Certificated Security” has the meaning given such term in Section 8-102(a)(4) of the UCC.
“Clearing Corporation” has the meaning given such term in Section 8-102(a)(5) of the UCC.
“Collateral” has the meaning set forth in Section 3.1 hereof.

“Collateral Accounts” means any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.
“Credit Agreement” has the meaning set forth in the Recitals hereto.
“Credit Document Obligations” has the meaning set forth in Section 1(a) hereof.
“Designated Foreign Facility Agreements” has the meaning set forth in the US Security Agreement.
“Domestic Corporation” has the meaning set forth in the definition of “Stock.”
“Event of Default” means any Event of Default under, and as defined in, the Credit Agreement and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.
“Financial Asset” has the meaning given such term in Section 8-102(a)(9) of the UCC; provided that the term “Financial Asset” shall not include any “security” (as defined in Section 8-102(a) of the New York UCC as in effect on the date hereof) of any Person that is not a Subsidiary of any Pledgor or is not an Intercompany Note, to the extent (and only for so long as) the terms thereof or of any agreement governing the same validly prohibit the assignment of, or the granting a security interest in, such security (it being understood and agreed, however, (a) that notwithstanding the foregoing, all rights to payment for money due or to become due, and all distributions to which any Pledgor may be entitled, in respect of any such excluded security shall be “Collateral” subject to the security interests created by this Agreement and (b) such excluded security shall otherwise be subject to the security interests created by this Agreement (and become a “Financial Asset” for all purposes of this Agreement) upon the receipt of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Pledgor, the Pledgee or any other Secured Creditor).
“Foreign Corporation” has the meaning set forth in the definition of “Stock.”
“Indemnitees” has the meaning set forth in Section 11 hereof.
“Instrument” has the meaning given such term in Section 9-102 of the UCC; provided that the term “Instrument” shall not include any Instrument (as defined above without giving effect to this proviso) to the extent that (and only for so long as) the terms thereof or of any agreement governing the same validly prohibit the assignment of, or the granting a security interest in, such Instrument (it being understood and agreed, however, (a) that notwithstanding the foregoing, each Intercompany Note shall be an Instrument for purposes of this Agreement and all rights to payment for money due or to become due pursuant to any such excluded instrument shall be “Collateral” subject to the security interests created by this Agreement and (b) such excluded instrument shall otherwise be subject to the security interests created by this Agreement (and become an “Instrument” for all purposes of this Agreement) upon the receipt of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Pledgor, the Pledgee or any other Secured Creditor).

“Investment Property” has the meaning given such term in Section 9-102 of the UCC; provided that the term “Investment Property” shall not include any “security” (as defined in Section 8-102 of the New York UCC as in effect on the date hereof) of any Person that is not a Subsidiary of any Pledgor or is not an Intercompany Note, to the extent (and only for so long as) the terms thereof or of any agreement governing the same validly prohibit the assignment of, or the granting a security interest in, such security (it being understood and agreed, however, (a) that notwithstanding the foregoing, all rights to payment for money due or to become due, and all distributions to which any Pledgor may be entitled, in respect of any such excluded security shall be “Collateral” subject to the security interests created by this Agreement and (b) such excluded security shall otherwise be subject to the security interests created by this Agreement (and become “Investment Property” for all purposes of this Agreement) upon the receipt of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Pledgor, the Pledgee or any other Secured Creditor).
“Lender Creditors” has the meaning set forth in the Recitals hereto.
“Lenders” has the meaning set forth in the Recitals hereto.
“Limited Liability Company Assets” means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.
“Limited Liability Company Interests” means the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company; provided that the term “Limited Liability Company Interest” shall not include any limited liability company membership interest in any limited liability company that is not a Subsidiary of any Pledgor to the extent (and only for so long as) the limited liability company agreement or operating agreement for such limited liability company prohibits the assignment of, or granting of a security interest in, the limited liability company membership interests of such limited liability company, it being understood and agreed, however, any such excluded limited liability company membership interest shall otherwise be subject to the security interests created by this Agreement (and become a “Limited Liability Company Interest” for all purposes of this Agreement) upon the receipt by the respective Pledgor of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein.
“Non-Voting Stock” means all capital stock which is not Voting Stock.
“Notes” means all promissory notes from time to time issued to, or held by, each Pledgor.
“Obligations” has the meaning set forth in Section 1 hereof.
“Other Creditors” has the meaning set forth in the Recitals hereto.

“Other Obligations” has the meaning set forth in Section 1(b) hereof.
“Partnership Assets” means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.
“Partnership Interest” means the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership; provided that the term “Partnership Interest” shall not include any partnership interest (general or limited) in any partnership that is not a Subsidiary of any Pledgor to the extent (and only for so long as) the partnership agreement for such partnership prohibits the assignment of, or granting of a security interest in, the partnership interests of such partnership, it being understood and agreed, however, any such excluded partnership interest shall otherwise be subject to the security interests created by this Agreement (and become a “Partnership Interest” for all purposes of this Agreement) upon the receipt by the respective Pledgor of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein.
“Pledged Notes” has the meaning set forth in Section 3.5 hereof.
“Pledgee” has the meaning set forth in the first paragraph hereof.
“Pledgor” has the meaning set forth in the first paragraph hereof.
“Proceeds” has the meaning given such term in Section 9-102 of the UCC.
“Required Secured Creditors” has the meaning provided in the US Security Agreement.
“Secured Creditors” has the meaning set forth in the Recitals hereto.
“Secured Debt Agreements” means and includes this Agreement, the other Credit Documents and the Swap Agreements, Bank Product Agreements and Designated Foreign Facility Agreements entered into with any Other Creditors.
“Securities Account” has the meaning given such term in Section 8-501(a) of the UCC.
“Securities Act” means the Securities Act of 1933, as amended, as in effect from time to time.
“Security” and “Securities” has the meaning given such term in Section 8-102(a)(15) of the UCC and, subject to the following proviso, shall in any event also include all Stock and all Notes; provided that the term “Security” shall not include any “Security” (as defined above without regard to this proviso) of any Person that is not a Subsidiary of any Pledgor or is not an Intercompany Note, to the extent (and only for so long as) the terms thereof or of any agreement governing the same validly prohibit the assignment of, or the granting a security interest in, such security (it being understood and agreed, however, (a) that notwithstanding the foregoing, all rights to payment for money due or to become due, and all distributions to which any Pledgor may be entitled, in respect of any such excluded security shall be “Collateral” subject to the security interests created by this Agreement and (b) such excluded security shall otherwise be subject to the security interests created by this Agreement (and become “Investment Property” for all purposes of this Agreement) upon the receipt of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Pledgor, the Pledgee or any other Secured Creditor).
“Security Entitlement” has the meaning given such term in Section 8-102(a)(17) of the UCC.
“Stock” means (x) with respect to corporations incorporated under the laws of the United States or any State thereof or the District of Columbia (each a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of any corporation at any time owned by any Pledgor of any Domestic Corporation and (y) with respect to corporations or other entities that are not Domestic Corporations (each a “Foreign Corporation”), all of the issued and outstanding shares of capital stock at any time owned by any Pledgor of any Foreign Corporation.
“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.
“Termination Date” has the meaning set forth in Section 20 hereof.
“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.
“Uncertificated Security” has the meaning given such term in Section 8-102(a)(18) of the UCC.
“Voting Stock” means all classes of capital stock of any Foreign Corporation entitled to vote.
3.PLEDGE OF SECURITIES, ETC.
3.1    Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):
(a)    each of the Collateral Accounts, including any and all assets of whatever type or kind deposited by such Pledgor in such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, moneys, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;
(b)    all Securities owned by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;
(c)    all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:
(i)    all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;
(ii)    all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;
(iii)    all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;
(iv)    all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;
(v)    all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and
(vi)    all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;
(d)    all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:
(i)    all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;
(ii)    all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;
(iii)    all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;
(iv)    all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;
(v)    all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and
(vi)    all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;
(e)    all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing;
(f)    all Financial Assets and Investment Property owned by such Pledgor from time to time;
(g)    (i) all rights to payments due or to become due in respect of any limited liability company membership interest, partnership interest, instrument or security owned by such Pledgor and excluded pursuant to the proviso appearing in the definition of “Limited Liability Company Interest”, “Partnership Interest”, “Instrument”, “Security”, “Financial Asset” or “Investment Property”, as applicable (whether under any limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or otherwise) and (ii) all distributions to which such Pledgor shall at any time be entitled in respect of any limited liability company membership interest, partnership interest, instrument or security owned by such Pledgor and excluded pursuant to the proviso appearing in the definition of “Limited Liability Company Interest”, “Partnership Interest”, “Instrument”, “Security”, “Financial Asset” or “Investment Property”, as applicable; and
(h)    all Proceeds of any and all of the foregoing.
Notwithstanding anything to the contrary contained in this Section 3.1, (x) except as otherwise provided in Section 5.10(c) of the Credit Agreement, no Pledgor (to the extent that it is a Borrower or a Domestic Subsidiary of a Borrower) shall be required at any time to pledge hereunder more than 65% of the Stock of any Subsidiary which is a Foreign Corporation, and (y) except as otherwise required by Section 5.12 of the Credit Agreement, no Pledgor shall be required to pledge hereunder any Margin Stock owned by such Pledgor.
3.2    Procedures.
(a)    To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the respective Pledgor) be pledged pursuant to Section 3.1 or Section 3.2 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 Business Days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors:
(i)    with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation), the respective Pledgor shall deliver such Certificated Security to the Pledgee, indorsed to the Pledgee or indorsed in blank or accompanied by an executed blank instrument of transfer;
(ii)    with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), the respective Pledgor shall cause the issuer of such Uncertificated Security (or, in the case of an issuer that is not a Subsidiary of such Pledgor, will use reasonable efforts to cause such issuer) to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex H hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees (upon receipt of written notice from the Pledgee that an Event of Default exists) to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security originated by any other Person other than a court of competent jurisdiction;
(iii)    with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the respective Pledgor shall promptly notify the Pledgee thereof and shall promptly take (x) all actions required (1) to comply with the applicable rules of such Clearing Corporation and (2) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-309, 9-310, 9-312, 9-314 and 8-106(d) of the UCC) and (y) such other actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing;
(iv)    with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Interest credited on the books of a Clearing Corporation), (x) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (y) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof;
(v)    with respect to any Note (other than any Note (other than an Intercompany Note) in an aggregate principal amount of $5,000,000 or less), delivery of such Note to the Pledgee, indorsed to the Pledgee or indorsed in blank; and

(vi)    with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof, at any time after the occurrence and during the continuance of an Event of Default, (x) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (y) deposit of such cash in such cash account.
(b)    In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Securities and Collateral:
(vii)    with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the respective Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and
(viii)    each Pledgor shall permit Pledgee from time to time to file appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Investment Property and other Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-310 of the UCC).
3.3    Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend or similar distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, the respective Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (a) a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (b) supplements to Annexes A through G hereto as are reasonably necessary to cause such annexes to be complete and accurate at such time. Without limiting the foregoing, each Pledgor shall be required to pledge hereunder any shares of stock at any time and from time to time after the date hereof acquired by such Pledgor of any Foreign Corporation, provided that except as provided in Section 5.10(c) of the Credit Agreement, no Pledgor (to the extent that it is the Borrower or a Domestic Subsidiary of the Borrower) shall be required at any time to pledge hereunder more than 65% of the Stock of any Subsidiary which is a Foreign Corporation. Notwithstanding anything to the contrary contained above in this Section 3.3, except as otherwise required by Section 5.12 of the Credit Agreement, no Pledgor shall be required to pledge hereunder any Margin Stock acquired by such Pledgor after the date hereof.
3.4    Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.
3.5    Definition of Pledged Notes. All Notes at any time pledged or required to be pledged hereunder are hereinafter called the “Pledged Notes”.
3.6    Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof: (a) the jurisdiction of organization of such Pledgor, and such Pledgor’s organizational identification number, is listed on Annex A hereto; (b) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (c) the Stock (and any warrants or options to purchase Stock) held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (d) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C hereto; (e) the Notes held by such Pledgor consist of the promissory notes described in Annex D hereto where such Pledgor is listed as the lender; (f) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (g) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (h) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto; (i) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex F hereto; (j) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes B through E hereto, in each case to the extent required by the respective procedure for such item of Collateral on the date hereof; and (k) on the date hereof, such Pledgor owns no other Securities, Limited Liability Company Interests or Partnership Interests that are required to be pledged hereunder.
4.APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.
5.VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing in any material respect the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral unless expressly permitted by the terms of the Secured Debt Agreements. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.
6.DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:
(a)    all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;
(b)    all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash other than as set forth above) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and
(c)    all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.
All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7.REMEDIES IN CASE OF AN EVENT OF DEFAULT. If there shall have occurred and be continuing an Event of Default, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:
(a)    to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;
(b)    to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;
(c)    to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);
(d)    to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);
(e)    at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 30 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(f)    to set-off any and all Collateral against any and all Obligations then due, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations then due.
8.REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case acting upon the instructions of the Required Secured Creditors as provided in the US Security Agreement, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the US Security Agreement.
9.APPLICATION OF PROCEEDS.
(a)    All monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in Section 7.4 of the US Security Agreement.
(b)    It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.
10.PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or non-application thereof.
11.INDEMNITY. Each Pledgor jointly and severally agrees (a) to indemnify and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee,” and collectively the

“Indemnitees”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (b) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys’ fees, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.
12.PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER.
(a)    Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.
(b)    Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.
(c)    The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.
(d)    The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13.FURTHER ASSURANCES; POWER-OF-ATTORNEY.
(a)    Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the Uniform Commercial Code or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee may deem reasonably necessary and wherever required by law in order to perfect and preserve the Pledgee’s security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder, in each case to the extent such action is not otherwise inconsistent with the provisions of this Agreement.
(b)    Each Pledgor hereby appoints the Pledgee such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of an Event of Default in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.
14.THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article VIII of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Article VIII of the Credit Agreement.
15.TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Secured Debt Agreements).
16.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS.
(a)    Each Pledgor represents, warrants and covenants that:
(i)    it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests and that it has sufficient interest in all Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except Liens of the type described in Sections 6.02(a) and (g) of the Credit Agreement and, as to Collateral consisting of Securities, Partnership Interests and Limited Liability Company Interests issued by (and only by) any Person which is not a Subsidiary of any Pledgor, Section 6.02(m) of the Credit Agreement);
(ii)    it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;
(iii)    this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
(iv)    except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (w) the execution, delivery or performance of this Agreement, (x) the validity or enforceability of this Agreement, (y) the perfection or enforceability of the Pledgee’s security interest in the Collateral or (z) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;
(v)    the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate or articles of incorporation, certificate of formation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor, as applicable, or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets other than (in the case of such other indentures, agreements or instruments) such violations or defaults which could not reasonably be expected to result individually or in the aggregate in a Material Adverse Effect and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement;

(vi)    all of the Collateral (consisting of Securities, Limited Liability Company Interests or Partnership Interests) has been duly and validly issued and acquired, is fully paid and non-assessable (except as otherwise required by applicable law) and is subject to no options to purchase or similar rights;
(vii)    each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);
(viii)    the pledge and collateral assignment to, and possession by, the Pledgee of the Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities and Pledged Notes, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and
(ix)    “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral consisting of Securities (including Notes which are Securities) with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, in each such case to the extent required by the terms of this Agreement.
(b)    Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.
17.JURISDICTION OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; RECORDS. The jurisdiction of organization of each Pledgor is specified in Annex A hereto. The chief executive office of each Pledgor is located at the address specified in Annex G hereto. Each Pledgor will not change the jurisdiction of its organization or move its chief executive office except to such new jurisdiction or location as such Pledgor may establish in accordance with the last sentence of this Section 17. The originals of all documents in the possession of such Pledgor evidencing all Collateral, including but not limited to all Limited Liability Company Interests and Partnership Interests, and the only original books of account and records of such Pledgor relating thereto are, and will continue to be, kept at such chief executive office or divisional office as specified in Annex G hereto, at the chief executive office of the Borrower as specified in Annex G hereto or at such new locations as such Pledgor may establish in accordance with the last sentence of this

Section 17. All Limited Liability Company Interests and Partnership Interests are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office or divisional office as specified in Annex G hereto, the chief executive office of the Borrower or such new locations as such Pledgor may establish in accordance with the last sentence of this Section 17. No Pledgor shall establish a new jurisdiction of organization or a new location for such chief executive offices or divisional offices until (a) it shall have given to the Pledgee not less than 15 days’ prior written notice of its intention so to do, clearly describing such new jurisdiction of organization or new location, as the case may be, and providing such other information in connection therewith as the Pledgee may reasonably request, and (b) with respect to such new jurisdiction of organization or new location, as the case may be, it shall have taken all action, satisfactory to the Pledgee, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. Promptly after establishing a new jurisdiction of organization or new location for such chief executive offices or divisional offices in accordance with the immediately preceding sentence, the respective Pledgor shall deliver to the Pledgee a supplement to Annex A hereto or Annex G hereto, as the case may be, so as to cause such Annex A or G, as the case may be, to be complete and accurate.
18.PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement (so long as it remains a Pledgor hereunder) shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (c) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.
19.REGISTRATION, ETC. If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a single possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.
20.TERMINATION; RELEASE.
(a)    After the Termination Date, this Agreement and the security interest created hereby shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of any Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any monies at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full, all Letters of Credit issued under the Credit Agreement have been terminated or otherwise addressed in a manner acceptable to the Administrative Agent and all other Obligations then due and payable have been paid in full.
(b)    In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted by the Secured Debt Agreements (other than a sale or other disposition to any Pledgor or any Subsidiary thereof) or is otherwise released with the consent of the Required Secured Creditors and the proceeds of such sale or other disposition or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral (and releases therefor) as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Agreement.
(c)    At any time that a Pledgor desires that the Pledgee assign, transfer and deliver Collateral (and releases therefor) as provided in Section 20(a) or (b) hereof, it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to such Section 20(a) or (b).
(d)    The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 20.

21.NOTICES, ETC. All notices and communications hereunder shall be in writing and sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be. All such notices and other communications shall be addressed as follows:
(a)    if to any Pledgor, at its address set forth opposite its signature below;
(b)    if to the Pledgee, at:
JPMorgan Chase Bank, N.A.
[Loan Operations
10 South Dearborn Street, Floor 07
Chicago, Illinois 60603-2003
Attention: Yvonne E. Dixon
Telecopier No.: (312) 385-7101]

(c)    if to any Lender Creditor, at such address as such Lender Creditor shall have specified in the Credit Agreement;
(d)    if to any Other Creditor at such address as such Other Creditor shall have specified in writing to the Borrower and the Pledgee;
or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
22.WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the US Security Agreement.
23.MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns, provided that no Pledgor may assign any of its rights or obligations under this Agreement except in accordance with the terms of the Secured Debt Agreements. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.
24.RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.
25.ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.
26.RELEASE OF PLEDGORS. If at any time all of the capital stock or other equity interests of any Pledgor are sold in a transaction permitted pursuant to the Credit Agreement (other than a sale to any Pledgor or any Subsidiary thereof) and the proceeds of such sale are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, then, at the request and expense of the Borrower, the respective such Pledgor shall be released as a Pledgor pursuant to this Agreement (and the Pledgee is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it). At any time that the Borrower desires that a Pledgor be released from this Agreement as provided in this Section 26, the Borrower shall deliver to the Pledgee a certificate signed by a principal executive officer of the Borrower stating that the release of the respective Pledgor is permitted pursuant to this Section 26. If requested by Pledgee (although the Pledgee shall have no obligation to make any such request), the Borrower shall furnish legal opinions (from counsel acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence. The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Pledgor by it in accordance with, or which it believes to be in accordance with, this Section 26.

* * * *

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.
Address:
c/o Manitowoc Foodservice, Inc.     MANITOWOC FOODSERVICE, INC.,
2227 Welbilt Boulevard     as a Pledgor
New Port Richey, Florida 34655
Attention: John Stewart,      By:
Senior VP and CFO     Name:
Telecopier No.: (727) 569-1208         Title:
APPLIANCE SCIENTIFIC, INC.,
as a Pledgor
By: _______________________________
Name:
Title:
BERISFORD PROPERTY DEVELOPMENT (USA) LTD.,
as a Pledgor
By: _______________________________
Name:
Title:
CHARLES NEEDHAM INDUSTRIES INC.,
as a Pledgor
By: _______________________________
Name:
Title:

CLEVELAND RANGE, LLC,
as a Pledgor
By: _______________________________
Name:
Title:
THE DELFIELD COMPANY LLC,
as a Pledgor
By: _______________________________
Name:
Title:
ENODIS TECHNOLOGY CENTER, INC.,
as a Pledgor
By: _______________________________
Name:
Title:
FRYMASTER L.L.C.,
as a Pledgor
By: _______________________________
Name:
Title:
GARLAND COMMERCIAL INDUSTRIES LLC,
as a Pledgor
By: _______________________________
Name:
Title:

KYSOR BUSINESS TRUST,
as a Pledgor
By: _______________________________
Name:
Title:
KYSOR HOLDINGS, INC.,
as a Pledgor
By: _______________________________
Name:
Title:
KYSOR INDUSTRIAL CORPORATION,
a [Delaware] corporation, as a Pledgor

By: _______________________________
Name:
Title:
KYSOR INDUSTRIAL CORPORATION,
a Nevada corporation, as a Pledgor

By: _______________________________
Name:
Title:
KYSOR NEVADA HOLDING CORP.,
as a Pledgor
By: _______________________________
Name:
Title:

LANDIS HOLDING LLC,
as a Pledgor
By: _______________________________
Name:
Title:
MANITOWOC EQUIPMENT WORKS, INC.,
as a Pledgor
By: _______________________________
Name:
Title:
MANITOWOC FOODSERVICE COMPANIES, LLC,
as a Pledgor
By: _______________________________
Name:
Title:
MANITOWOC FOODSERVICE HOLDING, INC.,
as a Pledgor
By: _______________________________
Name:
Title:
MANITOWOC FP, INC.,
as a Pledgor
By: _______________________________
Name:
Title:

MANITOWOC FSG INTERNATIONAL HOLDINGS, INC.,
as a Pledgor
By: _______________________________
Name:
Title:
ENODIS CORPORATION,
as a Pledgor
By: _______________________________
Name:
Title:
ENODIS GROUP HOLDINGS US, INC.,
as a Pledgor
By: _______________________________
Name:
Title:
ENODIS HOLDINGS, INC.,
as a Pledgor
By: _______________________________
Name:
Title:

MANITOWOC FSG OPERATIONS, LLC,
as a Pledgor
By: _______________________________
Name:
Title:

MANITOWOC FSG U.S. HOLDING, LLC,
as a Pledgor
By: _______________________________
Name:
Title:
WELBILT CORPORATION,
as a Pledgor
By: _______________________________
Name:
Title:
WELBILT HOLDING COMPANY,
as a Pledgor
By: _______________________________
Name:
Title:
WESTRAN CORPORATION,
as a Pledgor
By: _______________________________
Name:
Title:

MCCANN’S ENGINEERING & MANUFACTURING CO., LLC,
as a Pledgor
By: _______________________________
Name:
Title:
MTW COUNTY (DOMESTICATION) LLC,
as a Pledgor
By: _______________________________
Name:
Title:

Accepted and Agreed to:
JPMORGAN CHASE BANK, N.A.,
as Collateral Agent and Pledgee

By:
Name:
Title:

ANNEX A
to
PLEDGE AGREEMENT

JURISDICTION OF ORGANIZATION

Name of Pledgor	Jurisdiction of Organization	Organizational Identification Number

ANNEX B
to
PLEDGE AGREEMENT

LIST OF SUBSIDIARIES

ANNEX C
to
PLEDGE AGREEMENT

LIST OF STOCK

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

ANNEX D
to
PLEDGE AGREEMENT

LIST OF NOTES

Amount	Maturity Date	Obligor	Sub-clause of Section 3.2(a) of Pledge Agreement

ANNEX E
to
PLEDGE AGREEMENT

LIST OF LIMITED LIABILITY COMPANY INTERESTS

Name of Limited Liability Company	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

ANNEX F
to
PLEDGE AGREEMENT

LIST OF PARTNERSHIP INTERESTS

Name of Partnership	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

ANNEX G
to
PLEDGE AGREEMENT

LIST OF CHIEF EXECUTIVE OFFICES

ANNEX H
to
PLEDGE AGREEMENT

Form of Agreement Regarding Uncertificated Securities, Limited Liability
Company Interests and Partnership Interests
AGREEMENT (as amended, restated, amended and restated, modified and/or supplemented from time to time, this “Agreement”), dated as of _______ __, ____, among the undersigned pledgor (the “Pledgor”), JPMorgan Chase Bank, N.A., not in its individual capacity but solely as Collateral Agent (the “Pledgee”), and __________, as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).
W I T N E S S E T H :
WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge Agreement, dated as of February [__], 2016 (as amended, restated, amended and restated, modified and/or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all (1) “uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”), (2) Partnership Interests (as defined in the Pledge Agreement) and (3) Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such Uncertificated Securities, Partnership Interests and Limited Liability Company Interests being herein collectively called the “Issuer Pledged Interests”); and
WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to protect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;
NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, after receiving a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.
2.    The Issuer hereby certifies that (a) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (b) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.
3.    The Issuer hereby represents and warrants that (a) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (b) the Issuer Pledged Interests are fully paid and nonassessable.
4.    All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:
[JPMorgan Chase Bank, N.A.
Loan Operations
10 South Dearborn Street, Floor 07
Chicago, Illinois 60603
Attention: Yvonne E. Dixon
Telecopier No.: 312-385-7101]

5.    Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will, upon receiving notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to such address as shall be identified by the Administrative Agent in writing.
6.    Except as expressly provided otherwise in Sections 4 and 5, all notices, shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee, the Pledgor or the Issuer shall not be effective until received by the Pledgee, the Pledgor or the Issuer, as the case may be. All notices and other communications shall be in writing and addressed as follows:
(d)    if to the Pledgor, at:
__________________
__________________
__________________
__________________
Attention: _________
Telephone No.:
Fax No

(e)    if to the Pledgee, at:
[JPMorgan Chase Bank, N.A.
Loan Operations
10 South Dearborn Street, Floor 07
Chicago, Illinois 60603
Attention: Yvonne E. Dixon
Telecopier No.: 312-385-7101]

(f)    if to the Issuer, at:
________________________
________________________
________________________

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

7.    This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in the manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.
8.    THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
[Signature Page Follows]

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.
[_______________],
as Pledgor

By_____________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
not in its individual capacity but solely as Collateral Agent and Pledgee

By_____________________________
Name:
Title:

[________________], the Issuer

EXHIBIT K
FORM OF US SECURITY AGREEMENT

______________________________________________________________________________
SECURITY AGREEMENT

among

MANITOWOC FOODSERVICE, INC.,

CERTAIN SUBSIDIARIES
PARTIES HERETO FROM TIME TO TIME,

and

JPMORGAN CHASE BANK, N.A.,
as COLLATERAL AGENT

_________________________________________

Dated as of February [__], 2016
_________________________________________

_____________________________________________________________________________

Table of Contents

Page

ARTICLE I SECURITY INTERESTS    2

1.1. Grant of Security Interests	2

1.2. Power of Attorney	3

ARTICLE II GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS    3

2.1. Necessary Filings	3

2.2. No Liens	4

2.3. Other Financing Statements	4

2.4. Chief Executive Office, Record Locations	4

2.5. Location of Inventory and Equipment	4

2.6. Legal Names; Organizational Identification Number; Trade Names; Change of Name, etc	5

2.7. Jurisdiction and Type of Organization	5

2.8. Collateral in the Possession of a Bailee	5

ARTICLE III SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL    6

3.1. Additional Representations and Warranties	6

3.2. Maintenance of Records	6

3.3. Direction to Account Debtors; Contracting Parties, etc	6

3.4. Modification of Terms; etc	7

3.5. Collection	7

3.6. Instruments	7

3.7. Assignors Remain Liable Under Receivables	8

3.8. Assignors Remain Liable Under Contracts	8

3.9. Deposit Accounts	8

3.10. Letter-of-Credit Rights	9

3.11. Commercial Tort Claims	9

3.12. Electronic Chattel Paper	9

ARTICLE IV SPECIAL PROVISIONS CONCERNING TRADEMARKS    9

4.1. Additional Representations and Warranties	9

4.2. Licenses and Assignments	10

4.3. Infringements	10

4.4. Preservation of Marks	10

4.5. Maintenance of Registration	10

4.6. Future Registered Marks	10

4.7. Remedies	10

ARTICLE V SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS    11

5.1. Additional Representations and Warranties	11

i

Table of Contents (continued)

Page

5.2. Licenses and Assignments	11

5.3. Infringements	11

5.4. Maintenance of Patents or Copyright	11

5.5. Prosecution of Patent Applications	12

5.6. Other Patents a	nd Copyrights 12

5.7. Remedies	12

ARTICLE VI PROVISIONS CONCERNING ALL COLLATERAL    12

6.1. Protection of Collateral Agent’s Security	12

6.2. Warehouse Receipts Non-negotiable	12

6.3. Further Actions	13

6.4. Financing Statements	13

ARTICLE VII REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT    13

7.1. Remedies; Obtaining the Collateral Upon Default	13

7.2. Remedies; Disposition of the Collateral	14

7.3. Waiver of Claim	15

7.4. Application of Proceeds	16

7.5. Remedies Cumulative	18

7.6. Discontinuance of Proceedings	18

ARTICLE VIII INDEMNITY    19

8.1. Indemnity	19

ARTICLE IX DEFINITIONS    20
ARTICLE X MISCELLANEOUS    28

10.1. Notices	28

10.2. Waiver; Amendment	28

10.3. Obligations Absolute	29

10.4. Successors and Assigns	29

10.5. Headings Descriptive	29

10.6. Governing Law	29

10.7. Assignor’s Duties	29

10.8. Termination; Release	30

10.9. Counterparts	30

10.10. Severability	30

10.11. The Collateral Agent and the other Secured Creditors	31

10.12. Benefit of Agreement	31

10.13. Additional Assignors	31

ii

SECURITY AGREEMENT
SECURITY AGREEMENT, dated as of February [__], 2016, made by each of the undersigned assignors (each an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.13 hereof, the “Assignors”) in favor of JPMorgan Chase Bank, N.A., as Collateral Agent (together with any successor Collateral Agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H:
WHEREAS, Manitowoc Foodservice, Inc. (the “Borrower”), the Subsidiary Borrowers (together with the Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (together with any successor Administrative Agent, the “Administrative Agent”), have entered into a Credit Agreement, dated as of February [__], 2016 (as amended, modified, restated, amended and restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrowers as contemplated therein and the Assignors have guaranteed the obligations of the Borrowers thereunder (the Lenders, the Issuing Banks, the Swingline Lender, the Administrative Agent and the Collateral Agent are herein called the “Lender Creditors”);
WHEREAS, one or more Assignors may at any time and from time to time after the date hereof enter into, or guaranty the obligations of one or more other Assignors or any of their respective Subsidiaries under, one or more Swap Agreements, Bank Product Agreements or Designated Foreign Facility Agreements with one or more Lender Creditors or any affiliate of any Lender Creditor (each such Lender Creditor or affiliate, even if the respective Lender Creditor subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender Creditor’s or affiliate’s successors and assigns, if any, collectively, the “Other Creditors” and, together with the Lender Creditors, are herein called the “Secured Creditors”);
WHEREAS, it is a condition precedent to the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrowers under the Credit Agreement that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and
WHEREAS, each Assignor will obtain benefits from the incurrence of Loans by, and the issuance of Letters of Credit for the account of, the Borrowers under the Credit Agreement and the entering into by the Assignors (or any of their respective Subsidiaries) of Swap Agreements, Bank Product Agreements and Designated Foreign Facility Agreements and, accordingly, each Assignor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;
NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured

Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:
ARTICLE I

SECURITY INTERESTS
1.1.     Grant of Security Interests.
(a)    As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) all Receivables; (ii) all Chattel Paper; (iii) all Documents; (iv) all General Intangibles (including Contract Rights, Permits, payment intangibles, Trade Secret Rights and Software); (v) all Goods (including Inventory, Equipment and Fixtures); (vi) all Instruments; (vii) all Investment Property; (viii) all Deposit Accounts, including the Cash Collateral Account, and all other bank accounts and all deposits therein; (ix) all money, cash or cash equivalents; (x) all Supporting Obligations and Letter-of-Credit Rights; (xi) any commercial tort claims [(provided, however, that as of the date of this Agreement, no such claims exist)]; and (xii) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing (all of the above, collectively, the “Collateral”).
(b)    The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire at any time during the term of this Agreement.
(c)    Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any computer program owned or created by such Assignor and any intellectual property rights therein or any other proprietary information (including Trade Secret Rights) of such Assignor that is subject to any agreement which validly prohibits the creation by such Assignor of a security interest in such computer program and the intellectual property rights therein or other proprietary information; provided, however, that (i) the right to receive payments of money in respect of such computer programs, the intellectual property rights therein and such other proprietary information (or any agreement covering the same) shall not be excluded from the security interest created hereunder and (ii) such rights and property described above shall be excluded from the Collateral only to the extent and for so long as such agreement continues validly to prohibit the creation of such security interest, and upon the expiration of such prohibition, the computer programs and the intellectual property rights therein or other proprietary information as to which such prohibition previously applied shall automatically be included in the Collateral, without further action on the part of any Assignor, the Collateral Agent or any other Secured Creditor.

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(d)    Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Equipment or Goods subject to a purchase money Lien permitted under Section 6.02(f), (i) or (j) of the Credit Agreement, in each case to the extent, and only to the extent, that the instrument or other agreement evidencing the purchase money Indebtedness or Capitalized Lease Obligations, as the case may be, secured by such Lien expressly and validly prohibits any other Lien on such Equipment or Goods, as the case may be; provided however, that such Equipment and Goods described above shall be excluded from the Collateral only for so long as such purchase money Indebtedness or Capitalized Lease Obligations, as the case may be, remains or remain outstanding and upon the earlier of the termination of such prohibition or the satisfaction of such Indebtedness, such Equipment or Goods, as the case may be, shall be included in the term “Collateral” without any further action on the part of any Assignor, the Collateral Agent or any other Secured Creditor.
1.2.     Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquaintance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable to protect the interests of the Secured Creditors in compliance with Part 5 or 6 of Article 9 of the UCC, which appointment as attorney is coupled with an interest.
ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:
2.1.     Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral (other than vehicles) have been accomplished or will be accomplished promptly upon the execution of this Agreement and the other Security Documents and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral (except for Instruments not required to be delivered to the Collateral Agent as contemplated by the parenthetical appearing in Section 3.6 hereof) creates or will create a perfected security interest therein prior to the rights of all other Persons therein (other than Permitted Liens related thereto) and subject to no other Liens (other than Permitted Liens) and is entitled to all rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession, by filing a financing statement under the UCC as enacted in any relevant jurisdiction and by filing a Grant of Security

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Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office.
2.2.     No Liens. Such Assignor is, and as to Collateral ownership of which has been or will be acquired by it from time to time after the date hereof such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent (other than holders of Permitted Liens).
2.3.     Other Financing Statements. As of the date hereof, there is no effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.
2.4.     Chief Executive Office, Record Locations. The chief executive office and divisional offices of such Assignor are located at the addresses indicated on Annex A hereto for such Assignor. Such Assignor will not move its chief executive office or divisional offices except to such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office or divisional offices, at the chief executive office of the Borrower, at one or more of the other locations set forth on Annex A hereto or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 2.4. No Assignor shall establish new locations for such offices until it shall have given to the Collateral Agent not less than 15 days’ prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request.
2.5.     Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor (other than immaterial portions of the Inventory of such Assignor transferred to another location in connection with (a) a trade show in which such Assignor is participating or (b) a sale of such Inventory in the ordinary course of business, so long as such sale occurs (or such Inventory is otherwise returned to a location listed on Annex B for such Assignor) within 60 days from the date of such transfer) shall be kept at (or shall be in transport to) any one of the locations shown on Annex B hereto, or such new location as such Assignor may establish in accordance with

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the last sentence of this Section 2.5. Any Assignor may establish a new location for Inventory and Equipment only if it shall have given to the Collateral Agent not less than 15 days’ prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request.
2.6.     Legal Names; Organizational Identification Number; Trade Names; Change of Name, etc. The legal name of each Assignor, and the organizational identification number (if any) of each Assignor, is listed on Annex C hereto for such Assignor. No Assignor has or operates in any jurisdiction under, or in the preceding five years has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto for such Assignor. No Assignor shall change its legal name, organizational identification number (if any) or assume or operate in any jurisdiction under any trade, fictitious or other name except its legal name, organizational identification number and those trade names in each case listed on Annex C hereto for such Assignor and those that may be established in accordance with the immediately succeeding sentence of this Section 2.6. No Assignor shall change its legal name or organizational identification number or assume or operate in any jurisdiction under any new trade, fictitious or other name until (a) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (b) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.
2.7.     Jurisdiction and Type of Organization. The jurisdiction of organization of each Assignor, and the type of organization of each Assignor, is listed on Annex D hereto for such Assignor. No Assignor shall change its jurisdiction of organization or its type of organization until (a) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) with respect to such new jurisdiction of organization and/or type of organization, it shall have taken all actions reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.
2.8.     Collateral in the Possession of a Bailee. If any Inventory or other Goods with a fair market value (as determined in good faith by senior management of the Borrower or the respective Assignor) of $1,000,000 or more are at any time in the possession of a bailee, the respective Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall promptly obtain an acknowledgment from the bailee, in form and substance reasonably

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satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of the respective Assignor. The Collateral Agent agrees with the Assignors that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to the bailee.
ARTICLE III

SPECIAL PROVISIONS CONCERNING RECEIVABLES; CONTRACT RIGHTS;
INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL
3.1.     Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that each such Receivable, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (a) will, to the knowledge of such Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (b) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (c) will, to the knowledge of such Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms, and (d) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.
3.2.     Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Receivables and Contracts, including, but not limited to, originals of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times upon prior notice to such Assignor and otherwise in accordance with the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

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3.3.     Direction to Account Debtors; Contracting Parties, etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs any Assignor, such Assignor agrees (a) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (b) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (a), and (c) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses (including reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (b) to the relevant Assignor, provided that the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3.
3.4.     Modification of Terms; etc. Except in accordance with such Assignor’s ordinary course of business and consistent with reasonable business judgment, no Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent. Except as otherwise permitted by the Secured Debt Agreements, no Assignor will do anything to impair the rights of the Collateral Agent in the Receivables or Contracts.
3.5.     Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (a) an extension or renewal of the time or times of payment, or (b) settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.
3.6.     Instruments. If any Assignor owns or acquires any Instrument constituting Collateral (other than (a) checks and other payment instruments received and collected in the ordinary course of business and (b) Instruments with a face amount of $5,000,000 or less), such

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Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.
3.7.     Assignors Remain Liable Under Receivables. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Receivables to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Receivables. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any part under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
3.8.     Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
3.9.     Deposit Accounts. For each deposit or similar account that any Assignor at any time opens or maintains, such Assignor shall, at the Collateral Agent’s request, pursuant to an agreement in form and substance reasonable satisfactory to the Collateral Agent, either (a) cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the respective Assignor, or (b) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the deposit account, with the respective Assignor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account. The Collateral Agent agrees with the Assignors that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Assignor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal not otherwise permitted by the Secured Debt Agreement, would occur. The provisions of this Section 3.9 shall not apply to (i) deposit accounts for which the Collateral Agent

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is the depositary and (ii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Assignor’s salaried employees.
3.10.     Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $5,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (b) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in the Security Agreement after the occurrence of an Event of Default.
3.11.     Commercial Tort Claims. If any Assignor shall at any time hold or acquire a commercial tort claim with a value of $1,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing in brief the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.
3.12.     Electronic Chattel Paper. Each Assignor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS
4.1.     Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the registered Marks listed in Annex E hereto for such Assignor and that said listed Marks include all United States marks and applications for United States marks registered in the United States Patent and Trademark Office that such Assignor owns or uses in connection with its business as of the date hereof. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all Marks that it uses and that are material to its business. Each Assignor further warrants that it has no knowledge that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications listed in Annex E hereto and that said registrations are valid and subsisting, and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said registrations is invalid or unenforceable. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the

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continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.
4.2.     Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Mark absent prior written approval of the Collateral Agent.
4.3.     Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is infringing or diluting or otherwise violating any of such Assignor’s rights in and to any Mark in any manner that could reasonably be expected to have a Material Adverse Effect. Each Assignor further agrees to prosecute in accordance with reasonable business practices any Person infringing any Mark in any manner that could reasonably be expected to have a Material Adverse Effect.
4.4.     Preservation of Marks. Each Assignor agrees to use its Marks in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States (other than any such Marks which are no longer used or useful in its business or operations).
4.5.     Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents reasonably required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursement in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent (other than with respect to registrations and applications deemed by such Assignor to be no longer prudent to pursue).
4.6.     Future Registered Marks. If any Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and an assignment for security in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security in such Mark to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex H hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.
4.7.     Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (a) take and use or sell the Marks and the goodwill of such Assignor’s business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used and (b) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and

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such Assignor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office pursuant to the terms set forth herein.
ARTICLE V

SPECIAL PROVISIONS CONCERNING
PATENTS, COPYRIGHTS AND TRADE SECRETS
5.1.     Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in (a) all United States trade secrets and proprietary information necessary to operate the business of the Assignor (the “Trade Secret Rights”), (ii) the Patents listed in Annex F hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the date hereof and (iii) the Copyrights listed in Annex G hereto for such Assignor and that said Copyrights constitute all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the date hereof. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any patent of any other Person or such Assignor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Patent, and to record the same, pursuant to the terms set forth herein
5.2.     Licenses and Assignments. Except (a) in the ordinary course of business, (b) with respect to Patents and Copyrights that are no longer useful to the business of the applicable Assignor, or (c) as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright acquired after the date hereof absent prior written approval of the Collateral Agent.
5.3.     Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor further agrees to take such action as it shall reasonably deem appropriate, under the circumstances, to protect such Patent, Copyright or Trade Secret Right.

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5.4.     Maintenance of Patents or Copyright. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent (other than any such Patents or Copyrights which are no longer used or useful in its business or operations).
5.5.     Prosecution of Patent Applications. At its own expense, each Assignor shall diligently prosecute all material applications for (i) United States Patents listed in Annex F hereto and (ii) Copyrights listed on Annex G hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications deemed by such Assignor to be no longer prudent to pursue), absent written consent of the Collateral Agent.
5.6.     Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or certificate or registration of, or application therefor, said Patents, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially in the form of Annex I or J hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Collateral Agent.
5.7.     Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any and all of the following actions: (a) take and practice or sell the Patents and Copyrights and (b) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Patents and Copyrights pursuant to the terms set forth herein
ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL
6.1.     Protection of Collateral Agent’s Security. Except as otherwise permitted by the Secured Debt Agreements, each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor’s own expense to the extent and in the manner provided in the Secured Debt Agreements. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Secured Debt Agreements, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that

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such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.
6.2.     Warehouse Receipts Non-negotiable. To the extent practicable, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC as in effect in any relevant jurisdiction or under other relevant law).
6.3.     Further Actions. To the extent consistent with the other terms of this Agreement, each Assignor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.
6.4.     Financing Statements. Each Assignor agrees to deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral (subject to Permitted Liens) as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.
ARTICLE VII

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT
7.1.     Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:
(a)    personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove

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the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;
(b)    instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;
(c)    withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4 hereof;
(d)    sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;
(e)    take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:
(i)    forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;
(ii)    store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and
(iii)    while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition; and
(f)    license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;
it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and

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remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and other Security Documents.
7.2.     Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 30 days’ prior written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 30 days after giving such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 30 days’ prior written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent’s option, be subject to reserve), after publication of notice of such auction (where required by applicable law) not less than 30 days prior thereto. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 7.2 without accountability to the relevant Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.
7.3.     Waiver of Claim. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE

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AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:
(a)    all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);
(b)    all other requirements as to the time, place and terms of sale or other requirements with respect to the commercially reasonable enforcement of the Collateral Agent’s rights hereunder; and
(c)    all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.
Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.
7.4.     Application of Proceeds.
(a)    All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral under such other Security Document to be applied in accordance with the provisions of this Agreement, the Pledgee or Collateral Agent under such other Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:
(i)    first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iii) and (iv) of the definition of “Obligations;”
(ii)    second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;
(iii)    third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding

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Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and
(iv)    fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.
(b)    For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be.
(c)    When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.
(d)    Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Loans under the Credit Agreement and LC Exposure have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

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(e)    All payments required to be made hereunder shall be made (i) if to the Lender Creditors, to the Administrative Agent for the account of the Lender Creditors and (ii) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.
(f)    For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has received written notice from a Lender Creditor or an Other Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from an Other Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements, Bank Product Agreements or Designated Foreign Facility Agreements are in existence.
(g)    This Agreement is made with full recourse to each Assignor (including, without limitation, with full recourse to all assets of such Assignor) and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith. It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.
7.5.     Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, and other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be

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entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.
7.6.     Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.
ARTICLE VIII

INDEMNITY
8.1.     Indemnity.
(a)    Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision).
(b)    Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with

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the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.
(c)    Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.
(d)    If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.
(e)    Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, the termination of all Letters of Credit issued under the Credit Agreement, the termination of all Swap Agreements, Bank Product Agreements and Designated Foreign Facility Agreements entered into with the Other Creditors and the payment of all other Obligations and notwithstanding the discharge thereof.
ARTICLE IX

DEFINITIONS
The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.
“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.
“Agreement” shall mean this Security Agreement as the same may be modified, supplemented, restated and/or amended from time to time in accordance with its terms.
“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

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“Bank Product Agreements” shall mean any agreement entered into from time to time with any Credit Party in connection with any of the Bank Products which the Borrower identifies to the Collateral Agent and the Administrative Agent in writing as an agreement intended to be secured hereby (which designation, once made, may be revoked only with the consent of the Lender or Lender Affiliate party thereto).
“Bank Products” shall mean the following bank services or facilities extended to any Credit Party: (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Borrower” shall have the meaning provided in the recitals of this Agreement.
“Borrowers” shall have the meaning provided in the recitals of this Agreement.
“Cash Collateral Account” shall mean a cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.
“Chattel Paper” shall have the meaning provided in the UCC as in effect on the date hereof in the State of New York; provided that the term “Chattel Paper” shall not include any Chattel Paper (as defined above without giving effect to this proviso) to the extent that (and only for so long as) the terms thereof or of any agreement governing the same validly prohibit the assignment of, or the granting a security interest in, such Chattel Paper (it being understood and agreed, however, (i) that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded chattel paper shall be “Collateral” subject to the security interests created by this Agreement and (ii) such excluded chattel paper shall otherwise be subject to the security interests created by this Agreement (and become “Chattel Paper” for all purposes of this Agreement) upon the receipt by the respective Assignor of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Assignor, the Collateral Agent or any other Secured Creditor).
“Class” shall have the meaning provided in Section 10.2 of this Agreement.
“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.
“Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.
“Contract Rights” shall mean (a) all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts, and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts and (b) all rights of any Assignor to payment for money due or to become due pursuant to any contract excluded from the definition of “Contract” by virtue of the exclusion appearing in said definition.

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“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Swap Agreements, Bank Product Agreements, Designated Foreign Facility Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements), but excluding any contract to the extent that (but only for so long as) the terms thereof validly prohibit the assignment of, or granting a security interest in, such contract (it being understood and agreed, however, (i) that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded contract shall be “Collateral” subject to the security interests created by this Agreement, and (ii) such excluded contract shall otherwise be subject to the security interests created by this Agreement (and become a “Contract” for all purposes of this Agreement) upon the receipt of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Assignor, the Collateral Agent or any other Secured Creditor).
“Copyrights” shall mean any United States copyright owned by any Assignor, including any registrations of any Copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent by any Assignor.
“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.
“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.
“Designated Foreign Facility Agreements” shall mean agreements between any Lender and/or Affiliate of a Lender and any Foreign Subsidiary of the Borrower; provided that (1) the Borrower shall have provided the Administrative Agent with advance written notice of the Borrower’s designation of any such line of credit or debt obligation as a “Designated Foreign Facility Agreement” pursuant to the form attached hereto as Annex L, (2) the aggregate outstanding amount of Indebtedness of the Foreign Subsidiaries secured by all such Designated Foreign Facility Agreements shall not exceed in the aggregate at any time $50,000,000, and (3) such Indebtedness shall be permitted by Section 6.01(i) of the Credit Agreement.
“Documents” shall have the meaning provided in the UCC as in effect on the date hereof in the State of New York; provided that the term “Document” shall not include any Document (as defined above without giving effect to this proviso) to the extent that (and only for so long as) the terms thereof or of any agreement governing the same validly prohibit the assignment of, or the granting a security interest in, such Document (it being understood and agreed, however, (i) that notwithstanding the foregoing, all rights to payment for money due or to become due pursuant to any such excluded document shall be “Collateral” subject to the security interests created by this Agreement and (ii) such excluded document shall otherwise be subject to the security interests credited by this Agreement (and become a “Document” for all purposes of this Agreement) upon the receipt by the respective Assignor of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Assignor, the Collateral Agent or any other Secured Creditor).

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“Equipment” shall mean any “equipment,” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.
“General Intangibles” shall have the meaning provided in the UCC as in effect on the date hereof in the State of New York (and shall include all partnership interests and all limited liability company membership interests to the extent that same constitutes a general intangible under such UCC); provided that the term “General Intangible” shall not include any General Intangible (as defined above without giving effect to this proviso) to the extent that (and only for so long as) the terms thereof or of any agreement or other instrument giving rise thereto validly prohibit the assignment of, or the granting of a security interest in, such General Intangible (it being understood and agreed, however, (i) that notwithstanding the foregoing, (x) all partnership interests and limited liability company membership interests of any Subsidiary of any Pledgor (to the extent that same constitutes a General Intangible (as defined above without regard to this proviso)) shall be subject to the security interests created by this Agreement, and (y) all Receivables and all rights of any Assignor to payment for money due or to become due which constitute General Intangibles (as defined above without giving effect to this proviso), whether pursuant to any instrument, note or agreement or otherwise, shall be “Collateral” subject to the security interests created by this Agreement, and (ii) such excluded general intangibles shall otherwise be subject to the security interests created by this Agreement (and become a “General Intangible” for all purposes of this Agreement) upon receipt by the respective Assignor of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Assignor, the Collateral Agent or any other Secured Creditor).
“Goods” shall have the meaning provided in the UCC as in effect on the date hereof in the State of New York.
“Indemnitee” shall have the meaning provided in Section 8.1 of this Agreement.
“Instrument” shall have the meaning provided in the UCC as in effect on the date hereof in the State of New York; provided that the term “Instrument” shall not include any Instrument (as defined above without giving effect to this proviso) to the extent that (and only for so long as) the terms thereof or of any agreement governing the same validly prohibit the assignment of, or the granting of a security interest in, such Instrument (it being understood and agreed, however, (i) that notwithstanding the foregoing, each Intercompany Note shall be an Instrument for purposes of this Agreement and all rights to payment for money due or to become due pursuant to any such excluded instrument shall be “Collateral” subject to the security interests created by this Agreement and (ii) such excluded instrument shall otherwise be subject to the security interests created by this

23

Agreement (and become an “Instrument” for all purposes of this Agreement) upon the receipt of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Assignor, the Collateral Agent or any other Secured Creditor).
“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term in defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.
“Investment Property” shall have the meaning provided in the UCC as in effect on the date hereof in the State of New York; provided that the term “Investment Property” shall not include any “security” (as defined in Section 8-102 of the New York UCC as in effect on the date hereof) of any Person that is not a Subsidiary of any Assignor or is not an Intercompany Note, to the extent (and only so long as) the terms thereof or of any agreement governing the same validly prohibit the assignment of, or the granting of a security interest in, such security (it being understood and agreed, however, (i) that notwithstanding the foregoing, all rights to payment for money due or to become due, and all distributions to which any Assignor may be entitled, in respect of any such excluded security shall be “Collateral” subject to the security interests created by this Agreement and (ii) such excluded security shall otherwise be subject to the security interests created by this Agreement (and become “Investment Property” for all purposes of this Agreement) upon the receipt of any necessary approvals or waivers permitting the assignment thereof or the granting of a security interest therein, in any such case without any further action upon the part of the respective Assignor, the Collateral Agent or any other Secured Creditor).
“Lender Creditors” shall have the meaning provided in the recitals of this Agreement.
“Lenders” shall have the meaning provided in the recitals of this Agreement.
“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now owned or hereafter acquired by any Assignor, including rights to payment or performance under a letter of credit, whether or not such Assignor, as beneficiary, has demanded or is entitled to demand payment or performance.
“Marks” shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration of any trademarks and services marks in the United States Patent and Trademark Office or in any equivalent foreign office and any trade dress including logos and/or designs used by any Assignor, but excluding any such right, title and interest of an Assignor in and to same as licensee pursuant to a contract which is expressly excluded from the definition of “Contract” contained herein pursuant to the terms of such definition.

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“Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, reimbursement obligations, fees and indemnities (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding)) of each Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, in the case of each Assignor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Assignor under the Subsidiary Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Swap Agreements, Bank Product Agreements or Designated Foreign Facility Agreements, being herein collectively called the “Credit Document Obligations”); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Assignor to the Other Creditors under, or with respect to (including, in the case of each Assignor that is a Subsidiary Guarantor, all such obligations, liabilities and indebtedness of such Assignor under the Subsidiary Guaranty), any Swap Agreement permitted by the Credit Agreement or Bank Product Agreement or Designated Foreign Facility Agreement, whether such Swap Agreement, Bank Product Agreement or Designated Foreign Facility Agreement, as applicable, is now in existence or hereafter arising, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Other Obligations”); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement; it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.
“Other Creditors” shall have the meaning provided in the recitals of this Agreement.
“Other Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

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“Patents” shall mean any patent to which any Assignor now or hereafter has right, title and interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by an Assignor, but excluding any patent to which any such Assignor has right, title and interest as licensee pursuant to a contract which is expressly excluded from the definition of “Contract” contained herein pursuant to the terms of such definition.
“Permits” shall mean, to the extent permitted to be assigned by the terms thereof and by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.
“Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, premium (if any), and interest on, all Loans under the Credit Agreement, all unreimbursed LC Disbursements, the obligation to reimburse all LC Disbursements that may thereafter occur with respect to outstanding Letters of Credit under the Credit Agreement and all fees owing pursuant to the Credit Agreement, and (ii) in the case of Other Obligations, all amounts due under any Swap Agreements, Bank Product Agreements and Designated Foreign Facility Agreements (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities).
“Pro Rata Share” shall have the meaning provided in Section 7.4(b) of this Agreement.
“Proceeds” shall have the meaning provided in the UCC as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Receivables” shall mean any “account” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor’s rights to health-care insurance receivables and to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of any Assignor’s right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or

26

other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.
“Representative” shall have the meaning provided in Section 7.4(e) of this Agreement.
“Required Secured Creditors” shall mean (i) at any time when any Credit Document Obligations are outstanding or any Commitments under the Credit Agreement exist, the Required Lenders (or, to the extent provided in Section 9.02 of the Credit Agreement, each of the Lenders), and (ii) at any time after all of the Credit Document Obligations have been paid in full in cash and all Commitments under the Credit Agreement have been terminated and if any Other Obligations are outstanding, the holders of a majority of the Other Obligations.
“Requisite Creditors” shall have the meaning provided in Section 10.2 of this Agreement.
“Secondary Obligations” shall mean all Obligations other than Primary Obligations.
“Secured Creditors” shall have the meaning provided in the recitals of this Agreement.
“Secured Debt Agreements” shall mean and include this Agreement, the other Credit Documents and the Swap Agreements, Bank Product Agreements and Designated Foreign Facility Agreements entered into with an Other Creditor.
“Software” means all “software” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now owned or hereafter acquired by any Assignor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.
“Supporting Obligations” means all “supporting obligations” as such term is defined in the UCC as in effect on the date hereof in the State of New York, including letters of credit and guaranties issued in support of Receivables, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.
“Swap Agreement” means a “Swap Agreement” (as defined in the Credit Agreement) other than any such agreement which by its terms states that it is not intended to be secured by the Security Documents.
“Termination Date” shall have the meaning provided in Section 10.8 of this Agreement.
“Trade Secret Rights” shall have the meaning provided in Section 5.1 of this Agreement.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

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ARTICLE X

MISCELLANEOUS
10.1.     Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Assignor shall not be effective until received by the Collateral Agent or such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:
(h)    if to any Assignor, at:
c/o Manitowoc Foodservice, Inc.
2227 Welbilt Boulevard
New Port Richey, Florida 34655
Attention: John Stewart, Senior Vice President and
Chief Financial Officer
Telecopier No.: (727) 569-1208
(i)    if to the Collateral Agent, at:
JPMorgan Chase Bank, N.A.
Loan Operations
10 South Dearborn Street, Floor L2
Chicago, Illinois 60603
Attention: Nida Mischke
Telecopier No.: (888) 303-9732
(j)    if to any Lender Creditor, at such address as such Lender Creditor shall have specified in the Credit Agreement;
(k)    if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Borrowers and the Collateral Agent;
or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
10.2.     Waiver; Amendment. None of the terms and conditions of this Agreement or any other Security Document may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby and the Collateral Agent (with the written consent of the Required Secured Creditors); provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class

28

of Secured Creditors (and not all Secured Creditors in a like or similar manner) also shall require the written consent of the Requisite Creditors of such affected Class. For the purpose of this Agreement and each other Security Document, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement and each other Security Document, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders, and (y) with respect to the Other Obligations, the holders of at least a majority of all Other Obligations outstanding from time to time.
10.3.     Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.
10.4.     Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns (although no Assignor may assign its rights and obligations hereunder except in accordance with the provisions of the Secured Debt Agreements) and shall inure to the benefit of the Collateral Agent and the other Secured Creditors and their respective successors and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.
10.5.     Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
10.6.     Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
10.7.     Assignor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

29

10.8.     Termination; Release.
(a)    After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated, no Note under the Credit Agreement is outstanding and all Loans thereunder have been repaid in full, all Letters of Credit issued under the Credit Agreement have been terminated or otherwise addressed in a manner acceptable to the Administrative Agent and all other Obligations then due and payable have been paid in full.
(b)    In the event that any part of the Collateral is sold or otherwise disposed of in connection with a transaction permitted by the Secured Debt Agreements (including accounts receivable sold pursuant to Section 6.03(a)(xiii) of the Credit Agreement but excluding any sale or other disposition to any Assignor or a Subsidiary thereof) or is otherwise released with the consent of the Required Secured Creditors and the proceeds of such transaction or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the relevant Assignor, will duly and promptly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.
(c)    At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), such Assignor shall deliver to the Collateral Agent a certificate signed by a senior officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b).
10.9.     Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Assignor and the Collateral Agent.
10.10.     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such

30

prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.11.     The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article VIII of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Article VIII of the Credit Agreement.
10.12.     Benefit of Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.
10.13.     Additional Assignors. It is understood and agreed that any Subsidiary of the Borrower may, as required by Section 5.10 or 5.13 of the Credit Agreement or otherwise, become an Assignor hereunder either by executing a counterpart hereof and delivering the same to the Collateral Agent or by executing and delivering to the Collateral Agent a joinder agreement in the form of Annex K hereto.

[Signature pages follow]

31

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.
MANITOWOC FOODSERVICE, INC.,
as an Assignor
By: _______________________________
Name:
Title:

APPLIANCE SCIENTIFIC, INC.,
as an Assignor
By: _______________________________
Name:
Title:
BERISFORD PROPERTY DEVELOPMENT (USA) LTD.,
as an Assignor
By: _______________________________
Name:
Title:
CHARLES NEEDHAM INDUSTRIES INC.,
as an Assignor
By: _______________________________
Name:
Title:

[Signature Page to US Security Agreement]

CLEVELAND RANGE, LLC,
as an Assignor
By: _______________________________
Name:
Title:
THE DELFIELD COMPANY LLC,
as an Assignor
By: _______________________________
Name:
Title:
ENODIS TECHNOLOGY CENTER, INC.,
as an Assignor
By: _______________________________
Name:
Title:
FRYMASTER L.L.C.,
as an Assignor
By: _______________________________
Name:
Title:
GARLAND COMMERCIAL INDUSTRIES LLC,
as an Assignor
By: _______________________________
Name:
Title:

KYSOR BUSINESS TRUST,
as an Assignor
By: _______________________________
Name:
Title:
KYSOR HOLDINGS, INC.,
as an Assignor
By: _______________________________
Name:
Title:
KYSOR INDUSTRIAL CORPORATION,
a [Delaware] corporation, as an Assignor

By: _______________________________
Name:
Title:
KYSOR INDUSTRIAL CORPORATION,
a Nevada corporation, as an Assignor

By: _______________________________
Name:
Title:
KYSOR NEVADA HOLDING CORP.,
as an Assignor
By: _______________________________
Name:
Title:

LANDIS HOLDING LLC,
as an Assignor
By: _______________________________
Name:
Title:
MANITOWOC EQUIPMENT WORKS, INC.,
as an Assignor
By: _______________________________
Name:
Title:
MANITOWOC FOODSERVICE COMPANIES, LLC,
as an Assignor
By: _______________________________
Name:
Title:
MANITOWOC FOODSERVICE HOLDING, INC.,
as an Assignor
By: _______________________________
Name:
Title:
MANITOWOC FP, INC.,
as an Assignor
By: _______________________________
Name:
Title:

MANITOWOC FSG INTERNATIONAL HOLDINGS, INC.,
as an Assignor
By: _______________________________
Name:
Title:
ENODIS CORPORATION,
as an Assignor
By: _______________________________
Name:
Title:
ENODIS GROUP HOLDINGS US, INC.,
as an Assignor
By: _______________________________
Name:
Title:
ENODIS HOLDINGS, INC.,
as an Assignor
By: _______________________________
Name:
Title:

MANITOWOC FSG OPERATIONS, LLC,
as an Assignor
By: _______________________________
Name:
Title:

MANITOWOC FSG U.S. HOLDING, LLC,
as an Assignor
By: _______________________________
Name:
Title:
WELBILT CORPORATION,
as an Assignor
By: _______________________________
Name:
Title:
WELBILT HOLDING COMPANY,
as an Assignor
By: _______________________________
Name:
Title:
WESTRAN CORPORATION,
as an Assignor
By: _______________________________
Name:
Title:

MCCANN’S ENGINEERING & MANUFACTURING CO., LLC,
as an Assignor
By: _______________________________
Name:
Title:

MTW COUNTY (DOMESTICATION) LLC
as an Assignor
By: _______________________________
Name:
Title:

Accepted and Agreed to:
JPMORGAN CHASE BANK, N.A.,
as Assignee and Collateral Agent
By: ____________________________
Name:
Title:

ANNEX A
to
SECURITY AGREEMENT
SCHEDULE OF CHIEF EXECUTIVE OFFICES
AND OTHER RECORD LOCATIONS

ANNEX B
to
SECURITY AGREEMENT
SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS
Assignor            Location

ANNEX C
to
SECURITY AGREEMENT

SCHEDULE OF LEGAL, TRADE AND FICTITIOUS NAMES
AND ORGANIZATIONAL IDENTIFICATION NUMBERS

I.    Legal Name/Organizational Identification Number

II.    Trade and Fictitious Names

ANNEX D
to
SECURITY AGREEMENT
SCHEDULE OF JURISDICTIONS AND TYPES OF ORGANIZATIONS

ANNEX E
to
SECURITY AGREEMENT
SCHEDULE OF MARKS
Marks            Country        Registration No.

ANNEX F
to
SECURITY AGREEMENT
SCHEDULE OF PATENTS

ANNEX G
to
SECURITY AGREEMENT
SCHEDULE OF COPYRIGHTS

ANNEX H
to
SECURITY AGREEMENT
GRANT OF SECURITY INTEREST
IN UNITED STATES TRADEMARKS
FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a _______________ (the “Grantor”) with principal offices at ___________________, hereby assigns and grants to JPMorgan Chase Bank, N.A., as Collateral Agent, with offices at 10 South Dearborn Street, Floor 07, Chicago, Illinois 60603-2003 (the “Grantee”), a security interest in (i) all of the Grantor’s right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto, (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Marks or unfair competition regarding the same.
THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of February [__], 2016 (as amended, modified, restated, amended and restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ___ day of _______, 20___.
[NAME OF GRANTOR], as Grantor

By: _______________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent and Grantee

By: _______________________________
Name:
Title:

STATE OF ____________)
) ss:
COUNTY OF __________)

On this ___ day of ________, 20___, before me personally came __________, who, being by me duly sworn, did state as follows: that [s]he is _______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said __________ and that [s]he did so by authority of the [Board of Directors] of said __________________.

_____________________________
Notary Public

STATE OF ____________)
) ss:
COUNTY OF __________)

On this ___ day of ________, 20___, before me personally came __________, who, being by me duly sworn, did state as follows: that [s]he is _______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said __________ and that [s]he did so by authority of the [Board of Directors] of said __________________.

_____________________________
Notary Public

SCHEDULE A

MARK            REG. NO.            REG. DATE

ANNEX I
GRANT OF SECURITY INTEREST
IN UNITED STATES PATENTS
FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a _______________ (the “Grantor”) with principal offices at ________________, hereby assigns and grants to JPMorgan Chase Bank, N.A., as Collateral Agent, with offices at 10 South Dearborn Street, Floor 07, Chicago, Illinois 60603-2003 (the “Grantee”), a security interest in (i) all of the Assignor’s rights, title and interest in and to the United States patents (the “Patents”) set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Patents, and (iii) all causes of action arising prior to or after the date hereof for infringement of any of the Patents or unfair competition regarding the same.
THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other assignors from time to time party thereto and the Grantee, dated as of February [__], 2016 (as amended, modified, restated, amended and restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.
This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ___ day of _______, 20___.
[NAME OF GRANTOR], as Grantor

By: _______________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent and Grantee

By: _______________________________
Name:
Title:

STATE OF ____________)
) ss:
COUNTY OF __________)

On this ___ day of ________, 20___, before me personally came __________, who, being by me duly sworn, did state as follows: that [s]he is _______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said __________ and that [s]he did so by authority of the [Board of Directors] of said __________________.

_____________________________
Notary Public

STATE OF ____________)
) ss:
COUNTY OF __________)

On this ___ day of ________, 20___, before me personally came __________, who, being by me duly sworn, did state as follows: that [s]he is _______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said __________ and that [s]he did so by authority of the [Board of Directors] of said __________________.

_____________________________
Notary Public

SCHEDULE A

PATENT            PATENT NO.            ISSUE DATE

Annex J
to
SECURITY AGREEMENT

GRANT OF SECURITY INTEREST
IN UNITED STATES COPYRIGHTS
WHEREAS, [Name of Grantor], a _____________________ (the “Grantor”), having its chief executive office at ___________________, ______________, is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;
WHEREAS, JPMORGAN CHASE BANK, N.A., as Collateral Agent, having its offices at 10 South Dearborn Street, Floor 07, Chicago, Illinois 60603-2003 (the “Grantee”), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and
WHEREAS, the Grantor is willing to assign to the Grantee, and to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of February [__], 2016, made by the Grantor, the other assignors from time to time party thereto and the Grantee (as amended, modified, restated, amended and restated and/or supplemented from time to time, the “Security Agreement”), the Grantor hereby assigns to the Grantee as collateral security, and grants to the Grantee a security interest in, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.
This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.
[Signature page follows]

Executed at ________________, _________, the ___ day of ______, 20___.
[NAME OF GRANTOR], as Grantor

By: ____________________________
Name:
Title:’

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent and Grantee

By: ____________________________
Name:
Title:

STATE OF ____________)
) ss:
COUNTY OF __________)

On this ___ day of ________, 20___, before me personally came __________, who, being by me duly sworn, did state as follows: that [s]he is _______________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said __________ and that [s]he did so by authority of the [Board of Directors] of said __________________.

_____________________________
Notary Public

SCHEDULE A
U.S. COPYRIGHTS
REGISTRATION            PUBLICATION     COPYRIGHT
NUMBERS             DATE            TITLE

ANNEX K
to
Security Agreement
Form of Joinder
Joinder to Security Agreement
The undersigned, _____________, a _______ ___________, hereby joins in the ___________, execution of that certain Security Agreement dated as of February [__], 2016 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”) by Manitowoc Foodservice, Inc., the other Assignors party thereto and each other Person that becomes an Assignor thereunder after the date and pursuant to the terms thereof, to and in favor of JPMorgan Chase Bank, N.A., as Collateral Agent. By executing this Joinder, the undersigned hereby agrees that it is an Assignor thereunder and agrees to be bound by all of the terms and provisions of the Security Agreement.
The undersigned Assignor represents and warrants to the Collateral Agent that:
(a)    the chief executive office and divisional offices of such Assignor are located at the addresses indicated on Annex A hereto;
(b)    all Inventory and Equipment held on the date hereof by such Assignor is located at one of the locations shown on Annex B hereto, subject to the exceptions and qualifications set forth in Section 2.5 of the Security Agreement;
(c)    The legal name of such Assignor, and the organizational identification number (if any) of such Assignor, is listed on Annex C hereto;
(d)    The jurisdiction of organization of such Assignor, and the type of organization of such Assignor, is listed on Annex D hereto;
(e)    The registered Marks listed in Annex E hereto include all United States marks and applications for United States marks registered in the United States Patent and Trademark Office that such Assignor owns or uses in connection with its business as of the date hereof;
(f)    the Patents listed in Annex F hereto include all the United States patents and applications for United States patents that such Assignor owns as of the date hereof; and
(g)    the Copyrights listed in Annex G hereto constitute all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the date hereof.
___________________, a _________________
By: ___________________________________
Name: _________________________________
Title: __________________________________

FEIN: _________________________________